                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                      _____

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       PEGASUS COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      _____


Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
       Class A common stock, par value $.01 per share

    2) Aggregate number of securities to which transaction applies:
       6,500,000 shares

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:


/ / Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: $150,000.00

    2) Form, Schedule or Registration Statement No.: Schedule 14A

    3) Filing Party: Pegasus Communications Corporation

    4) Date Filed: February 3, 2000

                       PEGASUS COMMUNICATIONS CORPORATION
                  c/o Pegasus Communications Management Company
                              225 City Line Avenue
                                    Suite 200
                         Bala Cynwyd, Pennsylvania 19004

                                                            ______________, 2000

Dear Fellow Stockholder:

     You are cordially invited to attend the special meeting of stockholders of Pegasus Communications Corporation on ______________, 2000, at _____ a.m., local time, at __________.

     At the special meeting, you will be asked to consider and vote upon, among other things, a proposal to approve and adopt the Agreement and Plan of Merger dated January 10, 2000, among Pegasus, Golden Sky Holdings, Inc., Pegasus GSS Merger Sub, Inc., a wholly-owned subsidiary of Pegasus, certain stockholders of Pegasus and certain stockholders of Golden Sky.

     The merger agreement provides for Golden Sky to become a wholly-owned subsidiary of Pegasus. As a result of the merger and related transactions,

     o with certain exceptions, the Golden Sky capital stock will be exchanged for shares of Pegasus Class A common stock;

     o all holders of Golden Sky options and warrants will have the right to receive options and warrants to purchase Pegasus Class A common stock;

     o Pegasus' board of directors will be increased to eleven members, two of whom will be designated by certain stockholders of Golden Sky or their affiliates; and

     o certain stockholders of Golden Sky, certain former stockholders of Digital Television Services, Inc., and I, together with certain of my affiliates who hold all of the Pegasus Class B common stock, will enter into a voting agreement with respect to the designation and election of directors.

In addition, certain holders of Golden Sky's capital stock have sold shares to Pegasus for $_______ in cash. Although the number of shares of Pegasus Class A common stock to be issued in the merger after all required reductions cannot be precisely determined until just before the closing of the merger, it is anticipated that approximately ________ shares will be issued in the merger together with options and warrants to purchase approximately __________ shares of Pegasus Class A common stock. After giving effect to the merger, Golden Sky's stockholders will own approximately ___% of the common equity of Pegasus. After giving effect to the merger and the voting rights of Pegasus' Class B common stock, Golden Sky's stockholders and I will have voting power with respect to approximately ___% and ___%, respectively, of Pegasus' common stock.

     The board of directors believes that the merger will provide significant value to Pegasus and its stockholders by offering opportunities for continued growth and economies of scale and has determined that the merger is, therefore, in the best interests of Pegasus and its stockholders. The board of directors has unanimously approved the merger proposal and recommends that you vote for the merger proposal.

     The special meeting will also consider amendments to Pegasus' restricted stock plan and stock option plan, and amendments to Pegasus' certificate of incorporation to increase the number of authorized shares of Class A common stock, Class B common stock, non-voting common stock and preferred stock.

     You should read carefully the accompanying notice of special meeting of stockholders and the proxy statement/prospectus for details of the merger, the other proposals to be voted upon at the special meeting, and additional related information.

     It is important that your shares be represented at the special meeting whether or not you attend. I urge you to sign, date and return the enclosed proxy at your earliest convenience.

                                        Sincerely,


                                        ----------------------------------------
                                        MARSHALL W. PAGON
                                        President, Chief Executive Officer and
                                        Chairman of the Board

                       PEGASUS COMMUNICATIONS CORPORATION
                  c/o Pegasus Communications Management Company
                              225 City Line Avenue
                                    Suite 200
                         Bala Cynwyd, Pennsylvania 19004
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       To Be Held on ______________, 2000

                              ---------------------

To the Stockholders of Pegasus Communications Corporation:


     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Pegasus Communications Corporation will be held on ____________, 2000, at ____ a.m., at
---------------.

     The special meeting will be held for the following purposes:

   I. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated January 10, 2000, among Pegasus, Golden Sky Holdings, Inc., Pegasus GSS Merger Sub, Inc., a wholly-owned subsidiary of Pegasus, certain stockholders of Pegasus and certain stockholders of Golden Sky, and related transactions.

   II. To amend the Pegasus Communications Restricted Stock Plan to increase the number of shares of Class A common stock that may be issued thereunder from 350,000 to 750,000.

   III. To amend the Pegasus Communications 1996 Stock Option Plan to increase the number of shares of Class A common stock that may be issued thereunder from 1,300,000 to 3,000,000 and to increase the maximum number of shares of Class A common stock that may be issued under options granted to any executive officer from 550,000 to 1,000,000.

   IV. To amend Pegasus' certificate of incorporation to increase the number of authorized shares of Class A common stock from 50,000,000 to 250,000,000 shares.

   V. To amend Pegasus' certificate of incorporation to increase the number of authorized shares of Class B common stock from 15,000,000 to 50,000,000 shares.

   VI. To amend Pegasus' certificate of incorporation to increase the number of authorized shares of non-voting common stock from 20,000,000 to 200,000,000 shares.

   VII. To amend Pegasus' certificate of incorporation to increase the number of authorized shares of preferred stock from 5,000,000 to 20,000,000 shares.

   VIII. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     Copies of the merger agreement, as amended, the voting agreement that will be entered into in connection with the merger, and the proposed amendments to the restricted stock plan, the stock option plan and the certificate of incorporation are attached to the proxy statement/prospectus as Annexes I through V, respectively, and are incorporated herein by reference.

     The merger proposal will be voted upon as a single proposal. Failure of the merger proposal to be approved by the stockholders will result in the termination of the merger agreement and the other transactions contemplated by the merger agreement and no right of Golden Sky's stockholders to receive Pegasus securities.

     The board of directors has fixed ___________, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting.

     The special meeting is not being held in lieu of an annual meeting. Pegasus intends to hold its annual meeting in June 2000 at which time an election of directors will take place.

     All stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed envelope. No postage is required if the proxy is mailed in the United States.
                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        ----------------------------------------
                                        Ted S. Lodge
Dated: ____________, 2000               Secretary

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This proxy statement/propspectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
       PRELIMINARY COPY -- SUBJECT TO COMPLETION -- DATED FEBRUARY 3, 2000

                                 PROXY STATEMENT
                             FOR SPECIAL MEETING OF
               STOCKHOLDERS OF PEGASUS COMMUNICATIONS CORPORATION
                          TO BE HELD ____________, 2000

                              ---------------------
                       PEGASUS COMMUNICATIONS CORPORATION
                                   PROSPECTUS

                    6,500,000 Shares of Class A Common Stock


   We are furnishing this proxy statement/prospectus to holders of our Class A common stock and Class B common stock in connection with the solicitation of proxies by Pegasus' board of directors for use at the special meeting of stockholders of Pegasus to be held on ____________, 2000, or any adjournment or postponement thereof.

   The special meeting has been called to consider and vote upon the following proposals:

   o to approve and adopt the Agreement and Plan of Merger dated January 10, 2000, among Pegasus, Pegasus GSS Merger Sub, Inc., a wholly-owned subsidiary of Pegasus, certain of Pegasus' stockholders, Golden Sky Holdings, Inc., and certain stockholders of Golden Sky, which merger agreement provides for Golden Sky to become a wholly-owned subsidiary of Pegasus and for Pegasus to issue up to 6,500,000 shares of Class A common stock to Golden Sky's stockholders;

   o to amend Pegasus' restricted stock plan to increase the number of shares of Class A common stock that may be issued thereunder from 350,000 to 750,000;

   o to amend Pegasus' stock option plan to increase the number of shares that may be issued thereunder from 1,300,000 to 3,000,000 and to increase the maximum number of Shares of Class A common stock that may be issued under options granted to any executive officer from 550,000 to 1,000,000;

   o to amend Pegasus' certificate of incorporation to increase the number of authorized shares of Class A common stock from 50,000,000 shares to 250,000,000 shares;

   o to amend Pegasus' certificate of incorporation to increase the number of authorized shares of Class B common stock from 15,000,000 to 50,000,000 shares;

   o to amend Pegasus' certificate of incorporation to increase the number of authorized shares of non-voting common stock from 20,000,000 to 200,000,000 shares; and

   o to amend Pegasus' certificate of incorporation to increase the number of authorized shares of preferred stock from 5,000,000 to 20,000,000.


   The special meeting is not being held in lieu of an annual meeting.

   This proxy statement/prospectus also constitutes the prospectus of Pegasus with respect to up to 6,500,000 shares of Class A common stock that will be issued to holders of the outstanding Golden Sky capital stock upon consummation of the merger.


   The Class A common stock is traded on the Nasdaq National Market under the symbol "PGTV." On ________ __, 2000, the last reported closing price of the Class A common stock on the Nasdaq National Market was $___ per share.


   These securities involve a high degree of risk. See Risk Factors, beginning on page 10.


   This proxy statement/prospectus and the accompanying form of proxy are first being mailed to the stockholders of Pegasus on or about ________________, 2000.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


        The date of this proxy statement/prospectus is ________ __, 2000.

                                TABLE OF CONTENTS

                                                         Page                                                                Page
                                                         ----                                                                ----
WHERE YOU CAN FIND MORE                                                  Our Inability To Control Licensees Under
   INFORMATION ...................................        iv               Our Local Marketing Agreements Could
SUMMARY ..........................................         1               Adversely Affect Our Broadcast
RISK FACTORS .....................................        10               Operations ................................        14
   Risks Associated With The Merger ..............        10             The Planned Industry Conversion to
      Pegasus May Not Be Able to Arrange                                    Digital Television Could Adversely
         Financing In Order to Offer to                                     Affect Our Broadcast Business ............        14
         Purchase Golden Sky Notes ...............        10             The New Federal Satellite Television
      We May Not Be Able to Integrate                                       Legislation Could Adversely Affect Our
         Golden Sky's Operations Successfully.....        10                Broadcast Business .......................        14
      We Will Incur Significant Transaction                            Risks of Our Cable Business ...................        15
         Expenses and Costs of Integration as a                           We Could Lose Revenues Because of
         Result of the Merger ....................        11                 Our Geographic Concentration in
      The Merger Will Have a Dilutive Effect                                 Puerto Rico .............................        15
         on Our Earnings Per Share ...............        11              The FCC's Digital Television
   Risks of Our Direct Broadcast Satellite                                   Requirements May Prevent Us from
      Business ...................................        11                 Expanding Our Cable Programming .........        15
      Satellite and Direct Broadcast Satellite                            We Could Become Subject to Rate
         Technology Could Fail or Be Impaired.....        11                 Regulation Which Could Reduce Our
      Events at DIRECTV Could Adversely                                      Cable Revenues ..........................        15
         Affect Us ...............................        11              Other Risks of Our Business ................        15
      Programming Costs May Increase, Which                               We Face Certain Other Regulatory Risks......        15
         Could Adversely Affect Our Direct                                We Have a History of Substantial Losses;
         Broadcast Satellite Business ............        12                 We Expect Them To Continue; Losses
      We May Lose Our DIRECTV Rights                                         Could Adversely Affect Our Stock
         After the Initial Term of Our                                       Price and Access to Capital Markets .....        15
         Agreements With the National Rural                               We Face Significant Competition; the
         Telecommunications Cooperative ..........        12                 Competitive Landscape Changes
      The Effect of New Federal Satellite                                    Constantly ..............................        16
         Television Legislation on Our Business                           Our Acquisition Strategy May Become
         Is Unclear ..............................        12                 Too Expensive Which Could Adversely
      We Could Lose Money Because of                                         Affect Our Financial Performance ........        16
         Signal Theft ............................        12              We May Not Be Able To Get the
      We Could Lose Revenues if We Have                                      Consents Necessary To Implement Our
         Out-of-Territory Subscribers ............        13                 Acquisition Strategy ....................        16
      Direct Broadcast Satellite Services Face                            We May Not Be Able To Integrate
         Competition from Cable Operators ........        13                 Acquired Companies Successfully
   Risks of Our Broadcast Television                                         Which Could Affect Our Financial
      Business ...................................        13                 Performance .............................        16
      Our Broadcast Operations Could Be                                   Our Credit Arrangements and Publicly
         Adversely Affected if We Fail To                                    Held Debt and Preferred Stock Limit
         Negotiate Successfully Our Network                                  Our Ability to Pay Dividends on Our
         Affiliation Agreements ..................        13                 Class A Common Stock ....................        16
      Fox Could Cancel Our Affiliation                                    Marshall W. Pagon Owns and Controls
         Agreements if It Acquires a Significant                             Most of the Voting Power of Pegasus .....        17
         Ownership Interest in One of Our                                 Our Stock Price Has Been Volatile ..........        17
         Markets .................................        13              Our Certificate of Incorporation and
      Our Broadcast Operations Could Be                                      Publicly Held Debt and Preferred
         Adversely Affected if the FCC                                       Stock Could Delay, Deter or Prevent a
         Prevents Our Local Marketing                                        Change of Control of Pegasus ............        17
         Agreement Strategy ......................        13              The Year 2000 Problem Could Adversely
      Antitrust Laws Could Limit Our Local                                   Affect Us ...............................        18
         Marketing Agreement Strategy ............        14              We May Not Be Aware of All Risks ...........        18

  Risk Factors Relating to Golden Sky's                                   MARKET PRICE INFORMATION AND
     Business .....................................       18                DIVIDENDS .................................      26
      Golden Sky Has A Limited Operating                                    Pegasus ...................................      26
         History and History of Negative Cash                               Golden Sky ................................      26
         Flow .....................................       19              THE SPECIAL MEETING .........................      27
      Golden Sky May Not Be Able To Make                                    Solicitation ..............................      27
         Principal or Interest Payments on Its                              Voting; Record Date and Revocability of
         Substantial Debt .........................       19                   Proxies ................................      27
      Golden Sky's Substantial Debt Could                                   Quorum ....................................      28
         Adversely Affect Its Ability to Execute                            Purpose of the Special Meeting ............      28
         Its Business Strategy ....................       19              PROPOSAL 1: APPROVAL OF MERGER ..............      29
      If Golden Sky Fails to Comply With the                                Background of the Merger ..................      29
         Restrictive Covenants of Its Debt                                  Reasons for the Merger and
         Instruments, Its Debt Could Be                                        Recommendations of Pegasus' Board of
         Accelerated and There May Be                                          Directors ..............................      30
         Insufficient Assets to Meet Its                                    Opinion of CIBC World Markets Corp ........      31
         Obligations ..............................       19                Interests of Certain Persons in the Merger       38
      Golden Sky May Not Have Enough                                        Ownership of Pegasus After the Merger .....      38
         Capital to Execute Its Business                                    Management of Pegasus After the Merger ....      39
         Strategy .................................       19              PROPOSAL 2: AMENDMENT TO
      Any Change in Golden Sky's                                            RESTRICTED STOCK PLAN .....................      39
         Relationship With the National Rural                             PROPOSAL 3: AMENDMENT TO STOCK
         Telecommunications Cooperative or                                  OPTION PLAN ...............................      42
         the National Rural Telecommunications                            PROPOSAL 4: AMENDMENT TO
         Cooperative's Relationship With                                    CERTIFICATE OF INCORPORATION TO
         DIRECTV Could Adversely Affect Its                                 INCREASE THE NUMBER OF
         Ability to Earn Revenues .................       20                AUTHORIZED SHARES OF CLASS A
      Golden Sky's Ability to Earn Revenues                                 COMMON STOCK FROM 50,000,000 TO
         and Its Operating Costs Could Be                                   250,000,000 SHARES ........................      45
         Adversely Affected If the National                               PROPOSAL 5: AMENDMENT TO
         Rural Telecommunications Cooperative                               CERTIFICATE OF INCORPORATION TO
         Is Unable to Provide It With Essential                             INCREASE THE NUMBER OF
         Support Services and Accurate                                      AUTHORIZED SHARES OF CLASS B
         Subscriber Information ...................       20                COMMON STOCK FROM 15,000,000 TO
      The National Rural Telecommunications                                 50,000,000 SHARES .........................      46
         Cooperative May Not Act in Golden                                PROPOSAL 6: AMENDMENT TO
         Sky's Best Interests, Which Could                                  CERTIFICATE OF INCORPORATION TO
         Adversely Affect Its Rights and                                    INCREASE THE NUMBER OF
         Costs of Distributing DIRECTV                                      AUTHORIZED SHARES OF
         Programming in Its Markets ...............       20                NON-VOTING COMMON STOCK FROM
      Changes in National Rural                                             20,000,000 TO 200,000,000 SHARES ..........      47
         Telecommunications Cooperative                                   PROPOSAL 7: AMENDMENT TO
         Policies May Adversely Affect Golden                               CERTIFICATE OF INCORPORATION TO
         Sky's Ability to Provide DIRECTV                                   INCREASE THE NUMBER OF
         Programming in Its Markets ...............       20                AUTHORIZED SHARES OF
      Recent Consolidation Among Direct                                     PREFERRED STOCK FROM 5,000,000
         Broadcast Satellite Operators and                                  TO 20,000,000 SHARES ......................      48
         Related Litigation Could Adversely                               PROPOSAL 8: OTHER MATTERS ...................      50
         Affect Golden Sky's DIRECTV                                      THE MERGER ..................................      51
         Programming Rights, Costs of                                       The Merger Agreement ......................      51
         Providing Programming to                                           Termination ...............................      54
         Subscribers and Capital                                            Voting Agreement ..........................      55
         Requirements .............................       21                Registration Rights Agreement .............      57
   Risk That Forward-Looking Statements                                     Consequences Under Debt Agreements and
      May Prove Inaccurate ........................       21                   Preferred Stock Terms ..................      58
COMPARATIVE PER SHARE                                                       Certain Federal Income Tax Consequences....      59
   DATA ...........................................       23                Accounting Treatment ......................      60

                                       ii


  Federal Securities Law Consequences ...........      61                    Competition ..................................     105
PEGASUS' SELECTED HISTORICAL AND                                             Regulation ...................................     107
   PRO FORMA CONSOLIDATED                                                    Facilities ...................................     107
   FINANCIAL DATA ...............................      62                    Management and Employees .....................     107
GOLDEN SKY'S SELECTED HISTORICAL                                             Legal Proceedings ............................     107
   AND PRO FORMA CONSOLIDATED                                             PEGASUS MANAGEMENT ..............................     108
   FINANCIAL DATA ...............................      64                 CERTAIN TRANSACTIONS ............................     114
GOLDEN SKY MANAGEMENT'S                                                   OWNERSHIP AND CONTROL ...........................     118
   DISCUSSION AND ANALYSIS OF                                             DESCRIPTION OF CAPITAL STOCK ....................     123
   FINANCIAL CONDITION AND                                                COMPARISON OF STOCKHOLDERS'
   RESULTS OF OPERATIONS ........................      66                    RIGHTS .......................................     127
   Overview .....................................      66                    State of Incorporation .......................     127
   Results of Operations ........................      68                    Authorized Capital ...........................     127
   Liquidity and Capital Resources ..............      73                    Voting, Liquidation, and Other Rights ........     128
   Year 2000 Readiness ..........................      76                    Dividend Rights ..............................     129
   Recent Accounting Developments ...............      76                    Size and Make-up of the Board of
BUSINESS OF PEGASUS .............................      78                       Directors .................................     130
   General ......................................      78                    Preemptive Rights ............................     130
   Direct Broadcast Satellite Television ........      78                    Change of Control ............................     130
   DIRECTV ......................................      78                    Conversion Rights and Transfer
   DIRECTV Rural Affiliates .....................      79                       Restrictions ..............................     131
   Pegasus Rural Focus and Strategy .............      79                    Class Voting .................................     131
   Satellite Services in Rural Areas ............      80                 LEGAL MATTERS ...................................     132
   Consolidation of DIRECTV Rural Affiliates.....      80                 EXPERTS .........................................     132
   The Pegasus Retail Network ...................      81                 ANNEX I -- AGREEMENT AND PLAN OF
   Broadcast Television .........................      81                    MERGER, AS AMENDED ...........................     I-1
   Cable Television .............................      82                 ANNEX II -- FORM OF VOTING
   Recent Completed and Pending                                              AGREEMENT ....................................    II-1
      Transactions ..............................      83                 ANNEX III -- AMENDMENT TO THE
   Competition ..................................      84                    PEGASUS COMMUNICATIONS
   Employees ....................................      84                    RESTRICTED STOCK PLAN ........................   III-1
   Direct Broadcast Satellite Agreements,                                 ANNEX IV -- AMENDMENT TO THE
      Licenses, Local Marketing Agreements                                   PEGASUS COMMUNICATIONS 1996
      and Cable Franchises ......................      84                    STOCK OPTION PLAN ............................    IV-1
   Legislation and Regulation ...................      89                 ANNEX V -- PROPOSED AMENDMENT
   Legal Proceedings ............................     100                    TO PEGASUS' CERTIFICATE OF
   Properties ...................................     102                    INCORPORATION TO INCREASE
BUSINESS OF GOLDEN SKY ..........................     103                    AUTHORIZED CLASS A COMMON
   General ......................................     103                    STOCK, CLASS B COMMON STOCK,
   Sales and Distribution .......................     104                    NON-VOTING COMMON STOCK AND
   Marketing ....................................     104                    PREFERRED STOCK ..............................     V-1
   Customer Service .............................     105                 ANNEX VI -- OPINION OF CIBC WORLD
   National Rural Telecommunications                                         MARKETS CORP. ................................    VI-1
      Cooperative and DIRECTV ...................     105                 ANNEX VII -- FORM OF PROXY ......................   VII-1

                       WHERE YOU CAN FIND MORE INFORMATION

     Pegasus files annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any of the documents we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. These SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy information statements and other information regarding registrants like Pegasus that file electronically with the SEC. Pegasus' Class A common stock is quoted on the Nasdaq National Market and reports and other information about us may be inspected at the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20007-1500.

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate this offering.

     Pegasus is incorporating by reference the following documents that we have filed with the SEC.

   o Pegasus' Annual Report on Form 10-K filed with the SEC on March 10, 1999 for the fiscal year ended December 31, 1998;

   o Pegasus' quarterly reports on Forms 10-Q filed with the SEC on May 14, 1999 for the quarter ended March 31, 1999, on August 13, 1999 for the quarter ended June 30, 1999, and on November 12, 1999 for the quarter ended September 30, 1999;

   o Pegasus' current reports on Forms 8-K filed with the SEC on January 12, 2000, dated November 19, 1999 (as amended by the Form 8-K/A filed on February 2, 2000) and January 11, 2000;

   o The description of Class A common stock contained in Pegasus' registration statement on Form 8-A (File No. 0-21389) filed with the SEC on September 18, 1996, including any amendments or reports filed for the purpose of updating such description.

     Copies of these filings may be obtained at no cost from: Pegasus Communications Management Company, 225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004; Telephone: (888) 438-7488; Attention: Vice President, Corporate Communications.

     Any statement or information contained in a document incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement or information contained herein modifies or replaces such a statement or such information or to the extent that any subsequently filed document which is incorporated by reference herein contains statements or information so modified or replaces such statements or such information. Any such statement or information so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this proxy statement/prospectus. Such incorporation by reference shall not be deemd specifically to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K under the Securities Act.

You should rely on the information provided in this proxy statement/prospectus or incorporated by reference. Pegasus has not authorized anyone to provide you with different information. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the cover page of this proxy statement/prospectus. Pegasus is not making this offer of securities in any state or country in which the offer of sale is not permitted.

                                     SUMMARY

     This summary highlights information contained elsewhere in this proxy statement/prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding to vote on the proposals or invest in Pegasus' Class A common stock. We urge you to read the entire proxy statement/prospectus carefully, including the more detailed information set forth elsewhere in this proxy statement/prospectus, the Risk Factors section and the consolidated financial statements and the notes to those statements included herein and incorporated by reference herein. Portions of this proxy statement/prospectus contain certain forward-looking statements that involve risks and uncertainties. Pegasus' and Golden Sky's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in Risk Factors. Although we believe with respect to the statements about Pegasus, and Golden Sky believes with respect to the statements about it, that the assumptions underlying the forward-looking statements contained in this proxy statement/prospectus are reasonable, any of the assumptions could prove inaccurate. Therefore, we cannot assure you that any of the forward-looking statements included in this proxy statement/prospectus will prove accurate.

     Unless the context otherwise requires, all references to "we," "our", "us" and "Pegasus" refer to Pegasus Communications Corporation, together with its direct and indirect subsidiaries. When we describe the size of Pegasus' business in this summary -- for example, the number of homes in our territories and how many subscribers we have -- we are assuming that we will complete the pending acquisitions and sale described in Business of Pegasus -- Recent Completed and Pending Transactions, excluding the merger. We have also assumed, unless otherwise noted, that 6.5 million shares of Class A common stock will be issued in connection with the merger.


                                  The Companies


Pegasus


       Pegasus Communications Corporation is:


       o The largest independent distributor of DIRECTV(R) with approximately 752,800 subscribers at December 31, 1999. Pegasus has the exclusive right to distribute DIRECTV digital broadcast satellite services to over 5.3 million rural households in 36 states. We distribute DIRECTV through the Pegasus retail network, a network in excess of 2,500 independent retailers.


       o The owner or programmer of ten TV stations affiliated with either Fox, UPN or the WB.


       o One of the fastest growing media companies in the United States. We have increased our revenues at a compound growth rate of 100% per annum since our inception in 1991.


       We were incorporated in Delaware in May 1996. Our principal executive office is c/o Pegasus Communications Management Company, 225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004, and our telephone number is (888) 438-7488.


Golden Sky

       Golden Sky is the second largest independent distributor of DIRECTV satellite television programming in rural markets in the United States. Golden Sky markets and provides DIRECTV programming on an exclusive basis to residential customers in rural markets in the United States.

       Golden Sky has the exclusive right to provide DIRECTV programming in 57 of the 250 rural DIRECTV markets served by members and affiliates of the National Rural Telecommunications Cooperative, including markets Golden Sky acquired during 1999. Golden Sky's rural DIRECTV markets, which are located in 24 states, contain approximately 1.9 million households. As of December 31, 1999, Golden Sky had approximately 345,200 subscribers.

       Golden Sky's principal executive offices are located at 4700 Belleview Avenue, Suite 300, Kansas City, Missouri 64112, and Golden Sky's telephone number is (816) 753-5544.

                               The Special Meeting


Date, Time and Place of the Special Meeting

       The special meeting of holders of common stock will be held on _______________, 2000, at ____ a.m., local time, at _______________.


Record Date; Shares Entitled to Vote

       Holders of record of common stock at the close of business on _______________, 2000, are entitled to notice of and to vote at the special meeting.


Purpose of the Special Meeting

       Holders of common stock will be asked to consider and vote on the following proposals:

       o  to approve the proposed merger between our subsidiary and Golden Sky;

       o to amend Pegasus' restricted stock plan to increase the number of shares to be issued thereunder from 350,000 to 750,000;

       o to amend Pegasus' stock option plan to increase the number of shares to be issued thereunder from 1,300,000 to 3,000,000 and to increase the maximum number of shares of Class A common stock that may be issued under options granted to any executive officer from 550,000 to 1,000,000;

       o to amend Pegasus' certificate of incorporation to increase the number of authorized shares of Pegasus' Class A common stock from 50,000,000 shares to 250,000,000 shares;

       o to amend Pegasus' certificate of incorporation to increase the number of authorized shares of Pegasus' Class B common stock from 15,000,000 shares to 50,000,000 shares;

       o to amend Pegasus' certificate of incorporation to increase the number of authorized shares of Pegasus' non-voting common stock from 20,000,000 shares to 200,000,000 shares;

       o to amend Pegasus' certificate of incorporation to increase the number of authorized shares of Pegasus' preferred stock from 5,000,000 shares to 20,000,000 shares; and

       o to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.


Votes Required; Security Ownership of Marshall W. Pagon

     The proposals to be acted on at the special meeting require the following votes to be approved:


  Merger with Golden Sky and amendments to the     Majority of voting power of the Class A and
  restricted stock plan and stock option plan.     Class B common stock present at the
                                                   meeting in person or by proxy.

  Amendments to certificate of incorporation       Majority of voting power of all outstanding
  increasing Class A common stock and              Class A and Class B common stock, voting
  non-voting common stock.                         together as a single class.

  Amendment to certificate of incorporation        Majority of all outstanding shares of Class A
  increasing Class B common stock.                 common stock and Class B common stock,
                                                   voting as separate classes.

  Amendment to certificate of incorporation        Majority of voting power of all outstanding
  increasing preferred stock.                      Class A and Class B common stock voting
                                                   together as a single class, and majority of all
                                                   outstanding preferred stock of all series, voting
                                                   together as a single class.


       If a proxy is marked as "withhold authority" or "abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter, the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the special meeting and entitled to vote for the purposes of determining whether a matter has been authorized, but other types of non-votes, including non-votes by broker nominees, will not be so included.

       As of the record date, there were outstanding ______ shares of Class A common stock and 4,581,900 shares of Class B common stock. Each record holder of Class A common stock will be entitled to one vote per share, and each record holder of Class B common stock will be entitled to ten votes per share. All of the shares of Class B common stock are owned beneficially by Marshall W. Pagon, Pegasus' President, Chief Executive Officer and Chairman of the Board. Thus, Mr. Pagon has voting power to approve the merger proposal and the other proposals to be voted upon at the special meeting without the vote of any other stockholder, except for the proposal to amend Pegasus' certificate of incorporation to increase the number of authorized shares of Class B common stock and preferred stock. Mr. Pagon has advised Pegasus that he intends to cause the record holders of the Class B common stock to vote in favor of all such proposals.

The Merger Proposal

       Under the terms of the merger agreement, and subject to the satisfaction of the conditions set forth in the agreement:

       o Pegasus GSS Merger Sub will merge with and into Golden Sky and Golden Sky will become a wholly-owned subsidiary of Pegasus;

       o with certain exceptions, the Golden Sky capital stock will be exchanged for shares of Pegasus' Class A common stock, and holders of outstanding Golden Sky options and warrants will receive options and warrants to purchase shares of Pegasus' Class A common stock;

       o Pegasus' board of directors will be increased to eleven members, including two directors to be designated by certain stockholders of Golden Sky; and

       o certain stockholders of Golden Sky, Marshall W. Pagon, Pegasus' President, Chief Executive Officer and Chairman of the Board, and certain affiliates of Mr. Pagon who hold all of the Class B common stock will amend and restate a voting agreement which provides for the designation and election of directors.

       In addition, certain holders of Golden Sky's capital stock have sold shares to Pegasus for $_______ in cash.

       In the merger, Golden Sky's stockholders will receive up to 6,500,000 shares of Pegasus' Class A common stock, subject to certain adjustments. After giving effect to the merger, assuming that none of Golden Sky's stockholders perfect rights of appraisal, Golden Sky's stockholders will own approximately ___% of the issued and outstanding Class A common stock. After giving effect to the merger and the voting rights of the Class B common stock, the stockholders of Golden Sky and Marshall W. Pagon will have voting power with respect to approximately ___% and ___%, respectively, of the common stock.

Recommendations of Pegasus' Board of Directors

       Pegasus' board of directors, by unanimous vote, has determined that the merger is in the best interests of Pegasus and recommends that holders of the common stock vote in favor of the merger proposal. The decision of Pegasus' board of directors to enter into the merger agreement and to recommend that Pegasus' stockholders vote in favor of the merger proposal is based upon its evaluation of a number of factors described in this proxy statement/prospectus. See Proposal 1: Approval of Merger -- Reasons for the Merger and Recommendations of Pegasus' Board of Directors.

       Pegasus' board of directors has determined by unanimous consent that the amendment to increase the number of shares of Class A common stock that may be issued under the restricted stock plan is advisable in light of the increased number of employees who will be eligible to participate in that plan after the merger is consummated. Pegasus' board of directors has also determined by unanimous consent that the amendments to increase the number of options that may be granted under the stock option plan are advisable because of the number of options that may need to be issued under the plan to replace outstanding options to purchase Golden Sky common stock, because of the increased number of directors who will be eligible to participate in this plan and because Pegasus has already issued options covering all of the shares of Class A common stock currently authorized to be issued under the stock option plan. Pegasus' board of directors has also determined by unanimous consent that the amendment to increase the number of authorized shares of Class A common stock is advisable in light of the shares to be issued in the merger, the increase in the number of shares that may be issued under Pegasus' restricted stock plan and stock option plan. The increase in the authorized number of shares of Class A common stock is also needed in order to permit Pegasus to effect a stock split or pay stock dividends, if the board decides to do so in the future, and in connection with possible future acquisitions and financings. Each share of Class B common stock is convertible into one share of Class A common stock. Therefore, Pegasus' board of directors has also determined by unanimous consent that the amendment to increase the number of authorized shares of Class B common stock is advisable in order to enable Pegasus to issue additional shares of Class A common stock in connection with stock splits, payment of dividends and similar transactions without affecting the current voting percentages of Pegasus' respective shareholders. Pegasus' board of directors has also determined that the increase in the authorized number of shares of non-voting common stock is needed in order to permit Pegasus to pay a stock dividend in shares of non-voting common stock on its Class A and Class B common stock, if the board decides to do so in the future, as well as in connection with possible future acquisitions and financings. Pegasus' board of directors has further determined by unanimous consent that the amendment to increase the number of authorized shares of preferred stock is advisable in light of future financings, acquisitions and other possible transactions.

Opinion of CIBC World Markets Corp.

       Pegasus' board of directors has received an opinion of CIBC World Markets as to the fairness, from a financial point of view, to Pegasus of the exchange ratio in the merger. For purposes of CIBC World Markets' opinion, the exchange ratio was defined as the ratio of the aggregate number of shares of Pegasus' Class A common stock -- that is, 6,500,000 shares of Pegasus' Class A common stock -- into which the aggregate number of outstanding shares of Golden Sky's capital stock will be converted in the merger. The full text of CIBC World Markets' written opinion dated January 10, 2000 is included in this proxy statement/prospectus as Annex VI. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. CIBC World Markets' opinion is directed to Pegasus' board of directors and does not constitute a recommendation to any stockholder as to any matters relating to the proposed merger. This opinion also does not address the allocation of the Pegasus stock to be issued in the merger among the various Golden Sky stockholders. See Proposal 1: Approval of Merger -- Opinion of CIBC World Markets Corp.

Purchase of Certain Shares of Golden Sky

       On __________, Pegasus purchased for cash the shares of certain stockholders of Golden Sky's capital stock for aggregate consideration of $_____________. This purchase has the effect of reducing the number of shares of Pegasus' Class A common stock that will be issued in the merger. See The Merger.

Interests of Certain Persons in the Merger

       At the effective time of the merger, Marshall W. Pagon and the holders of the Class B common stock, certain stockholders of Golden Sky and certain former stockholders of Digital Television Services, Inc. will amend and restate the voting agreement that was entered into when Pegasus acquired Digital Television Services in 1998. According to the terms of the amended and restated voting agreement, the parties to the amended and restated voting agreement will each have the right to designate one or more directors to Pegasus' board of directors. See The Merger -- Voting Agreement.

       In addition, certain stockholders of Golden Sky will have registration rights with respect to the shares of Class A common stock issued to them in the merger. See The Merger -- Registration Rights Agreement.

Management of Pegasus After the Merger

       At the effective time of the merger, Pegasus' board of directors will be increased to eleven members, including two directors to be designated by certain of Golden Sky's stockholders pursuant to the voting agreement. The relevant Golden Sky stockholders have advised Pegasus that they intend to designate Robert F. Benbow and William P. Collatos to Pegasus' board of directors. See The Merger -- Voting Agreement.

Accounting Treatment

       The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. See The Merger -- Accounting Treatment.

Certain Federal Income Tax Consequences

       Pegasus and Golden Sky intend the merger to be a tax-free reorganization for federal income tax purposes so that no gain or loss will be recognized by Pegasus' stockholders, Golden Sky's stockholders, Pegasus or Golden Sky, except as a result of the cash received by certain holders of Golden Sky's capital stock in connection with their sales of shares to Pegasus prior to the merger and any cash received in lieu of fractional shares or upon a Golden Sky stockholder's exercise of dissenters' or appraisal rights. See The Merger -- Certain Federal Income Tax Consequences.

Federal Securities Law Consequences

       Golden Sky stockholders who are not affiliates of Golden Sky and who do not become affiliates of Pegasus following the merger may freely transfer the shares of Pegasus' Class A common stock that they receive in the merger. However, pursuant to the terms of the registration rights agreement to be signed at the closing of the merger, certain Golden Sky stockholders will agree not to transfer their shares of Class A common stock before six months after the closing of the merger. In the registration rights agreement, Pegasus will agree, under certain circumstances, to register shares of Class A common stock held by certain stockholders of Golden Sky. See The Merger -- Registration Rights Agreement.

Dissenters' Rights

       In connection with the merger, none of Pegasus' stockholders will have dissenters' or appraisal rights; however, Golden Sky's stockholders will have such rights under Delaware law. If Golden Sky's stockholders choose to exercise such rights, the number of shares of Class A common stock to be issued in the merger would be reduced. It is a condition to the merger that dissenters' appraisal rights not be asserted by holders of Golden Sky capital stock entitled to receive more than 10.0% of the Class A common stock to be issued in the merger.

Conditions to the Merger; Termination of the Merger Agreement

       Pegasus' and Golden Sky's obligations to consummate the merger are subject to the fulfillment of various conditions, including approval by third parties and the stockholders of both companies. See The Merger -- Conditions for a description of these and other conditions.

       The merger agreement is subject to termination if certain events should occur. See The Merger -- Termination for a description of these events.

Comparison of Stockholder Rights

       Both Pegasus and Golden Sky are incorporated under the laws of the State of Delaware. For information comparing the rights of stockholders, see Comparison of Stockholders' Rights.


                                  Risk Factors


       An investment in the Class A common stock involves a high degree of risk and there are risks associated with the business of Golden Sky and with the merger. Accordingly, you should consider the risk factors beginning on page 10 of this proxy statement/prospectus before voting or making an investment in Pegasus' Class A common stock. See Risk Factors.

     Pegasus' Summary Historical and Pro Forma Consolidated Financial Data

     The following table sets forth summary historical and pro forma consolidated financial data for Pegasus. You should read this information in conjunction with the consolidated financial statements and the notes to them and other financial information included elsewhere in this proxy statement/prospectus and incorporated herein by reference. You should also read the paragraphs following this table, which explain certain portions of the table.



                                                                   Years Ended December 31,
                                      -----------------------------------------------------------------------------------
                                                                                                              Pro Forma
Statement of Operating Data:              1994         1995         1996           1997           1998           1998
                                                                                                             (unaudited)
                                                         (Dollars in thousands, except per share data)
Net revenues:
 DBS ...............................   $    174     $  1,469     $    5,829    $    38,254    $   147,142     $  311,150
 Broadcast and cable ...............     28,017       30,679         42,100         48,564         48,079         34,311
                                       --------     --------     ----------    -----------    -----------     ----------
  Total net revenues ...............     28,191       32,148         47,929         86,818        195,221        345,461
Operating expenses:
 DBS
  Programming, technical, and
    general and administrative .....        161        1,379          4,312         26,042        102,420        226,155
  Marketing and selling ............         50           --            646          5,973         45,706         96,075
  Incentive compensation ...........         --            9            146            795          1,159          1,616
  Depreciation and amortization.....         --          640          1,786         17,042         59,077        224,000
 Broadcast and cable
  Programming, technical, and
    general and administrative .....     14,856       15,823         21,006         24,099         25,613         18,056
  Marketing and selling ............      3,086        3,939          4,940          5,971          6,334          5,993
  Incentive compensation ...........        432          519            839            479            292            177
  Depreciation and amortization.....      6,536        7,619          9,287          9,397          9,550          4,557
 Corporate expenses ................      1,506        1,364          1,429          2,256          3,614          3,614
 Corporate depreciation and
  amortization .....................        404          492            988          1,352          2,105          2,105
                                       --------     --------     ----------    -----------    -----------     ----------
  Income (loss) from operations.....      1,160          364          2,550         (6,588)       (60,649)      (236,887)
Other Data:
Pre-marketing cash flow:
 DBS ...............................   $     13     $     90     $    1,517    $    12,212    $    44,722     $   84,995
 Broadcast and cable ...............     10,075       10,917         16,154         18,494         16,132         10,262
                                       --------     --------     ----------    -----------    -----------     ----------
 Total pre-marketing cash flow .....   $ 10,088     $ 11,007     $   17,671    $    30,706    $    60,854     $   95,257
                                       ========     ========     ==========    ===========    ===========     ==========
Location cash flow .................   $ 10,038     $ 11,007     $   17,025    $    24,733    $    15,148    ($      818)
Operating cash flow ................      8,100        9,287         15,596         22,477         11,534         (4,432)
Capital expenditures ...............      1,264        2,640          6,294          9,929         12,400         13,735
Net cash provided by (used for):
 Operating activities ..............      4,103        5,783          3,059          8,478        (21,962)            NA
 Investing activities ..............     (3,571)      (6,047)       (81,179)      (142,109)      (101,373)            NA
 Financing activities ..............       (658)      10,859         74,727        169,098        133,791             NA

[RESTUBBED TABLE]

                                           Nine Months Ended
                                             September 30,
                                      ---------------------------
                                                       Pro Forma
Statement of Operating Data:               1999          1999
                                       (unaudited)    (unaudited)
                                        (Dollars in thousands,
                                            except per share
                                                 data)
Net revenues:
 DBS ...............................    $ 198,181      $ 320,585
 Broadcast and cable ...............       41,382         26,512
                                        ---------      ---------
  Total net revenues ...............      239,563        347,097
Operating expenses:
 DBS
  Programming, technical, and
    general and administrative .....      137,891        240,535
  Marketing and selling ............       88,720        149,606
  Incentive compensation ...........        1,140          1,636
  Depreciation and amortization.....       62,334        173,043
 Broadcast and cable
  Programming, technical, and
    general and administrative .....       23,516         15,920
  Marketing and selling ............        4,952          4,448
  Incentive compensation ...........          397            202
  Depreciation and amortization.....        8,827          3,801
 Corporate expenses ................        4,316          4,316
 Corporate depreciation and
  amortization .....................        2,195          2,195
                                        ---------      ---------
  Income (loss) from operations.....      (94,725)      (248,605)
Other Data:
Pre-marketing cash flow:
 DBS ...............................    $  60,290      $  80,050
 Broadcast and cable ...............       12,914          6,144
                                        ---------      ---------
 Total pre-marketing cash flow .....    $  73,204      $  86,194
                                        =========      =========
Location cash flow .................   ($  15,516)    ($  63,412)
Operating cash flow ................      (19,832)       (67,728)
Capital expenditures ...............       10,700          9,413
Net cash provided by (used for):
 Operating activities ..............      (67,257)            NA
 Investing activities ..............     (120,409)            NA
 Financing activities ..............      155,917             NA


                                                               As of December 31,
                                          -------------------------------------------------------------
                                              1994         1995         1996        1997        1998
Balance Sheet Data:
Cash and cash equivalents ..............   $    1,380    $21,856     $   8,582    $ 45,269    $ 75,985
Working capital (deficiency) ...........      (23,074)    17,566         6,430      32,347      37,889
Total assets ...........................       75,394     95,770       173,680     380,862     886,310
Total debt (including current) .........       61,629     82,896       115,575     208,355     559,029
Total liabilities ......................       68,452     95,521       133,354     239,234     699,144
Redeemable preferred stock .............           --         --            --     111,264     126,028
Convertible preferred stock ............           --         --            --          --          --
Minority interest ......................           --         --            --       3,000       3,000
Total common stockholders' equity
 (deficit) .............................        6,942        249        40,326      27,364      58,138

[RESTUBBED TABLE]

                                              As of September 30,
                                          ----------------------------
                                                           Pro Forma
                                               1999           1999
                                           (unaudited)    (unaudited)
Balance Sheet Data:
Cash and cash equivalents ..............   $   24,736     $   570,878
Working capital (deficiency) ...........      (16,617)        511,931
Total assets ...........................      902,904       2,836,383
Total debt (including current) .........      624,874       1,122,005
Total liabilities ......................      775,134       1,647,580
Redeemable preferred stock .............      138,428         138,428
Convertible preferred stock ............           --         328,732
Minority interest ......................        3,000           3,000
Total common stockholders' equity
 (deficit) .............................      (13,658)        718,643

     The pro forma income statement and other data for the year ended December 31, 1998 and the nine months ended September 30, 1999 include our completed and pending acquisitions and sales, the exchange of Pegasus' notes, closing of the new Pegasus Media & Communications credit facility, the convertible preferred stock offering and the merger with Golden Sky as if they had all occurred in the beginning of such periods. The pro forma balance sheet data as of September 30, 1999 includes the acquisitions completed after September 30, 1999, the acquisitions pending as of the same date, the investment in Personalized Media, the exchange of Pegasus' notes, closing of the new Pegasus Media & Communications credit facility, the convertible preferred stock offering and the merger with Golden Sky as if such events had occurred on such date.

     The pro forma income statement and other data for the year ended December 31, 1998 do not include the $24.7 million gain from the completed sale of our New England cable systems. The pro forma income statement data for the year ended December 31, 1998 and the nine months ended September 30, 1999 do not include the $88.3 million gain from the pending sale of our Puerto Rico cable system. Additionally, the pro forma income statement data for the year ended December 31, 1998 and the nine months ended September 30, 1999 do not include the $13.4 million and $12.9 million extraordinary net loss from the extinguishment of debt, respectively.

     In this section we use the terms pre-marketing cash flow and location cash flow. Pre-marketing cash flow is calculated by taking our earnings and adding back the following expenses.

     o interest and income taxes;
     o depreciation and amortization and corporate overhead;
     o extraordinary and non-recurring items;
     o non-cash charges, such as incentive compensation under our restricted stock plan and 401(k) plans; and
     o direct broadcast satellite subscriber acquisition costs, which are sales and marketing expenses incurred to acquire new direct broadcast satellite subscribers.

     Location cash flow is pre-marketing cash flow less direct broadcast satellite subscriber acquisition costs.

     Pre-marketing cash flow and location cash flow are not, and should not be considered, alternatives to income from operations, net income, net cash provided by operating activities or any other measure for determining our operating performance or liquidity, as determined under U.S. generally accepted accounting principles. Pre-marketing cash flow and location cash flow also do not necessary indicate whether our cash flow will be sufficient to fund working capital, capital expenditures, or to react to changes in Pegasus' industry or the economy generally. We believe that pre-marketing cash flow and location cash flow are important, however, for the following reasons:

   o people who follow our industry frequently use them as measures of financial performance and ability to pay debt service; and
   o they are measures that we, our lenders and investors use to monitor our financial performance and debt leverage.

   Golden Sky's Summary Historical and Pro Forma Consolidated Financial Data

     The following table presents Golden Sky's financial and operating information for the periods indicated. The historical financial information presented below as of and for the periods ended December 31, 1996, 1997 and 1998 was taken from Golden Sky's audited consolidated financial statements. The pro forma income statement and other data for the year ended December 31, 1998 gives effect to material direct broadcast satellite acquisitions Golden Sky completed during 1998, the July 1998 offering of Golden Sky Systems' senior subordinated notes due 2006, and the February 1999 offering of Golden Sky DBS's senior notes due 2007 as if these events had occurred at the beginning of 1998. The pro forma income statement and other data for the nine months ended September 30, 1999 give effect to the February 1999 offering of Golden Sky DBS's senior notes due 2007 as if it had occurred at the beginning of 1999.

     Household and subscriber data presented below reflect 100% of the households and subscribers comprising Golden Sky's rural DIRECTV markets, including one rural DIRECTV market in which Golden Sky acquired less than 100% ownership. In that market, Golden Sky acquired approximately 76% ownership. Golden Sky received 100% of the revenue generated by all subscribers in Golden Sky's rural DIRECTV markets.

     The following should be read in conjunction with Golden Sky's consolidated financial statements and the notes to these financial statements and other financial information, which are incorporated herein by reference, and Golden Sky Management's Discussion and Analysis of Financial Condition and Results of Operation.

                                                Inception
                                                 Through       Year Ended
                                              December 31,    December 31,
                                                  1996            1997
                                             --------------  --------------
Statement of Operations Data
Revenue:
 DBS services .............................     $    219       $   16,452
 Lease and other ..........................           36              944
                                                --------       ----------
   Total revenue ..........................          255           17,396
Costs and Expenses:
 Cost of DBS services .....................          130            9,304
 System operations ........................           26            3,796
 Sales and marketing ......................           73            7,316
 General and administrative ...............        1,035            2,331
 Depreciation and amortization ............           97            7,300
                                                --------       ----------
   Total costs and expenses ...............        1,361           30,047
                                                --------       ----------
Operating loss ............................       (1,106)         (12,651)
Net interest expense ......................          (61)          (3,206)
Other non-operating expenses ..............           --               --
                                                --------       ----------
Loss before extraordinary charge ..........       (1,167)         (15,857)
Extraordinary charge on early
 retirement of debt .......................           --               --
                                                --------       ----------
Net loss ..................................       (1,167)         (15,857)
Preferred stock dividend requirements......           --           (7,888)
                                                --------       ----------
   Net loss attributable to common
    stockholders ..........................     $ (1,167)      $  (23,745)
                                                ========       ==========
Other Financial Data
EBITDA ....................................     $ (1,009)      $   (5,351)
Net cash used in operating activities .....         (790)          (3,111)
Net cash used in investing activities .....       (3,231)        (120,729)
Net cash provided by financing
 activities ...............................        4,500          136,997
Capital expenditures ......................          105              998
Aggregate purchase price of
 acquisitions .............................        5,256          129,725

[RESTUBBED TABLE]

                                                     Year Ended                 Nine Months Ended
                                                  December 31, 1998            September 30, 1999
                                             ---------------------------  -----------------------------
                                              Historical     Pro Forma      Historical      Pro Forma
                                             ------------  -------------  -------------  --------------
                                                            (Unaudited)    (Unaudited)     (Unaudited)
                                                   (in thousands)
Statement of Operations Data
Revenue:
 DBS services .............................   $   74,910    $   86,786     $   96,612      $   96,612
 Lease and other ..........................        1,014         1,140            545             545
                                              ----------    ----------     ----------      ----------
   Total revenue ..........................       75,924        87,926         97,157          97,157
Costs and Expenses:
 Cost of DBS services .....................       45,291        52,861         61,205          61,205
 System operations ........................       11,021        12,843         14,321          14,321
 Sales and marketing ......................       32,201        32,600         49,903          49,903
 General and administrative ...............        7,431         7,470         10,994          10,994
 Depreciation and amortization ............       23,166        29,475         26,564          26,564
                                              ----------    ----------     ----------      ----------
   Total costs and expenses ...............      119,110       135,249        162,987         162,987
                                              ----------    ----------     ----------      ----------
Operating loss ............................      (43,186)      (47,323)       (65,830)        (65,830)
Net interest expense ......................      (18,965)      (44,506)       (31,095)        (32,843)
Other non-operating expenses ..............           --            --           (138)           (138)
                                              ----------    ----------     ----------      ----------
Loss before extraordinary charge ..........      (62,151)      (91,829)       (97,063)        (98,811)
Extraordinary charge on early
 retirement of debt .......................       (2,577)           --         (2,935)             --
                                              ----------    ----------     ----------      ----------
Net loss ..................................      (64,728)      (91,829)       (99,998)        (98,811)
Preferred stock dividend requirements......      (14,855)      (14,855)       (13,203)        (13,203)
                                              ----------    ----------     ----------      ----------
   Net loss attributable to common
    stockholders ..........................   $  (79,583)   $ (106,684)    $ (113,201)     $ (112,014)
                                              ==========    ==========     ==========      ==========
Other Financial Data
EBITDA ....................................   $  (20,020)   $  (17,848)    $  (39,266)     $  (39,266)
Net cash used in operating activities .....      (36,589)           NA        (58,170)             NA
Net cash used in investing activities .....     (159,921)           NA        (10,821)             NA
Net cash provided by financing
 activities ...............................      187,362            NA         70,411              NA
Capital expenditures ......................        3,317            NA          3,075              NA
Aggregate purchase price of
 acquisitions .............................      124,844       124,844         38,703          38,703


                                            Inception                             Year Ended
                                             Through        Year Ended          December 31, 1998
                                           December 31,    December 31,   ------------------------------
                                               1996            1997         Historical       Pro Forma
                                          --------------  --------------  --------------  --------------
                                                                                            (Unaudited)
Operating Data
Households at end of period ............       22,000         1,135,000       1,727,000       1,727,000
Subscribers acquired in acquisitions....        3,000            65,300          54,900          54,900
Subscribers added in existing rural
 DIRECTV markets .......................          100            21,500          77,200          77,200
Subscribers at end of period ...........        3,100            89,900         222,000         222,000
SAC per gross subscriber added .........    $     290      $        280    $        320              NA
Penetration at end of period ...........         14.1%              7.9%           12.9%           12.9%


                                                                                   December 31,
                                                                          ------------------------------
                                                                                   1996            1997
                                                                          -------------       ---------
                                                                                   (in thousands)
Balance Sheet Data
Cash and cash equivalents ..............                                   $        479    $     13,636
Restricted cash:
 Current ...............................                                             --              --
 Long-term .............................                                             --              --
 Working capital .......................                                         (1,948)          3,843
 Total assets ..........................                                          6,383         156,240
 Total debt ............................                                          4,450          69,113
 Stockholders' equity (deficit) ........                                         (1,166)        (24,912)

[RESTUBBED TABLE]

                                                 Nine Months Ended
                                                 September 30, 1999
                                          --------------------------------
                                            Historical        Pro Forma
                                          --------------  ----------------
                                            (Unaudited)      (Unaudited)
Operating Data
Households at end of period ............      1,861,000      1,861,000
Subscribers acquired in acquisitions....         18,200         18,200
Subscribers added in existing rural
 DIRECTV markets .......................         80,400         80,400
Subscribers at end of period ...........        320,600        320,600
SAC per gross subscriber added .........     $      395             NA
Penetration at end of period ...........           17.2%          17.2%


                                             December 31,    September 30,
                                                 1998             1999
                                             ------------    ------------
                                                             (Unaudited)
Balance Sheet Data
Cash and cash equivalents ..............   $    4,488         $   5,908
Restricted cash:
 Current ...............................       28,083            23,612
 Long-term .............................       23,534                --
 Working capital .......................       15,244            15,142
 Total assets ..........................      328,099           318,089
 Total debt ............................      278,204           365,856
 Stockholders' equity (deficit) ........     (104,470)         (217,587)

     Restricted cash represents the amount Golden Sky placed in escrow to fund the first four scheduled interest payments on Golden Sky Systems' 12 3/8% senior subordinated notes due 2006. It also includes $5.3 million as of December 31, 1998 that was deposited with the administrative agent under Golden Sky Systems' credit facility to fund a contingent reduction of availability under the term loan facility. This contingent reduction did not occur as a result of an amendment to Golden Sky's credit facility.

     EBITDA represents earnings before interest, taxes, depreciation and amortization, non-cash charges, extraordinary items and non-recurring charges. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income or loss as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, Golden Sky believes that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of Golden Sky's financial covenants. As a result, investors may use this data to analyze and compare other communications companies with Golden Sky in terms of operating performance, leverage and liquidity. Further, Golden Sky believes that EBITDA provides useful information regarding an entity's ability to incur and service debt. Changes in Golden Sky's EBITDA may indicate changes in its free cash flows available to incur and service debt and cover fixed charges. However, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measure of performance determined in accordance with generally accepted accounting principles. EBITDA, as Golden Sky calculates it, is not necessarily comparable to similarly captioned amounts of other companies.

     Subscriber acquisition costs represent subscriber acquisition costs on a per gross new subscriber activation basis. This excludes acquired subscribers and does not net out disconnected subscribers.

                                  RISK FACTORS

     The following factors should be considered carefully by the stockholders of Pegasus in determining whether to vote in favor of the merger proposal. Golden Sky's stockholders should be aware that ownership of Pegasus' Class A common stock involves certain risks, including those described below, which could adversely affect the value of their holdings of Class A common stock. Pegasus does not make, nor has it authorized any other person to make, any representation about the future market value of the Class A common stock. In addition to the other information contained in this proxy statement/prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Class A common stock offered hereby. After the effective time of the merger, the risk factors described under Risk Factors Relating to Golden Sky's Business will continue to relate to Golden Sky in its capacity as a subsidiary of Pegasus.


Risks Associated With The Merger

     Pegasus May Not Be Able to Arrange Financing In Order to Offer to Purchase Golden Sky Notes

     If Golden Sky is unable to purchase or arrange for the purchase of Golden Sky's notes tendered in response to the offer to purchase, substantially all of Golden Sky's indebtedness will be in default.

     The merger will constitute a "change of control" of Golden Sky within the meaning of the indentures governing Golden Sky's notes. This will require Golden Sky to make an offer to the holders of Golden Sky's notes to purchase those notes for 101% of their principal amount (approximately $306.5 million) plus accrued interest. We have entered into a commitment letter with CIBC World Markets Corp. under which CIBC World Markets agrees to purchase any and all Golden Sky notes tendered in response to Golden Sky's offer to purchase. CIBC World Markets' commitment is subject to the execution of definitive documentation and customary closing conditions. If Golden Sky's offer for the notes is accepted by any of its note holders, and if Golden Sky is unable to purchase the notes, and if we are unable to agree on definitive documentation with CIBC World Markets or make alternative arrangements, Golden Sky may be in default under the terms of its indenture covering the tendered notes. Pegasus does not intend to assume, guarantee or otherwise become liable under the Golden Sky notes.

     We May Not Be Able to Integrate Golden Sky's Operations Successfully

     The anticipated benefits of the merger may not be achieved unless Golden Sky's operations are combined successfully with ours in a coordinated, timely and efficient manner. We cannot assure you that this will occur. Even if the two companies' operations are integrated successfully, we cannot assure you that the benefits anticipated by the merger will be achieved. The transition to a combined company will require substantial attention from management. The diversion of the attention of management and any difficulties encountered in the transition process could have an adverse impact on the revenues and operating results of the combined companies.

     These difficulties will be increased by the fact that Pegasus and Golden Sky will have separate and independent sources of debt financing and will be subject to separate financial covenants and operating restrictions, each of which limit transactions between Pegasus and Golden Sky. At a minimum such transactions will have to be carried out on an arm's-length basis and with a greater degree of formality than is normally the case for companies and their wholly-owned subsidiaries. The Golden Sky credit facility prohibits all transactions between Pegasus and Golden Sky except allocations of overhead and other shared expenses. See The Merger -- Consequences Under Debt Agreements and Preferred Stock Terms. These difficulties may also be increased by the necessity of integrating personnel with disparate business backgrounds and combining two different corporate cultures. In addition, the process of combining the two organizations could cause the interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses, which could have an adverse effect on their combined operations.

     As a result of the uncertainties associated with such integration, we may lose key management and other employees. Failure to achieve the anticipated benefits of the merger or to integrate successfully the operations of the companies could have a material adverse effect upon our business, operating results and financial condition after the merger. Even if the benefits of the merger are achieved and the two companies' operations are integrated successfully, we cannot assure you that our operating results and financial condition after the merger will not be materially and adversely affected by any number of economic, market or other factors that are not related to the merger, including those described below.

     We Will Incur Significant Transaction Expenses and Costs of Integration as a Result of the Merger

     Pegasus estimates that it will incur direct transaction costs, including financial advisors, legal, accounting, registration and printing fees, of approximately $1.9 million associated with the merger. In addition, following the merger, Pegasus expects to incur additional expenses, which at this time are not expected to exceed $2 million, relating to information systems integration, promotional materials reflecting the merger, integration of benefit plans, and travel and other costs relating to transitional planning and implementation. These costs, except for any such costs which are capitalized, are expected to be charged against our income in the fiscal period in which they are incurred. We cannot assure you that we will not incur unforeseen costs, which could be material, in subsequent periods to reflect additional costs associated with the merger.

     The Merger Will Have a Dilutive Effect on Our Earnings Per Share

     The merger will be dilutive to our net income (loss) per share.

     On a pro forma basis, the merger is dilutive to our net loss per share for the year ended December 31, 1998 and the nine months ended September 30, 1999. On a pro forma basis, giving effect to the transactions as if they had occurred on the first day of each period, our net loss per share for such periods was $11.94 and $9.77, respectively. On a pro forma basis, giving effect to the merger and the transactions as if they had occurred on the first day of each period, our net loss per share for such periods was $16.77 and $13.98, respectively, representing dilution of $4.83 and $4.21, per share, respectively. We cannot assure you that the merger will not similarly dilute our net loss per share in the future.

     Pegasus expects that as a result of the merger, Golden Sky's intangible assets will increase by approximately $968.9 million, which will be amortized over a ten-year period resulting in a charge to earnings of approximately $96.9 million for each of the years in the period. Additionally, Pegasus expects to incur a one-time restructuring charge of approximately $3.0 million in connection with the merger.


Risks of Our Direct Broadcast Satellite Business

     Satellite and Direct Broadcast Satellite Technology Could Fail or Be
Impaired

     If any of the DIRECTV satellites is damaged or stops working partially or completely for any of a number of reasons, DIRECTV customers would lose programming. We would in turn likely lose customers, which could materially and adversely affect our operations, financial performance and the trading price of our Class A common stock.

     Direct broadcast satellite technology is highly complex and is still evolving. As with any high-tech product or system, it might not function as expected. In particular, the satellites at the 101(0) W orbital location may not last for their expected lives. In July 1998, DIRECTV reported that the primary spacecraft control processor failed on DBS-1. As it was designed to do, the satellite automatically switched to its on-board spare processor with no interruption of service to DIRECTV subscribers. We cannot guarantee that a more substantial failure of DIRECTV's direct broadcast satellite system will not occur in the future. See -- Risks of Our Direct Broadcast Satellite Business -- We May Lose Our DIRECTV Rights After the Initial Term of Our Agreements With the National Rural Telecommunications Cooperative and Business of Pegasus -- Legal Proceedings.

     Events at DIRECTV Could Adversely Affect Us

     Because we are an intermediary for DIRECTV, events at DIRECTV that we do not control can adversely affect us. One of the most important of these is DIRECTV's ability to provide programming that appeals to mass audiences. DIRECTV generally does not produce its own programming; it purchases it from third parties. DIRECTV's success -- and therefore ours -- depends in large part on DIRECTV's ability to make good judgments about programming sources and obtain programming on favorable terms. We have no control or influence over this.

     Programming Costs May Increase, Which Could Adversely Affect Our Direct Broadcast Satellite Business

     Programmers could increase our DIRECTV rates. As a result, our costs would increase. This could cause us to increase our rates and lose either customers or revenues.

     The law requires programming suppliers that are affiliated with cable companies to provide programming to all multi-channel distributors -- including DIRECTV -- on nondiscriminatory terms. The rules implementing this law are scheduled to expire in 2002. If they are not extended, these programmers could increase DIRECTV's rates, and therefore ours. If we increase our rates, we may lose customers. If we do not increase our rates, our costs, revenues and financial performance could be adversely affected.

     We May Lose Our DIRECTV Rights After the Initial Term of Our Agreements With the National Rural Telecommunications Cooperative

     We may or may not be able to continue in the DIRECTV business after the current DIRECTV satellites are replaced. If we can continue, we cannot predict what it will cost us to do so.

     As part of a counterclaim in the litigation between the National Rural Telecommunications Cooperative and DIRECTV, DIRECTV is seeking a declaratory judgement that the term of the National Rural Telecommunications Cooperative's agreement with DIRECTV is measured only by the orbital life of DBS-1, the first DIRECTV satellite launched, and not the orbital lives of the other DIRECTV satellites at the 101o W orbital location. According to DIRECTV, DBS-1 suffered a failure of its primary control processor in July 1998 and since that time has been operating normally using a spare control processor. If DIRECTV were to prevail on its counterclaim, any failure of DBS-1 could have a material adverse effect on our DIRECTV rights. While the National Rural Telecommunications Cooperative has a right of first refusal to receive certain services from any successor DIRECTV satellite, the scope and terms of this right of first refusal are also being disputed in the litigation. This right is not expressly provided for in our agreements with the National Rural Telecommunications Cooperative. Our revenues and financial performance would be adversely affected if we are not able to continue in the DIRECTV business for the reasons described above.

     The Effect of New Federal Satellite Television Legislation on Our Business Is Unclear

     On November 29, 1999, the President signed the Satellite Home Viewer Improvement Act of 1999. The Act contains provisions that will be phased in over time. In addition, the FCC and other federal agencies have undertaken rulemakings and studies in connection with this legislation. Therefore, we cannot predict the effect of this new law on our business at this time.

     The Act clarifies many of the issues involved in years of litigation between the networks and the direct broadcast satellite industry regarding retransmission of network programming to direct broadcast satellite subscribers. Generally, it preserves the industry's right to retransmit distant network programming to subscribers in "unserved" areas. It also extends through December 31, 2004 the statutory right, for a copyright royalty fee, of the industry to retransmit independent programming -- so-called superstations -- to subscribers as "distant" signals. Further, satellite carriers will be required to deliver signals only to households that cannot clearly receive over-the-air network signals with a rooftop antenna.

     Before this legislation was enacted, we had cut-off network programming to approximately 159,000 of our subscribers in connection with settlement of the litigation referred to above. We are unsure at this time how many of these subscribers will be eligible and will want to receive network programming services under this legislation.

     Among other things, the Act directs the FCC to take actions to prescribe the picture quality standard that the FCC uses to predict what households do not receive a strong enough network broadcast signal over-the-air and therefore are eligible to receive distant network signals. The FCC has initiated a rulemaking proceeding to consider this standard. The effect on our business of these FCC actions and other studies and rulemakings that the FCC will undertake cannot be predicted at this time.

     We Could Lose Money Because of Signal Theft

     If signal theft becomes widespread, our revenues would suffer. Signal theft has long been a problem in the cable and direct broadcast satellite industries. DIRECTV uses encryption technology to prevent people from receiving programming without paying for it. The technology is not foolproof and there have been published reports that it has been compromised.

     We Could Lose Revenues if We Have Out-of-Territory Subscribers

     Just as we have exclusive DIRECTV distribution rights in our territories, we are not allowed to have customers outside our territories. The problem is that customers are not always truthful about where they live. If it turns out that large numbers of our subscribers are not in our territories, we would lose substantial revenues when we disconnect them. We could also face legal consequences for having subscribers in Canada, where DIRECTV reception is illegal.

     Direct Broadcast Satellite Services Face Competition from Cable Operators

     One of the competitive advantages of direct broadcast satellite systems is their ability to provide customers with more channels and better-quality digital signal than traditional analog cable television systems. Many cable television operators are making significant investments to upgrade their systems from analog to digital. This upgrade will significantly increase the number of channels that cable television operators can provide to their customers and the quality of the transmission. In addition, many cable television operators are upgrading their systems to provide their customers with high-speed Internet access. These upgrades could make cable television a more attractive alternative for consumers, which could have an adverse effect on our direct broadcast satellite business.


Risks of Our Broadcast Television Business

     Our Broadcast Operations Could Be Adversely Affected if We Fail To Negotiate Successfully Our Network Affiliation Agreements

     Our network affiliation agreements with Fox formally expired on January 30, 1999 (other than the affiliation agreement for television station WTLH, which is scheduled to expire on December 31, 2000). Except in the case of WTLH, we currently broadcast Fox programming under arrangements between Pegasus and Fox which have generally conformed in practice to such affiliation agreements, and we are in the process of negotiating new affiliation agreements. If we are not successful in these negotiations, our broadcast operations could suffer materially.

     Fox Could Cancel Our Affiliation Agreements if It Acquires a Significant Ownership Interest in One of Our Markets

     In addition, if Fox acquires a significant ownership interest in another station in one of our markets, it can cancel our affiliation agreement or arrangement for that market without penalty. Fox has done this in the past to other broadcasters.

     Our Broadcast Operations Could Be Adversely Affected if the FCC Prevents Our Local Marketing Agreement Strategy

     One of our important strategies in broadcast television is to achieve economies of scale by programming two stations in each of our markets. Because the FCC did not allow a broadcaster to own more than one television station in the same market, we implemented our strategy -- like other broadcasters -- through arrangements known as local marketing agreements. Under these arrangements, we contracted to provide programming and other services to the licensee of a separate television station in the market. We currently have local marketing agreements for second stations in three of our markets and our only station in another market is programmed through a local marketing agreement. We intend to program a second station under such an agreement in one more market in 2000 if permitted by the FCC.

     In August 1999, the FCC revised its television ownership rules to permit, in certain circumstances, the common ownership of two stations in a television market. The FCC also decided to treat most television local marketing agreements as if the station providing programming owned the programmed station. These decisions would generally prohibit us from programming or acquiring additional in-market stations in our current markets and could also require us to terminate some of our existing local marketing agreements by August 2001. We will vigorously seek to obtain favorable rulings from the FCC to preserve and expand our broadcast television strategy through the grandfathering of our existing arrangements or outright common ownership. Unfavorable decisions by the FCC, however, could cost us significant revenues and could affect our broadcast operations materially and adversely.

     Antitrust Laws Could Limit Our Local Marketing Agreement Strategy

     Apart from the FCC, federal agencies that administer the antitrust laws have said they intend to review market concentrations in television, including through local marketing agreements that the FCC permits. These agencies could limit partially or altogether our ability to program stations through local marketing agreements. We cannot predict how this will affect us.

     Our Inability To Control Licensees Under Our Local Marketing Agreements Could Adversely Affect Our Broadcast Operations

     Even if we can keep or expand our local marketing agreements, their use carries the inherent risk that we do not control the other parties that actually own the stations and hold the stations' FCC licenses. It is conceivable that the licensee could pre-empt our programming. In an extreme case, the licensee could cease to meet FCC qualifications and put its license in jeopardy, in which case, we could lose the ability to program the station.

     The Planned Industry Conversion to Digital Television Could Adversely Affect Our Broadcast Business

     All commercial television stations in the United States must start broadcasting in digital format by May 2002 and must abandon the present analog format by 2006, though the FCC may extend these dates.

     o It will be expensive to convert from the current analog format to digital format. We cannot now determine what that cost will be.

     o The digital technology will allow us to broadcast multiple channels, compared to only one today. We cannot predict whether or at what cost we will be able to obtain programming for the additional channels. Increased revenues from the additional channels may not make up for the conversion cost and additional programming expenses. Also, multiple channels programmed by other stations could increase competition in our markets.

     o The FCC has generally made available much higher power allocations to digital stations that will replace stations on existing channels 2 through 13 than digital stations that will replace existing channels 14 through 69. All of our existing stations are on channels 14 through 69. This power disparity could put us at a disadvantage to our competitors that now operate on channels 2 through 13.

     o In some cases, when we convert a station to digital television, the signal may not be received in as large a coverage area, or it may suffer from additional interference. Also, because of the technical standards adopted by the FCC, the digital signal may be subject to interference to a greater degree than current analog transmissions. As a result, viewers using antennas located inside their homes, as opposed to outdoor, rooftop antennas, may not receive a reliable signal. If viewers do not receive a high-quality, reliable signal from our stations, they may be encouraged to seek service from our competitors.

     o The FCC is considering whether to require cable companies to carry both the analog and the digital signals of their local broadcasters when television stations will be broadcasting both, during the transition period between 2002, at the latest, and 2006. If the FCC does not require this, cable customers in our broadcast markets may not receive our digital signal, which could affect us unfavorably.

     The New Federal Satellite Television Legislation Could Adversely Affect Our Broadcast Business

     The Satellite Home Viewer Improvement Act of 1999 could have an adverse effect on our broadcast stations' audience share and advertising revenues.

     This legislation may allow satellite carriers to provide the signal of distant stations with the same network affiliation as our stations to more television viewers in our markets than would have been permitted under previous law. In addition, the legislation allows satellite carriers to provide local television signals by satellite within a station market, but does not require satellite carriers to carry all local stations in a market until 2002. Satellite carriers could decide to carry other stations in our markets, but not our stations, which could adversely affect our stations' audience share and revenues.

Risks of Our Cable Business


     We Could Lose Revenues Because of Our Geographic Concentration in Puerto
     Rico

     All of our cable operations are in Puerto Rico. This geographic concentration carries risks:

     o Puerto Rico gets more hurricanes and other severe weather than many other places. Because of Hurricane Georges, which struck Puerto Rico in September 1998, we lost $1.4 million of revenue in the fourth quarter of 1998 alone, and we spent about $300,000 to repair the damage. Future hurricanes can be expected and could be even worse for us.

     o A local downturn in the Puerto Rico economy could cause us to lose revenues from subscribers and advertisers. This would affect our cable business more seriously than if we were more geographically diversified.

     o A material adverse change in our Puerto Rice cable operations could affect our ability to sell our cable systems at all or for the consideration agreed upon in the letter of intent relating to the sale of our cable business.

     The FCC's Digital Television Requirements May Prevent Us from Expanding Our Cable Programming

     The FCC's digital television rules may cause us to lose customers and revenues. We mentioned above that the FCC is considering whether to require cable companies to carry both the analog and digital signals of local television stations during the transition to digital broadcasting. See Risks of Our Broadcast Television Business -- The Planned Industry Conversion to Digital Television Could Adversely Affect Our Broadcast Business. Because we have only so much channel capacity in our cable system, this requirement could hurt our ability to expand our programming offerings. If we cannot expand programming offerings, we may lose customers and revenues.

     We Could Become Subject to Rate Regulation Which Could Reduce Our Cable Revenues

     We may lose revenues if we become subject to rate regulation. The government can regulate the rates cable companies charge for the lowest level of their service. The government does not now regulate our rates since the FCC has found that our cable systems are subject to effective competition. This means that less than 30% of the people that could subscribe to the systems do subscribe. But if we are successful in significantly increasing the percentage of people that subscribe to our service, the lowest level of cable service we offer could become subject to rate regulation. If so, we might have to reduce our cable rates, resulting in decreased revenues. If our cable systems become subject to rate regulation, we may not be able to sell our cable systems at all or for the consideration agreed upon in the letter of intent relating to the sale of our cable business.

Other Risks of Our Business

     We Face Certain Other Regulatory Risks

     The direct broadcast satellite, television broadcast, and cable industries are subject to regulation by the FCC under the Communications Act of 1934 and, to a certain extent, by state and local authorities. Proceedings to implement the Communications Act are on-going, and we cannot predict the outcomes of these proceedings or their affect on our business. We depend on broadcast licenses from the FCC to operate our broadcast station, and DIRECTV depends on FCC licenses to operate its digital broadcast satellite service. If the FCC cancels, revokes, suspends, or fails to renew any of these licenses, it could have a harmful effect on us.


     We Have a History of Substantial Losses; We Expect Them To Continue; Losses Could Adversely Affect Our Stock Price and Access to Capital Markets


     We have never made a profit, except in 1995, when we had a $10.2 million extraordinary gain. Because of interest expense on our substantial debt and because of high expense in amortizing goodwill from our acquisitions, we do not expect to have net income for the foreseeable future. To the extent investors measure our performance by net income or loss, rather than alternative measures based on cash flow, continuing losses could adversely affect our access to capital markets and the trading price of our Class A common stock.

     We Face Significant Competition; the Competitive Landscape Changes
     Constantly

     Our direct broadcast satellite business faces competition from other current or potential multi-channel programming distributors, including other direct broadcast satellite operators, direct-to-home distributors, cable operators, wireless cable operators, Internet and local and long-distance telephone companies, which may be able to offer more competitive packages or pricing than we or DIRECTV can provide. In addition, the direct broadcast satellite industry is still evolving and recent or future competitive developments could adversely affect us.

     Our TV stations compete for audience share, programming and advertising revenue with other television stations in their respective markets and with direct broadcast satellite operators, cable operators and other advertising media. Direct broadcast satellite and cable operators in particular are competing more aggressively than in the past for advertising revenues in our TV stations' markets. This competition could adversely affect our stations' revenues and performance in the future.

     Our cable systems face competition from television stations, satellite master antennae television systems, wireless cable systems, direct-to-home distributors, direct broadcast satellite systems and open video systems.

     In addition, the markets in which we operate are in a constant state of change due to technological, economic and regulatory developments. We are unable to predict what forms of competition will develop in the future, the extent of such competition or its possible effects on our businesses.

     Our Acquisition Strategy May Become Too Expensive Which Could Adversely Affect Our Financial Performance

     We may not be able to keep making acquisitions on attractive terms. If we cannot continue to make acquisitions on attractive terms, our financial performance and stock price could suffer.

     If we pay for an acquisition with our stock, the acquisition could dilute existing stockholders, depending on its terms. If we finance an acquisition by borrowing, this would increase our already high leverage and interest expense.

     We May Not Be Able To Get the Consents Necessary To Implement Our Acquisition Strategy

     We have been able to get the necessary consents to make acquisitions in the past, but this could change, or become more difficult, or require us to incur additional costs, for reasons we cannot predict. Our acquisitions normally require third-party consents that we do not control. These include the consents of DIRECTV and the National Rural Telecommunications Cooperative for direct broadcast satellite acquisitions, the FCC and the television networks for broadcast TV acquisitions, and cable franchising authorities and programmers for cable acquisitions. Some acquisitions also require the consent of our lenders.

     We May Not Be Able To Integrate Acquired Companies Successfully Which Could Affect Our Financial Performance

     We could encounter difficulties integrating any given acquired business into our operations. These difficulties can cost money and divert management's attention from other important matters.

     Our Credit Arrangements and Publicly Held Debt and Preferred Stock Limit Our Ability to Pay Dividends on Our Class A Common Stock

     We do not anticipate paying cash dividends on our common stock in the foreseeable future. In addition, our publicly held debt securities and preferred stock restrict our ability to pay cash dividends on our common stock. Moreover, we are a holding company, and our ability to pay dividends is dependent upon the receipt of dividends from our direct and indirect subsidiaries. The Pegasus Media & Communications credit facility imposes substantial restrictions on Pegasus Media & Communications' ability to pay dividends to us. When the merger closes, Golden Sky's credit facility and other publicly held debt will restrict Golden Sky's ability to pay dividends to us.

     Marshall W. Pagon Owns and Controls Most of the Voting Power of Pegasus

     Marshall W. Pagon, our President, Chief Executive Officer and Chairman of the Board, through his beneficial ownership of all of our Class B common stock, will have ____% of the combined voting power of the outstanding common stock after giving effect to the merger.

     Our voting common stock is divided into two classes with different voting rights. Holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally, and holders of Class B common stock are entitled to ten votes per share. Both classes vote together as a single class on all matters except in connection with certain amendments to our Amended and Restated Certificate of Incorporation, the authorization or issuance of additional shares of Class B common stock, and except where class voting is required under the Delaware General Corporation Law. As a result of Mr. Pagon's beneficial ownership of all the outstanding voting stock of the sole general partner of a limited partnership that indirectly controls our parent company and of his control of the other holders of Class B common stock, Mr. Pagon beneficially owns all of our Class B common stock. After giving effect to the greater voting rights attached to the Class B common stock and the shares of Class A common stock to be issued in the merger, Mr. Pagon will have sufficient power, without the consent of the holders of the Class A common stock, to elect Pegasus' entire board of directors. Mr. Pagon will also have sufficient power to determine the outcome of other matters submitted to the stockholders for approval, including a merger, consolidation, tender offer, or other business combination or change of control involving Pegasus that some or a majority of our stockholders might consider to be in their best interests.

     In connection with the merger, Mr. Pagon, certain of Golden Sky's stockholders and certain former stockholders of Digital Television Services, Inc. will enter into a voting agreement. See The Merger -- Voting Agreement.

     Except as required under the Delaware General Corporation Law and the applicable certificate of designation, holders of the Series A preferred stock, Series B junior convertible participating preferred stock, the Series C convertible preferred stock and the Series D junior convertible participating preferred stock have no voting rights.

     Our Stock Price Has Been Volatile

     There may be significant volatility in the market price of our Class A common stock due to factors that may or may not relate to Pegasus' performance. The market price of the Class A common stock may be significantly affected by various factors such as economic forecasts, financial market conditions, acquisitions and quarterly variations in Pegasus' results of operations.

     Our Certificate of Incorporation and Publicly Held Debt and Preferred Stock Could Delay, Deter or Prevent a Change of Control of Pegasus

     Provisions in our amended and restated certificate of incorporation and the Delaware General Corporation Law could serve to delay, deter or prevent a merger, consolidation, tender offer, or other business combination or change of control involving Pegasus. However, some or a majority of our stockholders might consider these actions to be in their best interests, including tender offers or attempted takeovers that might otherwise result in our stockholders receiving a premium over the market price for the Class A common stock.

     Our amended and restated certificate of incorporation contains, among other things, provisions authorizing the issuance of "blank check" preferred stock and two classes of voting common stock with different voting rights. We are also subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions could delay, deter or prevent a merger, consolidation, tender offer, or other business combination or change of control involving Pegasus that some or a majority of our stockholders might consider to be in their best interests.

     In addition, restrictions associated with our publicly held debt securities, Series A preferred stock and Series C convertible preferred stock limit our ability to enter into a "change of control" transaction. If a change of control occurs:

   o we would be required to offer to purchase all of our publicly held debt securities then outstanding at 101% of the aggregate principal amount plus accrued and unpaid interest, if any;

   o we would be required to offer to purchase all of the shares of our Series A preferred stock then outstanding at 101% of the liquidation preference thereof plus, without duplication, accumulated and unpaid dividends to the repurchase date; and

   o if the market price per share of our Class A common stock at that time was less than the conversion price of our Series C convertible preferred stock, the holders of the Series C convertible preferred stock would have a one-time option to convert their shares into shares of our Class A common stock at a conversion price equal to the greater of the market price per share of our Class A common stock as of the date of the change of control or $68.00 per share. This could be dilutive to the holders of Class A common stock.

The repurchase price for the publicly held debt securities and Series A preferred stock is payable in cash. In the case of the Series C convertible preferred stock, we may, at our option, make a cash payment equal to the market value of the shares of our Class A common stock otherwise issuable. We cannot assure you that, were a change of control to occur, we would have sufficient funds to pay the cash repurchase price for those securities which we might be required to purchase. We cannot assure you that our subsidiaries would be permitted by the terms of their outstanding indebtedness, including pursuant to the Pegasus Media & Communications credit facility, to pay dividends to us to permit us to repurchase the publicly held debt securities and preferred stock, as applicable. Any such dividends are currently prohibited. In addition, any change of control transaction may also be a change of control under Pegasus Media & Communications' credit facility, which would require Pegasus Media & Communications to prepay all amounts owing under its credit facility and to reduce the commitments thereunder to zero. If we do not have sufficient funds to pay the repurchase price of our outstanding publicly held debt securities, Series A preferred stock and Series C convertible preferred stock, as the case may be, upon a change of control, we could be required to seek third party financing to the extent we do not have sufficient funds available to meet our repurchase obligations. We cannot assure you assure you that we would be able to obtain such financing on favorable terms, if at all. In addition, any change of control would be subject to the prior approval of the FCC.

     The Year 2000 Problem Could Adversely Affect Us

     Although we are not currently aware of any operational or technical problems, we may be adversely affected by year 2000 computer-related malfunctions. An issue exists for all companies that rely on computers. This issue involves computer programs and applications that were written using two digits rather than four to identify the applicable year, and could result in system failures or miscalculations. We have completed an assessment to determine the extent of any necessary remediation, and the anticipated costs thereof, to make our material equipment, systems and applications year 2000 compliant. Costs in connection with any modifications to make our systems compliant have not been and are not expected to be material. However, if such modifications are not completed successfully, the year 2000 issue may have a material adverse impact on our operations. Exposure could arise also from the impact of non-compliance by certain software and/or equipment vendors and others with whom we conduct business. We cannot estimate the potential adverse impact that may result from non-compliance with the year 2000 issue by the software and/or equipment vendors and others with whom we conduct business.

     We May Not Be Aware of All Risks

     These risks and uncertainties are not the only ones we face. Others that we do not know about now, or that we do not now think are important, may impair our business or the trading price of our Class A common stock.

Risk Factors Relating to Golden Sky's Business

     In addition to the risk factors described under Risks of Our Direct Broadcast Satellite Business which relate to the direct broadcast satellite business and, as a consequence, would be applicable to both Pegasus and Golden Sky, the risk factors below also relate to Golden Sky.

     Golden Sky Has A Limited Operating History and History of Negative Cash
     Flow

     Golden Sky has operated for only a limited period of time. During that time, it has generated both net losses and negative earnings before interest, taxes, depreciation and amortization, non-cash charges, extraordinary items, and non-recurring charges. Golden Sky had a net loss of approximately $64.7 million for the year ended December 31, 1998 and a net loss of approximately $100.0 million for the nine months ended September 30, 1999. Golden Sky also reported negative earnings before interest, taxes, depreciation and amortization, non-cash charges, extraordinary items and non-recurring charges of approximately $20.0 million for the year ended December 31, 1998 and approximately $39.3 million for the nine months ended September 30, 1999. The extent to which Golden Sky generates net income or positive earnings before interest, taxes, depreciation and amortization, non-cash charges, extraordinary items and non-recurring charges in the future will depend upon a number of factors, many of which are beyond its control.

     There can be no assurance that Golden Sky will be able to generate or sustain net income or positive earnings before interest, taxes, depreciation and amortization, non-cash charges, extraordinary items and non-recurring charges in the future, or if so, when. To the extent investors measure Golden Sky's performance by net income or loss, rather than alternative measures based on cash flow, continuing losses could adversely affect its ability to raise additional capital to finance its business plan.

     Golden Sky May Not Be Able To Make Principal or Interest Payments on Its Substantial Debt

     Golden Sky had debt of $365.9 million as of September 30, 1999. Golden Sky's ability to make payments of principal and interest on its debt will be largely dependent upon its future operating performance. Such operating performance can be subject to many factors, some of which will be beyond Golden Sky's control, such as prevailing economic conditions. There can be no assurance that Golden Sky will be able to generate sufficient cash flow to service required interest and principal payments. In addition, borrowings under Golden Sky System's credit facility bear interest at variable rates. This makes Golden Sky vulnerable to increases in interest rates generally. If Golden Sky does not have sufficient available resources to repay its indebtedness, it may find it necessary to refinance such indebtedness. There can be no assurance that such refinancing would be available, or available on reasonable terms. See Golden Sky Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.

     Golden Sky's Substantial Debt Could Adversely Affect Its Ability to Execute Its Business Strategy

     Golden Sky's debt instruments contain numerous restrictive covenants that limit its discretion with respect to the operation of its business. Among other things, these covenants limit Golden Sky's ability, and the ability of its subsidiaries, to incur substantial indebtedness, make investments, loans or advances, make capital expenditures or consolidate, merge or transfer all or substantially all of Golden Sky's or its subsidiaries' assets. Golden Sky may be unable to pursue attractive business opportunities due to these restrictive covenants. Moreover, Golden Sky's financial flexibility may be limited by these requirements.

     If Golden Sky Fails to Comply With the Restrictive Covenants of Its Debt Instruments, Its Debt Could Be Accelerated and There May Be Insufficient Assets to Meet Its Obligations

     Golden Sky's credit facility requires it to meet specified financial ratios and financial conditions. Events beyond its control may affect its ability to meet these covenants and conditions. In the past, Golden Sky has failed to meet certain of these covenants and conditions. As a result, Golden Sky has had to seek and obtain amendments to its credit facility in order to waive these defaults. There is no assurance that Golden Sky will be able to obtain future waivers in connection with future defaults, if any.

     If Golden Sky fails to comply with its obligations under these instruments, the holders of this debt could elect to declare all amounts outstanding under the relevant instruments to be immediately due and payable. Golden Sky's assets may not be sufficient to repay its debt if the holders elect to accelerate the debt.

     Golden Sky May Not Have Enough Capital to Execute Its Business Strategy

     Golden Sky's operations require and will continue to require substantial capital. Its actual cash requirements may materially exceed its estimated capital requirements and available capital. The amount of capital Golden Sky will require will depend upon a number of factors, including the necessity of future capital expenditures and the extent of its future negative cash flow. If Golden Sky does not comply with the financial and operating covenants under its credit facility described above, it may be unable to borrow funds under the credit facility. In addition, Golden Sky may require capital in excess of amounts available under its credit facility. Under these circumstances, Golden Sky will be required to obtain additional capital to continue to develop its operations. Golden Sky might not be able to secure the additional capital on satisfactory terms, or at all.

     Any Change in Golden Sky's Relationship With the National Rural Telecommunications Cooperative or the National Rural Telecommunications Cooperative's Relationship With DIRECTV Could Adversely Affect Its Ability to Earn Revenues

     Golden Sky has the exclusive right to distribute DIRECTV programming in its markets through agreements with the National Rural Telecommunications Cooperative, which has agreements relating to such rights with Hughes Electronics Corporation. Because Golden Sky does not have a direct contractual relationship with Hughes, it relies upon the National Rural Telecommunications Cooperative to provide Golden Sky with accurate information concerning the relationship with DIRECTV and perform diligently all of its obligations under its agreement with Hughes, as well as to pursue any rights and remedies, including cure rights, that it may have against Hughes.

     Golden Sky's Ability to Earn Revenues and Its Operating Costs Could Be Adversely Affected If the National Rural Telecommunications Cooperative Is Unable to Provide It With Essential Support Services and Accurate Subscriber Information

     Golden Sky's agreements with the National Rural Telecommunications Cooperative require that it use the National Rural Telecommunications Cooperative for certain support services, and that Golden Sky pay the National Rural Telecommunications Cooperative specified fees for these support services. These services are important to the operation and management of Golden Sky's business. If the National Rural Telecommunications Cooperative is unable to provide Golden Sky with support services for whatever reason, it would be required to acquire these services from other sources or provide them for itself. Golden Sky's cost of acquiring these services elsewhere or providing them internally could exceed amounts payable under its agreements with the National Rural Telecommunications Cooperative. Moreover, it is possible that Golden Sky would be able to secure these services on a more economic basis from other persons while it remains obligated to secure them from the National Rural Telecommunications Cooperative.

     The National Rural Telecommunications Cooperative May Not Act in Golden Sky's Best Interests, Which Could Adversely Affect Its Rights and Costs of Distributing DIRECTV Programming in Its Markets

     The National Rural Telecommunications Cooperative is a cooperative whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Because Golden Sky does not qualify as a member of the National Rural Telecommunications Cooperative, it acts as a non-voting affiliate. From time to time, the National Rural Telecommunications Cooperative may act solely in the interests of its members whose interests may conflict with Golden Sky's interests. There can be no assurance that the National Rural Telecommunications Cooperative will act in a manner that will preserve Golden Sky's ability to offer DIRECTV programming on a basis consistent with past practice.

     Changes in National Rural Telecommunications Cooperative Policies May Adversely Affect Golden Sky's Ability to Provide DIRECTV Programming in Its Markets

     Golden Sky must comply with certain policies of the National Rural Telecommunications Cooperative adopted from time to time. In the past, Golden Sky and other National Rural Telecommunications Cooperative-affiliated DIRECTV providers have disputed policies proposed by the National Rural Telecommunications Cooperative that Golden Sky believed did not comply with its agreements with the National Rural Telecommunications Cooperative and applicable law. For example, Golden Sky has differed with the National Rural Telecommunications Cooperative, as have other affiliates, over the nature of its rights to the information and data regarding its subscribers. In the event that Golden Sky's rights to offer DIRECTV programming through the National Rural Telecommunications Cooperative are terminated or expire, its rights to subscriber information will be critical to its ability to execute its business strategy.

     Recent Consolidation Among Direct Broadcast Satellite Operators and Related Litigation Could Adversely Affect Golden Sky's DIRECTV Programming Rights, Costs of Providing Programming to Subscribers and Capital Requirements

     Until recently, DIRECTV, United States Satellite Broadcasting Company, Primestar, Inc. and EchoStar Communications Corporation were the principal domestic satellite television operations, serving over 80% of satellite television subscribers in the United States. Hughes, which owns DIRECTV, recently acquired both Primestar and USSB. After completing its acquisition of USSB, DIRECTV expanded its programming lineup through the addition of USSB's premium channels, consisting of HBO, Showtime, Cinemax and The Movie Channel, and has refused to make these channels available to National Rural Telecommunications Cooperative members and affiliates for distribution in their rural markets. The National Rural Telecommunications Cooperative has filed suit against DIRECTV and Hughes alleging that they have breached the National Rural Telecommunications Cooperative's agreement with Hughes by failing to provide the National Rural Telecommunications Cooperative with the exclusive, or alternatively the non-exclusive, right to distribute this premium programming. It is possible that Hughes' acquisition of USSB and the related litigation will adversely impact the business relationship between the National Rural Telecommunications Cooperative and DIRECTV and therefore Golden Sky's ability to continue to provide DIRECTV programming in its rural markets.

     On January 10, 2000, Pegasus and Golden Sky filed a class action lawsuit in federal court in Los Angeles against DIRECTV. In this new litigation, Pegasus and Golden Sky are representatives of a proposed class that would include all members and associates of the National Rural Telecommunications Cooperative that are distributors of DIRECTV. The complaint contains causes of action for various torts, common counts and declaratory relief based on DIRECTV's failure to provide the National Rural Telecommunications Cooperative with premium programming, thereby preventing the National Rural Telecommunications Cooperative from providing this programming to the class members. The claims are also based on DIRECTV's position with respect to launch fees and other benefits, term and rights of first refusal. The complaint seeks monetary damages and a court order regarding the rights of the National Rural Telecommunications Cooperative and its members and associates. The outcome of this litigation and the litigation filed by the National Rural Telecommunications Cooperative could have a material adverse effect on the scope and duration of Golden Sky's right to provide DIRECTV programming in its rural markets, its capital requirements and its costs of operations, because it is an associate of the National Rural Telecommunications Cooperative with contract rights that are affected by the contractual relationship between the National Rural Telecommunications Cooperative and DIRECTV.

     It is also possible that Hughes' acquisition of Primestar will increase Golden Sky's costs of providing services and require that it seek additional capital. As a result of Golden Sky's exclusive distribution rights, former Primestar subscribers who are located in its rural markets and choose to receive DIRECTV programming will become its subscribers. While Golden Sky cannot predict the ultimate impact of this acquisition on its business, increased costs associated with its efforts to convert former Primestar subscribers to its DIRECTV service could adversely affect its results of operations in the near term. Hughes' acquisitions of USSB and Primestar also could encourage EchoStar to respond by lowering prices or increasing its marketing activities, which could increase Golden Sky's marketing costs or cause it to lose revenues as a result of increased competition for its subscribers.

Risk That Forward-Looking Statements May Prove Inaccurate

     This proxy statement/prospectus contains or incorporates by reference certain statements and information that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should" and similar expressions to identify forward looking statements. Those statements include, among other things, the discussions of our business strategy and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of our acquisitions and related achievement of cost savings and other synergies. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions also could be incorrect. The uncertainties in this regard include, but are not limited to, those identified in the risk factors discussed above. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

                           COMPARATIVE PER SHARE DATA

     Set forth below are unaudited losses before extraordinary items per common share, cash dividends declared and book value per common share data of Pegasus and Golden Sky on both historical and pro forma combined bases. Pegasus -- Pro Forma -- Transactions loss before extraordinary items per share is derived from the pro forma information presented elsewhere and incorporated by reference herein, which gives effect to:

     o the completed and pending direct broadcast satellite acquisitions;

     o the completed sale of our New England cable systems;

     o the pending sale of our Puerto Rico cable systems;

     o the exchange of Pegasus' senior notes due 2007 for senior subordinated notes of its subsidiaries;

     o the closing of the new Pegasus Media & Communications credit facility;
       and

     o the Series C convertible preferred stock offering, all as if they had occurred at the beginning of each period presented, with respect to income from operations and cash dividends, and as of the date for which book value data are presented.

     Golden Sky -- Pro Forma -- Transactions loss before extraordinary items per share is derived from the pro forma information presented elsewhere and incorporated by reference herein, which gives effect to:

     o the completed direct broadcast satellite acquisitions;

     o the offering of Golden Sky Systems' senior subordinated notes due 2006;
       and

     o the offering of Golden Sky DBS' senior notes due 2007, all as if they had occurred at the beginning of each period presented, with respect to income from operations and cash dividends, and as of the date for which book value data are presented.

     Golden Sky -- Equivalent Pro Forma share information is based on an estimate of 6,426,000 shares of Pegasus' Class A common stock to be issued in connection with the merger, after giving effect to all required reductions under the merger agreement, other than the reduction for the up to $25.0 million in Golden Sky capital stock purchased by Pegasus before the merger. See The Merger -- The Merger Agreement -- Conversion Ratio.

     Pegasus -- Pro Forma -- Transactions and Merger loss before extraordinary items per share is derived from the pro forma information presented elsewhere and incorporated by reference herein, which gives effect to the transactions noted above and the merger as if they had occurred at the beginning of each period presented, with respect to income from operations and cash dividends, and as of the date for which book value data are presented. The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Pegasus and Golden Sky and the notes to these financial statements, pro forma consolidated financial information and other financial information included elsewhere in this proxy statement/prospectus or incorporated herein by reference.

     A substantial portion of the shares of Pegasus' Class A common stock to be issued in the merger are in exchange for various convertible preferred shares, warrants and options of Golden Sky. Accordingly, per share information of Golden Sky below under Golden Sky -- Historical and Golden Sky -- Pro Forma -- Transactions gives effect to the conversion of these Golden Sky equity securities into common stock of Golden Sky.

                                                                    Year Ended        Nine Months Ended
                                                                December 31, 1998     September 30, 1999
                                                               -------------------   -------------------
                                                                 (In thousands, except per share data)
Pegasus -- Historical:
   Loss before extraordinary items .........................       $  (93,881)           $ (151,029)
   Weighted average common shares outstanding ..............           14,130                18,579
   Loss per common share before extraordinary item .........       $    (6.64)           $    (8.13)
   Cash dividends ..........................................               --                    --

Golden Sky -- Historical:
   Loss before extraordinary items .........................       $  (62,151)           $  (97,063)
   Weighted average common shares outstanding ..............              684                   744
   Loss per common share before extraordinary item .........       $   (90.80)           $  (130.50)
   Cash dividends ..........................................               --                    --

Pegasus -- Pro Forma -- Transactions:
   Loss before extraordinary items .........................       $ (196,573)           $ (187,345)
   Weighted average common shares outstanding ..............           16,469                19,167
   Loss per common share before extraordinary item .........       $   (11.94)           $    (9.77)
   Cash dividends ..........................................               --                    --

Golden Sky -- Pro Forma -- Transactions:
   Loss before extraordinary items .........................       $  (91,829)           $  (98,811)
   Weighted average common shares outstanding ..............              723                   744
   Loss per common share before extraordinary item .........       $  (127.05)           $  (132.85)
   Cash dividends ..........................................               --                    --

Golden Sky -- Equivalent Pro Forma:
   Loss per common share before extraordinary item .........       $   (14.29)           $   (15.38)
   Cash dividends ..........................................               --                    --

Pegasus -- Pro Forma -- Transactions and Merger:
   Loss before extraordinary items .........................       $ (385,293)           $ (358,824)
   Weighted average common shares outstanding ..............           22,969                25,667
   Loss per common share before extraordinary item .........       $   (16.77)           $   (13.98)
   Cash dividends ..........................................               --                    --

                                                        September 30, 1999
                                                    --------------------------
                                                     (In thousands, except per
                                                            share data)
Pegasus -- Historical:
   Common shareholders' deficit .................           $  (13,658)
   Common shares outstanding -- 9/30/99 .........               19,736
   Book value per common share ..................           $    (0.69)

Golden Sky -- Historical:
   Common shareholders' deficit .................           $ (217,587)
   Common shares outstanding -- 9/30/99 .........                  785
   Book value per common share ..................           $  (277.05)

Pegasus -- Pro Forma -- Transactions:
   Common shareholders' equity ..................           $  184,640
   Common shares outstanding -- 9/30/99 .........               20,324
   Book value per common share ..................           $     9.08

Golden Sky -- Pro Forma -- Transactions:
   Common shareholders' deficit .................           $ (217,587)
   Common shares outstanding -- 9/30/99 .........                  785
   Book value per common share ..................           $  (277.05)

Golden Sky -- Equivalent Pro Forma:
   Book value per common share ..................           $   (33.86)

Pegasus -- Pro Forma -- Transactions and Merger:
   Common shareholders' equity ..................           $  718,643
   Common shares outstanding -- 9/30/99 .........               26,824
   Book value per common share ..................           $    26.79

                     MARKET PRICE INFORMATION AND DIVIDENDS

Pegasus

     Price Range of Class A Common Stock

     Our Class A common stock is traded on the Nasdaq National Market under the symbol "PGTV." The sale prices reflect inter-dealer quotations, do not include retail markups, markdowns or commission, and do not necessarily represent actual transactions. We urge you to obtain current market quotations. The stock prices listed below represent the high and low closing sale prices of the Class A common stock, as reported on the Nasdaq National Market since January 1, 1998.





                                                       Price Range of Common Stock
                                                       ---------------------------
                                                          High           Low
                                                       ----------   --------------
       Year Ended December 31, 1998:
       First Quarter ..................................   26           19 7/8
       Second Quarter 255/8 ...........................   20 7/8
       Third Quarter ..................................   25           15 7/8
       Fourth Quarter .................................   25 1/2       10 5/8

       Year Ended December 31, 1999:
       First Quarter ..................................   28 7/8       21 3/16
       Second Quarter .................................   50 1/2       27 7/8
       Third Quarter ..................................   46           37
       Fourth Quarter .................................  102 3/4       42 1/2

       Year Ended December 31, 2000:
       First Quarter through _______ __, 2000 .........


     The closing sale price of the Class A common stock was $_____ on ________ __, 2000. As of ____________, 2000, Pegasus had ____ shareholders of record.

     Dividend Policy

     Common Stock: Pegasus has not paid any cash dividends on its Class A common stock and does not anticipate paying cash dividends on its common stock in the foreseeable future. Our policy is to retain cash for operations and expansion. Payment of cash dividends on the common stock is restricted by Pegasus' publicly held debt securities and preferred stock. Our ability to obtain cash from our subsidiaries with which to pay cash dividends is also restricted by the subsidiaries' publicly held debt securities and bank agreements.

     Preferred Stock: We are allowed to pay dividends on our Series C convertible preferred stock by issuing shares of our Class A common stock instead of paying cash, and until July 1, 2002, we are allowed to pay dividends on our Series A preferred stock by issuing more shares of that stock instead of paying cash. We expect to issue shares of our Class A common stock and Series A preferred stock to pay these dividends, and in any event our publicly held debt securities do not permit us to pay cash dividends on our series A preferred stock until July 1, 2002. We are also obligated to pay cash dividends of $57,070 per year on our Series B and $900,000 per year on our Series D junior convertible participating preferred stock. These payments are subject to compliance with outstanding indentures and the certificate of designation with respect to the Series A preferred stock.

Golden Sky

     Price Range of Common Stock

     Golden Sky is a privately-held company and its securities are not listed for quotation on the Nasdaq National Market or on a stock exchange.

     Dividend Policy

     Golden Sky has never declared or paid any cash dividends on its capital stock and does not anticipate paying any cash dividends in the foreseeable future. Any declaration and payment of dividends would be subject to the discretion of Golden Sky's board of directors. Any future determination to pay dividends will depend on Golden Sky's results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by its board of directors.

                               THE SPECIAL MEETING

Solicitation

     The accompanying proxy is solicited on behalf of Pegasus' board of directors. In addition to the use of the mails, proxies may be solicited by Pegasus' directors, officers and employees, without additional compensation, by personal interview, telephone, telegram, or otherwise. Arrangements also may be made with brokerage houses and other custodians, nominees and for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Pegasus may reimburse them for their reasonable out-of-pocket and clerical expenses.

Voting; Record Date and Revocability of Proxies

     Only holders of common stock of record at the close of business on _____________, 2000 will be entitled to vote at the special meeting. Each record holder of Class A common stock will be entitled to one vote per share, and each record holder of Class B common stock will be entitled to ten votes per share. As of the record date, there were __________ shares of Class A common stock and 4,581,900 shares of Class B common stock issued and outstanding.

     The proposals to be acted on at the special meeting require the following votes to be approved:


Merger with Golden Sky and amendments to the        Majority of voting power of the Class A and
  restricted stock plan and stock option plan.      Class B common stock present at the meeting
                                                    in person or by proxy.

Amendment to certificate of incorporation           Majority of voting power of all outstanding
  increasing Class A common stock and non-voting    Class A and Class B common stock, voting
  common stock.                                     together as a single class.

Amendment to certificate of incorporation           Majority of all outstanding shares of Class A
  increasing Class B common stock.                  common stock and Class B common stock, voting
                                                    as separate classes.

Amendment to certificate of incorporation           Majority of voting power of all outstanding
  increasing preferred stock.                       Class A and Class B common stock voting
                                                    together as a single class, and majority of all
                                                    outstanding preferred stock of all series,
                                                    voting together as a single class.

     If a proxy is marked as "withhold authority" or "abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter, the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the special meeting and entitled to vote for the purposes of determining whether such matter has been authorized, but other types of non-votes, including non-votes by broker nominees, will not be so included.

     Shares may be voted at the special meeting in person or by proxy. All valid proxies received prior to the special meeting will be voted. Unless marked to the contrary, such proxies will be voted "for" the merger proposal, "for" the approval of the amendment to the restricted stock plan, "for" the approval of the amendment to the stock option plan, "for" the approval of the amendment to Pegasus' certificate of incorporation increasing the authorized number of shares of Class A common stock, "for" the approval of the amendment to Pegasus' certificate of incorporation increasing the authorized number of shares of Class B common stock, "for" the approval of the amendment to Pegasus' certificate of incorporation increasing the authorized number of shares of non-voting common stock, and "for" the approval of the amendment to Pegasus' certificate of incorporation increasing the authorized number of shares of preferred stock. If any other business is properly brought before the special meeting, the proxies will be voted, to the extent permitted by the rules and regulations of the SEC, in accordance with the judgment of the persons voting the proxies. A stockholder who has given a proxy may revoke it at any time prior to such proxy being voted at the special meeting by filing with Pegasus' Secretary an instrument revoking that proxy or a duly executed proxy bearing a later date, or by attending the special meeting in person and giving notice of such revocation. Attendance at the special meeting does not by itself constitute revocation of a proxy.

     As a result of his beneficial ownership of all outstanding shares of Pegasus' Class B common stock, Marshall W. Pagon, Pegasus' President, Chief Executive Officer and Chairman of the Board, controls ____% of the voting power of Pegasus' common stock. Mr. Pagon therefore has sufficient voting power to approve each of the proposals without the vote of any other stockholders, except the proposals to amend Pegasus' certificate of incorporation to increase the authorized number of shares of Class B common stock and preferred stock. Mr. Pagon has advised Pegasus that he intends to cause the record holders of the Class B common stock to vote in favor of all such proposals.


Quorum

     Approval of each of the proposals to be voted upon at the special meeting requires that a quorum be present. A majority of the total voting power of all outstanding shares of Pegasus' common stock constitutes a quorum. The holders of shares of common stock entitled to vote at the special meeting who attend the special meeting in person or who validly complete a proxy will be counted for purposes of determining whether a quorum is present, regardless of how those stockholders vote with respect to any matter. Abstentions, but not other types of non-votes, will be counted for purposes of determining whether a quorum is present.


Purpose of the Special Meeting

     At the special meeting, holders of Class A common stock and Class B common stock, voting together as one class, will vote upon the proposed merger of Golden Sky and Pegasus GSS Merger Sub pursuant to the merger agreement. See Proposal 1: Approval of Merger. The merger agreement, as amended, has been approved by Pegasus' board of directors by unanimous vote and is attached hereto as Annex I. Under the terms of the merger agreement, and subject to the satisfaction of the conditions set forth in the agreement:

   o Golden Sky will merge with Pegasus GSS Merger Sub and become a wholly-owned subsidiary of Pegasus;

   o with certain exceptions and subject to certain adjustments, the remaining holders of Golden Sky's capital stock will have the right to receive shares of Class A common stock, and holders of outstanding Golden Sky options and warrants will have the right to receive options and warrants to purchase shares of Pegasus' Class A common stock;

   o Pegasus' board of directors will be increased to eleven members, including two directors to be designated by certain stockholders of Golden Sky; and

   o certain stockholders of Golden Sky, Marshall W. Pagon, Pegasus' President, Chief Executive Officer and Chairman of the Board, and certain affiliates of Mr. Pagon that hold all of the Class B common stock will amend and restate the voting agreement, which provides for the designation and election of directors.


     In addition, certain holders of Golden Sky's capital stock have sold shares to Pegasus for cash.


     At the special meeting, in addition to voting on the approval and adoption of the merger agreement, holders of the common stock will also vote upon the following proposals:


   o to amend the restricted stock plan to increase the number of shares of Class A common stock that may be issued thereunder from 350,000 to 750,000 (see Proposal 2: Amendment to Restricted Stock Plan);


   o to amend the stock option plan to increase the number of shares of Class A common stock that may be issued thereunder from 1,300,000 to 3,000,000 and to increase the maximum number of shares of Class A common stock that may be issued under options granted to any executive officer from 550,000 to 1,000,000 (see Proposal 3: Amendment to Stock Option Plan).


   o to amend the certificate of incorporation to increase the authorized number of shares of Class A common stock from 50,000,000 shares to 250,000,000 shares (see Proposal 4: Amendment to Certificate of Incorporation to Increase the Number of Authorized Shares of Class A Common Stock from 50,000,000 to 250,000,000 Shares);

   o to amend the certificate of incorporation to increase the authorized number of shares of Class B common stock from 15,000,000 shares to 50,000,000 shares (see Proposal 5: Amendment to Certificate of Incorporation to Increase the Number of Authorized Shares of Class B Common Stock from 15,000,000 to 50,000,000 Shares);

   o to amend the certificate of incorporation to increase the number of authorized shares of non-voting common stock from 20,000,000 shares to 200,000,000 shares (see Proposal 6: Amendment to Certificate of Incorporation to Increase the Number of Authorized Shares of Non-Voting Common Stock from 20,000,000 to 200,000,000 shares); and

   o to amend the certificate of incorporation to increase the number of authorized shares of preferred stock from 5,000,000 shares to 20,000,000 shares (see Proposal 7: Amendment to Certificate of Incorporation to Increase the Number of Authorized Shares of Preferred Stock from 5,000,000 to 20,000,000 Shares).

     If any other business is brought before the special meeting, proxies will be voted, to the extent permitted by the rules and regulations of the SEC, in accordance with the judgment of the persons voting the proxies. We are unaware at this time of any other matters which will come before the special meeting.

     A form of proxy for use by the holders of the common stock at the special meeting and a return envelope for each form of proxy are enclosed with this proxy statement/prospectus. Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with the Secretary of Pegasus a written notice of revocation or a duly executed proxy bearing a later date. They may also do so by voting in person at the special meeting. A form of proxy is attached as Annex VII hereto. Unless otherwise indicated on the form of proxy, shares represented by any proxy in the appropriate enclosed form, if the proxy is properly executed and received by Pegasus prior to the special meeting and not revoked, will be voted in favor of all the matters to be presented to the special meeting, as described above.


                         PROPOSAL 1: APPROVAL OF MERGER


Background of the Merger

     Following its October 1996 initial public offering, Pegasus has pursued its acquisition strategy of acquiring DIRECTV service territories from other independent providers of DIRECTV who are members or affiliate members of the National Rural Telecommunications Cooperative. From 1997 through 1999, Pegasus acquired direct broadcast satellite territories and related assets in rural portions of 34 states from 84 independent providers of DIRECTV for total consideration of approximately $736.7 million. In 1999, after giving effect to pending Pegasus direct broadcast satellite acquisitions, but not to the merger with Golden Sky, Pegasus will have the exclusive right to provide DIRECTV services to over 5.3 million U.S. television households in rural areas of 36 states serving a subscriber base, as of December 31, 1999, of approximately 752,800 direct broadcast satellite customers. Pegasus believes that there is an opportunity for additional growth through the acquisition of DIRECTV territories held by the other approximately 100 National Rural Telecommunications Cooperative members and affiliate members. We also believe that as the largest independent provider of DIRECTV services that we are well positioned to achieve economies of scale through the acquisition of DIRECTV territories held by other National Rural Telecommunications Cooperative members and affiliate members.

     Because Golden Sky is now the second largest independent provider of DIRECTV services, we believe that a business combination with Golden Sky represents a unique opportunity to further our growth objectives. Golden Sky has the exclusive right to provide DIRECTV services within certain rural territories in the U.S. encompassing approximately 1.9 million U.S. television households in 24 states. As of December 31, 1999, Golden Sky had approximately 345,200 direct broadcast satellite customers.

     Pegasus and Golden Sky had very preliminary communications about a possible transaction through an investment banking firm in January and February of 1999. There were no further communications between the companies until April 19, 1999, when Pegasus sent to Golden Sky a proposal to acquire Golden Sky. After a conversation between Mr. Pagon and Mr. William Collatos representing Golden Sky and additional communications through an investment banking firm, Golden Sky rejected Pegasus' proposal. At the April 23,

1999 meeting of the Pegasus board of directors, management of Pegasus briefed the board of these developments and the board constituted a special acquisition committee consisting of Mr. Pagon and Messrs. Harry Hopper and William Phoenix to monitor negotiations with Golden Sky and make recommendations to the board concerning any transaction. The board also authorized Pegasus to engage an investment banking firm to be selected by management, subject to the recommendations of the special acquisition committee, and subsequently selected CIBC World Markets Corp. with the approval of the special acquisition committee with Mr. Phoenix abstaining. The special acquisition committee convened on a periodic basis as warranted by the status of communications between the companies, and the Pegasus board of directors was briefed about the status of the discussions at its regular meetings.

     There were no further communications between Pegasus and Golden Sky until June 30, 1999, when Mr. Pagon responded to the confidential inquiries of a media and communications broker about the structure of a possible acquisition transaction between Pegasus and Golden Sky. On July 12, 1999, the board of directors of Golden Sky appointed a special acquisition committee comprised of Mr. Collatos and Messrs. Erik Torgerson, Robert Benbow and Rodney Weary. On July 13, 1999, Golden Sky, through an intermediary, responded to Mr. Pagon's suggestions for a transaction structure by proposing requirements for the essential terms of a transaction. On July 29, 1999, representatives of Pegasus and Golden Sky met to discuss a possible transaction. Communications between the companies did not resume again until the end of September 1999, when Mr. Pagon and Mr. Collatos began a series of periodic telephone calls and meetings to discuss a possible transaction. The calls and meetings occurred during September, October and November 1999. Representatives of Pegasus and Golden Sky met to formally negotiate a transaction on December 7, 1999, December 20 and 21, 1999 and January 4, 2000.

     On January 6, 2000 Golden Sky's board of directors met with members of Golden Sky's senior management and legal advisors to review the terms of the merger agreement that resulted from the negotiations. At the January 6, 2000 meeting, Golden Sky's board of directors unanimously approved the merger agreement and authorized the execution of the merger agreement on such terms with such changes as the executive officers approved.

     On January 9, 2000, Pegasus' board of directors met with members of Pegasus' senior management and legal and financial advisors to review the terms of the merger agreement that resulted from these negotiations. At this meeting, CIBC World Markets reviewed with Pegasus' board of directors its financial analysis of the exchange ratio in the proposed merger and delivered to Pegasus' board of directors its oral opinion, which was confirmed by its written opinion dated January 10, 2000, the date of execution of the merger agreement, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the exchange ratio in the merger was fair, from a financial point of view, to Pegasus. This opinion relates only to the overall exchange ratio in the merger, and not to the separate conversion ratios that apply to each of Golden Sky's separate classes of stock. Pegasus understands that those separate ratios were determined by discussions among Golden Sky's stockholders to which Pegasus was not a party. See The Merger -- The Merger Agreement -- Conversion Ratios.

     At the January 9, 2000 meeting, Pegasus' board of directors unanimously approved the merger agreement and authorized the execution of the merger agreement on such terms with such changes as the executive officers approved. On January 10, 2000, Pegasus, GSS Merger Sub, holders of Pegasus' Class B common stock, Golden Sky and certain of Golden Sky's stockholders entered into the merger agreement. On January 11, 2000, Pegasus and Golden Sky publicly announced the merger. On January 25, 2000, the parties amended the merger agreement to provide for the allocation of the total merger consideration among the Golden Sky stockholders. This allocation did not affect the total merger consideration.

Reasons for the Merger and Recommendations of Pegasus' Board of Directors

     At the meeting held on January 9, 2000, Pegasus' board of directors, by unanimous vote, determined that the terms of the merger agreement and the merger are in the best interests of Pegasus and approved the merger agreement and the merger. At this meeting, Pegasus' board of directors also recommended that Pegasus' stockholders approve the merger proposal. In reaching these conclusions and recommendations, Pegasus' board of directors believed that the following factors strongly weighed in favor of the merger:

   o Golden Sky's territories complement Pegasus' existing territorial footprint, both in terms of territories adjacent to existing Pegasus territories and new states and regions.

   o The merger is expected to result in economies of scale, including cost savings from consolidation of duplicative personnel and other infrastructure, and the ability to improve operating performance by spreading fixed costs over a larger base of subscribers.

   o Other synergies could potentially result from the merger, such as the trained field management of Golden Sky.

   o The merger could provide Pegasus with other, less tangible benefits of scale, including a greater degree of national prominence.

Pegasus' board of directors also concluded that the consideration to be paid in the merger was appropriate, particularly in light of the financial analysis presented by CIBC World Markets, which is described in the next section.

     Pegasus' board of directors believes that the only potentially negative factor in the merger is Golden Sky's indebtedness and high degree of leverage, and related issues concerning integration of the two companies' operations within the constraints of their respective debt and preferred stock covenants. See Risk Factors -- Risk Factors Relating to Golden Sky's Business -- Golden Sky May Not Be Able To Make Principal or Interest Payments on Its Substantial Debt, Risk Factors -- Risk Factors Associated With the Merger -- We May Not Be Able To Integrate Golden Sky's Operations Successfully and The Merger -- Consequences under Debt Agreements and Preferred Stock Terms. Pegasus' board of directors concluded that the potential benefits of the merger outweigh these possible detriments.

     The amendment requires the affirmative vote of holders of shares representing a majority of the voting power of the outstanding shares of Pegasus' common stock present, in person or by proxy, at the meeting and entitled to vote.

     ACCORDINGLY, PEGASUS' BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE MERGER PROPOSAL.

Opinion of CIBC World Markets Corp.

     Pegasus engaged CIBC World Markets to render an opinion as to the fairness, from a financial point of view, to Pegasus of the exchange ratio in the merger. Pegasus selected CIBC World Markets based on CIBC World Markets' reputation, expertise and familiarity with Pegasus and its business. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. CIBC World Markets has in the past provided and is currently providing services to Pegasus unrelated to the proposed merger, for which services CIBC World Markets has received and will receive compensation. William P. Phoenix, a Managing Director of CIBC World Markets, is a director of Pegasus and, in that capacity, holds options to purchase shares of Pegasus' Class A common stock. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade the securities of Pegasus for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     On January 9, 2000, at a meeting of Pegasus' board of directors held to evaluate the proposed merger, CIBC World Markets rendered an oral opinion, which opinion was confirmed by delivery of a written opinion dated January 10, 2000, the date of the merger agreement. CIBC World Market's opinion was to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, the exchange ratio provided for in the merger was fair to Pegasus from a financial point of view.

     The full text of CIBC World Markets' written opinion dated January 10, 2000, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex VI and is incorporated into this proxy statement/prospectus by reference. CIBC World Markets' opinion is directed to Pegasus' board of directors, addresses only the fairness of the exchange ratio from a financial point of view to Pegasus and does not constitute a recommendation to any stockholder as to any matters relating to the proposed merger. This opinion also does not address the allocation of the Pegasus stock to be issued in the merger among the various Golden Sky stockholders. The summary of CIBC World Markets' opinion described below is qualified in its entirety by reference to the full text of its opinion.

     In arriving at its opinion, CIBC World Markets:

     o reviewed the merger agreement and related documents;

     o reviewed audited financial statements of Pegasus and Golden Sky for the fiscal years ended December 31, 1997 and December 31, 1998;

     o reviewed unaudited financial statements of Pegasus and Golden Sky for the nine months ended September 30, 1999;

     o reviewed financial projections prepared by the managements of Pegasus and Golden Sky;

     o reviewed the historical market prices and trading volume for Pegasus Class A common stock;

     o held discussions with the senior managements of Pegasus and Golden Sky with respect to the business and prospects for future growth of Pegasus and Golden Sky;

     o reviewed and analyzed publicly available financial data for companies that CIBC World Markets deemed comparable to Pegasus and Golden Sky;

     o reviewed and analyzed publicly available information for transactions that CIBC World Markets deemed comparable to the merger;

     o performed discounted cash flow analyses of Pegasus and Golden Sky using assumptions of future performance provided to CIBC World Markets by the managements of Pegasus and Golden Sky;

     o reviewed public information concerning Pegasus and affiliates of Golden Sky; and

     o performed other analyses and reviewed other information as it deemed appropriate.

     In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information that Pegasus, Golden Sky and each of their employees, representatives and affiliates provided to or discussed with CIBC World Markets.

     With respect to forecasts of future financial condition and operating results of Pegasus and Golden Sky and the potential synergies and strategic benefits anticipated to result from the merger, including the amount, timing and achievability of those potential synergies and strategic benefits, CIBC World Markets assumed, at the direction of the managements of Pegasus and Golden Sky, without independent verification or investigation, that the forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of Pegasus and Golden Sky.

     CIBC World Markets also assumed, with Pegasus' consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes and, to the extent material to its analysis, that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of the material terms or conditions of the merger. CIBC World Markets further assumed, with Pegasus' consent, without independent verification or investigation, that the outcome of the existing litigation and related proceedings between the National Rural Telecommunications Cooperative and DIRECTV would not have a material adverse effect on the financial condition or results of operations of Pegasus or Golden Sky.

     CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities of Pegasus, Golden Sky or affiliated entities. CIBC World Markets expressed no opinion as to the underlying valuation, future performance or long-term viability of Pegasus or Golden Sky, or the price at which Pegasus' Class A common stock would trade after announcement or consummation of the merger. CIBC World Markets was not requested to, and it did not, participate in the negotiation or structuring of the merger. CIBC World Markets' opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of the opinion. Although subsequent developments may affect the opinion of CIBC World Markets, it does not have any obligation to update, revise or reaffirm its opinion. No other instructions or limitations were imposed by Pegasus' board of directors on CIBC World Markets with respect to the investigations made or the procedures followed by it in rendering its opinion.

     The following is a summary of the material financial analyses underlying CIBC World Markets' opinion to Pegasus' board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand CIBC World Markets' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. You should consider the data set forth in the tables below together with the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses. If you fail to consider both the tabular data and the narrative description together, you could have a misleading or incomplete view of CIBC World Markets' financial analyses.

     Selected Companies Analyses. CIBC World Markets compared financial and stock market information for Pegasus and Golden Sky and the following 19 selected publicly held companies in the direct broadcast satellite, broadcast and cable industries:


      Direct Broadcast
     Satellite Companies               Broadcast Companies                    Cable Companies
----------------------------   ----------------------------------   -----------------------------------
o EchoStar Communications      o ACME Communication, Inc.           o Adelphia Communications Corp.
 Corp.
o Hughes Electronics Corp.     o BHC Communications, Inc.           o Cablevision Systems Corp.
                               o Chris-Craft Industries, Inc.       o Charter Communications, Inc.
                               o Granite Broadcasting Corp.         o Comcast Corp.
                               o Hearst-Argyle Television, Inc.     o Cox Communications, Inc.
                               o Paxson Communications Corp.        o Insight Communications Co., Inc.
                               o Sinclair Broadcast Group, Inc.     o MediaOne Group, Inc.
                               o United Television, Inc.
                               o Univision Communications Inc.
                               o Young Broadcasting Inc.

     CIBC World Markets reviewed, among other things, enterprise values, calculated as equity market value, plus debt, less cash, as multiples of estimated calendar years 1999, 2000 and 2001 revenues and subscribers and estimated calendar years 1999 and 2000 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. All multiples were based on closing stock prices on January 6, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Pegasus and Golden Sky were based on internal estimates of the managements of Pegasus and Golden Sky.

     CIBC World Markets applied a range of selected multiples of estimated calendar years 1999, 2000 and 2001 revenues and subscribers derived from the selected companies to corresponding financial data of Golden Sky. In reviewing Golden Sky, the selected companies and related multiples, CIBC World Markets noted the lawsuit between the National Rural Telecommunications Cooperative and DIRECTV and Golden Sky's lack of rights to interactive services, limited local-to-local benefit, current lack of access to premium programming and lack of critical mass as compared to other sector companies. This analysis indicated the following implied equity reference range for Golden Sky, as compared to the equity value for Golden Sky implied by the exchange ratio in the merger based on the closing price of Pegasus' Class A common stock on January 6, 2000:


      Implied Equity Reference          Equity Value for Golden Sky
        Range for Golden Sky             Implied by Exchange Ratio
------------------------------------   ----------------------------
  $550.0 million -- $900.0 million     $572.8 million

     CIBC World Markets also applied a range of selected multiples of estimated calendar years 1999, 2000 and 2001 revenues and subscribers derived from the selected digital broadcast companies to corresponding financial data of Pegasus' direct broadcast satellite business, a range of selected multiples of estimated calendar years 1999 and 2000 revenues and EBITDA derived from the selected broadcast companies to corresponding financial data of Pegasus' broadcast business and a range of selected multiples of estimated calendar year 1999 subscribers and estimated calendar years 1999, 2000 and 2001 revenues and EBITDA derived from the selected cable companies to corresponding financial data of Pegasus' cable business. In reviewing Pegasus, the selected companies and related multiples, CIBC World Markets noted the lawsuit between the National Rural Telecommunications Cooperative and DIRECTV and Pegasus' lack of rights to interactive services, limited local-to-local benefit and current lack of access to premium programming as compared to other sector companies. After adjustment for after-tax corporate expenses, this analysis indicated the following aggregate implied equity reference range for Pegasus, as compared to the closing price of Pegasus' Class A common stock on January 6, 2000:


    Implied Aggregate Equity       Closing Price of Pegasus' Class A
  Reference Range for Pegasus       Common Stock on January 6, 2000
-------------------------------   ----------------------------------
  $95.00 -- $149.00 per share              $88.13 per share


     Discounted Cash Flow Analyses. CIBC World Markets performed separate discounted cash flow analyses to estimate the present value of the unlevered, after-tax free cash flows that Pegasus and Golden Sky could generate for fiscal years 2000 through 2004, based on internal estimates of the managements of Pegasus and Golden Sky, both before and after taking into account potential synergies expected by the managements of Pegasus and Golden Sky to result from the merger. CIBC World Markets calculated the range of estimated terminal values for Golden Sky by applying:

   o terminal value multiples ranging from 11.0x to 13.0x to Golden Sky's projected fiscal year 2004 EBITDA,

   o terminal value multiples ranging from 4.0x to 6.0x to Golden Sky's projected fiscal year 2004 revenues,

   o terminal values ranging from $3,300 to $3,500 per subscriber to Golden Sky's projected fiscal year 2004 subscribers, and

   o terminal growth rates of 6.0% to 9.0% to Golden Sky's projected fiscal year 2004 revenues.

   The present value of the cash flows and terminal values were calculated using discount rates ranging from 12.0% to 16.0%. This analysis indicated the following implied equity reference ranges for Golden Sky, as compared to the equity value for Golden Sky implied by the exchange ratio in the merger based on the closing price of Pegasus' Class A common stock on January 6, 2000:

              Implied Equity Reference Range for Golden Sky
-------------------------------------------------------------------------   Equity Value for Golden Sky
           Without Synergies                      With Synergies             Implied by Exchange Ratio
---------------------------------------  --------------------------------  ----------------------------
      $300.0 million - $600.0 million    $700.0 million -- $1.2 billion    $572.8 million


   CIBC World Markets calculated the range of estimated terminal values for Pegasus by applying:


   o terminal value multiples ranging from 11.0x to 13.0x to Pegasus' projected fiscal year 2004 EBITDA for its direct broadcast satellite business,

   o terminal value multiples ranging from 4.0x to 6.0x to Pegasus' projected fiscal year 2004 revenues for its direct broadcast satellite business,

   o terminal values ranging from $3,300 to $3,500 per subscriber to Pegasus' projected fiscal year 2004 subscribers for its direct broadcast satellite business,

   o terminal growth rates of 7.0% to 9.0% to Pegasus' projected fiscal year 2004 revenues for its direct broadcast satellite business, and

   o terminal value multiples ranging from 12.0x to 14.0x to Pegasus' projected 2004 EBITDA for its cable and broadcast businesses.


   The present value of the cash flows and terminal values were calculated using discount rates ranging from 12.0% to 16.0% for Pegasus' direct broadcast business, 11.0% to 13.0% for its cable business and 10.0% to 12.0% for its broadcast business. After adjustment for after-tax corporate expenses, this analysis indicated the following implied aggregate equity reference range for Pegasus, as compared to the closing price of Pegasus' Class A common stock per share on January 6, 2000:

    Implied Aggregate Equity        Closing Price of Pegasus' Class A
   Reference Range for Pegasus       Common Stock on January 6, 2000
--------------------------------   ----------------------------------
   $82.00 - $135.00 per share               $88.13 per share


     Exchange Ratio Analysis. CIBC World Markets calculated the aggregate exchange ratio reference ranges implied by the results derived from the Selected Companies Analyses and Discounted Cash Flow Analyses described above and compared these ranges to the implied exchange ratio in the merger. This analysis indicated the following implied approximate exchange ratio reference ranges, as compared to the exchange ratio in the merger:

                                                       Selected          Discounted Cash
                                                  Companies Analysis      Flow Analysis      Proposed Merger
                                                 --------------------  -------------------  ----------------
Implied Exchange Ratio Range                       41.95x -- 96.32x      20.00x -- 69.51x        69.57x
Implied Exchange Ratio Range (With Synergies)             N/A            60.74x -- 146.34x        N/A

     Precedent Transactions Analysis. CIBC World Markets reviewed the purchase prices and implied transaction multiples in the following 35 selected transactions in the direct broadcast satellite and cable industries, which are presented in reverse chronological order:

               Acquiror                                              Target
               --------                                              ------
Direct Broadcast Satellite Companies:
o Hughes Electronics Corp. (DIRECTV)    Primestar, Inc. (direct broadcast satellite business and Tempo
                                         Satellite, Inc.)
o Hughes Electronics Corp. (DIRECTV)    US Satellite Broadcasting Co., Inc.
o EchoStar Communications Corp.         News Corp./MCI Worldcom, Inc. (satellite television assets)
o Pegasus Communications Corporation    Digital Television Services, Inc.
Cable Companies:
o Comcast Corp.                         Comcast MHCP Holdings, L.L.C.
o Comcast Corp.                         Jones Intercable, Inc. (resulting in 100% ownership)
o Adelphia Communications Corp.         Cablevision Systems Corp. (Ohio units)
o Comcast Corp.                         Lenfest Communications, Inc.
o Comcast Corp.                         Jones Intercable, Inc. (resulting in 79% ownership)
o Cox Communications, Inc.              Gannett Co., Inc. (cable operations)
o Cox Communications, Inc.              AT&T Corp. (selected cable systems)
o Charter Communications, Inc.          Bresnan Communications Co.
o Charter Communications, Inc.          Falcon Communications, L.P.
o Charter Communications, Inc.          Fanch Cablevision L.P. (cable systems)
o Charter Communications, Inc.          Avalon Cable LLC
o Cox Communications, Inc.              TCA Cable TV, Inc.
o Mediacom LLC                          Triax Midwest Associates, L.P.
o Adelphia Communications Corp.         Harron Communications Corp.
o Cox Communications, Inc.              Media General, Inc. (cable systems)
o Adelphia Communications Corp.         Century Communications Corp.
o Adelphia Communications Corp.         FrontierVision Partners, L.P.
o Charter Communications, Inc.          Rifkin Acquisition Partners, L.L.P.
o Charter Communications, Inc.          Intermedia Capital Partners IV, L.P. (cable systems)
o Charter Communications, Inc.          Helicon Partners I, L.P.
o Charter Communications, Inc.          Greater Media Cablevision, Inc. (cable systems)

              Acquiror                                    Target
              --------                                    ------
o Charter Communications, Inc.        Renaissance Media Group LLC
o Charter Communications, Inc.        American Cable Entertainment, LLC
o Adelphia Communications Corp.       Verto Communications, Inc.
o Insight Communications Co., Inc.    Coaxial Communications of Central Ohio (cable systems)
o Marcus Cable Company L.L.C          Charter Communications, Inc.
o AT&T Corp.                          Tele-Communications, Inc.
o Avalon Cable LLC                    Cable Michigan, Inc.
o Comcast Corp.                       Jones Intercable, Inc. (resulting in 37% ownership)
o Cox Communications, Inc.            Prime South Diversified, Inc.
o Charter Communications, Inc.        Affiliated Investors

     CIBC World Markets reviewed, among other things, enterprise values in the selected transactions as multiples of estimated calendar year 1999 subscribers and estimated calendar years 1999, 2000 and 2001 revenues. All multiples were based on publicly available information at the time of announcement of the relevant transaction. CIBC World Markets then applied a range of selected multiples of estimated calendar year 1999 subscribers and estimated calendar years 1999, 2000 and 2001 revenues derived from the selected transactions to corresponding financial statistics of Golden Sky. This analysis indicated the following implied equity reference range for Golden Sky, as compared to the equity value for Golden Sky implied by the exchange ratio in the merger based on the closing price of Pegasus' Class A common stock on January 6, 2000:




      Implied Equity Reference          Equity Value for Golden Sky
        Range for Golden Sky             Implied by Exchange Ratio
        --------------------             -------------------------
  $350.0 million -- $600.0 million           $572.8 million


     Pro Forma Merger Analysis. CIBC World Markets analyzed the potential pro forma effect of the merger, for estimated calendar years 2000, 2001 and 2002, on:

     o Pegasus' EBITDA, excluding subscriber acquisition costs, per subscriber, and

     o cash earnings per share.

CIBC World Markets performed this analysis based on internal estimates of the managements of Pegasus and Golden Sky after taking into account the potential synergies expected by the managements of Pegasus and Golden Sky to result from the merger. This analysis indicated that the merger could be dilutive to, or result in a decrease in, Pegasus' EBITDA, excluding subscriber acquisition costs, per subscriber in estimated calendar years 2000 and 2001 and neutral to Pegasus' EBITDA, excluding subscriber acquisition costs, per subscriber in estimated calendar year 2002. This analysis also indicated that the merger could be dilutive to Pegasus' cash earnings per share in estimated calendar year 2000 and accretive to, or result in an increase in, Pegasus' cash earnings per share in estimated calendar years 2001 and 2002. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Contribution Analysis. CIBC World Markets analyzed the respective contributions of Pegasus and Golden Sky to various operational metrics of the combined entity, based on internal estimates of the managements of Pegasus and Golden Sky. In particular, CIBC World Markets reviewed the contributions of Pegasus and Golden Sky to the combined company's estimated calendar years 2000, 2001 and 2002 revenues, EBITDA excluding subscriber acquisition costs, and average subscribers, both before and after taking into account potential synergies expected by the managements of Pegasus and Golden Sky to result from the merger. This analysis indicated the following implied percentage contributions for Pegasus and Golden Sky, as compared to the pro forma equity ownership of the stockholders of Pegasus and Golden Sky immediately upon the closing of the merger:

                                        Pegasus                    Golden Sky
                                Percentage Contribution     Percentage Contribution     Synergies
                               -------------------------   -------------------------   ----------
Revenues:
2000 .......................              73.5%                       24.8%                1.7%
2001 .......................              75.0%                       22.3%                2.7%
2002 .......................              74.0%                       21.2%                4.8%

EBITDA (excluding subscriber
 acquisition costs):
2000 .......................              76.7%                       17.1%                6.2%
2001 .......................              76.0%                       16.3%                7.7%
2002 .......................              77.3%                       16.3%                6.4%

Average Subscribers:
2000 .......................              68.9%                       29.0%                2.1%
2001 .......................              71.2%                       25.9%                2.9%
2002 .......................              71.8%                       25.1%                3.1%


                 Pro Forma Equity Ownership in Combined Company
                 ----------------------------------------------
                   Pegasus                       Golden Sky
                   -------                       ----------
                    77.4%                          22.6%

     Other Factors. In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including:

     o selected research analysts' reports for Pegasus, including stock price estimates of those analysts;

     o historical market prices and trading volumes for Pegasus' Class A common stock; and

     o the relationship between movements in Pegasus' Class A common stock, movements in the common stock of the selected direct broadcast satellite companies and movements in the Nasdaq market.

     The above summary is not a complete description of CIBC World Markets' opinion to Pegasus' board of directors or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and the summary above must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.

     In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Pegasus and Golden Sky. No company, transaction or business used in the analyses as a comparison is identical to Pegasus, Golden Sky or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

     The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, CIBC World Markets' analyses and estimates are inherently subject to substantial uncertainty.

     The type and amount of the consideration payable in the merger was determined through negotiation between Pegasus and Golden Sky and the decision to enter into the merger was solely that of Pegasus' board of directors. CIBC World Markets' opinion and financial analyses were only one of many factors considered by Pegasus' board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Pegasus' board of directors or management with respect to the merger or the exchange ratio provided for in the merger.

     Under the terms of its engagement, Pegasus agreed to pay CIBC World Markets upon delivery of its opinion an aggregate fee of $750,000. In addition, Pegasus agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel. Pegasus also agreed to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.


Interests of Certain Persons in the Merger

     At the time of the closing of the sale of Golden Sky capital stock to Pegasus for cash, Marshall W. Pagon became entitled to a seat on Golden Sky's board of directors. When the merger becomes effective, Mr. Pagon and the holders of the Class B common stock, certain stockholders of Golden Sky, and certain former stockholders of Digital Television Services, Inc. will amend and restate the voting agreement that was entered into when Pegasus acquired Digital Television Services in 1998. According to the terms of the voting agreement, the parties to the voting agreement will each have the right to designate one or more directors to Pegasus' board of directors. A copy of the voting agreement to be entered into is attached as Annex II to this proxy statement/prospectus. See The Merger -- Voting Agreement.

     When the merger becomes effective, a registration rights agreement will also be entered into by, among others, Pegasus, certain of Golden Sky's stockholders, and members of Golden Sky's senior management who elect to do so. The registration rights agreement will provide certain underwritten demand, shelf and piggyback registration rights to holders of Class A common stock received in the merger who are parties to the agreement. See The Merger -- Registration Rights Agreement.


Ownership of Pegasus After the Merger

     Upon completion of the merger, there will be outstanding ____________ shares of Pegasus' Class A common stock, assuming no additional shares are issued before the effective time, of which approximately ____ million, or ______%, will be owned by the Golden Sky stockholders, and 4,581,900 shares of Class B common stock, all of which will be beneficially owned by Mr. Pagon. Giving effect to the voting rights of the Class B common stock, the Golden Sky stockholders and Mr. Pagon will have voting power with respect to approximately _____% and _____%, respectively, of the common stock.

Management of Pegasus After the Merger

     It is not expected that there will be any change in the executive officers of Pegasus as a result of the merger. For information concerning the composition of Pegasus' board of directors following the merger, see The Merger -- Voting Agreement.

                PROPOSAL 2: AMENDMENT TO RESTRICTED STOCK PLAN

     Our restricted stock plan provides for the issuance of up to 350,000 shares of Class A common stock pursuant to restricted stock awards. Awards for an aggregate of 183,626 shares of Class A common stock have been granted thus far under the plan.

     We adopted the restricted stock plan to further our growth and success by providing an incentive to eligible employees which increases their direct involvement in our future success and which generally rewards these employees in proportion to increases in location cash flows. Location cash flow means pre-marketing cash flow less direct broadcast satellite subscriber acquisition costs. Pre-marketing cash flow is calculated by taking on earnings and adding back the following expenses:

     o interest;

     o income taxes;

     o depreciation and amortization;

     o non-cash charges, such as incentive compensation under restricted stock plan and 401(k) plans;

     o corporate overhead; and

     o direct broadcast satellite subscriber acquisition costs, which are sales and marketing expenses incurred to acquire new direct broadcast satellite subscribers.

     Pegasus' board of directors is proposing that the restricted stock plan be amended to provide for an increase in the maximum number of shares of Class A common stock which may be issued under the Plan from 350,000 to 750,000. In proposing this amendment, Pegasus' board of directors took into consideration the number of awards made under the plan and the substantially larger employee base that will result upon consummation of the merger. The text of the proposed amendment is attached as Annex III to this proxy statement/prospectus.

     The amendment requires the affirmative vote of holders of shares representing a majority of the voting power of the outstanding shares of Pegasus' common stock present, in person or by proxy, at the meeting and entitled to vote.

     Pegasus' Board of Directors Recommends Voting "For" The Proposal To Amend the Restricted Stock Plan To Increase the Number of Shares of Class A Common Stock For Which Awards May Be Granted From 350,000 To 750,000.

Restricted Stock Plan

     The restricted stock plan provides for four types of restricted stock awards that are made in the form of Class A common stock:

     o profit sharing awards to general managers, department managers and corporate managers, other than executive officers;

     o special recognition awards for consistency (team award), initiative (a team or individual award), problem solving (a team or individual award) and individual excellence;

     o excess awards that are made to the extent that an employee does not receive a matching contribution under our U.S. 401(k) Plan or Puerto Rico 401(k) Plan because of restrictions of the Internal Revenue Code of 1986, as amended, or the Puerto Rico Internal Revenue Code, respectively; and

     o discretionary restricted stock awards.

     An employee may elect to receive all or any portion of a profit sharing award or discretionary award made after December 31, 1998 in the form of an option in lieu of restricted stock. The number of shares of Class A common stock subject to such an option is based on the number of shares that would have been payable in the form of restricted stock. An executive officer may elect to receive a discretionary award made on or after April 23, 1999 in the form of restricted stock, an option, cash or any combination of the foregoing. However, the cash component of a discretionary award may not exceed 331/3% of the executive officer's base salary for the year in which the award is made, and is paid as soon as practicable after the award is made.

     Awards under the restricted stock plan, other than excess and discretionary awards, are in proportion to annual increases in location cash flow. For this purpose location cash flow is automatically adjusted for acquisitions such that, for the purpose of calculating the annual increase in location cash flow, the location cash flow of the acquired properties is included as if it had been a part of our financial results for the comparable period of the prior year.

     We believe that the restricted stock plan results in greater increases in stockholder value than results from a conventional stock option program because it creates a clear cause and effect relationship between initiatives taken to increase location cash flow and the amount of incentive compensation that results therefrom.

     Although the restricted stock plan, like conventional stock option programs, provides compensation to employees as a function of growth in stockholder value, the tax and accounting treatments of this program are different. For tax purposes, incentive compensation awarded under the restricted stock plan, upon vesting, is fully tax deductible as compared to conventional stock option grants, which generally are only partially tax deductible upon exercise. For accounting purposes, conventional stock option programs generally do not result in a charge to earnings while compensation under the restricted stock plan does result in a charge to earnings. We believe that these differences result in a lack of comparability between the operating cash flow of companies that utilize conventional stock option programs and our operating cash flow.

     The table below lists the specific maximum components of the restricted stock plan, other than excess and discretionary awards, in terms of a $1 increase in annual location cash flow.

Component                                           Amount

Restricted stock grants to general managers based
 on the increase in annual location cash flow
 of individual business units ...................   6 Cents
Restricted stock grants to department managers
 based on the increase in annual location
 cash flow of individual business units .........   6
Restricted stock grants to corporate managers
 (other than executive officers) based on
 the company-wide increase in annual location
 cash flow ......................................   3
Restricted stock grants to employees selected
 for special recognition ........................   5
                                                   --------
Total ...........................................  20 Cents
                                                   ========

     As of December 31, 1999, we had 8 general managers, 48 department managers and 12 corporate managers. All of these employees are currently eligible to receive profit-sharing awards under the restricted stock plan.

     Executive officers and non-employee directors are not eligible to receive profit sharing awards under the restricted stock plan. Executive officers are eligible to receive awards under the restricted stock plan consisting of

     o special recognition awards;

     o excess awards made to the extent that an employee does not receive a matching contribution under either of our 401(k) plans because of restrictions of the Internal Revenue Code; and

     o discretionary awards determined by a committee of not fewer than two non-employee directors of Pegasus or Pegasus' entire board of directors.

     Administration. The restricted stock plan is administered by committees that are authorized by our board of directors. With respect to awards made to executive officers, the restricted stock plan is administered by a committee of not fewer than two directors of Pegasus. With respect to awards made to employees who are not executive officers, the restricted stock plan is administered by a management committee.

     Class A Common Stock Available. Under the restricted stock plan, 350,000 shares of Class A common stock are available for the granting of awards, including options granted in lieu of restricted stock. This limit is subject to adjustment for certain changes in Pegasus' structure or capitalization, such as stock splits, combinations, etc. As of ___________, 2000, the closing sale price of the Class A common stock on the Nasdaq National Market was $______.

     Vesting. Awards of restricted stock vest on the following schedule:

     o 34% after two years of service with Pegasus, including years before the restricted stock plan was established;

     o 67% after three years of service; and

     o 100% after four years of service.

However, the Committee has the authorization to accelerate the vesting of any award when granted and at any time thereafter. A grantee also becomes fully vested in his outstanding restricted stock award(s) upon death or disability. If a grantee's employment is terminated for a reason other than death or disability before completing four years of service, his unvested restricted stock awards will be forfeited. Restricted stock is held by Pegasus prior to becoming vested. The grantee will, however, be entitled to vote the restricted stock and receive any dividends of record prior to vesting.

     Terms and Conditions of Options Granted in Lieu of Restricted Stock. Any option granted in lieu of restricted stock generally will be an incentive stock option. The number of shares covered by an option granted in lieu of restricted stock will be determined by multiplying the number of shares which would have been subject to the restricted stock award -- had no election to receive other than stock been made -- by the percentage of the award to be paid in the form of an option and a conversion factor determined under a valuation formula established by the committee, or its delegate. However, no employee may be granted options under the restricted stock plan covering more than 50,000 shares of Class A common stock in any calendar year, subject to adjustment for certain changes in Pegasus' structure or capitalization.

     All options granted under the restricted stock plan have a per share exercise price of 100% of the fair market value of a share of Class A common stock on the date of grant -- 110% in the case of an incentive stock option granted to a more-than-10% stockholder. Options granted under the restricted stock plan have a term of up to 10 years from the date of grant -- up to five years in the case of an incentive stock option granted to a more-than-10% stockholder. However, an option granted under the restricted stock plan will terminate no later than one year after the optionee's termination of employment on account of death or disability, or three months after the optionee's termination of employment for a reason other than death or disability. Each option granted under the restricted stock plan vests on the same schedule as the restricted stock award to which the option relates, which may be accelerated by the committee at the time of grant and at any time thereafter. The exercise price and tax withholding obligations may be paid in various methods, including surrendering previously acquired shares of Class A common stock.

     Duration and Amendment of Restricted Stock Plan. The restricted stock plan will terminate in September 2006. Pegasus' board of directors may amend, suspend or terminate the restricted stock plan, and the restricted stock plan administrator may amend any outstanding restricted stock awards, at any time, subject to stockholder approval under certain circumstances, including increases in the number of shares authorized under the plan. Nevertheless, certain amendments listed in the restricted stock plan require stockholder approval. Examples of amendments which require stockholder approval include an increase in the number of shares authorized under the restricted stock plan, and a change in the class of employees eligible to receive incentive stock options under the restricted stock plan. A grantee must approve any suspension, discontinuance or amendment, if such action would materially impair the rights of the grantee under any restricted stock award previously granted to him.

     Restricted Stock Awards. The following special recognition awards and discretionary awards were made under the restricted stock plan in 1999:

Name and Position                                                                           Amount of Award
-----------------                                                                           ---------------
Marshall W. Pagon, President and Chief Executive Officer ................................      $124,978
Ted S. Lodge, Senior Vice President, Chief Administrative Officer, General Counsel, and
 Secretary ..............................................................................       104,068
Robert N. Verdecchio, Senior Vice President, Chief Financial Officer and Assistant
  Secretary .............................................................................        99,967
Howard E. Verlin, Vice President, Cable and Satellite Television and Assistant Secretary        144,974
Nicholas A. Pagon, Vice President .......................................................            --
Executive Group .........................................................................       473,987
Non-Executive Director Group ............................................................         N/A(1)
Non-Executive Officer Employee Group ....................................................            --
                                                                                               --------
   Total ................................................................................      $473,987
                                                                                               ========

------------
(1) Non-executive directors are not eligible to receive awards under the restricted stock plan.

     The following profit sharing awards were made under the restricted stock plan in 1999 on the basis of 1998 results.

Name and Position                                                                           Amount of Award
-----------------                                                                           ---------------
Marshall W. Pagon, President and Chief Executive Officer ................................       N/A(1)
Ted S. Lodge, Senior Vice President, Chief Administrative Officer, General Counsel, and
 Secretary ..............................................................................       N/A(1)
Robert N. Verdecchio, Senior Vice President, Chief Financial Officer and Assistant
  Secretary .............................................................................       N/A(1)
Howard E. Verlin, Vice President, Cable and Satellite Television and Assistant Secretary        N/A(1)
Nicholas A. Pagon, Vice President .......................................................       N/A(1)
Executive Group .........................................................................       N/A(1)
Non-Executive Director Group ............................................................       N/A(1)
Non-Executive Officer Employee Group ....................................................    $585,760
                                                                                             --------
   Total ................................................................................    $585,760

------------
(1) Pegasus' executive officers and non-executive directors are not eligible to receive profit sharing awards under the restricted stock plan.

     Registration Statement on Form S-8. The 350,000 shares of Class A common stock that may be currently granted under the restricted stock plan have been registered for sale under the Securities Act, pursuant to a registration statement on Form S-8. If the proposal to increase the number of shares covered by the restricted stock plan is approved, we intend to file with the SEC an amendment to the registration statement on Form S-8 to register the additional shares of Class A common stock that may be granted under the plan.


                  PROPOSAL 3: AMENDMENT TO STOCK OPTION PLAN

     The stock option plan provides for the issuance of up to 1,300,000 shares of Class A common stock pursuant to options granted under the plan. Options to acquire an aggregate of approximately 1,300,000 shares of Class A common stock are currently outstanding.

     We adopted the stock option plan to further our growth and success by providing an incentive to eligible employees and directors which increases their direct involvement in our future success.

     Pegasus' board of directors is proposing that the stock option plan be amended to provide for an increase in the maximum number of shares of Class A common stock which may be granted under the stock option plan from 1,300,000 to 3,000,000 and to increase the maximum number of shares of Class A common stock that may be issued under options granted to any executive officer from 550,000 to 1,000,000. In proposing this amendment, Pegasus' board of directors took into consideration the number of options that will need to be issued under the stock option plan to replace outstanding options to purchase Golden Sky common stock and the number of additional non-employee directors that will result upon consummation of the merger. The increase is also needed because Pegasus has already issued options covering all of the shares of Class A common stock authorized under the plan. The text of the proposed amendment is attached as Annex IV to this proxy statement/prospectus.

     The amendment requires the affirmative vote of holders of a majority of shares representing a majority of the voting power of the outstanding shares of Pegasus' common stock present, in person or by proxy, at the meeting.

     Pegasus' Board of Directors Recommends Voting "For" the Proposal To Amend the Stock Option Plan To Increase the Number of Shares of Class A Common Stock For Which Options May Be Issued From 1,300,000 To 3,000,000 And To Increase the Maximum Number of Shares of Class A Common Stock That May Be Issued Under Options Granted To Any Executive Officer From 550,000 To 1,000,000.

Stock Option Plan

     Employees of Pegasus are eligible to receive incentive stock options, as described in Section 422 of the Internal Revenue Code and nonqualified stock options under the stock option plan. Incentive stock options offer employees certain tax advantages, discussed below, which are not available under nonqualified stock options. Employees are eligible to receive discretionary option grants, determined at the discretion of a committee, and 100-share formula options under the stock option plan. Non-employee directors are eligible to receive discretionary nonqualified stock options under the stock option plan. All of our non-employee directors and employees are eligible to receive options under the stock option plan. After the merger, nine non-employee directors will be eligible to receive options under the stock option plan.

     Class A Common Stock Available. Options may be granted under the stock option plan to purchase up to 1,300,000 shares of Class A common stock. However, no employee may be granted options covering more than 3,000,000 shares of Class A common stock under the stock option plan. Both of these limits are subject to adjustment for certain changes in Pegasus' structure or capitalization such as stock splits, combinations, etc.

     Administration. The stock option plan is administered by a committee of not fewer than two directors of Pegasus, if the grantee is an executive officer or a non-employee director if the grantee is an executive officer or a non-employee director. For an employee who is not an executive officer, the committee consists of members of management who are appointed by Pegasus' board. Employees and non-employee directors selected by the committee administering the stock option plan are eligible to receive discretionary options based on an employees' or non-employee director's contribution to the achievement of our objectives and other relevant matters.

     Terms and Conditions of Options. When an option is granted at the discretion of the committee administering the stock option plan, the committee determines the terms of the option, including the number of shares of Class A common stock subject to the option and the exercise price. However, the option term may not exceed ten years, and the per share exercise price may not be less than the fair market value of a share of Class A common stock on the date the option is granted. Options automatically become exercisable upon a "change of control," as defined in the stock option plan.

     The committee administering the stock option plan may also provide that the term of an option will be shorter than it otherwise would have been if an optionee terminates employment or board of directors membership, for any reason, including death or disability. However, an incentive stock option will expire no later than:

     o three months after termination of employment for a reason other than death or disability; or

     o one year after termination of employment on account of disability.

     Also, no option may be exercised more than three years after an optionee's death.

     The exercise price and tax withholding obligations on exercise may be paid in various methods, including a cash payment and/or surrendering shares subject to the option or previously acquired shares of Class A common stock.

     Terms and Conditions of Formula Options. Each full-time employee who is not an executive officer automatically receives an option to purchase 100 shares of Class A common stock on the later of December 18, 1998, or the date he or she first becomes a full-time employee. Each 100-share option granted prior to June 10, 1999 is a nonqualified stock option, and each 100-share option granted after such date generally will be an incentive stock option.

     Each 100-share option has a per share exercise price of 100% of the fair market value of a share of Class A common stock on the date of grant -- 110% in the case of an incentive stock option granted to a more-than-10% stockholder -- and a term of ten years from the date of grant -- five years in the case of an incentive stock option granted to a more-than 10% stockholder. However, each 100-share option will terminate no later than one year after the optionee's termination of employment on account of death or disability, or three months after the optionee's termination of employment for a reason other than death or disability.

     Effective April 23, 1999, each 100-share option, if not already vested, becomes fully vested on the earlier of the date the optionee completes one year of service, or the first anniversary of the date the option is granted. A 100-share option will also become fully vested upon a change of control, as defined in the stock option plan, or upon the optionee's death or disability while employed by Pegasus.

     The exercise price and tax withholding obligations may be paid in various methods, including a cash payment and/or surrender previously acquired shares of Class A common stock.

     Golden Sky Option and Warrants. Subject to the effectiveness of the merger, certain outstanding Golden Sky options and warrants will be exercisable under the stock option plan in accordance with their terms, and will not be subject to any inconsistent provisions of the stock option plan.

     Duration and Amendment of Stock Option Plan. The stock option plan will terminate in September 2006 -- ten years after it was adopted by Pegasus' board of directors. Pegasus' board of directors may amend, suspend or terminate the stock option plan, and the committee administering the stock option plan may amend any outstanding options, at any time. Nevertheless, certain amendments listed in the stock option plan require stockholder approval. Examples of amendments which require stockholder approval include an amendment increasing the number of shares which may be subject to options, an amendment increasing the limit on shares subject to options granted to executive officers and an amendment increasing the duration of the stock option plan with respect to incentive stock options. Further, an optionee must approve any suspension, discontinuance or amendment, if such action would materially impair the rights of the optionee under any option previously granted to him or her.

     Transferability. Options granted under the stock option plan generally are not transferable, except by will or under the laws of descent and distribution. However, the committee has the authority to permit an optionee to transfer his or her discretionary nonqualified stock option, for no consideration, to his or her immediate family members or a trust or partnership for the benefit of immediate family members.

     Market Value. As of __________, 2000, the closing sale price of the Class A common stock on the Nasdaq National Market was $________.

     Federal Income Tax Treatment of Options.

         Incentive Stock Options. If the requirements of Section 422 of the Internal Revenue Code are met, an optionee recognizes no income upon the grant or exercise of an incentive stock option, unless the alternative minimum tax rules apply, and Pegasus is not entitled to a deduction.

         Nonqualified stock options. An optionee recognizes no income at the time a nonqualified stock option is granted. Upon exercise of a nonqualified stock option, the optionee recognizes ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of Class A common stock over the exercise price. Subject to Section 162(m) of the Internal Revenue Code, Pegasus will be entitled to a tax deduction in the amount and at the time that an optionee recognizes ordinary income with respect to a nonqualified stock option.

     Option Grants. As of December 31, 1999, the following options have been granted under the stock option plan:

Name and Position                                                                           Number of Units(1)
-----------------                                                                           ------------------
Marshall W. Pagon, President and Chief Executive Officer ................................         360,000
Ted S. Lodge, Senior Vice President, Chief Administrative Officer, General Counsel, and
 Secretary ..............................................................................         185,000
Robert N. Verdecchio, Senior Vice President, Chief Financial Officer and Assistant
  Secretary .............................................................................         150,000
Howard E. Verlin, Vice President, Cable and Satellite Television and Assistant Secretary          175,000
Nicholas A. Pagon, Vice President .......................................................          85,000
Executive Group .........................................................................         955,000
Non-Executive Director Group ............................................................          70,000
Non-Executive Officer Employee Group ....................................................           N/A(2)
                                                                                                ---------
  Total .................................................................................       1,025,000

------------
(1) Reflects the number of shares issuable upon exercise of the option grants.

(2) Pegasus' employees who are not executive officers are not eligible to receive options under the stock option plan.

     Registration Statement on Form S-8. The 1,300,000 shares of Class A common stock that may be currently issued under the stock option plan have been registered for sale under the Securities Act, pursuant to a registration statement on Form S-8. If the proposal to increase the number of shares covered by the stock option plan is approved, we intend to file with the SEC an amendment to the registration statement on Form S-8 to register the additional shares of Class A common stock that may be issued pursuant to the plan.

PROPOSAL 4: AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK FROM 50,000,000 TO 250,000,000 SHARES

     Pegasus' board of directors is proposing an amendment to Article Fourth of Pegasus' certificate of incorporation, as amended, increasing the number of authorized shares of Class A common stock, par value $0.01 per share, from 50,000,000 to 250,000,000 shares. The text of the proposed amendment is attached as Annex V to this proxy statement/prospectus. For convenience, Annex V reflects the amendments proposed in Proposals 4, 5, 6 and 7, although those proposals are not contingent on one another.

     The affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock voting together as a single class, is required to approve the amendment to the certificate of incorporation.

     As of ___________, 2000, __________ shares of Class A common stock were outstanding. After giving effect to the proposed amendments to Pegasus' restricted stock plan and stock option plan, the approximately ____________ shares available for issuance, over ___________ shares have been reserved for issuance, including shares to be issued in connection with Pegasus' employee benefit plans, upon conversion of the outstanding shares of Class B common stock and upon exercise of outstanding warrants and options issued in acquisitions.

     The board of directors believes that the proposed additional 200,000,000 shares of authorized Class A common stock will provide Pegasus with needed flexibility to issue Class A common stock for proper corporate purposes which may be identified in the future, such as to raise equity capital or issue convertible debt, to make acquisitions through the issuance of Class A common stock, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans or to effect a stock split or stock dividend of Class A common stock. Although Pegasus continually evaluates alternatives for raising capital and acquisition opportunities and conducts preliminary discussions in connection with acquisitions, Pegasus has no present agreements, arrangements or commitments with respect to any financing or acquisition that are dependent on increasing the currently authorized number of shares of Class A common stock. The authorization of the additional shares will enable Pegasus to continue to consider such alternatives and opportunities and to act promptly if appropriate circumstances arise which require the issuance of such shares.


     The authorization of additional shares of Class A common stock of Pegasus will not, by itself, have any effect on the rights of holders of existing stock. Depending on the circumstances, any issuance of additional shares of Class A common stock could affect the existing holders of shares of Class A common stock by diluting the per share earnings, book value per share and the voting power of the outstanding shares of Class A common stock. Under Pegasus' certificate of incorporation, Pegasus' stockholders do not have preemptive rights to acquire capital stock which may be issued by Pegasus.


     Although Pegasus' certificate of incorporation and by-laws do not have specific provisions designed to discourage certain transactions involving a change in control of Pegasus, its capital structure could prevent a change of control of Pegasus. Under Pegasus' current capital structure, Mr. Pagon beneficially owns all of the Class B common stock. The Class B common stock is entitled to 10 votes per share. Therefore, Mr. Pagon controls the majority of Pegasus' voting power and has the ability to prevent any reasonably foreseeable attempt to acquire Pegasus through a merger, consolidation, sale of assets or successful tender offer.


     Although Pegasus' board of directors is not proposing the authorization of the additional shares of Class A common stock as an "anti-takeover" device, it is possible that such additional shares could be used to discourage or impede a tender offer or other attempt to gain control of Pegasus. For example, in the event of a hostile attempt to take over control of Pegasus, it may be possible for Pegasus to impede the attempt by issuing shares of the Class A common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of Pegasus. Alternatively, the stock could be privately placed with purchasers who would support the board in opposing a hostile takeover attempt. Such devices could deter certain types of transactions that might be proposed, whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of Pegasus' officers and directors to retain their positions.


     If the 200,000,000 additional shares of Class A common stock are authorized, no further action or authorization by Pegasus' stockholders will be necessary prior to the issuance of such shares of Class A common stock, except as might be required for a particular transaction by applicable law or by agreements with or policies of any exchange or market on which Pegasus' securities are listed or traded. The board of directors has no present plans with respect to the issuance of any of the additional shares of Class A common stock proposed to be authorized.


     The Board of Directors Recommends a Vote "For" Approval of the Amendment To the Certificate of Incorporation To Increase the Number of Authorized Shares of Class A Common Stock From 50,000,000 To 250,000,000 Shares.


     PROPOSAL 5: AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK FROM 15,000,000 TO
                               50,000,000 SHARES


     Pegasus' board of directors is proposing an amendment to Article Fourth of Pegasus' certificate of incorporation, as amended, increasing the number of authorized shares of Class B common stock, par value $0.01 per share, from 15,000,000 to 50,000,000 shares. The text of the proposed amendment is attached as Annex V to this proxy statement/prospectus. For convenience, Annex V reflects the amendments proposed in Proposals 4, 5, 6 and 7, although those proposals are not contingent on one another.

     The affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock, voting separately and not as a single class, is required to approve the amendment to the certificate of incorporation.

     If the 35,000,000 additional shares of Class B common stock are authorized, no further action or authorization by Pegasus' stockholders will be necessary prior to the issuance of such shares of Class B common stock in connection with a stock split or dividend or similar transaction. However, any other issuance of Class B common stock would require the approval of the holders of Class A common stock and Class B common stock voting separately and not as a single class.

     As of ___________, 2000, 4,581,900 shares of Class B common stock were outstanding. If the board of directors decides to issue additional shares of Class A common stock in connection with a stock split, stock dividend or similar transaction, Pegasus' certificate of incorporation contemplates that parallel action would be simultaneously taken with respect to the Class B common stock so as not to affect the relative voting percentages of the holders of Class A and Class B common stock. The purpose of the amendment is to have enough Class B common stock available for this purpose. The board of directors has not definitely decided to do any such transaction.

     The authorization of additional shares of Class B common stock of Pegasus will not, by itself, have any effect on the rights of holders of existing stock, provided the issuance does not require the vote of class A common stock. Depending on the circumstances, any issuance of additional shares of Class B common stock could affect the existing holders of shares of Class A common stock by diluting the per share earnings, book value per share and the voting power of the outstanding shares of Class A common stock. Under Pegasus' certificate of incorporation, Pegasus' stockholders do not have preemptive rights to acquire capital stock which may be issued by Pegasus.

     Although Pegasus' certificate of incorporation and by-laws do not have specific provisions designed to discourage certain transactions involving a change in control of Pegasus, its capital structure could prevent a change of control of Pegasus. Under Pegasus' current capital structure, Mr. Pagon beneficially owns all of the Class B common stock. The Class B common stock is entitled to 10 votes per share. Therefore, Mr. Pagon controls the majority of Pegasus' voting power and has the ability to prevent any reasonably foreseeable attempt to acquire Pegasus through a merger, consolidation, sale of assets or successful tender offer.

     Although Pegasus' board of directors is not proposing the authorization of the additional shares of Class B common stock as an "anti-takeover" device, it is possible that such additional shares could be used to discourage or impede a tender offer or other attempt to gain control of Pegasus. For example, in the event of a hostile attempt to take over control of Pegasus, it may be possible for Pegasus to impede the attempt by issuing shares of the Class B common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of Pegasus. Such a device could deter certain types of transactions that might be proposed, whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of Pegasus' officers and directors to retain their positions.

     The Board of Directors Recommends a Vote "For" Approval of the Amendment To the Certificate of Incorporation To Increase the Number of Authorized Shares of Class B Common Stock From 15,000,000 To 50,000,000 Shares.


PROPOSAL 6: AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
        AUTHORIZED SHARES OF NON-VOTING COMMON STOCK FROM 20,000,000 TO
                               200,000,000 SHARES

     Pegasus' board of directors is proposing an amendment to Article Fourth of Pegasus' certificate of incorporation, as amended, increasing the number of authorized shares of non-voting common stock, par value $0.01 per share, from 20,000,000 to 200,000,000 shares. The text of the proposed amendment is attached as Annex V to this proxy statement/prospectus. For convenience, Annex V reflects the amendments proposed in Proposals 4, 5, 6 and 7 although those proposals are not contingent on one another.

     The affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock voting together as a single class, is required to approve the amendment to the certificate of incorporation.

     As of ________ __, 2000, no shares of non-voting common stock were outstanding.

     The board of directors believes that the proposed additional 180,000,000 shares of authorized non-voting common stock will provide Pegasus with needed flexibility to issue non-voting common stock for proper corporate purposes which may be identified in the future, such as to raise equity capital or issue convertible debt, to make acquisitions through the issuance of non-voting common stock, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans or to pay a stock dividend of non-voting common stock or Class A common stock. Although Pegasus continually evaluates alternatives for raising capital and acquisition opportunities and conducts preliminary discussions in connection with acquisitions, Pegasus has no present agreements, arrangements or commitments with respect to any financing or acquisition that are dependent on increasing the currently authorized number of shares of non-voting common stock. The authorization of the additional shares will enable Pegasus to continue to consider such alternatives and opportunities and to act promptly if appropriate circumstances arise which require the issuance of such shares.

     The authorization of additional shares of non-voting common stock of Pegasus will not, by itself, have any effect on the rights of holders of existing stock. Depending on the circumstances, any issuance of shares of non-voting common stock could affect the existing holders of shares of Class A common stock by diluting the per share earnings, book value per share and the voting power of the outstanding shares of Class A common stock. Under Pegasus' certificate of incorporation, Pegasus' stockholders do not have preemptive rights to acquire capital stock which may be issued by Pegasus.

     Although Pegasus' certificate of incorporation and by-laws do not have specific provisions designed to discourage certain transactions involving a change in control of Pegasus, its capital structure could prevent a change of control of Pegasus. Under Pegasus' current capital structure, Mr. Pagon beneficially owns all of the Class B common stock. The Class B common stock is entitled to 10 votes per share. Therefore, Mr. Pagon controls the majority of Pegasus' voting power and has the ability to prevent any reasonably foreseeable attempt to acquire Pegasus through a merger, consolidation, sale of assets or successful tender offer.

     If the 180,000,000 additional shares of non-voting common stock are authorized, no further action or authorization by Pegasus' stockholders will be necessary prior to the issuance of such shares of non-voting common stock, except as might be required for a particular transaction by applicable law or by agreements with or policies of any exchange or market on which Pegasus' securities are listed or traded. The board of directors has no present plans with respect to the issuance of any of the additional shares of non-voting common stock proposed to be authorized.

     The Board of Directors Recommends a Vote "For" Approval of the Amendment To the Certificate of Incorporation To Increase the Number of Authorized Shares of Non-Voting Common Stock From 20,000,000 To 200,000,000 Shares.


PROPOSAL 7: AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
   AUTHORIZED SHARES OF PREFERRED STOCK FROM 5,000,000 TO 20,000,000 SHARES

     Pegasus' board of directors is proposing an amendment to Article Fourth of Pegasus' certificate of incorporation, as amended, increasing the number of authorized shares of preferred stock, par value $0.01 per share, from 5,000,000 to 20,000,000 shares. The text of the proposed amendment is attached as Annex V to this proxy statement/prospectus. For convenience, Annex V reflects the amendments proposed in Proposals 4, 5, 6 and 7, although those proposals are not contingent on one another.

     The affirmative vote of holders of a majority of the total voting power of the outstanding shares of Class A common stock and Class B common stock voting together as a single class and the approval of the Series A preferred stock, Series B junior convertible participating preferred stock, Series C convertible preferred stock and Series D junior convertible participating preferred stock voting together as a single class is required to approve this amendment to the certificate of incorporation. Pegasus intends to solicit written consents to the amendment directly from holders of its preferred stock. It is possible that Pegasus will pay a consent fee in an amount to be determined to consenting holders. No consent fee will be paid to any holder of common stock.

     As of ___________, 2000, of the 5,000,000 shares of preferred stock that we are authorized to issue, approximately 143,684 shares have been designated as Series A preferred stock, 5,707 shares have been designated as Series B junior convertible participating preferred stock, 3,000,000 shares have been designated as Series C convertible preferred stock and 22,500 shares have been designated as class D junior convertible participating preferred stock. For more information regarding the rights, privileges and preferences of these different series of preferred stock, see Description of Capital Stock.

     Arrangements or Acquisitions. Pegasus' board of directors believes that the proposed additional 15,000,000 shares of authorized preferred stock will provide Pegasus with needed flexibility in pursuing future financing opportunities or acquisitions or for such other proper corporate purposes as may be identified in the future. Pegasus could enter into financing arrangements that involve the issuance of depository shares representing interests in Pegasus' preferred stock. This would serve to reduce the number of shares of preferred stock needed for such financings. However, the issuance of depository shares is more cumbersome and expensive to Pegasus than the issuance of preferred stock. Pegasus has no present agreements, arrangements or commitments with respect to any financing arrangements or acquisitions that are dependent on increasing the currently authorized number of shares of preferred stock other than those disclosed in Business of Pegasus -- Recent Completed and Pending Transactions. The authorization of the additional shares will enable Pegasus to continue to consider such alternatives and opportunities and to act promptly if appropriate circumstances arise which require the issuance of such shares.

     The authorization of additional shares of preferred stock will not, by itself, have any effect on the rights of holders of existing stock. Depending on the circumstances, any issuance of additional shares of preferred stock, in one or more series, could affect the existing holders of shares of Class A common stock, Class B common stock, Series B junior convertible participating preferred stock and Series D junior convertible participating preferred stock by designating preferred stock which has voting, dividend, liquidation and other rights, privileges and preferences over the Class A common stock, the Class B common stock, the Series B junior convertible participating preferred stock and the Series D junior convertible participating preferred stock.

     Although Pegasus' certificate of incorporation and by-laws do not have specific provisions designed to discourage certain transactions involving a change in control of Pegasus, its capital structure could prevent a change of control of Pegasus. The certificate of designation for the Series A preferred stock and Series C convertible preferred stock place certain restrictions on Pegasus' ability to enter into a change of control transaction. See Description of Capital Stock -- Description of Series A Preferred Stock and -- Series C Convertible Preferred Stock. Future designations and issuances of additional series of preferred stock could place similar or other restrictions on Pegasus' ability to enter into change of control transactions.

     Although the board of directors is not proposing the authorization of the additional shares of preferred stock as an "anti-takeover" device, it is possible that such preferred stock could be used to discourage or impede a tender offer or other attempt to gain control of Pegasus, whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of Pegasus' officers and directors to retain their positions.

     If the 15,000,000 additional shares of preferred stock authorized, no further action or authorization by Pegasus's stockholders will be necessary prior to the designation and issuance of such shares of preferred stock, except as might be required for a particular transaction by applicable law or by agreements with or policies of any exchange or market on which Pegasus' securities are listed or traded. Pegasus' board of directors has no present plans with respect to the designation and issuance of any of the additional shares of preferred stock proposed to be authorized other than those disclosed elsewhere in this proxy statement/prospectus.

     Pegasus' Board of Directors Recommends a Vote "For" Approval of the Amendment To the Certificate of Incorporation To Increase the Number of Authorized Shares of Preferred Stock From 5,000,000 To 20,000,000 Shares.

                            PROPOSAL 8: OTHER MATTERS

     Pegasus' board of directors knows of no matters to be presented for action at the special meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the SEC, in accordance with the judgment of the persons voting such proxies.

                                   THE MERGER


     The following is a brief summary of the material provisions of the merger agreement and related transactions and agreements, including the voting agreement and registration rights agreement. This summary is qualified in its entirety by reference to the full and complete text of the merger agreement, the voting agreement and the registration rights agreement. A copy of the merger agreement, as amended, and the form of voting agreement are attached as Annexes I and II to this proxy statement/prospectus. All of these documents are incorporated herein by reference.

The Merger Agreement

     When the merger becomes effective, Golden Sky will become a wholly-owned subsidiary of Pegasus.

     Conversion of Golden Sky Capital Stock

     When the merger becomes effective, stockholders of Golden Sky will receive the following amount of Pegasus' Class A common stock in total:

   o 6,500,000 shares, minus;

   o ______ shares, based on Pegasus' cash purchase of Golden Sky stock from Golden Sky stockholders as described below, minus;

   o the number of shares covered by stock options that Pegasus will issue to replace existing Golden Sky stock options and warrants, currently estimated at 414,667 shares, minus;

   o shares that would otherwise be issued to Golden Sky stockholders who exercise their dissenters' appraisal rights.

     The Golden Sky stockholders have also agreed to bear the costs of investment banking, brokerage and financial advisory services to Golden Sky and its stockholders in connection with the merger. If they do not pay these costs before the merger becomes effective, the amount of the costs will be deducted from the Pegasus stock received by the Golden Sky stockholders. The deduction will be based on the average closing price of the Pegasus Class A common stock for the last five trading days before the merger is completed.

     No Pegasus stock will be issued on account of any Golden Sky stock owned by Pegasus or held in treasury. This will not further reduce the total shares Pegasus will issue. No Pegasus stock will be issued on account of dissenting Golden Sky shares; this will reduce the total shares Pegasus will issue.

     Pegasus may deduct, withhold, and be credited for such amounts as required under the Internal Revenue Code or any other provision of tax law. When the merger becomes effective, Golden Sky's stock transfer books will be closed without any further registration of Golden Sky's capital stock on the records of Golden Sky.

     Cash Purchases of Golden Sky Stock by Pegasus

     As required by the merger agreement, Pegasus purchased ________ shares of Golden Sky's capital stock for $____ million in cash from stockholders that Golden Sky designated to Pegasus. The purchase occurred on _______, 2000. The amount that Pegasus paid for Golden Sky stock reduced the number of shares Pegasus will issue to the remaining Golden Sky stockholders by _____ shares of Pegasus Class A common stock. The reduction was based on a Pegasus per-share price of $89.05, which was the average closing price for the five trading days before the parties signed the merger agreement.

     Conversion Ratios

     The total number of shares of Pegasus' Class A common stock to be received by each stockholder of Golden Sky will depend upon the class and series of Golden Sky stock held, as described below.

     In determining the conversion ratio for Golden Sky's Series A and Series B convertible participating preferred stock, each share will be treated as if it had been converted, on the closing date of the merger, into:

   o the number of shares of Golden Sky common stock into which it could be converted in accordance with the conversion provisions of Golden Sky's certificate of incorporation; and

   o one share of Golden Sky's Series A or B redeemable preferred stock, respectively, with a base liquidation amount equal to $100 or $200, respectively.

     For the Series A and Series B redeemable preferred stock deemed to be held as a result of this hypothetical conversion, the stockholders will receive shares of Pegasus' Class A common stock having a value, based upon its market price on the closing date, equal to the liquidation preference amount of the redeemable preferred stock as defined in Golden Sky's certificate of incorporation. The liquidation preference amount of the Series A and B redeemable preferred stock will consist of the base liquidation amount plus accrued dividends.

     Although there are currently no outstanding shares of Golden Sky's Series A, B or D redeemable preferred stock, Golden Sky may be required under its certificate of incorporation to issue shares of these series on or before the closing date. Any shares of Series A and B redeemable preferred stock which actually are outstanding as of the closing date, if any, will be converted into the number of shares of Pegasus' Class A common stock having a value equal to the redemption price of the Series A or B redeemable preferred stock, respectively. Any outstanding shares of Series D redeemable preferred stock as of the closing date will be converted into the number of shares of Pegasus' Class A common stock having a value equal to the preferred liquidation preference amount of the Series D redeemable preferred stock.

     The shares of Pegasus' Class A common stock allocated as described above will be subtracted from the total number of Pegasus' shares to be issued in the merger transaction. The remaining shares of Pegasus' Class A common stock will be allocated, pro rata, among:

   o the outstanding shares of Golden Sky common stock;

   o the shares of common stock that would be issuable upon conversion on the closing date of the outstanding shares of Series A and B convertible participating preferred stock and the outstanding shares of Series C senior convertible preferred stock; and

   o Golden Sky's outstanding options and warrants as if fully exercised on the closing date.

     As an example of this conversion mechanism, the table below shows how the merger consideration would be allocated if:

   o the closing date were January 10, 2000;

   o approximately 6,426,000 shares of Pegasus' Class A common stock were issued to Golden Sky's stockholders as the aggregate amount of merger consideration, after giving effect to Golden Sky's estimated transaction costs;

   o Golden Sky's stockholders elect not to sell any shares to Pegasus prior to the closing of the merger;

   o no Series D redeemable preferred stock were issued on or before the closing date; and

   o no shares, warrants or options were converted or exercised on or before the closing date.

This illustration is provided simply to demonstrate how the conversion process works, and the actual amounts to be received could vary depending on the closing date, any future issuances or conversions of Golden Sky securities, adjustments to the merger consideration pursuant to the terms of the merger agreement and other factors.

                            Number of                                          Converted Into
                      Golden Sky Securities                             Pegasus Class A Common Stock
                      ---------------------                             ----------------------------
1 share of Series A convertible participating preferred stock ..                8.036 shares
1 share of Series B convertible participating preferred stock ..                9.323 shares
1 share of Series C senior convertible preferred stock .........                7.124 shares
1 share of common stock ........................................                6.279 shares
Options exercisable for 1 share of common stock ................    Options exercisable for 6.279 shares
Warrants exercisable for 1 share of common stock ...............   Warrants exercisable for 6.279 shares

     Fractional Shares

     Pegasus will not issue fractional shares in the merger. Instead, Pegasus will pay cash for the fractional amount based on the average closing price of the Class A common stock for the last five trading days before the merger is completed. This calculation will be based on all shares held of record by the particular holder.

     Representations and Warranties

     The merger agreement contains representations and warranties relating to the parties' business and properties and other customary matters.

     Certain Covenants

     The merger agreement contains certain covenants by the parties between the date of the merger agreement and the closing of the merger. Among other things, these covenants limit Golden Sky's ability to engage in acquisitions, amend the Golden Sky indentures, amend the Golden Sky credit facility, declare or pay dividends or make other distributions to its stockholders, redeem or repurchase any stock, issue additional warrants or options to acquire stock, incur material debt, or make any loans other than in the ordinary course.

     For the period following closing, Pegasus has agreed that it will not amend Golden Sky's certificate of incorporation or bylaws to adversely affect indemnification rights of directors and officers of Golden Sky relating to matters before the closing and will maintain insurance coverage for such matters for a period of six years after the closing date of the merger.

     Conditions

     All obligations of the parties to the merger agreement will be subject to the fulfillment by the other party at or prior to closing of, among other things, each of the following conditions, any of which may be waived by the respective party in its sole discretion, except as not permitted by law:

   o the accuracy of the representations and warranties made by the other party and the compliance by the other party with applicable covenants;

   o the obtaining of all requisite consents or approval by any governmental authority or other persons, and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

   o the approval of the merger proposal by Pegasus' and Golden Sky's stockholders;

   o the absence of a material adverse change with respect to the other party;

   o the absence of certain litigation or related actions affecting the other party; and

   o the delivery of certain documents by the parties.

     Pegasus' obligation to effect the merger is also subject to, among other things, the following conditions, any of which Pegasus may waive in its sole discretion, except as prohibited by law:

   o the period for the assertion of dissenters' rights pursuant to Section 262 of the Delaware General Corporation Law shall have expired and the holders of the Golden Sky capital stock entitled to receive no more than 10.0% of Class A common stock to be issued in the merger shall have perfected their dissenters' appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the merger; and

   o all required third party and shareholder consents having been obtained.

     Golden Sky's obligation to effect the merger is also subject to, among other things, the following conditions, any of which Golden Sky may waive in its sole discretion, except as prohibited by law:

   o The shares of Pegasus Class A common stock issuable in the merger and those to be reserved for issuance upon exercise of the options and warrants issued in the replacement of Golden Sky options and warrants shall have been approved for listing on the Nasdaq National Market upon official notice of issuance; and

   o The registration statement, of which this proxy statement/prospectus is a part, shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted.

Termination

     The merger agreement may be terminated at any time prior to closing as provided below.

   o By mutual consent of Pegasus and Golden Sky.

   o By either party, if any of the other parties have materially breached any representation, warranty, or covenant contained in the merger agreement, such other party was notified of the breach and the breach continued without cure for 30 days after such notice.

   o By Golden Sky if:

     o Pegasus makes acquisitions outside the DIRECTV distribution business that reduce its DIRECTV distribution revenues to less than 75.0% of its total revenues,

     o Pegasus disposes of any of its DIRECTV distribution business, except in connection with the acquisition of other DIRECTV distribution businesses if the transactions do not result in a net decrease in its total DIRECTV distribution revenues of greater than 10.0%,

     o Pegasus incurs over $50.0 million of additional debt, except in connection with acquisitions or under its credit facility,

     o Pegasus declares or pays dividends or redeems or repurchases its stock, with certain exceptions, or

     o Pegasus enters into certain other transactions involving more than $50.0 million.

   o By either party, if the closing shall not have occurred on or before June 30, 2000, otherwise than because of a breach by the terminating party of any of its representations, warranties or covenants under the merger agreement. However, this date can be extended by Golden Sky to as late as September 30, 2000 under certain limited circumstances.

     Survival of Representations and Warranties and Covenants

     The representations and warranties of the parties contained in the merger agreement will not survive closing other than those relating to Golden Sky's expenses, calculation of Pegasus Class A common stock to be received by Golden Sky's shareholders and outstanding warrants and options, the validity of the shares of Pegasus Class A common stock issued to Golden Sky and the parties' liabilities and financial statements. All of these representations and warranties will expire six months after the closing unless a breach is asserted before that date. Some covenants and agreements in the merger agreement will expire upon closing or termination of the merger agreement, and others survive indefinitely.

     Indemnification Provisions

     The Golden Sky stockholders, solely out of the escrow described below, will be required to indemnify Pegasus and its related parties from certain matters, including the following:

   o breaches of representations and warranties that survive the closing (see -- Survival of Representations and Warranties and Covenants);

   o material misstatements in and omissions from Golden Sky's 1999 annual report on SEC Form 10-K when filed; and

   o Golden Sky's liability for investment banking, brokerage and financial advisory fees relating to the merger.

     Indemnification is available to Pegasus and its related parties only for claims asserted within six months after the closing of the merger, and is subject to the limitations described below.

     Pegasus will be required to indemnify the Golden Sky stockholders and their related parties from breaches of Pegasus' representations and warranties that survive the closing (see -- Survival of Representations and Warranties and Covenants) and from certain material misstatements in and omissions from the registration statement of which this proxy statement/ prospectus is a part. Indemnification is available to the Golden Sky indemnitees only for claims asserted within six months after the closing of the merger, and is subject to the limitations described below.

     The Pegasus indemnitees and the Golden Sky indemnitees will be entitled to indemnification only if the total of all claims exceed $25.0 million in the aggregate, in which case indemnification will cover the first $25.0 million as well as the excess. These limitations do not apply to breaches of representations and warranties concerning the validity of the shares of Pegasus' Class A common stock issued to Golden Sky or Golden Sky's outstanding warrants and options or its liability for investment banking, brokerage and financial advisory services relating to the merger.

     In general, the indemnity obligation of the Golden Sky stockholders is limited to 975,000 of the shares of Class A common stock issued and received in the merger. Those shares will be deposited into escrow. Indemnity claims established in favor of the Pegasus indemnitees will be satisfied only by delivery of escrowed shares, valued at the average closing price for the five trading days before the closing date of the merger. The indemnity obligation of the Golden Sky stockholders is limited to the escrowed shares. These limitations do not apply to breaches and representations and warranties concerning outstanding Golden Sky warrants and options or to Golden Sky's liability for investment banking, brokerage financial advisory services relating to the merger. If shares of Class A common stock are required to be transferred, any dividends and other distributions previously made on such shares are required to be transferred as well.

     Indemnity claims established in favor of the Golden Sky indemnitees will be satisfied only by the delivery by Pegasus of additional shares of Class A common stock, valued at the average closing price for the five trading days before the closing date of the merger, and are limited to 975,000 shares of Class A common stock. If Pegasus pays any dividend or makes any other distribution on its Class A common stock before delivering additional shares in satisfaction of an indemnity claim, it will also be required to deliver the amount of cash, securities or other property that the Golden Sky indemnitees would have received if they had owned the additional shares on the date of the dividend or distribution.

Voting Agreement

     In 1998, when Pegasus acquired Digital Television Services, it entered into a voting agreement with Digital Television Services' principal stockholders. That voting agreement will be amended at the closing of the merger to include two of the principal Golden Sky stockholder groups, Alta Communications VI, L.P. and two of its affiliates, and Spectrum Equity Investors L.P. and one of its affiliates.

     The amended voting agreement will cover:

   o all shares of Pegasus common stock held by Mr. Pagon and entities he controls;

   o all shares of Pegasus' Class A common stock received in the merger by Alta and Spectrum; and

   o all shares of Pegasus' Class A common stock received in the 1998 acquisition of Digital Television Services, and still held, by Fleet Equity Partners and its affiliates.

The original voting agreement also covered Pegasus Class A common stock acquired by an affiliate of J.H. Whitney & Co. in the acquisition of Digital Television Services. That affiliate of Whitney disposed of those shares, however, and no longer has rights under the voting agreement. The original voting agreement also covered Pegasus Class A common stock acquired by Columbia Capital Corporation and one of its subsidiaries in the acquisition of Digital Television Services. Although Columbia has disposed of those shares and has no further obligation to vote them, Columbia still has the right to designate a member to Pegasus' board of directors as long as certain owners of Columbia continue to own a certain number of shares.

     Voting; Size of Pegasus' Board of Directors; Committees

     During the term of the amended voting agreement, Pegasus' board of directors will consist of at least eleven members, unless the size of the board is reduced as provided below. Of those eleven directors:

     o Mr. Pagon will designate four;

     o Alta will designate one;

     o Spectrum will designate one;

     o Columbia will designate one;

     o Fleet will designate one; and

     o Three will be independent directors, as defined in the voting agreement.

Each party to the voting agreement will be required to vote all of its covered shares for such persons' election as directors.

     Mr. Pagon has advised Pegasus that he intends to designate initially himself and Robert N. Verdecchio, both of whom are now directors, and two other persons that he has not yet decided upon. Alta has advised Pegasus that it intends to designate initially Robert F. Benbow. Spectrum has advised Pegasus that it intends to designate initially William P. Collatos. Columbia's current designee is Harry F. Hopper III. Fleet's current designee is Riordon B. Smith. In addition, four independent directors currently serve on Pegasus' board:
James J. McEntee, III, Mary C. Metzger, Donald W. Weber and William P. Phoenix. Finally, Michael C. Brooks, who was designated by Whitney under the original voting agreement, continues to serve. The status of these persons under the amended voting agreement will be determined at or before the closing of the merger.

     If any of Alta, Spectrum, Fleet or Columbia ceases to be entitled to designate a director, such person's designee will be required to resign at Mr. Pagon's request, and Pegasus' board of directors, excluding such person's designee, will determine whether or not to eliminate the directorship held by such person's designee. See -- Termination. In the event Pegasus' board of directors determines not to so reduce its size, the nominating committee will nominate an independent director to fill the vacancy. The parties to the voting agreement will have no obligation to vote for any such nominee, but will be obligated to vote for a person who satisfies the voting agreement's definition of independent director. In the event of an increase in the size of Pegasus' board of directors, the position so created must be filled by an independent director, but no party to the voting agreement will have of any obligation to vote for the nominating committee's nominee to fill such position.

     The voting agreement also specifies that committees of Pegasus' board of directors will consist of an audit committee, a compensation committee, and a nominating committee. Each committee will consist of one director designated by a majority of the designees of Alta, Spectrum, Fleet and Columbia, one of the independent directors, and one director designated by Mr. Pagon.

     Termination

     The obligation to vote covered shares as specified in the voting agreement will terminate as to any covered shares transferred other than to related persons specified in the voting agreement. In addition, the right of the Alta, Spectrum, Fleet and Columbia entities to designate a director terminates when that entity or various persons related to such entity cease owning one-half of the shares originally received by each of them in the Digital Television Services merger or Golden Sky merger, as the case may be.

     Alta, Spectrum, Fleet or Columbia will lose its right to designate its director if a majority of the independent directors determine:

   o that its designee commits a breach of fiduciary duty to Pegasus or a material violation of any federal or state securities law in connection with the purchase or sale of any of Pegasus' securities;

   o that it commits a material violation of any federal or state securities law in connection with the purchase or sale of any of Pegasus' securities;

   o that it violates any noncompetition or confidentiality agreement with Pegasus;

   o that it owns, controls, manages or is financially interested, directly or indirectly, in any business (other than a less than 5% interest in a publicly held company) that competes with Pegasus in any geographic area in which it does business; but this clause will not apply to investments held on November 8, 1997 (in the case of Fleet or Columbia) or January 10, 2000 (in the case of Alta or Spectrum), to any investment in a business that comes into competition with Pegasus as a result of Pegasus' expansion of its business by acquisition or otherwise, or to certain investments in investment funds or pools that may make or hold an investment in a competitive business, and unless prior to the exercise by a majority of the independent directors of the right to terminate the stockholder's right to designate a director, such stockholder is given notice of the potential applicability of this clause, and fails to cure or modify the relationship to the satisfaction of a majority of the independent directors;

   o such stockholder violates its voting obligations under the voting agreement; or

   o such person's designee shall take or omit to take any action in his capacity as a director of Pegasus or member of any committee of Pegasus' board of directors in a manner materially inconsistent with the voting agreement, and the person who has the right to designate such director has not obtained his resignation within 30 days after being requested to do so by Pegasus' board of directors.

     In the event that the Alta and Spectrum stockholders, or the Fleet and Columbia stockholders, lose their right to designate a director as provided above, the voting agreement will terminate and its voting provisions and requirements concerning the nominating committee will not apply to the next election of directors.

     Golden Sky Designees

     Alta has advised Pegasus that it proposes to designate Robert F. Benbow to Pegasus' board of directors. Spectrum has advised Pegasus that it intends to designate William P. Collatos to Pegasus' board of directors.

     Robert F. Benbow has been a director of Golden Sky and its predecessors since February 1997. He is a Vice President of Burr, Egan, Deleage & Co., a private venture capital firm, and a general partner of Alta Communications VI, L.P., a private venture capital firm. Prior to joining Burr, Egan, Deleage & Co. in 1990, Mr. Benbow spent 22 years with the Bank of New England N.A., where he was a Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. He serves as a director of Teletrac, Inc., a major metropolitan wireless provider of location and two-way messaging services for fleets of commercial vehicles.

     William P. Collatos has been a director of Golden Sky and its predecessors since March 1997. He is a managing general partner of Spectrum Equity Investors, a private equity investment firm focused on the communications services, networking infrastructure, electronic commerce and media industries, which he founded in 1993. He serves as a director of Galaxy Telecom, GP, the general partner of Galaxy Telecom, L.P., which owns, operates and develops cable television systems, and ITXC Corp., a global provider of Internet-based voice, fax and voice-enabled services.

Registration Rights Agreement

     On the closing date, a registration rights agreement will be entered into which will provide certain of Golden Sky's stockholders and possibly certain members of Golden Sky's senior management with certain registration rights, including underwritten demand, shelf and piggyback registration rights.

     Transfer Restrictions

     Each person signing the registration rights agreement will agree in the registration rights agreement not to sell, transfer or otherwise dispose of any of the shares covered by the registration rights agreement before six months after the closing of the merger, other than transfers to permitted transferees or in connection with certain registered public sales.

     Underwritten Demand Registrations

     The holders of registration rights will be entitled to two demand registrations, each covering sales of Class A common stock in an underwritten public offering. Each demand registration right may be exercised between six months after the closing of the merger and the fifth anniversary of the closing. The holders' request must include at least 10% of the Class A common stock issued in the merger. With certain exceptions, holders will not be entitled to a demand registration for 360 days after the effective date of a registration statement filed by Pegasus for an underwritten public offering of common stock if Pegasus offered to include the holders' shares of Class A common stock in such registration statement. The holders' underwritten demand registration rights are subject to certain suspension rights by Pegasus in case of material developments.

     S-3 Shelf Registrations

     Each request for a shelf registration may be exercised between six months after the closing of the merger and the fifth anniversary of the closing date by holders requesting to include not fewer than 100,000 shares of Class A common stock. Any shelf registration statement will not be required to remain effective for more than 180 days and may not be requested earlier than 180 days after the expiration of the immediately preceding shelf registration. The holders' right to sell under any shelf registration statement is subject to certain suspension rights by Pegasus in case of material developments.

     Piggyback Registrations

     Holders will be entitled to piggyback registration rights, subject to certain "cut-back" and similar provisions.

     Expenses

     Pegasus will generally bear registration expenses incurred under the registration rights agreement with the exception of underwriting, broker and other similar selling expenses.

     Control of Registration Rights

     Alta and Spectrum will have complete and absolute discretion to decide when registration rights are to be exercised, what holders will be included or excluded, from any registration, how many shares will be included, and how those shares will be allocated among holders.

Consequences Under Debt Agreements and Preferred Stock Terms

     Pegasus intends to designate Golden Sky and its subsidiaries as unrestricted subsidiaries under the indentures relating to its senior notes and under the certificate of designation relating to its Series A preferred stock. The consequences of this are, among other things:

   o that Golden Sky will not be subject to compliance with many of the covenants and operating restrictions imposed by Pegasus' senior notes indentures and certificate of designation;

   o that neither Golden Sky's indebtedness nor the results of its operations will enter into the determination of Pegasus' ability to incur indebtedness, pay dividends, or make investments and other restricted payments;

   o that Pegasus and its restricted subsidiaries may not make loans to or guarantee indebtedness of Golden Sky;

   o that Golden Sky may not make loans to or guarantee indebtedness of Pegasus or any of its restricted subsidiaries; and

   o that all transactions between Pegasus and its restricted subsidiaries, on the one hand, and Golden Sky, on the other hand, must be carried out on arm's-length terms and, in certain cases, must be supported by a fairness opinion from an investment banking firm of national standing.

     Pegasus' existing direct broadcast satellite business is conducted by restricted subsidiaries of Pegasus Media & Communications, Inc., a first-tier subsidiary of Pegasus. The Pegasus Media & Communications notes indenture requires that transactions between Pegasus Media & Communications and its subsidiaries, on the one hand, and affiliates of Pegasus Media & Communications, such as Golden Sky will be after the closing of the merger, on the other hand, must be carried out on arm's length terms and, in certain cases, must be supported by a fairness opinion from an investment banking firm of national standing. The Golden Sky indentures contain similar provisions that will affect transactions between Golden Sky and Pegasus, Pegasus Media & Communications and their subsidiaries. Pegasus' credit facility contains similar requirements regarding arm's-length treatment. The Golden Sky credit facility prohibits all transactions with Pegasus except allocations of overhead and other shared expenses.

     Because of these provisions, dealings between Golden Sky's direct broadcast satellite business and Pegasus' other direct broadcast satellite businesses will need to be carried out with a greater degree of formality than is normally the case among wholly-owned subsidiaries of a common parent, and Pegasus will not have the same degree of flexibility to finance Golden Sky's continuing operations as a parent company not subject to these provisions would have. This may adversely affect the ability of Pegasus to fully integrate Golden Sky's business with Pegasus' other direct broadcast satellite business and may limit the advantages of the merger.

Certain Federal Income Tax Consequences

     The following summary of material federal income tax consequences is not intended to constitute advice regarding the federal income tax consequences of the merger. This summary does not discuss tax consequences under the laws of states or local governments or of any other jurisdiction or tax consequences to categories of stockholders that may be subject to special rules, such as foreign persons, tax-exempt entities, insurance companies, financial institutions and dealers in stocks and securities. Each holder of Pegasus' common stock and/or Golden Sky's capital stock is urged to obtain, and should rely only upon, his or her own tax advice.

     The merger is intended to be a tax-free reorganization for federal income tax purposes so that no gain or loss will be recognized by Golden Sky's stockholders, Pegasus' stockholders, Golden Sky or Pegasus, except as a result of the cash received by certain holders of Golden Sky's capital stock in connection with the cash proceeds from their sale to Pegasus of shares of Golden Sky's capital stock prior to the merger and any cash received in lieu of fractional shares or a Golden Sky stockholder's exercise of appraisal rights.

     Pegasus has received a tax opinion from its counsel to the effect that, for federal income tax purposes, the merger will constitute a "reorganization" within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and that the federal income tax consequences of the merger to the Golden Sky stockholders, the Pegasus stockholders, Golden Sky and Pegasus will be as follows:

   o No gain or loss will be recognized to the stockholders of Golden Sky upon their receipt of shares of Class A common stock in exchange for their Golden Sky capital stock;

   o The basis in the shares of Class A common stock to be received by the stockholders of Golden Sky in the merger will be the same as their basis in the Golden Sky capital stock exchanged therefor, reduced by the basis allocable to fractional shares;

   o The holding period of the shares of Class A common stock to be received by the stockholders of Golden Sky will include the period during which they held their Golden Sky capital stock exchanged therefor, provided such Golden Sky capital stock was held as a capital asset at the time of the merger;

   o Neither Golden Sky nor Pegasus will recognize gain or loss as a result of the merger;

   o Cash payments received by holders of the Golden Sky capital stock in lieu of a fractional share will be treated as if a fractional share of Class A common stock had been issued in the merger and then redeemed by Pegasus for cash. A holder of Golden Sky capital stock will generally recognize gain or loss upon such payment, equal to the difference, if any, between such holder's basis in the fractional share and the amount of cash received; and

   o A holder of Golden Sky capital stock who exercises appraisal rights in respect to all of such holder's shares will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such shares and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the Internal Revenue Code, which will be the case if the dissenting stockholder does not directly or constructively own any shares of Class A common stock or Golden Sky capital stock after the merger. Such gain or loss will be a capital gain or loss, provided that such shares are held as a capital asset at the time of the merger. If the payment is essentially equivalent to a dividend, it will be treated as ordinary income to the extent of Golden Sky's current and accumulated earnings and profits, and any remaining amount will first be applied against the holder's basis in his, her, or its shares and will then be treated as gain from the exchange of property, as described above.

     The parties are not requesting a ruling from the Internal Revenue Service in connection with the merger. The tax opinion delivered by Drinker Biddle & Reath LLP neither binds the Internal Revenue Service or the courts nor precludes the Internal Revenue Service from adopting a contrary position. In addition, the tax opinion is subject to certain assumptions and qualifications and is based on the truth and accuracy of certain representations made by Golden Sky and Pegasus. Of particular importance are those assumptions and representations relating to the "continuity of interest," "control" and "continuity of business enterprise" requirements.

     To satisfy the "continuity of interest" requirement, Golden Sky's stockholders must not, pursuant to a plan or intent existing at or prior to the merger, sell or otherwise transfer to Pegasus or a party related to Pegasus so much of either their Golden Sky capital stock prior to the merger or their shares of Class A common stock to be received in the merger, such that the Golden Sky stockholders, as a group, would no longer have a substantial proprietary interest in the Golden Sky business being conducted by Pegasus after the merger. This includes, among other things, shares sold to Pegasus before the merger and shares disposed of pursuant to the exercise of dissenters' or appraisal rights, but will not include sales on the Nasdaq National Market. Golden Sky's stockholders will generally be regarded as having retained a substantial proprietary interest as long as the shares of Class A common stock received in the merger, after reduction for any dispositions described above, in the aggregate, represent at least 50% of the entire consideration received by the Golden Sky stockholders in the merger and in sales to Pegasus in advance of the merger. To satisfy the "continuity of business enterprise" requirement, Pegasus must continue the historic business conducted by Golden Sky or use a significant portion of the historic business assets of Golden Sky in a business. To satisfy the "control" requirement, Golden Sky stockholders owning at least 80% of the total voting power of all classes of Golden Sky capital stock entitled to vote and at least 80% of the total number of shares of all other classes of Golden Sky capital stock, must exchange their shares of Golden Sky capital stock for shares of Class A common stock. For purposes of the "control" requirement, the amount of stock constituting control is measured immediately before the transaction, and therefore, is affected by the number of shares of Golden Sky capital stock voted against the merger by stockholders who thereafter exercise their appraisal rights as dissenting stockholders and receive cash provided by Pegasus.

     A successful Internal Revenue Service challenge to the "reorganization" status of the merger as a result of a failure to satisfy the "continuity of interest," "control" or "continuity of business enterprise" requirements or otherwise would result in a Golden Sky stockholder recognizing gain or loss with respect to each share of Golden Sky capital stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the effective time of the merger, of the shares of Class A common stock received in exchange therefor. In such event, a stockholder's aggregate basis in the shares of Class A common stock so received would equal their fair market value and the holding period for such shares would begin the day after the merger.

     Provided that the merger qualifies as a "reorganization," holders of warrants and options to acquire shares of Golden Sky capital stock will not recognize income upon the conversion of the warrants and options into warrants and options to purchase Class A common stock.

Accounting Treatment

     Upon consummation of the merger, Pegasus will account for the acquisition of Golden Sky using the purchase method of accounting. Accordingly, the consideration to be paid in the merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the effective time of the merger. Income (or loss) of Golden Sky prior to the effective time will not be included in income of the combined company.

     Pegasus expects that as a result of the merger, Golden Sky's intangible assets will increase by approximately $968.9 million, which will be amortized over a ten-year period resulting in a charge to earnings of approximately $96.9 million for each of the years in the period. Additionally, Pegasus expects to incur a one-time restructuring charge of approximately $3.0 million in connection with the merger.

Federal Securities Law Consequences

     All shares of Class A common stock received by the Golden Sky stockholders in the merger will be freely transferable -- subject to the agreement of certain Golden Sky stockholders, contained in the registration rights agreement, not to sell their shares of Class A common stock before six months after the closing of the merger. However, shares of Class A common stock received by any person who is deemed to be an "affiliate," as such term is defined under the Securities Act of 1933, of Golden Sky prior to the merger or of Pegasus after the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or Rule 144 in the case of a person who becomes an affiliate of Pegasus, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Golden Sky or Pegasus generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

     PEGASUS' SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA The following selected consolidated financial data should be read in conjunction with our consolidated financial statements, related notes thereto, pro forma consolidated financial information and other financial information included elsewhere in this proxy statement/prospectus and incorporated herein by reference. The consolidated statement of operating data for the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998 and the consolidated balance sheet data as of December 31, 1994, 1995, 1996, 1997 and 1998 are derived from the audited consolidated financial statements previously filed with the SEC. The consolidated financial data for the nine months ended September 30, 1999 have been derived from unaudited consolidated financial information, which, in the opinion of our management, contains all adjustments necessary for a fair presentation of this information. The selected historical consolidated financial data for the nine months ended September 30, 1999 should not be regarded as indicative of the results that may be expected for the entire year. You should also read the paragraphs that follow this table, which explain certain portions of the table.



                                                                        Years Ended December 31,
                                           ----------------------------------------------------------------------------------
                                                                                                                  Pro Forma
Statement of Operating Data:                   1994         1995         1996          1997           1998           1998
                                                                                                                 (unaudited)
                                                             (Dollars in thousands, except per share data)
Net revenues:
 DBS ....................................    $   174     $  1,469      $  5,829      $  38,254     $ 147,142      $ 311,150
 Broadcast and cable ....................     28,017       30,679        42,100         48,564        48,079         34,311
                                             -------     --------      --------      ---------     ---------      ---------
  Total net revenues ....................     28,191       32,148        47,929         86,818       195,221        345,461
Operating expenses:
 DBS
  Programming, technical, and
   general and administrative ...........        161        1,379         4,312         26,042       102,420        226,155
  Marketing and selling .................         50           --           646          5,973        45,706         96,075
  Incentive compensation ................         --            9           146            795         1,159          1,616
  Depreciation and amortization..........         --          640         1,786         17,042        59,077        224,000
 Broadcast and cable
  Programming, technical, and
   general and administrative ...........     14,856       15,823        21,006         24,099        25,613         18,056
  Marketing and selling .................      3,086        3,939         4,940          5,971         6,334          5,993
  Incentive compensation ................        432          519           839            479           292            177
  Depreciation and amortization..........      6,536        7,619         9,287          9,397         9,550          4,557
 Corporate expenses .....................      1,506        1,364         1,429          2,256         3,614          3,614
 Corporate depreciation and
  amortization ..........................        404          492           988          1,352         2,105          2,105
                                             -------     --------      --------      ---------     ---------      ---------
  Income (loss) from operations..........      1,160          364         2,550         (6,588)      (60,649)      (236,887)
Interest expense ........................     (5,973)      (8,817)      (12,455)       (16,094)      (44,604)      (116,146)
Interest income .........................         --          370           232          1,539         2,036          3,579
Other expenses, net .....................        (65)         (44)         (171)          (724)       (1,523)        (1,115)
Gain on sale of cable systems ...........         --           --            --          4,451        24,726             --
                                             -------     --------      --------      ---------     ---------      ---------
  Loss before income taxes ..............     (4,878)      (8,127)       (9,844)       (17,416)      (80,014)      (350,569)
Provision (benefit) for income taxes.....        140           30          (120)           200          (896)          (896)
                                             -------     --------      --------      ---------     ---------      ---------
 Loss before extraordinary items ........     (5,018)      (8,157)       (9,724)       (17,616)      (79,118)      (349,673)
Extraordinary gain (loss) from
 extinguishment of debt, net ............       (633)      10,211          (250)        (1,656)           --             --
                                             -------     --------      --------      ---------     ---------      ---------
  Net income (loss) .....................     (5,651)       2,054        (9,974)       (19,272)      (79,118)      (349,673)
  Preferred stock dividends .............         --           --            --         12,215        14,763         35,620
                                             -------     --------      --------      ---------     ---------      ---------
  Net income (loss) applicable to
   common shares ........................   ($ 5,651)    $  2,054     ($  9,974)    ($  31,487)   ($  93,881)    ($ 385,293)
                                             =======     ========      ========      =========     =========      =========

Loss per common share:
  Loss before extraordinary
   items ................................                              $   1.56)     $    3.02)    $    6.64)     $   16.77)
  Extraordinary item ....................                                ( 0.04)        ( 0.17)           --             --
                                                                       --------      ---------     ---------      ---------
  Loss per common share .................                              $   1.60)     $    3.19)    $    6.64)     $   16.77)
                                                                       ========      =========     =========      =========
  Weighted average shares
   outstanding (000's) ..................                                 6,240          9,858        14,130         22,969
                                                                       ========      =========     =========      =========
Other Data:
Pre-marketing cash flow:
 DBS ....................................    $    13     $     90      $  1,517      $  12,212     $  44,722      $  84,995
 Broadcast and cable ....................     10,075       10,917        16,154         18,494        16,132         10,262
                                             -------     --------      --------      ---------     ---------      ---------
 Total pre-marketing cash flow ..........    $10,088     $ 11,007      $ 17,671      $  30,706     $  60,854      $  95,257
                                             =======     ========      ========      =========     =========      =========
Location cash flow ......................    $10,038     $ 11,007      $ 17,025      $  24,733     $  15,148     ($     818)
Operating cash flow .....................      8,100        9,287        15,596         22,477        11,534         (4,432)
Capital expenditures ....................      1,264        2,640         6,294          9,929        12,400         13,735
Net cash provided by (used for):
 Operating activities ...................      4,103        5,783         3,059          8,478       (21,962)            NA
 Investing activities ...................     (3,571)      (6,047)      (81,179)      (142,109)     (101,373)            NA
 Financing activities ...................       (658)      10,859        74,727        169,098       133,791             NA

                                            Nine Months Ended September
                                                        30,
                                           -----------------------------
                                                            Pro Forma
Statement of Operating Data:                    1999           1999
                                            (unaudited)     (unaudited)
                                              (Dollars in thousands,
                                              except per share data)
Net revenues:
 DBS ....................................    $ 198,181       $ 320,585
 Broadcast and cable ....................       41,382          26,512
                                             ---------       ---------
  Total net revenues ....................      239,563         347,097
Operating expenses:
 DBS
  Programming, technical, and
   general and administrative ...........      137,891         240,535
  Marketing and selling .................       88,720         149,606
  Incentive compensation ................        1,140           1,636
  Depreciation and amortization..........       62,334         173,043
 Broadcast and cable
  Programming, technical, and
   general and administrative ...........       23,516          15,920
  Marketing and selling .................        4,952           4,448
  Incentive compensation ................          397             202
  Depreciation and amortization..........        8,827           3,801
 Corporate expenses .....................        4,316           4,316
 Corporate depreciation and
  amortization ..........................        2,195           2,195
                                             ---------       ---------
  Income (loss) from operations..........      (94,725)       (248,605)
Interest expense ........................      (47,541)        (87,810)
Interest income .........................        1,055           3,187
Other expenses, net .....................       (1,449)         (1,584)
Gain on sale of cable systems ...........           --              --
                                             ---------       ---------
  Loss before income taxes ..............     (142,660)       (334,812)
Provision (benefit) for income taxes.....       (4,031)         (4,031)
                                             ---------       ---------
 Loss before extraordinary items ........     (138,629)       (330,781)
Extraordinary gain (loss) from
 extinguishment of debt, net ............           --              --
                                             ---------       ---------
  Net income (loss) .....................     (138,629)       (330,781)
  Preferred stock dividends .............       12,400          28,043
                                             ---------       ---------
  Net income (loss) applicable to
   common shares ........................   ($ 151,029)     ($ 358,824)
                                             =========       =========
Loss per common share:
  Loss before extraordinary
   items ................................    $    8.13)      $   13.98)
  Extraordinary item ....................           --              --
                                             ---------       ---------
  Loss per common share .................    $    8.13)      $   13.98)
                                             =========       =========
  Weighted average shares
   outstanding (000's) ..................       18,579          25,667
                                             =========       =========
Other Data:
Pre-marketing cash flow:
 DBS ....................................    $  60,290       $  80,050
 Broadcast and cable ....................       12,914           6,144
                                             ---------       ---------
 Total pre-marketing cash flow ..........    $  73,204       $  86,194
                                             =========       =========
Location cash flow ......................   ($  15,516)     ($  63,412)
Operating cash flow .....................      (19,832)        (67,728)
Capital expenditures ....................       10,700           9,413
Net cash provided by (used for):
 Operating activities ...................      (67,257)             NA
 Investing activities ...................     (120,409)             NA
 Financing activities ...................      155,917              NA

                                                               As of December 31,                           As of September 30,
                                          ------------------------------------------------------------- ----------------------------
                                                                                                                        Pro Forma
                                               1994         1995         1996        1997        1998        1999          1999
Balance Sheet Data:                                                                                      (unaudited)    (unaudited)
Cash and cash equivalents ..............   $    1,380    $21,856     $   8,582    $ 45,269    $ 75,985   $   24,736     $   570,878
Working capital (deficiency) ...........      (23,074)    17,566         6,430      32,347      37,889      (16,617)        511,931
Total assets ...........................       75,394     95,770       173,680     380,862     886,310      902,904       2,836,383
Total debt (including current) .........       61,629     82,896       115,575     208,355     559,029      624,874       1,122,005
Total liabilities ......................       68,452     95,521       133,354     239,234     699,144      775,134       1,647,580
Redeemable preferred stock .............           --         --            --     111,264     126,028      138,428         138,428
Convertible preferred stock ............           --         --            --          --          --           --         328,732
Minority interest ......................           --         --            --       3,000       3,000        3,000           3,000
Total common stockholders' equity
 (deficit) .............................        6,942        249        40,326      27,364      58,138      (13,658)        718,643


     The pro forma income statement and other data for the year ended December 31, 1998 and the nine months ended September 30, 1999 include our completed and pending acquisitions and sales, the exchange of Pegasus' notes, closing of the new Pegasus Media & Communications credit facility, the convertible preferred stock offering and the merger with Golden Sky as if they had all occurred in the beginning of such periods. The pro forma balance sheet data as of September 30, 1999 includes the acquisitions completed after September 30, 1999, the acquisitions pending as of the same date, the investment in Personalized Media, the exchange of Pegasus' notes, closing of the new Pegasus Media & Communications credit facility, the convertible preferred stock offering and the merger with Golden Sky as if such events had occurred on such date.

     The pro forma income statement and other data for the year ended December 31, 1998 do not include the $24.7 million gain from the completed sale of our New England cable systems. The pro forma income statement data for the year ended December 31, 1998 and the nine months ended September 30, 1999 does not include the $88.3 million gain from the pending sale of our Puerto Rico cable system. Additionally, the pro forma income statement data for the year ended December 31, 1998 and the nine months ended September 30, 1999 do not include the $13.4 million and $12.9 million extraordinary net loss from the extinguishment of debt, respectively.

     In this section we use the terms pre-marketing cash flow and location cash flow. Pre-marketing cash flow is calculated by taking our earnings and adding back the following expenses:


     o interest and income taxes;
     o depreciation and amortization and corporate overhead;
     o extraordinary and non-recurring items;
     o non-cash charges, such as incentive compensation under our restricted stock plan and 401(k) plans; and
     o direct broadcast satellite subscriber acquisition costs, which are sales and marketing expenses incurred to acquire new direct broadcast satellite subscribers.

     Location cash flow is pre-marketing cash flow less direct broadcast satellite subscriber acquisition costs.

     Pre-marketing cash flow and location cash flow are not, and should not be considered, alternatives to income from operations, net income, net cash provided by operating activities or any other measure for determining our operating performance or liquidity, as determined under U.S. generally accepted accounting principles. Pre-marketing cash flow and location cash flow also do not necessarily indicate whether our cash flow will be sufficient to fund working capital, capital expenditures, or to react to changes in Pegasus' industry or the economy generally. We believe that pre-marketing cash flow and location cash flow are important, however, for the following reasons:

   o people who follow our industry frequently use them as measures of financial performance and ability to pay debt service; and
   o they are measures that we, our lenders and investors use to monitor our financial performance and debt leverage.

                      GOLDEN SKY'S SELECTED HISTORICAL AND
                      PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following table presents Golden Sky's financial and operating information for the periods indicated. The historical financial information presented below as of and for the periods ended December 31, 1996, 1997 and 1998 was taken from Golden Sky's audited consolidated financial statements. The pro forma income statement and other data for the year ended December 31, 1998 give effect to material direct broadcast satellite acquisitions Golden Sky completed during 1998, the July 1998 offering of Golden Sky Systems' senior subordinated notes due 2006, and the February 1999 offering of Golden Sky DBS's senior notes due 2007, as if these events had occurred at the beginning of 1998. The pro forma income statement and the other data for the nine months ended September 30, 1999 give effect to the February 1999 offering of Golden Sky DBS's senior notes due 2007 as if it had occurred at the beginning of 1999.

     Household and subscriber data presented below reflect 100% of the households and subscribers comprising Golden Sky's rural DIRECTV markets, including one rural DIRECTV market in which Golden Sky acquired less than 100% ownership. In that market, Golden Sky acquired approximately 76% ownership. Golden Sky received 100% of the revenue generated by all subscribers in Golden Sky's rural DIRECTV markets.

     The following should be read in conjunction with Golden Sky's consolidated financial statements and the notes to these financial statements and other financial information, which are incorporated herein by reference, and Golden Sky Management's Discussion and Analysis of Financial Condition and Results of Operation.


                                                Inception                            Year Ended                 Nine Months Ended
                                                 Through       Year Ended         December 31, 1998            September 30, 1999
                                              December 31,    December 31,   ---------------------------  --------------------------
                                                  1996            1997        Historical     Pro Forma      Historical    Pro Forma
                                             --------------  --------------  ------------  -------------  -------------  -----------
                                                                                            (Unaudited)    (Unaudited)   (Unaudited)
                                                                                  (in thousands)
Statement of Operations Data
Revenue:
 DBS services .............................     $    219     $   16,452     $   74,910    $   86,786     $   96,612      $   96,612
 Lease and other ..........................           36            944          1,014         1,140            545             545
                                             -----------     ----------     ----------    ----------     ----------      ----------
   Total revenue ..........................          255         17,396         75,924        87,926         97,157          97,157
Costs and Expenses: .......................
 Cost of DBS services .....................          130          9,304         45,291        52,861         61,205          61,205
 System operations ........................           26          3,796         11,021        12,843         14,321          14,321
 Sales and marketing ......................           73          7,316         32,201        32,600         49,903          49,903
 General and administrative ...............        1,035          2,331          7,431         7,470         10,994          10,994
 Depreciation and amortization ............           97          7,300         23,166        29,475         26,564          26,564
                                             -----------     ----------     ----------    ----------     ----------      ----------
   Total costs and expenses ...............        1,361         30,047        119,110       135,249        162,987         162,987
                                             -----------     ----------     ----------    ----------     ----------      ----------
Operating loss ............................       (1,106)       (12,651)       (43,186)      (47,323)       (65,830)        (65,830)
Net interest expense ......................          (61)        (3,206)       (18,965)      (44,506)       (31,095)        (32,843)
Other non-operating expenses ..............           --             --             --            --           (138)           (138)
                                             -----------     ----------     ----------    ----------     ----------      ----------
Loss before extraordinary charge ..........       (1,167)       (15,857)       (62,151)      (91,829)       (97,063)        (98,811)
Extraordinary charge on early
 retirement of debt .......................           --             --         (2,577)           --         (2,935)             --
                                             -----------     ----------     ----------    ----------     ----------      ----------
Net loss ..................................       (1,167)       (15,857)       (64,728)      (91,829)       (99,998)        (98,811)
Preferred stock dividend requirements......           --         (7,888)       (14,855)      (14,855)       (13,203)        (13,203)
                                             -----------     ----------     ----------    ----------     ----------      ----------
   Net loss attributable to common
    stockholders ..........................     $ (1,167)    $  (23,745)    $  (79,583)   $ (106,684)    $ (113,201)     $ (112,014)
                                             ===========     ==========     ==========    ==========     ==========      ==========
Other Financial Data
EBITDA ....................................     $ (1,009)    $   (5,351)    $  (20,020)   $  (17,848)    $  (39,266)     $  (39,266)
Net cash used in operating activities .....         (790)        (3,111)       (36,589)           NA        (58,170)             NA
Net cash used in investing activities .....       (3,231)      (120,729)      (159,921)           NA        (10,821)             NA
Net cash provided by financing
 activities ...............................        4,500        136,997        187,362            NA         70,411              NA
Capital expenditures ......................          105            998          3,317            NA          3,075              NA
Aggregate purchase price of
 acquisitions .............................        5,256        129,725        124,844       124,844         38,703          38,703


                                              Inception                            Year Ended                 Nine Months Ended
                                               Through       Year Ended         December 31, 1998             September 30, 1999
                                            December 31,    December 31,  -----------------------------  ---------------------------
                                                1996            1997         Historical     Pro Forma      Historical     Pro Forma
                                           --------------  -------------- --------------  -------------  -------------- ------------
                                                                                          (Unaudited)      (Unaudited)   (Unaudited)
Operating Data
Households at end of period .............       22,000         1,135,000
Subscribers acquired in acquisitions ....        3,000            65,300      1,727,000     1,727,000        1,861,000    1,861,000
Subscribers added in existing rural                                              54,900        54,900           18,200       18,200
 DIRECTV markets ........................          100            21,500
Subscribers at end of period ............        3,100            89,900         77,200        77,200           80,400       80,400
SAC per gross subscriber added ..........      $   290        $      280        222,000       222,000          320,600      320,600
Penetration at end of period ............         14.1%              7.9%    $      320            NA       $      395           NA
                                                                                   12.9%         12.9%            17.2%        17.2%

                                                          Year Ended                    Nine Months Ended
                                                         December 31,                     September 30,
                                           -----------------------------------------   ------------------
                                               1996          1997           1998              1999
                                           -----------   -----------   -------------   ------------------
                                                                                           (unaudited)
                                                                   (in thousands)
Balance Sheet Data
Cash and cash equivalents ..............    $    479      $  13,636     $    4,488         $    5,908
Restricted cash:
 Current ...............................          --             --         28,083             23,612
 Long-term .............................          --             --         23,534                 --
Working capital ........................      (1,948)         3,843         15,244             15,142
Total assets ...........................       6,383        156,240        328,099            318,089
Total debt .............................       4,450         69,113        278,204            365,856
Stockholders' equity (deficit) .........      (1,166)       (24,912)      (104,470)          (217,587)

     Restricted cash represents the amount Golden Sky placed in escrow to fund the first four scheduled interest payments on Golden Sky Systems' 12 3/8% senior subordinated notes due 2006. It also includes $5.3 million as of December 31, 1998 that was deposited with the administrative agent under Golden Sky Systems' credit facility to fund a contingent reduction of availability under the term loan facility. This contingent reduction did not occur as a result of an amendment to Golden Sky's credit facility.

     EBITDA represents earnings before interest, taxes, depreciation and amortization, non-cash charges, extraordinary items and non-recurring charges. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income or loss as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, Golden Sky believes that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of Golden Sky's financial covenants. As a result, investors may use this data to analyze and compare other communications companies with Golden Sky in terms of operating performance, leverage and liquidity. Further, Golden Sky believes that EBITDA provides useful information regarding an entity's ability to incur and service debt. Changes in Golden Sky's EBITDA may indicate changes in its free cash flows available to incur and service debt and cover fixed charges. However, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measure of performance determined in accordance with generally accepted accounting principles. EBITDA, as Golden Sky calculates it, is not necessarily comparable to similarly captioned amounts of other companies.

     Subscriber acquisition costs represent subscriber acquisition costs on a per gross new subscriber activation basis. This excludes acquired subscribers and does not net out disconnected subscribers.


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

GOLDEN SKY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


     The following is a discussion of Golden Sky's historical consolidated results of operations, liquidity and capital resources without giving effect to the merger. This discussion should be read in conjunction with Golden Sky's consolidated financial statements and the related notes to those financial statements, which are incorporated in this proxy statement/prospectus by reference.


Overview

Company History

     Golden Sky is the second largest independent provider of DIRECTV programming in rural markets in the United States. As of December 31, 1999, Golden Sky was the exclusive provider of DIRECTV programming services to approximately 345,200 subscribers in its rural markets.

     DIRECTV, a division of Hughes Electronics Corporation, is one of two direct broadcast satellite companies in the United States. Direct broadcast satellite providers deliver digital television programming and related services to subscribers via satellite. Golden Sky provides DIRECTV programming services in rural markets in the United States as a non-voting affiliate of the National Rural Telecommunications Cooperative. The National Rural Telecommunications Cooperative is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in rural America. Under a 1992 agreement with DIRECTV, the National Rural Telecommunications Cooperative acquired exclusive rights for its members and affiliates to distribute DIRECTV programming services in approximately 250 rural markets in the United States, representing approximately 9.0 million households, or about 9% of total U.S. television households. Since Golden Sky's formation in June 1996, it has acquired the exclusive right to provide DIRECTV programming in 57 rural markets in 24 states serving approximately 1.9 million households and 141,400 subscribers. The aggregate purchase price for these acquisitions totaled approximately $298.5 million, or about $160 per household.

     Golden Sky has sought to create a strong local presence in each of its markets and attempts to increase its subscriber base through increased penetration of its rural DIRECTV markets. Golden Sky has established approximately 70 offices in its territories and dealer relationships with approximately 450 local retailers of direct broadcast satellite equipment.

     During the nine months ended September 30, 1999, Golden Sky acquired nine rural DIRECTV markets. These markets included approximately 134,000 households and served approximately 18,200 subscribers as of the dates of acquisition. The aggregate purchase price for these recent acquisitions, including direct acquisition costs, approximated $38.7 million. While Golden Sky continues to evaluate acquisition opportunities and expects to enter into future agreements to purchase additional rural DIRECTV markets consistent with its growth strategy, Golden Sky's pace of future acquisitions may decrease in the near term. Golden Sky expects that its pace of acquisitions will be slower due to, among other factors, a reduction in the number of attractive acquisition opportunities, increases in sellers' price expectations and capital constraints.


EBITDA

     EBITDA represents earnings before interest, taxes, depreciation and amortization, non-cash charges, extraordinary items and non-recurring charges. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income or loss as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, Golden Sky believes that EBITDA is a commonly recognized measure of performance in the communications industry. Many of Golden Sky's financial covenants are also based upon EBITDA. As a result, investors may use this data to analyze and compare other communications companies with Golden Sky in terms of operating performance, leverage and liquidity. Further, Golden Sky believes that EBITDA provides useful information regarding an entity's ability to incur and service debt. Changes in Golden Sky's EBITDA may indicate changes in its free cash flows available to incur and service debt and cover fixed charges. However, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. EBITDA, as Golden Sky calculates it, is not necessarily comparable to similarly captioned amounts of other companies.

     During the nine months ended September 30, 1999 Golden Sky:

     o used net cash of $58.2 million in operating activities;

     o used net cash of $10.8 million in investing activities; and

     o provided net cash of $70.4 million from financing activities.

     During the nine months ended September 30, 1998 Golden Sky:

     o used net cash of $25.7 million in operating activities;

     o used net cash of $113.8 million in investing activities; and

     o provided net cash of $156.8 million from financing activities.

Churn

     Golden Sky's rate of subscriber disconnect, or churn, has increased in recent periods on both an average monthly and last twelve months basis. During the nine months ended September 30, 1999, Golden Sky's average monthly churn approximated 1.8%, compared to 0.8% during the same period of 1998. For the twelve-month periods ended September 30, 1999 and 1998, Golden Sky's churn rate approximated 13.9% and 7.6%, respectively. Golden Sky's increased churn rate has resulted from several factors, many of which are non-recurring and external in nature. Those factors have included, but are not limited to, the following:

   o involuntary disconnects for non-payment of subscribers attracted to Golden Sky's service during the first half of 1999 by DIRECTV's free-programming promotions;

   o voluntary disconnects by disenchanted subscribers who were adversely affected by the termination of delivery of certain distant broadcast network services in January and July 1999 as a result of an agreement between DIRECTV and the National Association of Broadcasters;

   o higher subscriber turnover among former Primestar subscribers; and

   o decreases in up-front equipment and installation costs to new subscribers, which has had the effect of making Golden Sky's service more affordable for potentially less credit-worthy customers.

     As a result of the factors described above, Golden Sky anticipates that it may experience higher churn rates for at least the next six months. However, as previously described, many of the factors that have contributed to Golden Sky's recent higher churn are not expected to recur. Consequently, while there can be no assurance, Golden Sky expects that its rate of subscriber churn will approach historical levels during the latter half of 2000.

     As a result of Golden Sky's historical and anticipated significant growth rate, its historical operating results may not be comparable from period to period.


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

Results of Operations

     The following table presents some of the items from Golden Sky's consolidated statements of operations as a percentage of total revenue for the periods noted.




                                                                     Years Ended                Nine Months Ended
                                              Inception To           December 31,                  September 30,
                                              December 31,    ---------------------------   ---------------------------
                                                  1996            1997           1998           1998           1999
                                             --------------   ------------   ------------   ------------   ------------
Revenue:
DBS services .............................        85.9%           94.6%          98.7%          98.5%          99.4%
Lease and other ..........................        14.1             5.4            1.3            1.5            0.6
                                               -------          ------         ------          -----          -----
Total revenue ............................       100.0           100.0          100.0          100.0          100.0
Costs and Expenses:
Costs of DBS services ....................        51.0            53.5           59.7           58.5           63.0
System operations ........................        10.2            21.8           14.5           14.4           14.7
Sales and marketing ......................        28.6            42.0           42.4           38.4           51.4
General and administrative ...............       405.9            13.4            9.8            9.3           11.3
Depreciation and amortization ............        38.0            42.0           30.5           31.1           27.4
                                               -------          ------         ------          -----          -----
Total costs and expenses .................       533.7           172.7          156.9          151.7          167.8
                                               -------          ------         ------          -----          -----
Operating loss ...........................      (433.7)          (72.7)         (56.9)         (51.7)         (67.8)
Net interest expense and other ...........      ( 23.9)          (18.4)         (25.0)         (21.8)         (32.1)
                                               -------          ------         ------          -----          -----
Loss before extraordinary charge .........      (457.6)%         (91.1)%        (81.9)%        (73.5)%        (99.9)%
                                               =======          ======         ======          =====          =====

     Revenue. Golden Sky earns revenue by providing DIRECTV programming services to subscribers within its rural DIRECTV markets. DBS services revenue includes any combination of various monthly program service plans, additional monthly premium channel program upgrades, seasonal sports programming packages, one-time event programming on a pay-per-view basis and miscellaneous fee revenue related to providing programming to subscribers. Lease and other revenue principally is comprised of revenue from the rental of direct broadcast satellite equipment to subscribers.

     Costs of DBS Services. Golden Sky's largest cost of providing service to its subscribers is the wholesale cost of DIRECTV programming and related services. The principal components of programming costs include miscellaneous service fees and programming costs paid to the National Rural Telecommunications Cooperative and a 5% royalty based on programming revenue paid to DIRECTV.

     System Operations. System operations expenses include costs of Golden Sky's national call center operations, field office operations and other subscriber service expenses. Golden Sky expects that these expenses will increase to the extent it continues to make acquisitions and open additional, or expand existing, field offices. However, many of these costs are fixed in nature and Golden Sky does not expect that these expenses will increase in direct proportion to revenue.

     Sales and Marketing. Sales and marketing expenses include advertising, promotional expenses, marketing personnel expenses, commissions paid to Golden Sky's employees and outside sales agents, net equipment and installation costs and other marketing overhead costs. Golden Sky subsidizes the cost to the consumer of direct broadcast satellite equipment and the cost of installation of direct broadcast satellite equipment. Equipment and installation revenues and related expenses are recognized upon the delivery and installation of direct broadcast satellite equipment. Net transaction costs associated with the sale and installation of direct broadcast satellite equipment are reported as a component of sales and marketing expenses in Golden Sky's statement of operations. Golden Sky invests significantly to develop its sales and distribution systems and to acquire new subscribers. A large part of Golden Sky's sales and marketing expense is comprised of costs related to the addition of new subscribers. Although Golden Sky anticipates continuing to incur these costs as it builds its subscriber base, these costs are not expected to increase in direct proportion to revenue.

     General and Administrative. General and administrative expenses include corporate general office and administration expenses incurred primarily at Golden Sky's Kansas City corporate office. Golden Sky expects that these expenses will increase as it grows and continues to expand its infrastructure. However, since many of these expenses are fixed in nature, general and administrative expenses are not expected to increase in direct proportion to increases in subscribers and revenue.

     Depreciation and Amortization. Depreciation and amortization includes amortization of intangible assets associated with acquisitions and depreciation of property and equipment.

     Income Taxes. Golden Sky is subject to income taxation under Subchapter C of the Internal Revenue Code. To date, Golden Sky has not recognized any income tax benefits for financial reporting purposes because it has incurred operating losses in all periods, and realization of future tax benefits is uncertain. As of December 31, 1998, Golden Sky had net operating loss carryforwards for federal income tax purposes of approximately $63.4 million. These net operating loss carryforwards expire beginning in the year 2011.

Nine Months Ended September 30, 1999 Compared to the Nine Months Ended September 30, 1998

     Revenue. DBS services revenue for the nine months ended September 30, 1999 totaled $96.6 million, which represented a 93% increase as compared to the same period during the prior year. These higher revenues resulted from the increase in the number of subscribers to Golden Sky's DIRECTV service, offset somewhat by lower revenues per subscriber. The average number of subscribers in Golden Sky's rural DIRECTV markets during the nine-month period ended September 30, 1999 increased to approximately 270,100, compared to approximately 133,500 during the comparable 1998 period. Average monthly revenue per subscriber approximated $40.00 and $42.25 during those same periods. The decrease in revenue per subscriber resulted primarily from lower distant broadcast network services revenues, as described further below, lower sports programming revenues and a change in sales mix toward lower priced services. As a result of an agreement between DIRECTV and the National Association of Broadcasters, provision of certain distant broadcast network services to a number of Golden Sky's subscribers was terminated during January and July 1999. The termination of these distant broadcast network services has adversely impacted Golden Sky's revenues and increased its subscriber turnover. Golden Sky does not anticipate any further termination of these services to its existing subscribers as a result of federal legislation that was enacted in November 1999.

     Costs of DBS Services. Costs of DBS services increased $31.4 million, or 106%, during the nine-month period ended September 30, 1999, to $61.2 million. This increase resulted from the 104% increase in the average number of subscribers previously described and from higher fees charged by DIRECTV for satellite and ground service operations. As a percentage of DBS services revenue, the costs of DBS services increased to 63.4% during the nine-month period ended September 30, 1999, compared to 59.4% during the same period of 1998. This increase resulted from the higher fees charged by DIRECTV previously described.

     System Operations. System operations expenses totaled $14.3 million for the nine-month period ended September 30, 1999, a $7.0 million increase, or 96%, over the comparable 1998 period. These costs rose as a result of the increased number of field offices and related activity resulting from Golden Sky's acquisitions of rural DIRECTV markets, as well as from subscriber growth. As a percentage of total revenue, system operations expenses increased to 14.7% during the nine-month period ended September 30, 1999, from 14.4% during the same 1998 period. The increase in system operations expenses as a percentage of total revenues resulted primarily from the expansion of Golden Sky's national customer service center in Kansas City.

     Sales and Marketing. Sales and marketing expenses totaled $49.9 million during the nine-month period ended September 30, 1999, an increase of $30.3 million compared to the same 1998 period. Sales and marketing costs per new subscriber activation approximated $395 and $325 during the nine-month periods ended September 30, 1999 and 1998, respectively. The increase in sales and marketing expenses resulted from:

   o a 117% increase in the number of new subscriber activations during the nine months ended September 30, 1999, as compared to the same period of 1998;

   o higher subscriber acquisition costs associated with Golden Sky's conversions of Primestar subscribers to its DIRECTV service;

   o increased equipment and installation subsidies provided by Golden Sky to its subscribers; and

   o increased costs associated with free programming provided to new subscribers under certain DIRECTV national sales promotions.

     In May and June of 1999, Hughes acquired Primestar's medium-power broadcast satellite business and high-powered direct broadcast satellite assets. Subsequent to Hughes' announcement of its proposed acquisition of Primestar, EchoStar Communications Corporation began to offer increased promotional and other incentives to Primestar customers, as well as to EchoStar retailers, to entice the conversion of Primestar subscribers to EchoStar's competing direct broadcast satellite service, the DISH Network. EchoStar is the second largest provider of direct broadcast satellite service in the United States. Consequently, beginning in February 1999 Golden Sky increased its marketing efforts with respect to Primestar subscribers. Golden Sky's increased Primestar conversion efforts include, among other things, an offer of free equipment and installation to current Primestar subscribers, as well as higher sales commission incentives to both its internal and external sales forces. Approximately 35% of Golden Sky's gross subscriber additions during the nine-month period ended September 30, 1999 were conversions of former Primestar subscribers. While Golden Sky believes that opportunities continue to exist to convert additional Primestar subscribers to its DIRECTV programming service, it expects to accomplish such conversions at a slower rate in future periods. Consequently, while there can be no assurance, Golden Sky anticipates that its subscriber acquisition costs per new subscriber activation will decrease in future periods.

     General and Administrative. During the nine-month period ended September 30, 1999, general and administrative expenses totaled $11.0 million, compared to $4.7 million during the comparable 1998 period. As a percentage of total revenue, general and administrative expenses increased to 11.3% during the nine-month period ended September 30, 1999, from 9.3% during 1998. These increases in general and administrative expenses resulted from the addition of administrative resources necessary to support Golden Sky's growth to date and increased bad debts expenses. Golden Sky's bad debts expenses increased from $1.2 million during the nine-month period ended September 30, 1998 to $2.7 million during the nine-month period ended September 30, 1999. This increase in bad debts expense resulted from the increases in subscribers and revenues previously described, as well as from higher bad debts associated with former Primestar subscribers and subscribers attracted to Golden Sky's service during the first half of 1999 by DIRECTV's free programming promotions.

     EBITDA. EBITDA for the nine months ended September 30, 1999 totaled negative $39.3 million, compared to EBITDA of negative $10.5 million during the nine months ended September 30, 1998. This increase in negative EBITDA primarily resulted from the higher sales and marketing expenses and related new subscriber activations previously described.

     Depreciation and Amortization. Depreciation and amortization expenses increased $10.8 million to $26.6 million during the nine months ended September 30, 1999, compared to $15.8 million during the nine months ended September 30, 1998. This increase reflects the amortization of higher intangible asset balances resulting from Golden Sky's acquisitions of rural DIRECTV markets.

     Interest Expense. Interest expense totaled $33.2 million during the nine months ended September 30, 1999 and $12.0 million during the same 1998 period. This increase of $21.2 million resulted from higher outstanding debt balances and an increase in Golden Sky's weighted-average interest rate. Golden Sky's weighted-average interest rate increased due to the issuance of Golden Sky Systems' 123/8% senior subordinated notes due 2006 in July 1998 and Golden Sky DBS, Inc.'s 131/2% senior discount notes due 2007 in February 1999.

Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997

     Revenue. DBS services revenue for the year ended December 31, 1998 totaled $74.9 million, which represented a 355% increase as compared to the prior year. This increase was principally attributable to the increase in the number of subscribers. The average number of subscribers during 1998 increased to approximately 151,100, compared to approximately 33,200 during 1997. Average monthly revenue per subscriber approximated $41.75 and $43.75 during these same periods. The decrease in average monthly revenue per subscriber principally resulted from lower lease and other revenues during 1998.

     Costs of DBS Services. Costs of DBS services increased $36.0 million, or 387%, during 1998, to $45.3 million. This increase is consistent with the increase in the average number of subscribers. As a percentage of DBS services revenue, the costs of DBS services increased to 60% during 1998, compared to 57% in 1997. This increase resulted largely from increased programming costs.

     System Operations. System operations costs totaled $11.0 million for the year ended December 31, 1998, a $7.2 million increase, or 190%, over 1997. These costs rose as a result of the increased number of field offices and related activity resulting from Golden Sky's continued acquisition of rural DIRECTV markets, as well as from subscriber growth. As a percentage of total revenue, system operations expenses declined to 14.5% for the year ended December 31, 1998, from 21.8% during the year ended December 31, 1997. The decrease in system operations expenses as a percentage of total revenues resulted from the increases in subscribers and revenues as previously described.

     Sales and Marketing. Sales and marketing expenses totaled $32.2 million during the year ended December 31, 1998, an increase of $24.9 million compared to the previous year. This increase principally resulted from the 265% increase in new subscriber activations during 1998, as compared to 1997. Sales and marketing costs per new subscriber activation approximated $320 during the year ended December 31, 1998 and $280 during the year ended December 31, 1997.

     General and Administrative. During the year ended December 31, 1998, general and administrative expenses totaled $7.4 million, compared to $2.3 million during 1997. The increase in general and administrative expenses resulted from the addition of administrative resources necessary to support Golden Sky's growth. As a percentage of total revenue, general and administrative expenses decreased to 9.8% during the year ended December 31, 1998, from 13.4% during 1997. This decrease reflects the continued leveraging of these costs, which are partially fixed in nature, over increased subscribers and revenues.

     EBITDA. EBITDA for the year ended December 31, 1998 totaled negative $20.0 million, compared to EBITDA of negative $5.4 million during the same period in 1997. This increase in negative EBITDA principally resulted from the increases in sales and marketing activities and related new subscriber activations previously described.

     During the year ended December 31, 1998 Golden Sky:

     o used net cash of $36.6 million in operating activities;

     o used net cash of $159.9 million in investing activities; and

     o provided net cash of $187.4 million from financing activities.

     During the year ended December 31, 1997 Golden Sky:

     o used net cash of $3.1 million in operating activities;

     o used net cash of $120.7 million in investing activities; and

     o provided net cash of $137.0 million from financing activities.

     Depreciation and Amortization. Depreciation and amortization expenses increased $15.9 million to $23.2 million during the year ended December 31, 1998, compared to $7.3 million during the year ended December 31, 1997. This increase resulted from higher intangible assets balances, which resulted from Golden Sky's acquisition of additional rural DIRECTV markets.

     Interest Expense. Interest expense totaled $20.5 million during the year ended December 31, 1998, as compared to $3.2 million during 1997. This increase of $17.3 million primarily resulted from higher outstanding debt balances and, to a lesser degree, from an increase in weighted-average interest costs.

Year Ended December 31, 1997 Compared to Period from Inception to December 31, 1996

     Revenue. DBS services revenue for the year ended December 31, 1997 increased to $16.5 million from $219,000 for the period from Golden Sky's inception as of June 25, 1996 to December 31, 1996. Equipment lease revenue was $944,000 for the year ended December 31, 1997, compared to $36,000 for the period from inception to December 31, 1996. These increases principally resulted from the fact that Golden Sky conducted operations for all of 1997 as opposed to only a portion of 1996, and from an increase in subscribers. The average number of subscribers during 1997 increased to approximately 33,200, compared to approximately 3,000 during the period from inception to December 31, 1996.

     Costs of DBS Services. Costs of DBS services totaled $9.3 million for the year ended December 31, 1997, compared to $130,000 for the period from inception to December 31, 1996. The increase in the costs of DBS services resulted from the fact that Golden Sky conducted operations for all of 1997 as opposed to only a portion of 1996 and corresponds to the large number of subscribers it added in 1997. As a percentage of DBS services revenue, the costs of DBS services decreased to 57% for the year ended December 31, 1997, compared to 59% for the period from inception to December 31, 1996. This decrease was primarily due to a change in subscriber revenue mix toward packages with higher margins.

     System Operations. System operations expenses totaled $3.8 million for the year ended December 31, 1997, as compared to $26,000 for the period from inception to December 31, 1996. These expenses rose as a result of the fact that Golden Sky conducted operations for all of 1997 as opposed to only a portion of 1996 and from the increase in the number of field offices and related activity during 1997. Golden Sky opened its first two field offices in November 1996 and had a total of 36 field offices as of December 31, 1997.

     Sales and Marketing. Sales and marketing expenses totaled $7.3 million for the year ended December 31, 1997, as compared to $73,000 for the period from inception to December 31, 1996. The increase of $7.2 million in sales and marketing expenses resulted from the fact that Golden Sky conducted operations for all of 1997 as opposed to only a portion of 1996 and from the increase in the size and scope of Golden Sky's operations. Advertising expenses were $1.4 million for the year ended December 31, 1997, compared to $33,000 during the period from inception to December 31, 1996.

     General and Administrative. General and administrative expenses approximated $2.3 million for the year ended December 31, 1997, as compared to $1.0 million for the period from inception to December 31, 1996. The increase of $1.3 million in general and administrative expenses resulted from the fact that Golden Sky conducted operations for all of 1997 as opposed to only a portion of 1996 and from its growth.

     EBITDA. EBITDA for the year ended December 31, 1997 totaled negative $5.4 million, compared to EBITDA of negative $1.0 million for the period from inception to December 31, 1996. This increase in negative EBITDA principally resulted from the fact that Golden Sky conducted operations for all of 1997 as opposed to only a portion of 1996 and from the increases in sales and marketing activities and related new subscriber activations previously described.

     During the year ended December 31, 1997 Golden Sky:

     o used net cash of $3.1 million in operating activities;

     o used net cash of $120.7 million in investing activities; and

     o provided net cash of $137.0 million from financing activities.

     During the period from inception to December 31, 1996:

     o used net cash of $790,000 in operating activities;

     o used net cash of $3.2 million in investing activities; and

     o provided net cash of $4.5 million from financing activities.

     Depreciation and Amortization. Depreciation and amortization totaled $7.3 million for the year ended December 31, 1997, compared to $97,000 during the period from inception to December 31, 1996. The increase in depreciation and amortization expense of $7.2 million primarily reflects increased amortization of intangible assets resulting from Golden Sky's acquisition activity during 1997, as well as the fact that it conducted operations for all of 1997 as opposed to only a portion of 1996.

     Interest Expense. Interest expense amounted to $3.2 million for the year ended December 31, 1997, compared to $62,000 for the period from inception to December 31, 1996. The increase in interest expense of

$3.1 million resulted primarily from the fact that Golden Sky conducted operations for all of 1997 as opposed to only a portion of 1996 and from increased borrowings. Bank borrowings at December 31, 1997 totaled approximately $60.0 million and were incurred to fund acquisitions and, to a lesser extent, working capital needs resulting from Golden Sky's growth during the year.


Liquidity and Capital Resources

     Golden Sky has experienced net losses as well as negative EBITDA and cash flows from operations since its inception. These shortfalls are primarily the result of Golden Sky's rapid subscriber growth and acquisitions of rural DIRECTV markets. In particular, Golden Sky has incurred significant sales and marketing expenses in its effort to rapidly build its subscriber base. Many of these expenses, which are expensed as incurred and include advertising and promotional expenses, sales commissions and direct broadcast satellite equipment and installation subsidies, are incurred at or before the time a new subscriber is activated. As a result, revenue attributable to new subscribers lags behind the expense incurred in acquiring them. The impact of this lag generally increases with the rate at which Golden Sky adds subscribers. Golden Sky's rapid subscriber growth and related subscriber acquisition costs have been significant contributors to its net losses and negative EBITDA experienced to date. Golden Sky believes that its subscriber acquisition costs will continue to negatively affect its operating results for at least the next year as it continues to add new subscribers. However, as long as a subscriber remains in service, future operating results benefit from a recurring monthly revenue stream with minimal additional sales and marketing expense. As long as churn remains relatively low, Golden Sky believes that its investment in building its subscriber base rapidly will enhance its cash flow and operating results in the longer term.

     Golden Sky's operations require substantial capital for:

     o financing subscriber growth (including direct broadcast satellite equipment and installation subsidies and marketing and selling expenses);

     o investments in, and maintenance of, field offices in Golden Sky's rural DIRECTV markets;

     o financing infrastructure development costs necessary to support the growth of Golden Sky's business; and

     o funding of start-up losses and other working capital requirements.

     Historically, Golden Sky also has utilized substantial capital to acquire rural DIRECTV markets. Golden Sky's capital expenditures, inclusive of acquisitions of rural DIRECTV markets, totaled $38.9 million and $61.9 million during the nine-month periods ended September 30, 1999 and 1998, respectively. During those same periods, Golden Sky's net cash used in operations totaled $58.2 million and $25.7 million, respectively. Golden Sky's capital expenditures, inclusive of acquisitions of rural DIRECTV markets, totaled $107.8 million during 1998, $121.0 million during 1997 and $2.9 million during the period from inception to December 31, 1996. Net cash used in operations totaled $36.6 million in 1998, $3.1 million in 1997 and $790,000 in the period from inception to December 31, 1996.

     To date, Golden Sky's acquisitions, subscriber growth and operations have been financed from borrowings under its bank credit facility, proceeds from the offering of Golden Sky Systems' 123/8% notes, proceeds from the offering of Golden Sky DBS, Inc.'s 131/2% notes, proceeds from the issuance of capital stock, and to a lesser extent, the issuance of promissory notes to sellers of rural DIRECTV markets.

     During the nine months ended September 30, 1999, Golden Sky's net cash flows from financing activities totaled $70.4 million. This was comprised of:

     o gross proceeds of $100.0 million from the offering of Golden Sky DBS, Inc.'s 131/2% notes, which it completed in February 1999;

     o net repayments of $15.0 million under Golden Sky Systems' bank credit facility;

     o increased deferred financing costs of $5.9 million resulting from the amendment of Golden Sky Systems' bank credit facility and the offering of Golden Sky DBS, Inc.'s 131/2% notes; and

     o repayments of other debt totaling $8.7 million.

     In 1998, Golden Sky's net cash from financing activities of $187.4 million was compromised of:

     o net proceeds of $189.2 million from the offering of Golden Sky Systems' 12 3/8% notes;

     o net borrowings of $7.0 million under Golden Sky Systems' bank credit facility;

     o deferred financing costs of $5.1 million; and

     o $3.7 million of repayments on other debt.

     In 1997, Golden Sky's net cash flows from financing activities of $137.0 million was comprised of:

     o $71.1 million from the issuance of preferred stock;

     o deferred financing costs of $3.3 million; and

     o $69.2 million of net borrowings under Golden Sky Systems' bank credit facility and other indebtedness.

Credit Facility

     Golden Sky Systems has a credit facility with a group of banks that provides for a $150.0 million line of credit to fund acquisitions and working capital requirements. Of this amount, $35.0 million is in the form of a term loan facility and $115.0 million is in the form of a revolving credit facility, including a letter of credit sub-limit of $40.0 million. As of September 30, 1999, Golden Sky Systems:

     o had fully utilized the entire $35.0 million of term loan availability;

     o had borrowed $17.0 million under the revolving credit line; and

     o had utilized approximately $20.6 million of the letter of credit sub-facility.

Availability under the revolving credit line depends upon satisfaction of various financial and operating covenants as well as minimum subscriber base requirements.

     The term loan amortizes in specified quarterly installments from March 31, 2002 through maturity on December 31, 2005. Availability of revolving loan borrowings decreases by specified amounts over the period from March 31, 2001 through maturity on September 30, 2005. Borrowings under the credit facility bear interest at variable rates calculated on a base rate, which is either the prime rate or LIBOR, plus an applicable margin, with reductions under some circumstances, based on leverage.

     As of September 30, 1999, Golden Sky Systems was not in compliance with certain of the restrictive covenants prescribed by its credit facility. During January 2000, Golden Sky Systems completed an amendment to the credit facility. The amendment, which was effective as of December 31, 1999, waived Golden Sky Systems' third quarter 1999 covenant violations and amended certain future covenant requirements. Pursuant to the amendment, Golden Sky Systems may borrow up to an additional $20.0 million under the credit facility prior to March 31, 2000. Any such incremental borrowings, which are secured by letters of credit provided by certain of Golden Sky's shareholders, must be repaid by March 31, 2000 from the proceeds of either a private or public equity offering. The required repayment date relative to these year 2000 incremental borrowings may be deferred until May 31, 2000 under certain conditions. Upon repayment of the incremental borrowings in March, or prior to May 31 if the repayment date is extended, Golden Sky Systems will have potential incremental borrowing capacity during the year ending December 31, 2000 equal to the lesser of the proceeds received from either a public or private equity offering or $20.0 million. Coincident with the amendment of the credit facility, Golden Sky entered into stock subscription agreements with certain of its shareholders for an aggregate of $20.0 million of its preferred stock. Also in January 2000, the credit facility was further amended to approve the changes in ownership of Golden Sky that would result from the merger with Pegasus.

12 3/8% Notes

     On July 31, 1998, Golden Sky Systems completed the sale of $195.0 million aggregate principal amount at maturity of its 123/8% notes. Interest on the 123/8% notes is payable in cash semi-annually on February 1 and August 1 of each year. The 123/8% notes mature on August 1, 2006. The offering of these notes resulted in net proceeds of approximately $189.2 million after payment of underwriting discounts and other issuance costs.

13 1/2% Notes

     On February 19, 1999, Golden Sky completed the sale of $193.1 million aggregate principal amount at maturity of its 131/2% Notes. Interest on these notes is payable in cash semi-annually on March 1 and September 1 of each year, with the first cash interest payment due on September 1, 2004. The 131/2% Notes mature on March 1, 2007. These notes were offered at a substantial discount and resulted in net proceeds of approximately $95.4 million, after the payment of underwriting discounts and other issuance costs aggregating approximately $4.7 million.


Future Capital Requirements

     Golden Sky's future capital requirements will depend upon a number of factors, including the rate of its internal subscriber growth, the extent to which it completes additional acquisitions, if any, and the working capital needs necessary to accommodate such growth. Golden Sky expects to continue to expand its marketing efforts in order to increase its subscriber penetration. As previously described, Golden Sky subsidizes a portion of the cost of direct broadcast satellite equipment and subscriber installations. The extent of Golden Sky's future subsidies of direct broadcast satellite equipment and installations may materially affect its liquidity and capital requirements. Golden Sky also expects that continued investment in its administrative and computer systems will be necessary to support its increased size and continued internal growth. Excluding any costs associated with the acquisition of additional rural DIRECTV markets, Golden Sky anticipates that its total capital expenditures, primarily related to expanding facilities and information systems for its corporate office, customer service operations and field offices, will not exceed $5.0 million during the year ending December 31, 2000.

     Golden Sky's operating costs and working capital requirements are partly a function of its rights and obligations under its agreements with the National Rural Telecommunications Cooperative and the National Rural Telecommunications Cooperative's agreement with Hughes. The National Rural Telecommunications Cooperative is currently in litigation with Hughes and its subsidiary DIRECTV over the scope and extent of certain of these rights. On January 10, 2000, Golden Sky and Pegasus filed a class action lawsuit against DIRECTV and Hughes. The lawsuit was filed in the United States District Court, Central District of California. Golden Sky and Pegasus filed on behalf of themselves and as representatives of a class of those similarly situated within the National Rural Telecommunications Cooperative affiliate and member universe. The action asserts various claims, including intentional interference with contractual relations and interference with prospective economic advantage, and seeks declaratory relief. The claims are based on DIRECTV's failure to provide the National Rural Telecommunications Cooperative with certain premium programming, thereby preventing the National Rural Telecommunications Cooperative from providing said premium programming to the class action members. The claims are also based on DIRECTV's position with respect to launch fees and other benefits it has received, contract term and rights of refusal. See Business of Pegasus -- Legal Proceedings. The outcome of this matter could have a material adverse effect on the scope and duration of Golden Sky's right to provide DIRECTV programming in its rural markets, its capital requirements and its costs of operations. If determined adversely, this matter could have a material adverse effect upon Golden Sky's business, financial condition and results of operations.

     During the nine months ended September 30, 1999, Golden Sky acquired nine rural DIRECTV markets. These markets included approximately 134,000 households and served approximately 18,200 subscribers as of the dates of acquisition. The aggregate purchase price for these recent acquisitions, including direct acquisition costs, approximated $38.7 million. As noted above under -- Overview -- Company History, while Golden Sky continues to evaluate acquisition opportunities and expects to purchase additional rural DIRECTV markets in the future consistent with its growth strategy, its pace of future acquisitions may decrease in the near term. To the extent Golden Sky identifies attractive acquisition candidates in the future, it may require additional capital to complete such acquisitions.

     Golden Sky is highly leveraged and, to the extent it is able to borrow additional funds under its credit facility or otherwise, its leverage will continue to increase. The approximately $9.8 million of seller notes payable outstanding at September 30, 1999 mature as follows: $2.9 million in 2000, $3.0 million in 2001, $2.9 million in 2002, and $1.0 million in 2003.

     The ability of Golden Sky's subsidiaries to pay dividends and make other distributions and advances is subject to, among other things, the terms of their debt instruments and applicable law. Golden Sky Systems' credit facility and the indenture governing Golden Sky Systems' 123/8% notes contain restrictive covenants that limit its ability to pay dividends or make distributions to Golden Sky DBS, its direct parent company. Golden Sky cannot assure you that it will be in compliance with these covenants at the time of a required interest payment on its debt instruments. Golden Sky currently expects that it may be difficult for Golden Sky Systems to generate the requisite dividend capacity to enable Golden Sky DBS to make the initial cash interest payments on its 131/2% notes. Golden Sky Systems' ability to generate sufficient dividend capacity under the indenture governing the 123/8% notes to service Golden Sky DBS's 131/2% notes and to comply with the financial and other covenants in Golden Sky Systems' credit facility will depend upon the extent to which Golden Sky pursues acquisitions, incurs additional indebtedness, incurs operating expenses, makes capital expenditures and generates adequate subscriber revenue, among other things. To the extent these vary significantly from Golden Sky's current expectations, it is likely that Golden Sky will not be able to make Golden Sky DBS's initial interest payments absent consents from its lenders and existing bondholders. Moreover, any significant adverse developments would likely preclude Golden Sky DBS from being able to access Golden Sky Systems' cash flow for these initial interest payments.

     As of September 30, 1999, Golden Sky had unrestricted cash on hand of approximately $5.9 million. While there can be no assurance, Golden Sky believes it has sufficient cash and availability under its amended bank credit facility to finance its expected internal growth through at least December 31, 2000. There may be a number of factors, some of which may be beyond Golden Sky's control or ability to predict, that could require it to raise additional capital. These factors include unexpected increases in operating costs and expenses, subscriber growth in excess of that currently expected, an increase in the cost of acquiring subscribers or possible acquisitions of additional rural DIRECTV markets. Additional financing also may be required to meet Golden Sky's debt service requirements. There can be no assurance that additional financing will be available on terms acceptable to Golden Sky, or at all, and if available, that the proceeds of this financing would be sufficient to enable Golden Sky to meet its debt service requirements or completely execute its business plan.

     On July 9, 1999, Golden Sky DBS filed a registration statement with the Securities and Exchange Commission for an initial public offering of Golden Sky DBS's common stock. There can be no assurance that this offering will be consummated during 2000 or at all. In the event Golden Sky's merger with Pegasus is consummated, Golden Sky will withdraw the registration statement. Costs totaling approximately $470,000 associated with this offering had been incurred as of December 31, 1999. As of September 30, 1999, these offering costs were included in deferred financing costs pending completion of the offering. In the event Golden Sky DBS's initial public offering is not consummated, Golden Sky will be required to expense such costs in the period in which a determination not to proceed with the offering is made.


Year 2000 Readiness

     Many existing computer systems and applications currently use two-digit date fields to designate a particular year. Date sensitive systems and applications may recognize the year 2000 as 1900 or not at all. The inability to recognize or properly treat the year 2000 may cause computer systems and applications to incorrectly process critical financial and operational information. During 1999, Golden Sky undertook an effort to identify and correct any potential year 2000 issues that may have existed with its information systems, suppliers and facilities. As of late January 2000, Golden Sky's business has not been affected by the year 2000 issue. Golden Sky will continue to monitor the impact of the year 2000 issue on its business throughout the year ending December 31, 2000. There can be no assurance that the year 2000 issue will not adversely affect Golden Sky's business, financial condition or results of operations in future periods.

     The foregoing constitutes a year 2000 statement and readiness disclosure subject to the protections afforded it by the Year 2000 Information and Readiness Disclosure Act of 1998.


Recent Accounting Developments

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." As a result of the subsequent issuance of FAS No. 137, FAS No. 133 is now effective for fiscal years beginning after June 15, 2000. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, Golden Sky has no derivative instruments or hedging arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on Golden Sky's business, financial position or results of operations.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." Statement of Position 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that these costs be expensed as incurred. As Golden Sky has previously expensed all of these costs, the adoption of SOP 98-5 is not expected to have a material effect on Golden Sky's business, financial position and results of operations.

                               BUSINESS OF PEGASUS


General


     Pegasus is:

     o The largest independent distributor of DIRECTV(R) with 752,800 subscribers at December 31, 1999. We have the exclusive right to distribute DIRECTV digital broadcast satellite services to over 5.3 million rural households in 36 states. We distribute DIRECTV through the Pegasus retail network, a network in excess of 2,500 independent retailers.

     o The owner or programmer of ten TV stations affiliated with either Fox, UPN or the WB.

     o One of the fastest growing media companies in the United States. We have increased our revenues at a compound growth rate of 100% per annum since our inception in 1991.


Direct Broadcast Satellite Television

     The introduction of direct broadcast satellite receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the rollout of color televisions, videocassette recorders and compact disc players. According to a recent Paul Kagan study, in 1998 direct broadcast satellite was the fastest growing multichannel television service in the country, capturing almost two out of every three new subscribers to those services. There are currently three nationally branded direct broadcast satellite programming services: DIRECTV, Primestar and EchoStar. At December 31, 1999, there were 11.5 million direct broadcast satellite subscribers in the United States:

     o 6.7 million DIRECTV subscribers, including approximately 5.2 million subscribers served by DIRECTV itself, 1.1 million subscribers served by Pegasus and Golden Sky and 400,000 subscribers served by the approximately 100 other DIRECTV rural affiliates;

     o 1.4 million Primestar subscribers; and

     o 3.4 million EchoStar subscribers.

All three direct broadcast satellite programming services are digital satellite services, and therefore require that a subscriber install a satellite receiving antenna or dish and a digital receiver. DIRECTV and EchoStar require a satellite dish of approximately 18 inches in diameter that may be installed by the consumer without professional assistance. Primestar requires a dish of approximately 36 inches in diameter that generally must be professionally installed. The market shares of DIRECTV, Primestar and EchoStar among all direct broadcast satellite subscribers nationally are currently 58%, 12% and 30%, respectively. The Carmel Group has estimated that the number of direct broadcast satellite subscribers will grow to 21.1 million by 2003.

     Hughes completed the acquisition of Primestar's medium-power direct broadcast satellite business on May 22, 1999, and completed the acquisition of related high-power satellite assets on June 8, 1999. Hughes is currently operating Primestar only during a transition period while it converts Primestar subscribers to DIRECTV subscribers. At the time of the acquisition, we estimated that there were approximately 250,000 Primestar subscribers in our DIRECTV exclusive territories who could become our subscribers if they choose to receive DIRECTV programming.

     In 1999, MCI WorldCom transferred a license to EchoStar to operate another direct broadcast satellite business in a different orbital location. We believe this will help increase the overall competitive position of direct broadcast satellite relative to cable. However, the transaction could also increase EchoStar's competitive position relative to DIRECTV.


DIRECTV

     DIRECTV is a service of Hughes Electronics, a subsidiary of General Motors Corporation. DIRECTV offers in excess of 200 entertainment channels of near laser disc quality video and compact disc quality audio


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

programming. DIRECTV currently transmits via four high-power Ku band satellites We believe that DIRECTV's extensive line-up of cable networks, pay-per-view movies and events and sports packages, including the exclusive "NFL Sunday Ticket," have enabled DIRECTV to capture a majority market share of existing direct broadcast satellite subscribers and will continue to drive strong subscriber growth for DIRECTV services in the future. DIRECTV added 1.6 million new subscribers in 1999.


DIRECTV Rural Affiliates

     Prior to the launch of DIRECTV's programming service, Hughes Electronics, which was succeeded by its subsidiary DIRECTV, entered into an agreement with the National Rural Telecommunications Cooperative authorizing the National Rural Telecommunications Cooperative to offer its members and associates the opportunity to acquire exclusive rights to distribute DIRECTV programming services in rural areas of the United States. The National Rural Telecommunications Cooperative is a cooperative organization whose members and associates are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Approximately 250 National Rural Telecommunications Cooperative members and associates acquired such exclusive rights, thereby becoming DIRECTV rural affiliates. The DIRECTV exclusive territories acquired by DIRECTV's rural affiliates include approximately 9.0 million rural households. Pegasus was the largest of the original DIRECTV rural affiliates, acquiring a DIRECTV exclusive territory of approximately 500,000 homes in four New England states. Since 1996 we have increased our DIRECTV exclusive territories to more than 5.3 million homes through the completed or pending acquisitions of 95 other DIRECTV rural affiliates, including the acquisition of Digital Television Services, Inc., with which we merged in 1998.


Pegasus Rural Focus and Strategy

     We believe that direct broadcast satellite and other digital satellite services will achieve disproportionately greater consumer acceptance in rural areas than in metropolitan areas. Direct broadcast satellite services have already achieved a penetration of more than 17% in rural areas of the United States, as compared to approximately 5% in metropolitan areas.

     Our long-term goal is to become an integrated provider of direct broadcast satellite and other digital satellite services for the 76.0 million people, 30.0 million homes and 3.0 million businesses located in rural areas of the United States. To accomplish our goal, we are pursuing the following strategy:

     o Continue to Grow Our Rural Subscriber Base by Aggressively Marketing DIRECTV. Pegasus currently serves in excess of 750,000 DIRECTV subscribers, which represents a penetration of approximately 14.1%. Our rate of growth has accelerated as we have increased our scale and expanded the Pegasus network of independent retailers.

     o Continue to Acquire Other DIRECTV Rural Affiliates. We currently own approximately 59% of the DIRECTV exclusive territories held by DIRECTV's rural affiliates. We have had an excellent track record of acquiring DIRECTV rural affiliates and believe that we have a competitive advantage in acquiring additional DIRECTV rural affiliates. We base this belief on our position as the largest DIRECTV rural affiliate, our access to the capital markets and our strong reputation in the direct broadcast satellite industry. We will continue to pursue our strategy of acquiring other DIRECTV rural affiliates.

     o Continue to Develop the Pegasus Retail Network. We have established the Pegasus network of independent retailers in order to distribute DIRECTV in our DIRECTV exclusive territories. Our consolidation of DIRECTV's rural affiliates has enabled us to expand the Pegasus retail network to over 2,500 independent retailers in 36 states. We believe that the Pegasus retail network is one of the few sales and distribution channels for digital satellite services with broad and effective reach in rural areas of the U.S. We intend to further expand the Pegasus retail network in order to increase the penetration of DIRECTV in rural areas and to enable us to distribute additional digital satellite services that will complement our distribution of DIRECTV.

     o Generate Future Growth By Bundling Additional Digital Satellite Services with DIRECTV. We believe that new digital satellite services, such as digital audio services, broadband multimedia services and mobile satellite services, will be introduced to consumers and businesses in the next five years.

     These services, like direct broadcast satellite, should achieve disproportionate success in rural areas. However, because there are limited sales and distribution channels in rural areas, new digital satellite service providers will confront the same difficulties that direct broadcast satellite service providers have encountered in establishing broad distribution in rural areas, as compared to metropolitan areas. We believe that the Pegasus retail network will enable us to establish relationships with digital satellite service providers that will position us to capitalize on these new opportunities.


Satellite Services in Rural Areas

     Rural areas include approximately 85% of the total landmass of the continental United States and have an average home density of less than 12 homes per square mile. Because the cost of reaching a household by a cable or other wireline distribution system is generally inversely proportional to home density and the cost of providing satellite service is not, satellite services have strong cost advantages over cable in rural areas.

     There are approximately 76.0 million people, 30.0 million households and
3.0 million businesses located in rural areas of the United States. Annual household income in rural areas totaled over $1.1 trillion in 1997, an average of approximately $38,000 per household. Rural areas therefore represent a large and attractive market for direct broadcast satellite and other digital satellite services. Approximately 65% of all U.S. direct broadcast satellite subscribers reside in rural areas. It is likely that future digital satellite services, such as soon to be launched digital audio services and satellite broadband multimedia services, will also achieve disproportionate success in rural areas as compared to metropolitan areas.

     It is difficult, however, for satellite and other service providers to establish sales and distribution channels in rural areas. In contrast to metropolitan areas, where there are many strong national retail chains, few national retailers have a presence in rural areas. Most retailers in rural areas are independently owned and have only one or two store locations. For these reasons, satellite providers seeking to establish broad and effective rural distribution have limited alternatives:

     o They may seek to distribute their services through one of the few national retailers, such as Radio Shack or Wal-Mart, that have a strong retail presence in rural areas.

     o They may seek to establish direct sales channels in rural areas, as Primestar initially sought to do through its cable partners.

     o They may seek to distribute through national networks of independent retailers serving rural areas, such as have been established by EchoStar and by Pegasus.


Consolidation of DIRECTV Rural Affiliates

     When DIRECTV was launched in 1994, small DIRECTV rural affiliates held approximately 95% of the DIRECTV rural affiliate exclusive territories. In 1996, Pegasus first acquired another DIRECTV rural affiliate, thereby beginning a process of consolidation that has significantly changed the composition of DIRECTV's rural affiliates. Since 1996, Pegasus, its subsidiary, Digital Television Services, Inc., and Golden Sky Systems have acquired approximately 150 DIRECTV rural affiliates. Today, Pegasus represents 59% of the DIRECTV exclusive territories held by DIRECTV's rural affiliates, Golden Sky holds 21%, and the approximately 100 remaining rural affiliates total 20%. Pegasus believes that consolidation among DIRECTV's rural affiliates will continue.

     As of December 31, 1999, we distributed DIRECTV in the following DIRECTV exclusive territories:



        Exclusive             Total       Homes Not       Homes
         DIRECTV             Homes in     Passed By     Passed By        Total
       Territories          Territory       Cable         Cable       Subscribers     Penetration
------------------------   -----------   -----------   -----------   -------------   ------------
Northeast ..............      751,745       182,245       569,500        83,928      11.2%
Central ................    1,138,651       301,052       837,599       163,272      14.3%
Southeast ..............    1,010,979       352,622       658,357       156,931      15.5%
Midwest ................      882,924       248,222       634,702       124,203      14.1%
Central Plains .........      411,666        88,168       323,498        46,195      11.2%
Texas ..................      465,835       150,987       314,848        84,942      18.2%
Southwest ..............      322,438        48,459       273,979        45,483      14.1%
Northwest ..............      347,710        99,896       247,814        47,862      13.8%
                            ---------       -------       -------       -------      ----
   Total ...............    5,331,948     1,471,651     3,860,297       752,816      14.1%
                            =========     =========     =========       =======      ====


------------
Total homes in territory, homes not passed by cable, and homes passed by cable are based on estimates of primary residences by Claritas, Inc.


The Pegasus Retail Network

     The Pegasus retail network is a network of over 2,500 independent satellite, consumer electronics and other retailers serving rural areas. We began the development of the Pegasus retail network in 1995 in order to distribute DIRECTV in our original DIRECTV exclusive territories in New England. We have expanded this network into 36 states as a result of our acquisitions of DIRECTV rural affiliates since 1996. Today, the Pegasus retail network is one of the few sales and distribution channels available to digital satellite service providers seeking broad and effective distribution in rural areas throughout the continental United States.

     We believe that the national reach of the Pegasus retail network has positioned us to:

     o improve the penetration of DIRECTV in DIRECTV exclusive territories that we now own or that we may acquire from other DIRECTV rural affiliates;

     o assist DIRECTV in improving DIRECTV's direct broadcast satellite market share in rural areas outside of the DIRECTV exclusive territories held by DIRECTV rural affiliates; and

     o offer providers of new digital satellite services, such as the soon to be launched digital audio and broadband multimedia satellite services, an effective and convenient means for reaching the approximately 30% of America's population that live and work in rural areas.


Broadcast Television

     Our operating strategy in broadcast television is focused on:

     o developing strong local sales forces and sales management to maximize the value of our stations' inventory of advertising spots;

     o improving the stations' programming, promotion and technical facilities in order to maximize their ratings in a cost-effective manner; and

     o maintaining strict control over operating costs while motivating employees through the use of incentive plans, which reward our employees in proportion to annual increases in location cash flow.

     We have purchased or launched TV stations affiliated with the "emerging networks" of Fox, the WB and UPN, because, while affiliates of these networks generally have lower revenue shares than stations affiliated with ABC, CBS and NBC, we believe that they will experience growing audience ratings and therefore afford us greater opportunities for increasing their revenue share. We have entered into local marketing agreements in three of our existing markets because they provide additional opportunities for increasing revenue share with limited additional operating expenses. However, the FCC has recently adopted rules which in most instances would prohibit us from expanding in our existing markets through local marketing agreements and may require us to modify or terminate our existing agreements. We have entered into local marketing agreements to program one station as an affiliate of Fox, two stations as affiliates of the WB network and one station as an affiliate of UPN. We plan to program an additional station pursuant to a local marketing agreement in 2000, if permitted by the FCC.

     The following table sets forth general information for each of Pegasus' stations.

                                                        Station
           Station               Acquisition Date     Affiliation       Market Area       DMA (1)     Households (2)
-----------------------------   ------------------   -------------   -----------------   ---------   ---------------
WDBD-40 .....................        May 1993             Fox        Jackson, MS            91        298,000
WDSI-61 .....................        May 1993             Fox        Chattanooga, TN        82        332,000
WGFL-53 (3) .................          (3)                WB         Gainesville, FL        167       101,000
WOLF-56/WILF-53 (4) .........        May 1993             Fox        Northeastern PA        47        566,000
WSWB-38 (4) .................          (4)                WB         Northeastern PA        47        566,000
WPXT-51 .....................      January 1996           Fox        Portland, ME           79        353,000
WPME-35 (5) .................          (5)                UPN        Portland, ME           79        353,000
WTLH-49/WFXU (6) ............       March 1996            Fox        Tallahassee, FL        116       221,000

------------
(1) There are 211 designated market areas or designated market areas in the United States with each county in the continental United States assigned uniquely to one designated market area. Ranking of designated market are is based upon Nielsen estimates of the number of television households.

(2) Represents total homes in a designated market area for each television station as estimated by Broadcast Investment Analysts.

(3) Pegasus began programming WGFL in October 1997 pursuant to an local marketing agreement as an affiliate of the WB network.

(4) WILF and WWLF until November 1998 had simulcast the programming of WOLF. In November 1998, the station then known as WOLF (Channel 38) was sold to KB Prime Media LLC. That station has changed its call letters to WSWB, and is now programmed by Pegasus pursuant to an local marketing agreement as an affiliate of the WB network. The station formerly know as WWLF changed its call letters to WOLF, and simulcasts Fox programming on WILF.

(5) Pegasus began programming WPME in August 1997 pursuant to an local marketing agreement as an affiliate of UPN.

(6) Pegasus programs WFXU pursuant to an local marketing agreement. WFXU has simulcast the programming of WTLH since July 1998.


Cable Television

     We own and operate a cable system serving areas of western, southwestern and northwestern Puerto Rico. Our Puerto Rico cable system serves franchised areas of approximately 170,000 households and serves approximately 55,000 subscribers.

     We have entered into a letter of intent to sell the assets of our cable system business in Puerto Rico to a subsidiary of Centennial Cellular Corporation for $170.0 million in cash, subject to certain adjustments. The sale of this cable system is subject to the negotiation of a definitive agreement, third-party approvals, including regulatory approvals, and other customary conditions. The sale is also subject to approval by our board of directors. We cannot assure you that these conditions will be satisfied and that the sale will be consummated.

Recent Completed and Pending Transactions

     Completed Transactions

     Completed Direct Broadcast Satellite Acquisitions. From October 1, 1999 through January 31, 2000, we completed four acquisitions for DIRECTV distribution rights in rural areas of Indiana, Minnesota and Michigan. In the aggregate, the consideration for the completed direct broadcast satellite acquisitions was $13.2 million in cash, $5.7 million in Series B junior convertible participating preferred stock and $2.3 million in promissory notes. The territories covered by these transactions include approximately 80,300 households, including approximately 4,000 seasonal residences and 8,000 business locations and 11,300 subscribers.

     Note Offering. On November 19, 1999, we completed an offer to exchange $155.0 million in principal amount of our 121/2% senior notes due 2007 for $155.0 million in principal amount of outstanding senior subordinated notes due 2007 of our subsidiaries, Digital Television Services, Inc. and DTS Capital, Inc. The effect of the exchange offer was to simplify our capital structure and provide us with greater flexibility under debt covenants of our existing indebtedness.

     Convertible Preferred Stock Offering. On January 25, 2000, Pegasus completed an offering of $300.0 million in liquidation amount of its 6 1/2% Series C convertible preferred stock. Each share of Series C convertible preferred stock is convertible at any time into the number of whole shares of our Class A common stock equal to the stated liquidation preference of $100 per share divided by an initial conversion price of $127.50 per share, subject to adjustment if certain events should occur. Pegasus may redeem the Series C convertible preferred stock at any time beginning on February 1, 2003 at redemption prices set forth in the certificate of designation. In addition, from August 1, 2001 to February 1, 2003, Pegasus may redeem the Series C convertible preferred stock at a redemption premium of 105.525% of the stated liquidation preference, plus accumulated and unpaid dividends, if any, if the trading price of Pegasus' Class A common stock equals or exceeds $191.25 for a specified trading period. In the event of a change of control of Pegasus, holders of Series C convertible preferred stock will have a one-time option to convert such holder's shares into Class A common stock at a conversion price equal to the greater of (1) the market price of our Class A common stock at the change of control date or (2) $68.00 per share. In lieu of issuing Class A common stock, we may, at our option, make a cash payment equal to the market value of the shares. Pegasus plans to use the net proceeds of the offering for working capital and general corporate purposes.

     Investment in Personalized Media Communications, LLC and Licensing of Patents. On January 13, 2000, Pegasus made an investment in Personalized Media Communications, LLC, an advanced communications technology company. A subsidiary of Personalized Media granted to Pegasus an exclusive license for use of Personalized Media's patent portfolio in the distribution of satellite services from specified orbital locations. Mary C. Metzger, Chairman of Personalized Media and a member of Pegasus' board of directors, and John C. Harvey, Managing Member of Personalized Media and Ms. Metzger's husband, own a majority of and control Personalized Media.

     Pegasus acquired preferred interests of Personalized Media for approximately $14.3 million cash, 200,000 shares of Pegasus' Class A common stock and Pegasus' agreement, subject to certain conditions, to issue warrants to purchase 1.0 million shares of Pegasus' Class A common stock at an exercise price of $90.00 per share and with a term of ten years. See Certain Transactions.

     Pegasus Media & Communications Credit Facility. On January 14, 2000, Pegasus Media & Communications, Inc., a wholly-owned subsidiary of Pegasus, entered into a $500.0 million credit facility. The new Pegasus Media & Communications credit facility replaced the previous Pegasus Media & Communications and Digital Television Services credit facilities. Pegasus Media & Communications can use borrowings under the credit facility for acquisitions and general corporate purposes. In connection with the closing of the new Pegasus Media & Communications credit facility, Digital Television Services was merged with and into a subsidiary of Pegasus Media & Communications.

     Pending Transactions

     Pending Direct Broadcast Satellite Acquisitions. As of January 31, 2000, we have entered into letters of intent or definitive agreements to acquire DIRECTV distribution rights in rural areas of six states. In the


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aggregate, the consideration for the pending direct broadcast satellite acquisitions is $29.9 million in cash, $32.5 million in preferred stock, $38.0 million in Class A common stock and $2.0 million in assumed liabilities. The closings of these acquisitions are subject to negotiation of definitive agreements, third-party approvals and other customary conditions. We cannot assure you that these conditions will be satisfied. The territories covered by the letters of intent or definitive agreements include approximately 404,700 television households, including approximately 20,300 seasonal residences and 40,400 business locations and approximately 45,700 subscribers.

     Sale of Puerto Rico Cable System. We have entered into a letter of intent to sell the assets of our cable system in Puerto Rico. See -- Cable Television.


Competition

     Our direct broadcast satellite business faces competition from other current or potential multichannel programming distributors, including other direct broadcast satellite operators, direct-to-home providers, cable operators, wireless cable operators, Internet and local and long-distance telephone companies, which may be able to offer more competitive packages or pricing than we or DIRECTV can provide. In addition, the direct broadcast satellite industry is still evolving and recent or future competitive developments could adversely affect us. For example, EchoStar, which competes with us in the sale of direct broadcast satellite programming, has recently increased its channel capacity such that EchoStar could now offer in excess of 500 channels, which channel capacity exceeds the channel capacity DIRECTV currently offers. See Business of Golden Sky -- Competition.

     Our TV stations compete for audience share, programming and advertising revenue with other television stations in their respective markets and with direct broadcast satellite operators, cable operators and other advertising media. direct broadcast satellite and cable operators in particular are competing more aggressively than in the past for advertising revenues in our TV stations' markets. This competition could adversely affect our stations' revenues and performance in the future.

     Our cable systems face competition from television stations, satellite master antennae television systems, wireless cable systems, direct-to-home providers, direct broadcast satellite systems and open video systems.

     In addition, the markets in which we operate are in a constant state of change due to technological, economic and regulatory developments. We are unable to predict what forms of competition will develop in the future, the extent of such competition or its possible effects on our businesses.


Employees

     As of December 31, 1999, we had 1,006 full-time and 347 part-time employees. We also had 8 general managers, 48 department managers and 12 corporate managers as of this date. We are not a party to any collective bargaining agreements, and we consider our relations with our employees to be good.


Direct Broadcast Satellite Agreements, Licenses, Local Marketing Agreements and Cable Franchises

     Direct Broadcast Satellite Agreements

     Prior to the launch of the first DIRECTV satellite in 1993, Hughes entered into various agreements intended to assist it in the introduction of DIRECTV services, including agreements with RCA/Thomson for the development and manufacture of direct broadcast satellite reception equipment and with USSB for the sale of five transponders on the first satellite. In an agreement concluded in 1994, Hughes offered members and associates of the National Rural Telecommunications Cooperative the opportunity to become the exclusive providers of certain direct broadcast satellite services using the DIRECTV satellite of the 101- W orbital location, generally including DIRECTV programming, to specified residences and commercial subscribers in rural areas of the U.S. The National Rural Telecommunications Cooperative is a cooperative organization whose members and associates are engaged in the distribution of telecommunications and other services in predominantly rural areas of the U.S. National Rural Telecommunications Cooperative members and associates that participated in its direct broadcast satellite program acquired the rights to provide the direct broadcast


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satellite services described above in their service areas. The service areas purchased by participating National Rural Telecommunications Cooperative members and associates comprise approximately 9.0 million television households and were initially acquired for aggregate commitment payments exceeding $100 million.

     The agreement between Hughes (and DIRECTV as its successor) and National Rural Telecommunications Cooperative, and related agreements between the National Rural Telecommunications Cooperative and its participating members and associates, provide those members and associates with substantial rights and benefits from distribution in their service areas of the direct broadcast satellite services, including the right to set pricing, to retain all subscription remittances and to appoint sales agents. In exchange for such rights and benefits, the participating members and associates made substantial commitment payments to DIRECTV. In addition, the participating members and associates are required to reimburse DIRECTV for their allocable shares of certain common expenses, such as programming, satellite-specific costs and expenses associated with the billing and authorization systems, and to remit to DIRECTV a 5% fee on subscription revenues.

     DIRECTV has disputed the extent of the rights held by the participating National Rural Telecommunications Cooperative members and associates. See -- Legal Proceedings. Those disputes include the rights asserted by participating members and associates:

     o to provide all services offered by DIRECTV that are transmitted over 27 frequencies that the FCC has authorized for DIRECTV's use for a term running through the life of DIRECTV's satellites at the 101o W orbital location;

     o to provide certain other services over the DIRECTV satellites; and

     o to have the National Rural Telecommunications Cooperative exercise a right of first refusal to acquire comparable rights in the event that DIRECTV elects to launch successor satellites upon the removal of the DIRECTV satellites from their orbital location at the end of their lives.

     The financial terms of the right of first refusal are likely to be the subject of negotiation and Pegasus is unable to predict whether substantial additional expenditures by the National Rural Telecommunications Cooperative will be required in connection with the exercise of such right of first refusal.

     The agreements between the National Rural Telecommunications Cooperative and participating National Rural Telecommunications Cooperative members and associates terminate when the DIRECTV satellites are removed from their orbital location at the end of their lives. If the satellites are removed earlier than June 2004, the tenth anniversary of the commencement of DIRECTV services, Pegasus will receive a prorated refund of its original purchase price for the DIRECTV rights. Our agreements with the National Rural Telecommunications Cooperative may be terminated prior to the expiration of its term as follows:

     o If the agreement between DIRECTV and the National Rural Telecommunications Cooperative is terminated because of a breach by DIRECTV, the National Rural Telecommunications Cooperative may terminate its agreements with us, but the National Rural Telecommunications Cooperative will be responsible for paying to us our pro rata portion of any refunds that the National Rural Telecommunications Cooperative receives from DIRECTV.

     o If we fail to make any payment due to the National Rural Telecommunications Cooperative or otherwise breach a material obligation of our agreements with the National Rural Telecommunications Cooperative, the National Rural Telecommunications Cooperative may terminate our agreement with the National Rural Telecommunications Cooperative in addition to exercising other rights and remedies against us.

     o If the National Rural Telecommunications Cooperative's agreement with DIRECTV is terminated because of a breach by the National Rural Telecommunications Cooperative, DIRECTV is obligated to continue to provide DIRECTV services to Pegasus by assuming the National Rural Telecommunications Cooperative's rights and obligations under the National Rural Telecommunications Cooperative's agreement with DIRECTV or under a new agreement containing substantially the same terms and conditions as National Rural Telecommunications Cooperative's agreement with DIRECTV.


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     We are not permitted under our agreements with the National Rural
Telecommunications Cooperative to assign or transfer, directly or indirectly, our rights under these agreements without the prior written consent of the National Rural Telecommunications Cooperative and DIRECTV, which consents cannot be unreasonably withheld.

     The National Rural Telecommunications Cooperative has adopted a policy requiring any party acquiring DIRECTV distribution rights from a National Rural Telecommunications Cooperative member or associate to post a letter of credit to secure payment of National Rural Telecommunications Cooperative's billings if the acquiring person's monthly payments to the National Rural Telecommunications Cooperative, including payments on account of the acquired territory, exceeds a specified amount. Pursuant to this policy, Pegasus or its subsidiaries have posted letters of credit of approximately $21.2 million in connection with completed direct broadcast satellite acquisitions. Although this requirement can be expected to reduce somewhat our acquisition capacity inasmuch as it ties up capital that could otherwise be used to make acquisitions, we expect this reduction to be manageable. There can be no assurance, however, that the National Rural Telecommunications Cooperative will not in the future seek to institute other policies, or to change this policy, in ways that would be material to us.


     Broadcast Television

     FCC Licensing. The broadcast television industry is subject to regulation by the FCC pursuant to the Communications Act of 1934, as amended. Approval by the FCC is required for the issuance, renewal, transfer and assignment of broadcast station operating licenses. Television license terms are generally eight years. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that our licenses or the licenses for the TV stations that we program pursuant to local marketing agreements will be renewed at their expiration dates or that such renewals will be for full terms. The licenses with respect to TV stations WOLF/WILF, WPXT, WDSI, WTLH and WDBD are scheduled to expire on August 1, 2007, April 1, 2007, August 1, 2005, April 1, 2005, and June 1, 2005, respectively. The licenses with respect to WSWB, WFXU and WGFL, stations we program pursuant to local marketing agreements, expire on August 1, 2007, February 1, 2005 and February 1, 2005, respectively. The other TV station we program, WPME, has a license application pending at the FCC. There can be no assurance this license application will be granted.

     Fox Affiliation Agreement. Our network affiliation agreements with the Fox Broadcasting Company formally expired on January 30, 1999, except for the affiliation agreement for television station WTLH, which is scheduled to expire on December 31, 2000. Except in the case of WTLH, we currently broadcast Fox programming under arrangements between Pegasus and Fox which have generally conformed in practice to such affiliation agreements. Negotiations with Fox are continuing, and we believe that we will enter into new affiliation agreements on satisfactory terms with no disruption in programming. If we are mistaken in this belief, the loss of the ability to carry Fox programming could have a material and adverse effect on our broadcast television operations.

     The station affiliation agreement with Fox for WTLH provides WTLH with the right to broadcast programming which Fox and Fox Children's Network, Inc. make available for broadcasting in Tallahassee, Florida, the community to which WTLH is licensed by the FCC. Fox has committed to supply approximately six hours of programming each weekday, although, from time to time, some Fox time periods have been available to the station for programming. On weekends, Fox generally supplies more programming than during the week, including sports programming such as National Football Conference games and pre-game shows. WTLH has agreed to broadcast all such Fox programs in their entirety, including all commercial announcements. In each Fox program, WTLH may sell the advertising time generally made available by Fox in such program to its affiliates on a national basis, and, generally, may retain the revenues from such sales. Fox retains the right to sell the remaining advertising time in each Fox program. WOLF, WPXT, WDSI and WDBD have also operated under substantially the same terms and conditions.

     Under its station affiliation agreement with Fox, WTLH is entitled to receive payments from Fox Kids Worldwide, Inc. as compensation for relinquishing its former interests in the profits of Fox Children's Network and for continuing to carry Fox Children's Network programming on the station. Those payments, together with certain revenues from commercials and from retransmission arrangements with Fox, will be


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returned to Fox to defray the costs of providing NFL programming to the station.
Under specified circumstances, however, Fox or WTLH may cancel the arrangements for broadcast of NFL programming, in which case the Fox Children's Network-related compensation would thereafter be paid to the station. In the event that WTLH ceases to carry Fox Children's Network programming prior to June 30, 2008, after having receiving NFL programming, Fox may have a claim for amounts under the terms of the station affiliation agreement.

     WTLH's station affiliation agreement with Fox expires December 31, 2000, but is renewable for two successive two-year periods, at the discretion of Fox and upon acceptance by Pegasus. Fox may terminate the station affiliation agreement upon:

     o a change in any material aspect of the station's operation, including its transmitter location, power, frequency, programming format or hours of operation, with 30 days written notice;

     o acquisition by Fox, directly or indirectly, of a significant ownership and/or controlling interest in any television station in the same market, with 60 days written notice;

     o assignment or attempted assignment by Pegasus of the station affiliation agreement, with 30 days written notice;

     o three or more unauthorized preemptions of Fox programming within a 12-month period, with 30 days written notice; or

     o WTLH deciding not to accept a change in Fox operations applicable to Fox affiliates generally.

Either Fox or WTLH may terminate the station affiliation agreement upon occurrence of a force majeure event which substantially interrupts Fox's ability to provide programming or the station's ability to broadcast the programming.

     UPN Affiliation Agreement. The Portland TV station programmed by Pegasus pursuant to a local marketing agreement, WPME, is affiliated with UPN pursuant to a station affiliation agreement. Under the station affiliation agreement with UPN, UPN grants Pegasus an exclusive license to broadcast all programming, including commercial announcements, network identifications, promotions and credits, which UPN makes available to serve the community of Lewiston, Maine. UPN has committed to supply approximately four hours of programming during specified time periods. The station affiliation agreement with UPN allots to each party a specified amount of advertising time during each hour of programming, and each party is entitled to the revenue realized from its sale of advertising time.

     The term of the station affiliation agreement with UPN expires January 15, 2001, and automatically renews for a three-year period unless either party has given written notice to the other party of its election not to renew. UPN may terminate the station affiliation agreement upon prior written notice in the event of:

     o a material reduction or modification of WPME's transmitter location, power, frequency, programming format or hours of operation;

     o any assignment or transfer of control of the station's license; or

     o three or more unauthorized preemptions of UPN programming by the station during any 12-month period, which have actually occurred or which UPN reasonably believes will occur.

Either UPN or Pegasus may terminate the station affiliation agreement upon the occurrence of a force majeure event that causes UPN substantially to fail to provide programming or Pegasus substantially to fail to broadcast UPN's programming, for either four consecutive weeks or an aggregate of six weeks in any 12-month period.

     WB Affiliation Agreements. We program TV stations WSWB and WGFL as affiliates of WB and are in the process of negotiating affiliation agreements with respect to these stations.

     Local Marketing Agreements. In the past, the FCC rules precluded the ownership of more than one television station in a market, unless such stations were operated as a satellite of a primary station. In recent years, in a number of markets across the country, certain television owners entered into agreements to provide


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the bulk of the broadcast programming on stations owned by other licensees, and to retain the advertising revenues generated from such programming. Such agreements are commonly referred to as local marketing agreements. Local marketing agreements were not considered attributable interests under the FCC's old multiple ownership rules.

     In August 1999, the FCC revised its attribution and multiple ownership rules. The new rules generally provide that television local marketing agreements are attributable if the programmer owns a station in the same market as the station it is programming pursuant to a local marketing agreement. Local marketing agreements entered into on or after November 5, 1996 must comply with the new ownership rules by August 5, 2001 or such local marketing agreements will terminate. Local marketing agreements entered into before November 5, 1996, will be grandfathered until the conclusion of the FCC's 2004 biennial review. The new rules also generally allow one entity to own two television stations in the same market if there would be eight full-power commercial and non-commercial television stations in the market after the combination, or if the acquired station is economically distressed and could not be built or operated without combining with another station in the market. In certain cases, parties with grandfathered local marketing agreements may rely on the circumstances at the time the local marketing agreement was entered into in advancing any proposal for co-ownership of the stations. The markets in which Pegasus programs a second station pursuant to a local marketing agreement do not have eight full-power commercial and non-commercial television stations. Pegasus has not yet filed any application to acquire any of the stations with which it has local marketing agreements based on a showing of economic distress, and cannot predict the outcome of such a filing should one be made. Pegasus' local marketing agreements with WSWB and WFXU were entered into after November 5, 1996. The local marketing agreement with WPME was entered into prior to November 5, 1996. The local marketing agreement with WGFL was entered into after November 5, 1996. However, Pegasus does not own other stations in the WGFL market, and thus the WGFL local marketing agreement is not currently affected by these changes. Petitions for reconsideration of the new rules, including a petition submitted by Pegasus, are currently pending before the FCC. We cannot predict the outcome of these petitions.

     When operating pursuant to a local marketing agreement, while the bulk of the programming is provided by someone other than the licensee of the station, the station licensee must retain control of the station for FCC purposes. Thus, the licensee has the ultimate responsibility for the programming broadcast on the station and for the station's compliance with all FCC rules, regulations, and policies. The licensee must retain the right to preempt programming supplied pursuant to the local marketing agreement where the licensee determines, in its sole discretion, that the programming does not promote the public interest or where the licensee believes that the substitution of other programming would better serve the public interest. The licensee must also have the primary operational control over the transmission facilities of the station.

     Pegasus programs WPME (Portland, Maine), WGFL (Gainesville, Florida), WSWB (Northeastern Pennsylvania), and WFXU (Tallahassee, Florida) through the use of local marketing agreements, but there can be no assurance that the licensees of such stations will not unreasonably exercise their right to preempt the programming of Pegasus, or that the licensees of such stations will continue to maintain the transmission facilities of the stations in a manner sufficient to broadcast a high quality signal over the station. As the licensee must also maintain all of the qualifications necessary to be a licensee of the FCC, and as the principals of the licensee are not under the control of Pegasus, there can be no assurances that these licenses will be maintained by the entities which currently hold them.


     Cable Franchises

     Cable systems are generally constructed and operated under non-exclusive franchises granted by state or local governmental authorities. The franchise agreements may contain many conditions, such as the payment of franchise fees; time limitations on commencement and completion of construction; conditions of service, including the number of channels, the carriage of public, educational and governmental access channels, the carriage of broad categories of programming agreed to by the cable operator, and the provision of free service to schools and certain other public institutions; and the maintenance of insurance and indemnity bonds. Certain provisions of local franchises are subject to limitations under the Cable Television Consumer Protection and Competition Act of 1992.


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Pegasus holds four cable franchises, all of which are non-exclusive. Our cable franchises have terms that expire in 2003, 2004, 2008 and 2009. We have never had a franchise revoked. All of the franchises of the systems eligible for renewal have been renewed or extended at or prior to their stated expirations.

     The Communications Act provides, among other things, for an orderly franchise renewal process in which renewal will not be unreasonably withheld. In addition, the Communications Act establishes comprehensive renewal procedures which require that an incumbent franchisee's renewal application be assessed on its own merit and not as part of a comparative process with competing applications. We believe that we have good relations with our franchising authorities. The Communications Act prohibits franchising authorities from imposing annual franchise fees in excess of 5% of gross revenues and permits the cable system operator to seek renegotiations and modification of franchise requirements if warranted by changed circumstances.


Legislation and Regulation

     In February 1996, Congress passed the Telecommunications Act, which substantially amended the Communications Act. This Act has altered and will continue to alter federal, state and local laws and regulations regarding telecommunications providers and services, including Pegasus and the cable television and other telecommunications services provided by Pegasus.

     On November 29, 1999, Congress enacted the Satellite Home Viewer Improvement Act of 1999, which amended the Satellite Home Viewer Act. This Act, for the first time, permits direct broadcast satellite operators to transmit local television signals into local markets. In other important statutory amendments of significance to satellite carriers and television broadcasters, the law generally seeks to place satellite operators on an equal footing with cable television operators as regards the availability of television broadcast programming.

     Direct Broadcast Satellite

     Unlike a common carrier, such as a telephone company, or a cable operator, direct broadcast satellite operators such as DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return or other regulation or the obligation not to discriminate among customers. However, there are laws and regulations that affect DIRECTV and, therefore, affect Pegasus. As an operator of a privately owned U.S. satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to:

     o the licensing of individual satellites (i.e., the requirement that DIRECTV meet minimum financial, legal and technical standards);

     o avoidance of interference with radio stations; and

     o compliance with rules that the FCC has established specifically for direct broadcast satellite licenses.

As a distributor of television programming, DIRECTV is also affected by numerous other laws and regulations. The Telecommunications Act clarifies that the FCC has exclusive jurisdiction over direct-to-home satellite services and that criminal penalties may be imposed for piracy of direct-to-home satellite services. The Telecommunications Act also offers direct-to-home operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, direct-to-home operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. The FCC has promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a direct broadcast satellite receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. The FCC also issued a further order giving renters the right to install antennas in areas of their rental property in which they have exclusive use, e.g. balconies or


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patios. The Telecommunications Act also preempted local (but not state)
governments from imposing taxes or fees on direct-to-home services, including direct broadcast satellite. Finally, the Telecommunications Act required that multichannel video programming distributors such as direct-to-home operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multichannel video programming distributor could not fully scramble or block such programming, it was required to restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC). On March 24, 1997, the U.S. Supreme Court let stand a lower court ruling that allowed enforcement of this provision pending a constitutional challenge. In response to this ruling, the FCC declared that its rules implementing the scrambling provision would become effective on May 18, 1997. On December 28, 1998, the requirement to scramble sexually explicit programming was ruled unconstitutional by the U.S. District Court in Wilmington, Delaware, and the decision was appealed to the U.S. Supreme Court.

     In addition to regulating pricing practices and competition within the franchise cable television industry, the Communications Act is intended to establish and support existing and new multi-channel video services, such as wireless cable and direct-to-home, to provide subscription television services. DIRECTV and Pegasus have benefited from the programming access provisions of the Communications Act and implementing rules in that DIRECTV has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Communications Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as DIRECTV in making programming available (or to discriminate in the terms and conditions of such programming) could adversely affect DIRECTV's ability to acquire programming on a cost-effective basis, which would have an adverse impact on Pegasus. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC extends such restrictions.

     The FCC has completed a rulemaking imposing public interest requirements for providing video programming on direct-to-home licensees, including, at a minimum, reasonable and non-discriminatory access by qualified federal candidates for office at the lowest unit rates and the obligation to set aside four percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature. Within this set-aside requirement, direct-to-home providers must make capacity available to "national educational programming suppliers" at rates not exceeding 50% of the direct-to-home provider's direct costs of making the capacity available to the programmer.

     The Satellite Home Viewer Act, as modified by the Satellite Home Viewer Improvement Act of 1999 establishes a "statutory" copyright license that allows a direct-to-home satellite operator to retransmit three types of television broadcast programming to subscribers for private home viewing:

     o network programming so long as any such retransmission is limited to those persons in "unserved households;"

     o independent station ("superstation") programming, regardless of whether households are "served or "unserved," as long as any such retransmission qualifies as a "distant" signal; and

     o any local broadcast signal so long as it is retransmitted locally ("local to local").

Retransmission of the first two types of signals is subjected to a statutory established mechanism for the calculation and payment of copyright royalty fees; these provisions will remain in effect until December 31, 2004. The third type of signal is royalty-free; this statutory provision is permanent.

     In addition to explicit statutory requirements, and administrative responsibilities in the U.S. Copyright Office, the Satellite Home Viewer Improvement Act requires the FCC to engage in numerous regulatory activities, all to be completed on or before November 29, 2000.

     The first inquiry which is made by the FCC, a notice of proposed rulemaking, concerns retransmission consent issues. Among other things, the Satellite Home Viewer Improvement Act requires broadcasters, until 2006, to negotiate in "good faith," with satellite carriers and other multi-channel video program distributors regarding the carriers' retransmission of the broadcasters' signals. The FCC has sought comments on the "good faith" negotiation requirement and other key aspects of retransmission consent, including aspects already promulgated pursuant to the Communications Act.


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     Second, the FCC has issued a notice of proposed rulemaking seeking comments on the implementation of regulations that would apply current cable rules for network non-duplication, syndicated program exclusivity and sports blackout to satellite carriers. These three rules have been in existence for many years and involve television broadcast programs that are retransmitted by cable operators. The Satellite Home Viewer Improvement Act directs the FCC to apply these rules to satellite carriers' retransmission of superstations. In addition, the FCC is directed to apply the sports blackout rule to carriers' retransmission of network stations as well, but only "to the extent technically feasible and not economically prohibitive."

     The FCC is also seeking public comments on rules to improve the computer model that predicts signal intensity at a household for the purpose of determining eligibility for receiving distant television broadcast signals via satellite. The determination about whether a household is "unserved" -- that is, cannot receive a signal of Grade B intensity using a conventional outdoor TV antenna -- is an important one because only these households may receive distant network to distant network television signals.

     The Satellite Home Viewer Improvement Act requires direct-to-home satellite carriers by January 1, 2002, to carry upon request all local broadcast stations' signals in local markets in which the carriers carry at least one signal pursuant to the "local to local" statutory license. In a future rulemaking, the FCC will promulgate "must carry" rules on satellite carriers similar to those imposed on cable systems. The lengthy transition period for "must carry" is expected to place satellite carriers in a comparable position to cable operators.

     The final outcome of ongoing and future FCC rulemakings cannot yet be determined. Any regulatory changes could adversely affect Pegasus' operations. Must carry requirements could cause the displacement of possibly more attractive programming. See Risk Factors -- Risks of Our Direct Broadcast Satellite Business -- The Effect of New Federal Satellite Television Legislation on Our Business is Unclear.

     The foregoing does not purport to describe all present and proposed federal regulations and legislation relating to the direct broadcast satellite industry.

     Broadcast Television

     The ownership, operation and sale of television stations, including those licensed to our subsidiaries, are subject to the jurisdiction of the FCC under authority granted it pursuant to the Communications Act. Matters subject to FCC oversight include, but are not limited to,

     o the assignment of frequency bands for broadcast television;

     o the approval of a television station's frequency, location and operating power;

     o the issuance, renewal, revocation or modification of a television station's FCC license;

     o the approval of changes in the ownership or control of a television station's licensee;

     o the regulation of equipment used by television stations; and

     o the adoption and implementation of regulations and policies concerning the ownership, operation and employment practices of television stations.

The FCC has the power to impose penalties, including fines or license revocations, upon a licensee of a television station for violations of the FCC's rules and regulations. The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies affecting broadcast television. Reference should be made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of FCC regulation of broadcast television stations.

     License Renewal. Television station licenses are granted for a maximum allowable period of eight years and are renewable thereafter for additional eight year periods. The FCC may revoke or deny licenses, after a hearing, for serious violations of its regulations, and it may impose fines on licensees for less serious infractions. Petitions to deny renewal of a license may be filed on or before the first day of the last month of a license term. Generally, however, in the absence of serious violations of FCC rules or policies, license



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renewal is expected in the ordinary course. The FCC will grant a license renewal if the FCC finds that the station seeking renewal has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC, and that there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse. The licenses with respect to TV stations WOLF/WILF, WPXT, WDSI, WTLH and WDBD are scheduled to expire on August 1, 2007, April 1, 2007, August 1, 2005, April 1, 2005 and June 1, 2005,
respectively. The licenses with respect to WSWB, WFXU and WGFL, stations Pegasus programs pursuant to local marketing agreements, expire on August 1, 2007, February 1, 2005 and February 1, 2005, respectively. The other television station Pegasus programs, WPME, has a license application pending at the FCC.

     Ownership Matters. The Communications Act contains a number of restrictions on the ownership and control of broadcast licenses. The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast licensee without the prior approval of the FCC. The Communications Act and the FCC's rules also place limitations on alien ownership; common ownership of broadcast, cable and newspaper properties; ownership by those not having the requisite "character" qualifications and those persons holding "attributable" interests in the licensee.

     Attribution Rules. The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. In the case of corporations holding, or through subsidiaries controlling, broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's stock (or 20% or more of such stock in the case of insurance companies, investment companies and bank trust departments that are passive investors) are generally attributable, except that, in general, no minority voting stock interest will be attributable if there is a single holder of more than 50% of the outstanding voting power of the corporation.

     The FCC recently adopted a new rule, known as the equity-debt plus rule, that causes certain creditors or investors to be attributable owners of a station, regardless of whether there is a single majority stockholder or other applicable exception to the FCC's attribution rules. Under this new rule, a major programming supplier -- any programming supplier that provides more than 15% of the station's weekly programming hours -- or same-market media entity will be an attributable owner of a station if the supplier or same-market media entity holds debt or equity, or both, in the station that is greater than 33% of the value of the station's total debt plus equity. For purposes of this rule, equity includes all stock, whether voting or nonvoting, and equity held by insulated limited partners in a limited partnership. Debt includes all liabilities, whether long-term or short-term.

     Alien Ownership Restrictions. The Communications Act restricts the ability of foreign entities to own or hold interests in broadcast licenses. Foreign governments, representatives of foreign governments, non-citizens and representatives of non-citizens, corporations and partnerships organized under the laws of a foreign nation are barred from holding broadcast licenses. Non-citizens, foreign governments, foreign corporations and representatives of any of the foregoing, collectively, may directly or indirectly own or vote up to 20% of the capital stock of a broadcast licensee. In addition, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by non-citizens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or the revocation of such license. The FCC has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation. Because of these provisions, we may be prohibited from having more than one-fourth of our stock owned or voted directly or indirectly by non-citizens, foreign governments, foreign corporations or representatives of any of the foregoing.

     Multiple Ownership Rules. FCC rules limit the number of television stations any one entity can acquire or own. The FCC's television national multiple ownership rule limits the combined audience of television stations in which an entity may hold an attributable interest to 35% of total U.S. audience reach. Under the FCC's new local television ownership rules, a party may own two television stations in a market if:


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     o there is no Grade B overlap between the stations;

     o if the stations are in two different Nielsen designated market areas; or

     o if the market containing both stations contains at least eight separately-owned full-power television stations, and both stations are not among the top four rated stations in the market.

In addition, a party may request a waiver of the rule to acquire a second station in the market if the station to be acquired is economically distressed or unbuilt and there is no party who does not own a local television station who would purchase the station for a reasonable price.

     Cross-Ownership Rules. The FCC's cross-ownership rules generally permit a party to own a combination of up to two television stations and six radio stations depending on the number of other, independent media voices in the market. A "media voice" includes each independently owned and operating full power television station, each independently owned and operating radio station, and each independently owned daily newspaper with a circulation exceeding 5% of the households in the market. In addition, all cable systems operating in the market are counted as one voice. In addition, the Telecommunications Act eliminates the statutory prohibition against the ownership of television stations and cable systems in the same geographic market, although FCC rules prohibiting such ownership are still in place.

     Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." Broadcast station licensees are required to present programming that is responsive to local community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from viewers concerning a station's programming often will be considered by the FCC when it evaluates license renewal applications, although such complaints may be filed at any time and generally may be considered by the FCC at any time. The FCC has initiated a proceeding to clarify the public interest obligations of broadcasters, although we cannot predict the outcome of such proceeding. Stations also must follow various FCC rules that regulate, among other things, political advertising, sponsorship identifications, the advertisements of contests and lotteries, programming directed to children, obscene and indecent broadcasts, television violence, closed captioning and technical operations, including limits on radio frequency radiation. The FCC recently adopted rules to require broadcast licensees to create equal employment opportunity outreach programs and maintain records and make filings with the FCC evidencing such efforts.

     Must Carry and Retransmission Consent. The Communications Act requires each television broadcaster to make an election to exercise either certain "must carry" or, alternatively, "retransmission consent" rights in connection with its carriage by cable systems in the station's local market. If a broadcaster chooses to exercise its must carry rights, it may demand carriage on a specified channel on cable systems within its defined market. Must carry rights are not absolute, and their exercise is dependent on variables such as the number of activated channels on, and the location and size of, the cable system and the amount of duplicative programming on a broadcast station. Under certain circumstances, a cable system may decline carriage of a given station. If a broadcaster chooses to exercise its retransmission consent rights, it may prohibit cable systems from carrying its signal, or permit carriage under a negotiated compensation arrangement. The FCC's must carry requirements took effect in June 1993. Pegasus' stations exercised retransmission consent rights in 1993 and 1996 and either elected retransmission consent or must carry in 1999. Television stations must make a new election between must carry and retransmission consent rights every three years. The next required election date is October 1, 2002.

     The FCC has initiated a rulemaking proceeding to consider whether to apply the must-carry rules to require cable companies to carry both the analog and the digital signals of local broadcasters when television stations will be broadcasting both signals, during the digital television transition period between 2002 (at the latest) and 2006. If the FCC does not require digital television must-carry, cable customers in our broadcast markets may not receive the station's digital signal, which could adversely affect us.

     Digital Television. The FCC has taken a number of steps to implement digital television broadcasting service in the U.S. In December 1996, the FCC adopted a digital television broadcast standard and has since adopted decisions in several pending rulemaking proceedings that establish service rules and a plan for implementing digital television. The FCC adopted a digital television table of allotments that provides all


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television stations authorized as of April 1997 with a second channel on which to broadcast a digital television signal. The FCC has attempted to provide digital television coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard and further subject to the requirement that broadcast licensees pay a fee of 5% of gross revenues on all digital television subscription services.

     The FCC required that affiliates of ABC, CBS, Fox and NBC in the top ten television markets begin digital broadcasting by May 1, 1999, and that affiliates of these networks in markets 11 through 30 begin digital broadcasting by November 1999. All other commercial stations are required to begin digital broadcasting by May 1, 2002. The FCC's plan calls for the digital television transition period to end in the year 2006 at which time the FCC expects that television broadcasters will have ceased broadcasting on their non-digital channels, allowing that spectrum to be recovered by the government for other uses. Under the Balanced Budget Act signed into law by President Clinton, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given case:

     o one or more television stations affiliated with one of the four major networks in a market are not broadcasting digitally, and the FCC determines that the station(s) has (have) "exercised due diligence" in attempting to convert to digital broadcasting;

     o less than 85% of the television households in the station's market subscribe to a multichannel video service (cable, wireless cable or direct broadcast satellite) that carries at least one digital channel from each of the local stations in that market; or

     o less than 85% of the television households in the station's market can receive digital signals off the air using either a set-top converter box for an analog television set or a new digital television set.

The Balanced Budget Act also directs the FCC to auction the non-digital channels by September 30, 2002 even though they are not to be reclaimed by the government until at least December 31, 2006. The Balanced Budget Act also permits broadcasters to bid on the non-digital channels in cities with populations greater than 400,000 provided the channels are used for digital television. The FCC has opened separate proceedings to consider the surrender of existing television channels and how those frequencies will be used after they are eventually recovered from television broadcasters and to what extent the cable must-carry requirements will apply to digital television signals.

     In addition, the digital order restricts current stations' abilities to relocate transmitter sites and otherwise change technical facilities in any manner which could impact proposed digital television stations. This may preclude the improvement of the facilities of certain stations owned or programmed by Pegasus. The order also allotted digital television stations at the current analog transmitter sites. Changes in the location of digital stations are dependent on the lack of interference to other digital and analog stations. Pegasus has filed applications with the FCC for digital television construction permits for all of its stations.

     Implementation of digital television will improve the technical quality of television signals receivable by viewers. Under certain circumstances, however, conversion to digital operation may reduce a station's geographic coverage area or result in some increased interference. The FCC's digital television allotment plan also results in current UHF stations having considerably less signal power within their service areas than present VHF stations that move to digital television channels. While the 1998 orders of the FCC present current UHF stations with some options to overcome this power disparity, it is unknown at this time whether Pegasus will be able to benefit from these options. Implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs. The FCC has also proposed imposing new public interest requirements on television licensees in exchange for their receipt of digital television channels. A petition has been filed at the FCC, supported by a number of television broadcast licensees including Pegasus, questioning whether the digital transmission system standard adopted by the FCC is adequate to provide acceptable service to television viewers, or whether television broadcasters should be free to adopt another standard. Thus


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far, the FCC has not acted on this petition. We cannot predict what future actions the FCC might take with respect to digital television, nor can we predict the effect of the FCC's present digital television implementation plan or such future actions on our business.

     Pending or Proposed Legislation and FCC Rulemakings. The FCC has initiated a proceeding seeking comment on whether the public interest would be served by establishing limits on the amount of commercial matter broadcast by television stations. The FCC also is conducting a rulemaking proceeding concerning the implementation of a Class A low power television service, which would afford qualifying low power stations certain rights accorded to full power stations. Other matters which could affect our broadcast properties include technological innovations affecting the mass communications industry and technical allocation matters, including assignment by the FCC of channels for additional broadcast stations, low-power television stations and wireless cable systems and their relationship to and competition with full power television service, as well as possible spectrum fees or other changes imposed on broadcasters for the use of their channels. The ultimate outcome of these pending proceedings cannot be predicted at this time.

     The Congress and the FCC have considered in the past and may consider and adopt in the future:

     o other changes to existing laws, regulations and policies or

     o new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership, and profitability of Pegasus' broadcast stations, result in the loss of audience share and advertising revenues for these stations or affect the ability of Pegasus to acquire additional broadcast stations or finance such acquisitions.

     Additionally, irrespective of the FCC rules, the Department of Justice and the Federal Trade Commission have the authority to determine that a particular transaction presents antitrust concerns. These federal agencies have increased their scrutiny of the television and radio industries, and have indicated their intention to review matters related to the concentration of ownership within markets, including local marketing agreements, even when the ownership or local marketing agreement in question is permitted under the regulations of the FCC. There can be no assurance that future policy and rulemaking activities of these agencies will not impact Pegasus' operations (including existing stations or markets) or expansion strategy.

     Cable Television

     The Cable Communications Policy Act of 1984, Cable Television Consumer Protection and Competition Act of 1992, and the Telecommunications Act of 1996. The amendments to the Communications Act created uniform national standards and guidelines for the regulation of cable systems. Among other things, these amendments generally preempted local control over cable rates in most areas. In addition, the Communications Act affirms the right of franchising authorities (state or local, depending on the practice in individual states) to award one or more franchises within their jurisdictions. It also prohibited non-grandfathered cable systems from operating without a franchise in such jurisdictions.

     The Communications Act provides for regulation with respect to, among other things:

     o cable system rates for both basic and certain nonbasic services;

     o programming access and exclusivity arrangements;

     o access to cable channels by unaffiliated programming services;

     o leased access terms and conditions;

     o horizontal and vertical ownership of cable systems;

     o customer service requirements;

     o franchise renewals;

     o television broadcast signal carriage and retransmission consent;

     o technical standards;

     o subscriber privacy;

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     o consumer protection issues;

     o cable equipment compatibility;

     o obscene or indecent programming; and

     o cable system requirements that subscribers subscribe to tiers of service other than basic service as a condition of purchasing premium services.

Additionally, the legislation encourages competition with existing cable systems by allowing municipalities to own and operate their own cable systems without having to obtain a franchise; preventing franchising authorities from granting exclusive franchises or unreasonably refusing to award additional franchises covering an existing cable system's service area. The Communications Act also precludes video programmers affiliated with cable television companies from favoring those operators over competitors and requires such programmers to sell their programming to other multichannel video distributors. This provision limits the ability of cable program suppliers to offer exclusive programming arrangements to cable television companies. The FCC, the principal federal regulatory agency with jurisdiction over cable television, has adopted many regulations to implement the provisions of the Communications Act.

     The FCC has the authority to enforce these regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate transmission facilities often used in connection with cable operations.

     On February 8, 1996, the President signed into law substantial amendments to the Communications Act, which amendments are referred to as the Telecommunications Act. These amendments alter the regulatory structure governing the nation's telecommunications providers. It removes barriers to competition in both the cable television market and the local telephone market. Among other things, it reduces the scope of cable rate regulation.

     Congress and the FCC have frequently revisited the subject of cable television regulation and may do so again. Future legislative and regulatory changes could adversely affect Pegasus' operations.

     FCC regulation of cable program service tier rates for all systems, regardless of size, expired on March 31, 1999. However, if rates for cable program service tiers substantially increase as a result of the expiration of tier rate regulation, Congress could act to re-impose regulation of those rates.

     Cable Rate Regulation. In June 1995, the FCC adopted rules which provide significant rate relief for small cable operators, which include operators the size of Pegasus. Pegasus' current rates are below the maximum presumed reasonable under the FCC's rules for small operators, and Pegasus may use this rate relief to justify current rates, rates already subject to pending rate proceedings and new rates. The Communications Act does not disturb existing rate determinations of the FCC. Pegasus' basic tier of cable service rates are not currently subject to local franchising authorities' regulation under the Communications Act.

     Under the Communications Act, rate regulation is precluded wherever a cable operator faces "effective competition." The Communications Act further expanded the definition of effective competition to include any franchise area where a local exchange carrier provides video programming services to subscribers by any means other than through direct broadcast satellite. There is no penetration minimum for the local exchange carrier to qualify as an effective competitor, but it must provide "comparable" programming services in the franchise area. The FCC has found that all of the Pegasus' cable television systems are subject to effective competition and therefore are not subject to rate regulation.

     Anti-Buy Through Provisions. In March 1993, the FCC adopted regulations pursuant to the Communications Act which require cable systems to permit customers to purchase video programming on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic service tier, unless the cable system is technically incapable of doing so. Generally, this exemption from


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compliance with the statute for cable systems that do not have such technical capability is available until a cable system obtains the capability, but not later than December 2002. Pegasus' systems have the necessary technical capability and have complied with this regulation.

     Indecent Programming on Leased Access Channels. FCC regulations pursuant to the Communications Act permit cable operators to restrict or refuse the carriage of indecent programming on so-called "leased access" channels, i.e., channels the operator must set aside for commercial use by persons unaffiliated with the operator. Operators were also permitted to prohibit indecent programming on public access channels. In June 1996, the Supreme Court ruled unconstitutional the indecency prohibitions on public access programming as well as the "segregate and block" restriction on indecent leased access programming.

     Scrambling. The Communications Act requires that upon the request of a cable subscriber, the cable operator must, free of charge, fully scramble or otherwise fully block the audio and video programming of any channel the subscriber does not want to receive.

     Cable operators were also required by the Communications Act to fully scramble or otherwise fully block the video and audio portion of sexually explicit or other programming that is indecent on any programming channel that is primarily dedicated to sexually oriented programming so that a non-subscriber to such channel may not receive it. Until full scrambling or blocking occurred, cable operators were required to limit the carriage of such programming to hours when a significant number of children are not likely to view the programming, so called "safe-harbor periods." On December 28, 1998, this requirement to scramble sexually explicit programming was ruled unconstitutional by the U.S. District court in Wilmington, Delaware, and the FCC was directed to stop enforcing this requirement. Pegasus' systems do not presently have the necessary technical capability to comply with the scrambling requirement; however, prior to the December 28, 1998 ruling, such programming was only carried during the safe-harbor period.

     Cable Entry Into Telecommunications. The Telecommunications Act declares that no state or local laws or regulations may prohibit or have the effect of prohibiting the ability of any entity to provide any interstate or intrastate telecommunications service. States are authorized to impose "competitively neutral" requirements regarding universal service, public safety and welfare, service quality, and consumer protection. The Telecommunications Act further provides that cable operators and affiliates providing telecommunications services are not required to obtain a separate franchise from local franchising authorities for such services. The FCC had held that local franchising authorities may not place telecommunications conditions in their grants of cable construction permits. The Telecommunications Act prohibits local franchising authorities from requiring cable operators to provide telecommunications service or facilities as a condition of a grant of a franchise, franchise renewal, or franchise transfer, except that local franchising authorities can seek "institutional networks" as part of franchise negotiations.

     The Telecommunications Act clarifies that traditional cable franchise fees may only be based on revenues related to the provision of cable television services. However, when cable operators provide telecommunications services, local franchising authorities may require reasonable, competitively neutral compensation for management of the public rights-of-way.

     Interconnection and Other Telecommunications Carrier Obligations. To facilitate the entry of new telecommunications providers including cable operators, the Telecommunications Act imposes interconnection obligations on all telecommunications carriers. All carriers must interconnect their networks with other carriers and may not deploy network features and functions that interfere with interoperability. On August 8, 1996, the FCC released its First Report and Order to implement the interconnection provisions of the 1996 Act. While the U.S. Court of Appeals for the Eighth Circuit invalidated significant aspects of the First Report and Order, on January 25, 1999, the U.S. Supreme Court upheld most of the FCC's interconnection order.

     Telephone Company Entry Into Cable Television. The Telecommunications Act allows telephone companies to compete directly with cable operators by repealing the telephone company-cable cross-ownership ban and the FCC's video dialtone regulations. This will allow local exchange carriers, including the Bell Operating Companies, to compete with cable both inside and outside their telephone service areas.

     The Telecommunications Act replaces the FCC's video dialtone rules with an "open video system" plan by which wireline competitors can provide cable service with decreased regulatory burdens. Open video


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systems complying with the FCC open video system regulations will receive relaxed oversight. Only the program access, negative option billing prohibition, subscriber privacy, Equal Employment Opportunity, public education and government access requirements, must-carry and retransmission consent provisions of the Communications Act will apply to entities providing an open video system. Rate regulation, consumer service provisions, leased access and equipment compatibility will not apply. Cable copyright provisions will apply to programmers using an open video system. Local franchising authorities may require open video system operators to pay "franchise fees" only to the extent that the open video system provider or its affiliates provide cable services over the open video system. Such fees may not exceed the franchise fees charged to cable operators in the area, and the open video service provider may pass through the fees as a separate subscriber bill item. Open video system operators will be subject to local franchising authorities. A general right-of-way management regulations, and local franchising authorities may require the open video service operator to obtain local authorizations to provide service.

     As required by the Telecommunications Act, the FCC has adopted regulations prohibiting an open video system operator from discriminating among programmers, and ensuring that open video system rates, terms, and conditions for service are reasonable and nondiscriminatory. Further, the FCC has adopted regulations prohibiting a local exchange carrier-open video system operator, or its affiliates, from occupying more than one-third of a system's activated channels when demand for channels exceeds supply, although there are no numeric limits.

     The FCC also has adopted open video system regulations governing channel sharing; extending the FCC's sports exclusivity, network nonduplication, and syndex regulations; and controlling the positioning of programmers on menus and program guides. The Telecommunications Act does not require local exchange carriers to use separate subsidiaries to provide incidental inter Local Access and Transport Area video or audio programming services to subscribers or for their own programming ventures. Most of the FCC's open video system rules were affirmed by the Fifth Circuit U.S. Court of Appeals on January 19, 1999.

     Cable Cross-Ownership. The Telecommunications Act eliminates statutory restrictions on broadcast/cable cross-ownership, including broadcast network/cable restrictions, but leaves in place existing FCC regulations prohibiting local cross-ownership between television stations and cable systems. The Telecommunications Act leaves in place existing restrictions on cable cross-ownership with satellite master antenna television and multichannel multi-point distribution systems facilities, but lifts those restrictions where the cable operator is subject to effective competition. In January 1995, however, the FCC adopted regulations which permit cable operators to own and operate satellite master antenna television systems within their franchise area, provided that such operation is consistent with local cable franchise requirements.

     Regulation of Signal Carriage. The Communications Act grants broadcasters a choice of must carry right or retransmission consent rights. The rules adopted by the FCC generally provided for mandatory carriage by cable systems of all local full powered commercial television broadcast signals selecting must carry rights and, depending on a cable system's channel capacity, non-commercial television broadcast signals. Such statutorily mandated carriage of broadcast stations coupled with the provisions of the Cable Communications Policy Act could adversely affect some of Pegasus' cable systems by limiting the programming services they can offer. The Communications Policy Act requires cable television systems of 36 or more "activated" channels to reserve a percentage of such channels for commercial use by unaffiliated third parties and permits franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational, and governmental access channels. The FCC recently initiated a proceeding to determine the extent to which cable operators must carry all digital signals transmitted by broadcasters. The imposition of such additional must carry regulations could further limit the amount of satellite delivered programming Pegasus could carry on its cable television systems.

     Closed Captioning Regulation. The Communications Act also required the FCC to establish rules and an implementation schedule to ensure that video programming is fully accessible to the hearing impaired through closed captioning. The rules adopted by the FCC will require substantial closed captioning over an eight or ten year phase-in period with only limited exceptions.


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     Emergency Alert System. In September 1997, the FCC released its rules establishing the deadlines by which cable operators must comply with the new Emergency Alert System. These deadlines vary depending on how many subscribers are served by the particular cable system. Pegasus, like all other cable operators, is responsible for compliance with the Emergency Alert System rules.

     Copyright Licensing. Cable systems are subject to federal copyright licensing covering carriage of broadcast signals. In exchange for making semi-annual payments to a federal copyright royalty pool and meeting certain other obligations, cable operators obtain a blanket license to certain retransmit broadcast signals. Bills have been introduced in Congress over the past several years that would eliminate or modify the cable compulsory license. The Communications Act's retransmission consent provisions expressly provide that retransmission consent agreements between television stations and cable operators do not obviate the need for cable operators to obtain a copyright license for the programming carried on each broadcaster's signal.

     Electric Utility Entry Into Telecommunications. The Telecommunications Act provides that registered utility holding companies and subsidiaries may provide telecommunications services, including cable, notwithstanding the Public Utility Holding Company Act. Electric utilities must establish separate subsidiaries, known as "exempt telecommunications companies" and must apply to the FCC for operating authority. It is anticipated that large utility holding companies will become significant competitors to both cable television and other telecommunications providers.

     State and Local Regulation. Because a cable system uses streets and rights-of-way, cable systems are subject to state and local regulation, typically imposed through the franchising process. State and/or local officials are usually involved in franchisee selection, system design and construction, safety, consumer relations, billing practices and community-related programming and services among other matters. Cable systems generally are operated pursuant to nonexclusive franchises, permits or licenses granted by a municipality or other state or local government entity. Franchises generally are granted for fixed terms and in many cases are terminable if the franchise operator fails to comply with material provisions. The Communications Act prohibits the award of exclusive franchises and allows franchising authorities to exercise greater control over the operation of franchised cable systems, especially in the area of customer service and rate regulation. The Communications Act also allows franchising authorities to operate their own multichannel video distribution system without having to obtain a franchise and permits states or local franchising authorities to adopt certain restrictions on the ownership of cable systems. Moreover, franchising authorities are immunized from monetary damage awards arising from regulation of cable systems or decisions made on franchise grants, renewals, transfers and amendments. Under certain circumstances, local franchising authorities may become certified to regulate basic cable service rates.

     The specific terms and conditions of a franchise and the laws and regulations under which it was granted directly affect the profitability of the cable system. Cable franchises generally contain provisions governing fees to be paid to the franchising authority, length of the franchise term, renewal, sale or transfer of the franchise, territory of the franchise, design and technical performance of the system, use and occupancy of public streets and number and types of cable services provided.

     Although federal law has established certain procedural safeguards to protect incumbent cable television franchisees against arbitrary denials of renewal, the renewal of a franchise cannot be assured unless the franchisee has met certain statutory standards. Moreover, even if a franchise is renewed, a franchising authority may impose new and stricter requirements, such as the upgrading of facilities and equipment or higher franchise fees, subject, however, to limits set by federal law. To date, however, no request of Pegasus for franchise renewals or extensions has been denied. Despite favorable legislation and good relationships with its franchising authorities, there can be no assurance that franchises will be renewed or extended.

     Various proposals have been introduced at the state and local levels with regard to the regulation of cable systems, and several states have adopted legislation subjecting cable systems to the jurisdiction of centralized state governmental agencies, some that impose regulation similar to that of a public utility. Attempts in other states to regulate cable systems are continuing and can be expected to increase. Such proposals and legislation may be preempted by federal statute and/or FCC regulation. Puerto Rico has recently adopted new state level regulations.

     The foregoing does not purport to describe all present and proposed federal, state and local regulations and legislation relating to the cable industry. Other existing federal regulations, copyright licensing and, in many jurisdictions, state and local franchise requirements currently are the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which cable systems operate. Neither the outcome of these proceedings nor the impact upon the cable industry or Pegasus' cable systems can be predicted at this time.

     Inside Wiring. In a 1997 order, the FCC established rules that require an incumbent cable operator upon expiration or termination of a multiple dwelling unit service contract to sell, abandon, or remove "home run" wiring that was installed by the cable operator in a multiple dwelling unit building. These inside wiring rules will assist building owners in their attempts to replace existing cable operators with new video programming providers who are willing to pay the building owner a higher fee. Additionally, the FCC has proposed abrogating all exclusive multiple dwelling unit contracts held by cable operators, but at the same time allowing competitors to cable to enter into exclusive multiple dwelling unit service contracts.

     Internet Service Regulation. Although there is no significant federal regulation of cable system delivery of Internet services at the current time, and the FCC recently issued a report to Congress finding no immediate need to impose such regulation, this situation may change as cable systems expand their broadband delivery of Internet services. In particular, proposals have been advanced at the FCC that would require cable operators to provide access to unaffiliated internet service providers and online service providers. Certain Internet service providers also are attempting to use existing commercial leased access provisions of the Telecommunications Act to gain access to cable system delivery. Finally, some local franchising authorities are considering the imposition of mandatory Internet access requirements as part of cable franchise renewals or transfer approvals.

     Other FCC Regulations. In addition to the FCC regulations noted above, there are other FCC regulations covering such areas as:

     o equal employment opportunity;

     o customer privacy;

     o programming practices -- including, among other things, syndicated program exclusivity, network program nonduplication, local sports blackouts, indecent programming, lottery programming, political programming, sponsorship identification, and children's programming advertisements;

     o registration of cable systems and facilities licensing;

     o maintenance of various records and public inspection files;

     o frequency usage;

     o lockbox availability;

     o antenna structure notification;

     o tower marking and lighting;

     o consumer protection and customer service standards;

     o technical standards; and

     o consumer electronics equipment compatibility.


Legal Proceedings

     On June 3, 1999, the National Rural Telecommunications Cooperative filed a lawsuit in federal court against DIRECTV seeking a court order to enforce the National Rural Telecommunications Cooperative's contractual rights to obtain from DIRECTV certain premium programming formerly distributed by United States Satellite Broadcasting Company, Inc. for exclusive distribution by the National Rural Telecommunications Cooperative's members and affiliates in their rural markets. The National Rural

Telecommunications Cooperative also sought a temporary restraining order preventing DIRECTV from marketing the premium programming in such markets and requiring DIRECTV to provide the National Rural Telecommunications Cooperative with the premium programming for exclusive distribution in those areas. The court, in an order dated June 17, 1999, denied the National Rural Telecommunications Cooperative a preliminary injunction on such matters, without deciding the underlying claims. On July 22, 1999, DIRECTV responded to the National Rural Telecommunications Cooperative's continuing lawsuit by rejecting the National Rural Telecommunications Cooperative's claims to exclusive distribution rights and by filing a counterclaim seeking judicial clarification of certain provisions of DIRECTV's contract with the National Rural Telecommunications Cooperative. In particular, DIRECTV contends in its counterclaim that the term of DIRECTV's contract with the National Rural Telecommunications Cooperative is measured solely by the orbital life of DBS-1, the first DIRECTV satellite launched into orbit at the 101o W orbital location, without regard to the orbital lives of the other DIRECTV satellites at the 101o W orbital location. DIRECTV also alleges in its counterclaim that the National Rural Telecommunications Cooperative's right of first refusal, which is effective at the end of the term of DIRECTV's contract with the National Rural Telecommunications Cooperative, does not provide for certain programming and other rights comparable to those now provided under the contract. On September 8, 1999, the court denied a motion by DIRECTV to dismiss certain of the National Rural Telecommunications Cooperative's claims, leaving all of the causes of action asserted by the National Rural Telecommunications Cooperative at issue.

     On September 9, 1999, the National Rural Telecommunications Cooperative filed a response to DIRECTV's counterclaim contesting DIRECTV's interpretations of the end of term and right of first refusal provisions. On August 26, 1999, the National Rural Telecommunications Cooperative filed a separate lawsuit in federal court against DIRECTV claiming that DIRECTV had failed to provide to the National Rural Telecommunications Cooperative its share of launch fees and other benefits that DIRECTV and its affiliates have received relating to programming and other services. On November 15, 1999, the court granted a motion by DIRECTV and dismissed a portion of the National Rural Telecommunications Cooperative's lawsuit regarding launch fees and other benefits. In particular, the court dismissed the tort claim asserted by the National Rural Telecommunications Cooperative, but left in place the remaining claims asserted by the National Rural Telecommunications Cooperative. The court also consolidated that lawsuit with the other pending National Rural Telecommunications Cooperative/DIRECTV lawsuit. The court set various discovery and motion deadlines for the Spring and Summer of 2000 but did not set a trial date.

     On December 29, 1999, DIRECTV filed a motion for partial summary judgment. The motion seeks a court order that the National Rural Telecommunications Cooperative's right of first refusal, effective at the termination of DIRECTV's contract with the National Rural Communications Cooperative does not include programming services and is limited to 20 program channels of transponder capacity. The hearing date on DIRECTV's motion was vacated by the court pending resolution of certain procedural issues raised by a new lawsuit we and Golden Sky filed against DIRECTV, discussed below. The court has not yet set a trial date on the merits of the claims.

     On January 10, 2000, we and Golden Sky filed a class action lawsuit in federal court in Los Angeles against DIRECTV. In this new litigation, we and Golden Sky are representatives of a proposed class that would include all members and associates of the National Rural Telecommunications Cooperative that are distributors of DIRECTV. The complaint contains causes of action for various torts, common counts and declaratory relief based on DIRECTV's failure to provide the National Rural Telecommunications Cooperative with premium programming, thereby preventing the National Rural Telecommunications Cooperative from providing this programming to the class members. The claims are also based on DIRECTV's position with respect to launch fees and other benefits, term and rights of first refusal. The complaint seeks monetary damages and a court order regarding the rights of the National Rural Telecommunications Cooperative and its members and associates. The outcome of this litigation and the litigation filed by the National Rural Telecommunications Cooperative could have a material adverse effect on our direct broadcast satellite business because we are an associate of the National Rural Telecommunications Cooperative with contract rights that are affected by the contractual relationship between the National Rural Telecommunications Cooperative and DIRECTV.

     In November 1998 we were sued in Indiana for allegedly charging DBS subscribers excessive fees for late payments. The plaintiffs, who claim to represent a class consisting of residential DIRECTV customers in

Indiana, seek unspecified damages for the purported class and modification of our late-fee policy. We are in the process of evaluating our response and are unable to estimate the amount involved or to determine whether this suit is material to us. Similar suits have been brought against DIRECTV and various cable operators in other parts of the United States.

     In addition to the matters discussed above and other matters discussed in the documents incorporated by reference herein, from time to time we are involved with claims that arise in the normal course of our business. In our opinion, the ultimate liability with respect to these claims will not have a material adverse effect on our consolidated operations, cash flows or financial position.


Properties

     Our corporate headquarters are located in Bala Cynwyd, Pennsylvania. Our office lease will expire in 2004 and should be adequate for our needs in the foreseeable future. However, we have entered into a definitive agreement to purchase the building for $12.5 million. The purchase will be subject to a mortgage of approximately $9.4 million.

     Our direct broadcast satellite operations are headquartered in Marlborough, Massachusetts and we operate call centers out of leased space in San Luis Obispo, California, Marlborough, Massachusetts, and Louisville, Kentucky. These leases expire on various dates through 2002. In connection with our TV operations, we own or lease various transmitting equipment, television stations, and office space. Our cable operations include office, head end, and warehouse space in Puerto Rico. The property that we do not own in Puerto Rico is operated under various leases expiring at various dates through 2004.

                             BUSINESS OF GOLDEN SKY


General

     Golden Sky Holdings, Inc. is the parent company of Golden Sky DBS, Inc., which is the parent company of Golden Sky Systems, Inc. Golden Sky Systems, Inc. is the primary operating subsidiary of Golden Sky. References in this section to Golden Sky therefore refer to Golden Sky Holdings, Inc., acting through its subsidiaries Golden Sky DBS, Inc. and Golden Sky Systems, Inc.

     Golden Sky is the second largest independent provider of DIRECTV satellite television programming in rural markets in the United States. Under its agreements with the National Rural Telecommunications Cooperative, it has the exclusive right to provide DIRECTV programming in the following rural DIRECTV markets and to receive the monthly service revenue from all DIRECTV subscribers in these markets regardless of the subscribers' original point of purchase.

                            Number of Rural
    Geographical Area       DIRECTV Markets     Total Households     States Represented
------------------------   -----------------   ------------------   --------------------
Southeast ..............            5                 210,000         AL, FL, GA, NC, TN
Southwest ..............           14                 520,000                 AR, OK, TX
Midwest ................           21                 547,000        IA, KS, MI, MN, MO,
                                                                              ND, NE, WI
Rocky Mountain .........           10                 227,000         CO, ID, MT, UT, WY
Pacific ................            7                 357,000                 CA, NV, OR
                                   --                 -------
Total ..................           57               1,861,000
                                   ==               =========

------------
Total households are based on estimates of primary residences by Claritas, Inc.

     Golden Sky's subscriber base has increased rapidly due to acquisitions, internal growth and a low churn rate. The annual churn rate approximated 13.9% during the twelve-month period ended September 30, 1999.

     Golden Sky believes that its exclusive right to provide DIRECTV programming in direct broadcast satellite's rural DIRECTV markets is attractive for the following reasons:

     o DIRECTV Programming. Golden Sky believes that marketing DIRECTV, the country's leading direct broadcast satellite provider, gives it a competitive advantage over providers of other subscription television services. DIRECTV offers a wide variety of programming, exclusive sports packages like NFL SUNDAY TICKET and a large selection of pay-per-view movies and events. Golden Sky capitalizes on the recognition of DIRECTV's brand name and on DIRECTV's programming advantages to broaden its subscriber base in its rural DIRECTV markets;

     o Limited Competition in Rural Markets. Competition from cable television providers in Golden Sky's markets is often limited. Many households in rural markets are not passed by traditional cable systems or are served by analog systems with less than 40 channels and inferior signal quality compared to direct broadcast satellite service. Rural households also often receive poor reception of off-air channels. Given the relatively low housing density in these markets, the build-out of new cable systems or upgrade of existing cable systems may not be cost-effective. Other entertainment options, like theaters, movies and sporting events, may also be limited; and

     o National Marketing, Distribution and Manufacturing Support. Golden Sky's local marketing efforts are supported by DIRECTV's national marketing campaign, which includes television and print advertising, and through its alliances with strategic partners like Bell Atlantic and GTE. DIRECTV also supports its local providers with an extensive retail distribution network, offering more channels of distribution and more retail distribution points than competing services. Three major consumer electronics manufacturers currently compete to provide customers with direct broadcast satellite equipment. Golden Sky believes that competition among direct broadcast satellite equipment providers results in greater availability, continued product innovation and lower equipment costs compared to single-source direct broadcast satellite equipment required for some competing services.

Sales and Distribution

     Golden Sky offers DIRECTV programming to consumer and business segments in its rural DIRECTV markets through two separate but complementary sales and distribution channels.

     Direct Sales Force and Dealer Network. Golden Sky has established direct sales forces in all of its rural markets to market DIRECTV programming services. Its direct sales force currently consists of approximately 225 direct salespeople who are compensated on a commission basis. Since inception Golden Sky has opened approximately 70 full service retail stores in its rural DIRECTV markets. Golden Sky supports its direct sales staff and local offices with an advertising campaign that it believes is both creative and consistent. Golden Sky also has close relationships with approximately 450 independent dealers of direct broadcast satellite equipment to whom it provides marketing, subscriber authorization, installation and customer service support in order to enhance its subscriber additions. Wherever possible, Golden Sky's arrangements with dealers are exclusive. In connection with the sale of a direct broadcast satellite unit and a subscription to DIRECTV programming, a dealer retains the proceeds from the sale of the equipment and earns a one-time commission paid by Golden Sky. Golden Sky retains the ongoing monthly subscription revenue from the subscriber. For equipment sold through the indirect dealer network, Golden Sky generally provides a subsidy, thus lowering the price of the equipment for the consumer.

     Other Distribution Channels. In addition to its direct sales force, Golden Sky utilizes other distribution channels to offer DIRECTV programming to potential subscribers in its rural DIRECTV markets, including:

     o national retailers selected by DIRECTV;

     o consumer electronics dealers authorized by DIRECTV to sell DIRECTV programming; and

     o satellite dealers and consumer electronics dealers authorized by five regional sales management agents selected by DIRECTV.

In a similar fashion to its indirect dealer network, Golden Sky pays a one-time commission to these distribution channels for the sale of DIRECTV programming to a subscriber located in its rural DIRECTV markets and Golden Sky receives all associated monthly programming revenue associated therewith, regardless of what outlet originally sold DIRECTV programming to the subscriber.


Marketing

     Golden Sky believes that direct broadcast satellite services compete favorably with medium and low-power direct-to-home, cable and other subscription television services on the basis of superior signal quality, channel capacity, programming choice and price. Golden Sky complements the extensive existing marketing effort of DIRECTV and its other national distribution partners through focused local marketing and sales, including local print and radio advertising to promote general market acceptance of DIRECTV programming. Golden Sky believes that, prior to acquisition, there was no significant local presence in its acquired markets to drive these local marketing and sales efforts.

     Golden Sky also implements support-advertising programs for its indirect distribution channels. Its marketing efforts emphasize the value of premium subscription plan offerings in order to maximize revenue per customer. Golden Sky has implemented specific promotions, like offering new subscribers an initial month's service at no charge, to motivate customers to purchase these plans. Golden Sky also has incentive-based sales compensation for both its direct and dealer sales forces to promote and sell premium subscription plans.

     A key element of its marketing strategy is to offer value-priced direct broadcast satellite equipment and installation through the use of subsidies on direct sales of direct broadcast satellite equipment and installations to lower the up-front costs to consumers of becoming Golden Sky subscribers. Golden Sky offers various types of direct broadcast satellite equipment and accessories through its direct sales force and retail locations. Golden Sky is able to take advantage of volume discounts in purchasing this equipment from the National Rural Telecommunications Cooperative and other vendors. In addition, dealers are motivated to lower the prices at which they offer direct broadcast satellite equipment and installation by Golden Sky's volume-based commission structure.

Customer Service

     Golden Sky provides customer service from each of its local offices. Generally, its offices are staffed from 9 a.m. to 7 p.m., six days a week. Local managers are responsible for managing customer accounts receivable and churn. Golden Sky believes it can control its churn rate by providing local customer service and aggressively managing collections. Overflow and after hours assistance is provided 24 hours a day, seven days a week, by its national call center located in Kansas City, Missouri. Golden Sky also provides professional installation services and technical assistance in each of its offices.


National Rural Telecommunications Cooperative and DIRECTV

     For a description of the National Rural Telecommunications Cooperative and DIRECTV and rights granted to Golden Sky under the National Rural
Telecommunications Cooperative member agreements, see Business of Pegasus -- Direct Broadcast Satellite Agreements, Licenses, Local Marketing Agreements and Cable Franchises -- Direct Broadcast Satellite Agreements.


Competition

     Golden Sky faces competition for subscribers within its exclusive rural DIRECTV markets from a broad range of companies offering communications and entertainment services, including cable operators, other satellite service providers, wireless cable operators, telephone companies, television networks and home video product companies. Many of Golden Sky's competitors have greater financial and marketing resources than it does and the business of providing subscription and pay television programming is highly competitive. Golden Sky believes that quality and variety of programming, signal quality, service and cost are the key bases of competition.

     Competing Subscription Television Providers

     Cable Television Providers. Cable operators in the United States serve approximately 65 million subscribers, representing over 65% penetration of television households passed by cable systems. Cable operators typically offer 30 to 80 channels of programming at an average monthly subscription price of approximately $36. While cable companies currently serve a majority of the U.S. television market, Golden Sky believes many may not be able to provide the quality and variety of programming offered by DIRECTV until they significantly upgrade their coaxial systems. Many cable television providers are in the process of upgrading their systems and other cable operators have announced their intentions to make significant upgrades. Many proposed upgrades, like conversion to digital format, fiber optic cabling, advanced compression technology and other technological improvements, when fully completed, will permit cable companies to increase channel capacity, thereby increasing programming alternatives, and to deliver a better quality signal. Although cable systems with adequate channel capacity may offer digital service without major rebuilds, Golden Sky believes that other cable systems that have limited channel capacity, like those in most of the rural DIRECTV markets, will have to be upgraded to add bandwidth in order to provide digital service. Golden Sky believes that these upgrades will require substantial investments of capital and time to complete industry-wide. As a result, Golden Sky believes that there will be a substantial delay before cable systems in the rural DIRECTV markets can offer programming services equivalent to direct broadcast satellite providers and that some cable systems in those markets may never be upgraded, subject to advances in digital compression technology currently under development.

     Golden Sky expects to encounter a number of challenges in competing with cable television providers. First, cable operators have an entrenched position in the marketplace. However, Golden Sky believes that its current strategy of targeting rural DIRECTV markets that are not served by cable or are underserved by cable partially offsets the cable industry's position in the consumer marketplace. Second, the up-front costs to the consumer associated with purchasing and installing direct broadcast satellite equipment are higher than the up-front costs for installation of cable television. However, prices for direct broadcast satellite equipment have declined consistently since introduction and Golden Sky believes that competition among direct broadcast satellite equipment vendors and technological improvements will create continuing downward pressure on prices. Third, direct broadcast satellite systems, unlike cable, do not currently provide local broadcast programming via satellite, except with respect to certain large metropolitan markets in the United States. Both DIRECTV and EchoStar have announced their intentions to provide local broadcast service in additional large metropolitan areas of the country in the near future. Seamless switching between satellite and broadcast programming from other sources is possible with all direct broadcast satellite units. In addition, DIRECTV provides programming from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable. See -- Regulation. Golden Sky believes that the significant capital costs of upgrading cable systems to provide similar services, combined with the marketing strength of direct broadcast satellite providers like DIRECTV, presents direct broadcast satellite providers with an opportunity to take substantial market share for pay television services from cable in the rural DIRECTV markets.

     Other Direct-To-Home Television Providers. EchoStar, the only other remaining direct broadcast satellite provider in the United States, began national broadcasting of programming in March 1996 and currently broadcasts approximately 500 channels of digital television programming and CD quality audio programming services to the entire continental United States. EchoStar has 21 licensed channel frequencies at the 119 degrees W.L. orbital position and 28 licensed channel frequencies at the 110 degrees W.L. orbital position. The 110 degrees and 119 degrees W.L. orbital positions are two of the three direct broadcast satellite orbital locations that can serve the entire continental United States. These three orbital locations are sometimes referred to as full "CONUS." EchoStar also has 69 frequencies in other partial CONUS orbital locations. EchoStar reported approximately 3.4 million subscribers as of December 31, 1999. In June 1999, EchoStar acquired its license for 28 direct broadcast satellite frequencies at 110 degrees W.L., two satellites to be delivered in orbit and a direct broadcast operations facility from The News Corporation Limited and MCI WorldCom Inc. EchoStar expects to significantly expand its direct broadcast satellite and other programming offerings as a result of this acquisition, which will potentially strengthen its competitive strength relative to DIRECTV and Golden Sky. Golden Sky believes that it can successfully compete with EchoStar in the direct broadcast satellite market because of its local strategy and because of DIRECTV's brand name and its significantly larger distribution networks.

     Primestar, a medium-power direct-to-home provider, launched the first digital direct-to-home satellite television service in 1994. On April 28, 1999, Hughes acquired Primestar's medium-power direct-to-home business, which consisted of its subscribers and related high-power satellite assets, for approximately $1.8 billion. Prior to its acquisition by Hughes, Primestar offered a full range of programming to approximately 2.3 million subscribers nationwide, approximately 100,000 of which Golden Sky believes were located within Golden Sky's rural DIRECTV markets. Former Primestar subscribers that choose to receive DIRECTV programming in Golden Sky's rural markets will become its subscribers.

     Low-power C-band direct-to-home operators reported approximately 1.6 million subscribers as of December 31, 1999. C-band direct-to-home operators provide subscription television services primarily to subscribers who live in markets not served by cable television. C-band equipment, including the six-to-eight-foot dish necessary to receive the low-power signal, currently costs approximately $2,000 and is distributed by local TVRO satellite dealers. Golden Sky believes that direct broadcast satellite has significant advantages over low-power C-band service in equipment cost, dish size and range of programming packages. During 1998 and 1999, the number of C-band customers decreased by 465,000 subscribers.

     Other Competitors

     Regional telephone companies and other long distance companies could become significant competitors in the future, as they have expressed an interest in becoming subscription multi-channel video programming distributors. Furthermore, the Telecommunications Act of 1996 removes barriers to entry that previously inhibited local telephone companies from competing, or made it more difficult for telephone companies to compete, in the provision of video programming and information services. Several telephone companies have received authorization to test market video and other services in specified geographic areas using fiber optic cable and digital compression over existing telephone lines. Estimates for the timing of wide-scale deployment of these multi-channel video services vary, as several telephone companies have pushed back or cancelled originally announced deployment schedules. In addition, mergers, joint ventures and alliances among franchise, wireless or private cable television operators and regional telephone companies may result in competitors capable of offering bundled cable television and telecommunications services. For example, the merger of AT&T and Tele-Communications, Inc. resulted in a large, integrated communications provider with significantly greater technical, financial and marketing resources than Golden Sky has.

     As more telephone companies begin to provide multi-channel video programming and other information and communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with substantially every household in their service area, substantial financial resources and an existing infrastructure. Further, telephone companies may be able to subsidize the delivery of programming through their position as the sole source of local wireline telephone service to the home.

     Most areas of the United States are covered by traditional terrestrial over-the-air VHF/UHF television broadcasters. Consumers can receive from three to ten channels of over-the-air programming in most markets. These stations provide local, network and syndicated programming free of charge, but each major market is generally limited in the number of programming channels. On August 5, 1997, Congress approved the release of additional digital spectrum for use by VHF/UHF broadcasters.


Regulation

     For a description of certain statutes and regulations applicable to Golden Sky's business, see Business of Pegasus -- Legislation and Regulation.


Facilities

     On January 27, 1999, Golden Sky entered into a lease with respect to approximately 35,000 square feet of office space in Kansas City, Missouri. Annual rent under this lease approximates $570,000 and the lease will terminate in August 2002. Golden Sky moved its principal executive offices to this location in April 1999. Golden Sky also has more than 60 offices and operations in 24 states.


Management and Employees

     As of December 31, 1999, Golden Sky had approximately 700 full-time and 200 part-time employees. Golden Sky is not a party to any collective bargaining agreement and considers its relations with its employees to be good.


Legal Proceedings

     For a description of certain legal proceedings to which Golden Sky is a party or in which it has an interest as a result of its status as a non-voting affiliate of the National Rural Telecommunications Cooperative, see Business of Pegasus -- Legal Proceedings. Golden Sky is not currently a party to any other material legal proceedings.

                               PEGASUS MANAGEMENT



Executive Officers, Directors, and Designees for Director


     Set forth below is certain information concerning the executive officers and directors of Pegasus.




              Name                  Age                               Position
--------------------------------   -----   -------------------------------------------------------------
Marshall W. Pagon ..............    44     Chairman of the Board, President and Chief Executive Officer
Robert N. Verdecchio ...........    43     Senior Vice President, Chief Financial Officer, Treasurer,
                                           Assistant Secretary and Director
Ted S. Lodge ...................    43     Senior Vice President, Chief Administrative Officer, General
                                           Counsel and Secretary
Howard E. Verlin ...............    38     Vice President and Assistant Secretary
Nicholas A. Pagon ..............    43     Vice President
M. Kasin Smith .................    39     Vice President and Acting Chief Financial Officer
Michael C. Brooks ..............    55     Director
Harry F. Hopper, III ...........    46     Director
James J. McEntee, III ..........    42     Director
Mary C. Metzger ................    54     Director
William P. Phoenix .............    42     Director
Riordon B. Smith ...............    38     Director
Donald W. Weber ................    63     Director
Robert F. Benbow ...............    63     Director Designee
William P. Collatos ............    45     Director Designee

     Marshall W. Pagon has served as President, Chief Executive Officer and Chairman of the Board of Pegasus since its incorporation, and served as Treasurer of Pegasus from its incorporation to June 1997. From 1991 to October 1994, when the assets of various affiliates of Pegasus Media & Communications, Inc., principally limited partnerships that owned and operated Pegasus' broadcast and cable operations, were transferred to Pegasus Media & Communication's subsidiaries, entities controlled by Mr. Pagon served as the general partners of these partnerships and conducted the business of Pegasus. Mr. Pagon's background includes over 18 years of experience in the media and communications industry. Mr. Pagon is the brother of Nicholas A. Pagon.

     Robert N. Verdecchio has served as Pegasus' Senior Vice President, Chief Financial Officer and Assistant Secretary since its inception and as Pegasus' Treasurer since June 1997. He has also served similar functions for Pegasus Media & Communication's affiliates and predecessors in interest since 1990. Mr. Verdecchio has been a director of Pegasus and Pegasus Media & Communications since December 18, 1997. Mr. Verdecchio is a certified public accountant and has over 13 years of experience in the media and communications industry. Mr. Verdecchio is serving as a director of Pegasus as Marshall W. Pagon's designee to the board of directors. Mr. Verdecchio is currently on a leave of absence from Pegasus.

     Ted S. Lodge has served as Senior Vice President, Chief Administrative Officer, General Counsel and Assistant Secretary of Pegasus since July 1, 1996. In June 1997, Mr. Lodge became Pegasus' Secretary. From June 1992 through June 1996, Mr. Lodge practiced law with the law firm of Lodge & Company. During that period, Mr. Lodge was engaged by Pegasus as its outside legal counsel in connection with various matters.

     Howard E. Verlin is a Vice President and Assistant Secretary of Pegasus and is responsible for operating activities of Pegasus' DBS and cable subsidiaries, including supervision of their general managers. Mr. Verlin has served similar functions with respect to Pegasus' predecessors in interest and affiliates since 1987 and has over 15 years of experience in the media and communications industry.

     Nicholas A. Pagon has served as a Vice President of Pegasus and Chief Executive Officer of its broadcast subsidiaries since November 1998 and is responsible for all broadcast television activities of Pegasus. From January to November 1998, Mr. Pagon served as President of Pegasus Development Corporation, a subsidiary of Pegasus. From 1990 through December 1998, Mr. Pagon was President of Wellspring Consulting, Inc., a telecommunications consulting business. Mr. Pagon is the brother of Marshall W. Pagon.

     M. Kasin Smith served as a financial analyst of Pegasus from September 1998 through February 1999 and served as Vice President of Finance since February 1999 and Acting Chief Financial Officer since August 1999. From May 1997 through September 1998, Mr. Smith served as a General Manager, Northwest region, of SkyView World Media Group, a master system operator for DIRECTV. From November 1996 to May 1997, Mr. Smith was director of finance for Sky Zone Media Access, LLC, a distributor of DIRECTV to apartments and multiple dwelling units. From 1993 to November 1996, Mr. Smith served as a manager at PricewaterhouseCoopers LLP. Mr. Smith is a certified public accountant and has over 8 years of public accounting experience.

     Michael C. Brooks has been a director of Pegasus since April 27, 1998. From February 1997 until April 27, 1998, Mr. Brooks had been a director of Digital Television Services, Inc. He has been a general partner of J.H. Whitney & Co., a venture capital firm, since January 1985. Mr. Brooks is also a director of Media Matrix, an Internet audience measurement company, SunGuard Data Systems Inc., a computer services company, USinternetworking, Inc., a web-based applications hosting company, and several private companies. Mr. Brooks is serving as a director of Pegasus as Whitney's designee to the board of directors.

     Harry F. Hopper, III has been a director of Pegasus since April 27, 1998. From June 1996 until April 27, 1998, Mr. Hopper had been a director of Digital Television Services, Inc., or a manager of its predecessor, Digital Television Services, LLC. Mr. Hopper is a Managing Director of Columbia Capital Corporation, which he joined in January 1994. Columbia Capital is a venture capital firm with an investment focus on communications services, and information and communication technologies. Mr. Hopper is serving as a director of Pegasus as Columbia's designee to the board of directors.

     James J. McEntee, III has been a director of Pegasus since October 8, 1996. Mr. McEntee has been a member of the law firm of Lamb, Windle & McErlane, P.C. for the past six years and a principal of that law firm for the past five years. Mr. McEntee is one of the directors designated as an independent director under the voting agreement.

     Mary C. Metzger has been a director of Pegasus since November 14, 1996. Ms. Metzger has been Chairman of Personalized Media Communications LLC and its predecessor company, Personalized Media Communications Corp. since February 1989. Ms. Metzger has also been Managing Director of Video Technologies International, Inc. since June 1986. Ms. Metzer is one of the directors designated as an independent director under the voting agreement.

     William P. Phoenix has been a director of Pegasus since June 17, 1998. He is a Managing Director of CIBC World Markets Corp. and co-head of its Credit Capital Markets Group. Mr. Phoenix is also a member of CIBC World Markets Corp.'s credit investment and risk committees. Prior to joining CIBC World Markets Corp. in 1995, Mr. Phoenix had been a Managing Director of Canadian Imperial Bank of Commerce with management responsibilities for the bank's acquisition finance, mezzanine finance and loan workout and restructuring businesses. Mr. Phoenix joined Canadian Imperial Bank of Commerce in 1982. Mr. Phoenix is one of the directors designated as an independent director under the voting agreement.

     Riordon B. Smith has been a director of Pegasus since April 27, 1998. From February 1997 until April 27, 1998, Mr. Smith had been a director of Digital Television Services, Inc., or a manager of its predecessor, Digital Television Services, LLC. Mr. Smith is a Senior Vice President of Fleet Private Equity Co., Inc., which he joined in 1990. Fleet Private Equity Co., Inc. is a private equity fund with an investment focus in media and information, telecommunications services, healthcare services, industrial manufacturing business services and consumer products and services. Mr. Smith is serving as a director of Pegasus as Chisholm Partners, III, L.P.'s designee to the board of directors.

     Donald W. Weber has been a director of Pegasus since its incorporation and a director of Pegasus Media & Communications since November 1995. Until its acquisition by Pegasus in November 1997, Mr. Weber had been the President and Chief Executive Officer of ViewStar Entertainment Services, Inc., a National Rural Telecommunications Cooperative associate that distributed DIRECTV services in North Georgia, from August 1993 to November 1997. Mr. Weber is currently a member of the boards of directors of Powertel, Inc. and Healthdyne Information Enterprises, Inc., which are publicly-traded companies. Mr. Weber is one of the directors designated as an independent director under the voting agreement.

     Robert F. Benbow will be designated as a director by Alta Communications under the amended and restated voting agreement. See The Merger -- Voting Agreement. Mr. Benbow has been a director of Golden Sky and its predecessors since February 1997. He is a Vice President of Burr, Egan, Deleage & Co. , a private venture capital firm, and a general partner of Alta Communications VI, L.P., a private venture capital firm. Prior to joining Burr, Egan, Deleage & Co. in 1990, Mr. Benbow spent 22 years with the Bank of New England N.A., where he was a Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. He serves as a director of Teletrac, Inc., a major metropolitan wireless provider of location and two way messaging services for fleets of commercial vehicles.

     William P. Collatos will be designated as a director by Spectrum Equity Investors under the amended and restated voting agreement. See The Merger -- Voting Agreement. Mr. Collatos has been a director of Golden Sky and its predecessors since March 1997. He is a managing general partner of Spectrum Equity Investors, a private equity investment firm focused on the communications services, networking infrastructure, electronic commerce and media industries, which he founded in 1993. He serves as director of Galaxy Telecom, GP, the general partner of Galaxy Telecom, L.P., which owns, operates and develops cable television systems, and ITXC Corp., a global provider of Internet-based voice, fax and voice-enabled services.


Executive Compensation

     The following table sets forth certain information for Pegasus' last three fiscal years concerning the compensation paid to the Chief Executive Officer and to each of Pegasus' four most highly compensated officers. The most highly compensated officers are those whose total annual salary and bonus for the fiscal year ended December 31, 1999 exceeded $100,000.

                                                                     Annual
                                                                 Compensation
                                               -------------------------------------------
                                                                               Other
                                                                               Annual
         Name             Principal Position    Year        Salary        Compensation(1)
----------------------  ---------------------  ------  ----------------  -----------------
Marshall W. Pagon       President and Chief     1999       $274,743             --
                        Executive Officer       1998       $200,000             --
                                                1997       $200,000             --
Robert N. Verdecchio    Senior VP and Chief     1999       $188,717          $50,000
                        Financial Officer       1998       $150,000             --
                                                1997       $150,000             --
Ted S. Lodge            Senior VP, Chief        1999       $164,647          $50,000
                        Administrative
                        Officer                 1998       $150,000             --
                        and General Counsel     1997       $150,000             --
Howard E. Verlin        VP, Satellite and       1999       $155,974          $45,000
                        Cable Television        1998       $135,000             --
                                                1997       $135,000             --
Nicholas A. Pagon       Vice President          1999       $133,442             --
                                                1998       $ 13,666(5)          --

                                Long-Term
                           Compensation Awards
                        --------------------------
                         Restricted    Securities
                            Stock      Underlying       All Other
         Name             Award(2)       Options     Compensation(3)
----------------------  ------------  ------------  ----------------
Marshall W. Pagon         $124,978      190,000        $60,096(4)
                          $ 77,161       85,000        $67,274(4)
                          $100,558       85,000        $63,228(4)
Robert N. Verdecchio      $ 49,967       70,000        $ 6,380
                          $ 38,580       40,000        $12,720
                          $ 50,279       40,000        $ 9,500
Ted S. Lodge              $ 54,068       85,000        $ 3,600
                          $ 30,864       60,000        $ 9,263
                          $ 40,223       40,000        $ 1,800
Howard E. Verlin          $ 99,974       95,000        $ 1,620
                          $110,125       40,000        $ 5,480
                          $100,558       40,000        $ 1,685
Nicholas A. Pagon               --       45,000             --
                                --       40,000             --

------------
(1) Pursuant to Pegasus' restricted stock plan, an executive officer may elect to receive a portion of the award in the form of cash. The amounts listed in this column reflect the cash portion of discretionary awards granted under the restricted stock plan.

(2) During fiscal 1999, an aggregate of 3,164, 2,531, 2,685 and 3,670 shares were granted to Messrs. Marshall Pagon, Verdecchio, Lodge and Verlin, respectively. Based upon the closing price of the Class A common stock on December 31, 1999 of $97.75 per share, the shares awarded to Messrs. Marshall Pagon, Verdecchio, Lodge and Verlin during fiscal 1999 had a value of $309,281, $247,405, $262,459, and $358,743, respectively, on December
     31, 1999. All awards made during fiscal 1999 were fully vested on the date of grant. Generally, awards made under Pegasus' restricted stock plan were based upon years of service with Pegasus from date of initial employment. As a consequence, all awards made to Messrs. Marshall Pagon, Verdecchio and Verlin were fully vested in 1997 and 1998 on the date of grant. During 1997, 9,090, 4,545, and 9,090 shares issued to Messrs. Marshall Pagon, Verdecchio, and Verlin were fully vested on March 21, 1997, the date they were granted. During 1998, 3,609, 1,804 and 5,152 shares issued to Messrs. Marshall Pagon, Verdecchio and Verlin were fully vested on February 17, 1998, the date they were granted. Mr. Lodge's employment with Pegasus began on July 1, 1996. Mr. Lodge's awards granted in fiscal 1998 were vested as to 34% on July 1, 1998, an additional 33% on July 1, 1999 and the remaining 33% on July 1, 2000.

(3) Unless otherwise indicated, the amounts listed represent Pegasus' contributions under its 401(k) plans.

(4) Of the amounts listed for Marshall W. Pagon for 1999, 1998 and 1997, $53,728, $53,728 and $53,728, respectively, represent the actuarial benefit to Mr. Pagon of premiums paid by Pegasus in connection with the split dollar agreement entered into by Pegasus with the trustees of insurance trust established by Mr. Pagon. See Certain Transactions -- Split Dollar Agreement. The remainder represents Pegasus' contributions under its 401(k) plans.

(5)  Nicholas A. Pagon became an employee of Pegasus on November 5, 1998.

     Pegasus granted options to employees to purchase a total of 727,346 shares during 1999. The amounts set forth below in the columns entitled "5%" and "10%" represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.


                              Option Grants in 1999

                                                                                         Potential Realizable Value
                                                                                           at Assumed Annual Rates
                                                                                               of Stock Price
                                                                                                Appreciation
                                                Individual Grants                              for Option Term
                             --------------------------------------------------------   -----------------------------
                                             % of Total
                               Number of      Options
                              Securities     Granted to
                              Underlying     Employees      Exercise
                                Options      in Fiscal     Price Per      Expiration
           Name                Granted         Year          Share           Date             5%             10%
--------------------------   ------------   -----------   -----------   -------------   -------------   -------------
Marshall W. Pagon ........     95,000       13.1%           $39.500         5/4/2009      $2,359,927     $ 5,980,519
                               95,000       13.1%           $80.875       12/17/2009      $4,831,876     $12,244,923
Robert N. Verdecchio .....     45,000        6.2%           $39.500         5/4/2009      $1,117,860     $ 2,832,877
                               25,000        3.4%           $80.875       12/17/2009      $1,271,546     $ 3,222,348
Howard E. Verlin .........     45,000        6.2%           $39.500         5/4/2009      $1,117,860     $ 2,832,877
                               50,000        6.9%           $80.875       12/17/2009      $2,543,093     $ 6,444,696
Ted S. Lodge .............     45,000        6.2%           $39.500         5/4/2009      $1,117,860     $ 2,832,877
                               40,000        5.5%           $80.875       12/17/2009      $ 2034,474     $ 5,155,757
Nicholas A. Pagon ........     20,000        2.7%           $39.500         5/4/2009      $  496,827     $ 1,259,057
                               25,000        3.4%           $80.875       12/17/2009      $1,271,546     $ 3,222,348

     The table below shows aggregated stock option exercises by the named executive officers in 1999 and 1999 year-end values. In-the-money options, which are listed in the last two columns, are those in which the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of Pegasus' Class A common stock on December 31, 1999 was $97.75 per share.

      Aggregated Option Exercises in 1999 and 1999 Year-End Option Values



                                                                     Number of                Value of Unexercised
                                                                Unexercised Options           In-the-Money Options
                                                                 at Fiscal Year-End            at Fiscal Year-End
                                                              ------------------------   ------------------------------
                                     Shares
                                  Acquired on       Value      Execis-     Unexercis-       Exercis-       Unexercis-
             Name                   Exercise      Realized       able         able            able            able
------------------------------   -------------   ----------   ---------   ------------   -------------   --------------
Marshall W. Pagon ............        0              --         76,500        283,500      $6,200,750      $14,812,375
Robert N. Verdecchio .........        0              --         38,180        111,820      $3,107,115      $ 6,466,010
Howard E. Verlin .............        0              --         38,180        136,820      $3,107,115      $ 6,887,885
Ted S. Lodge .................        0              --         48,180        136,820      $3,872,115      $ 7,484,135
Nicholas A. Pagon ............        0              --          8,000         77,000      $  581,000      $ 3,910,875

Compensation of Directors

     Under Pegasus' by-laws, each director is entitled to receive such compensation, if any, as may from time to time be fixed by the board of directors. Pegasus currently pays its directors who are not employees or officers of Pegasus an annual retainer of $10,000 plus $750 for each board meeting attended in person, $350 for each meeting of a committee of the board and $375 for each board meeting held by telephone. The annual retainer is payable, at each director's option, in cash or in the form of options to purchase Pegasus' Class A common stock. Pegasus also reimburses each director for all reasonable expenses incurred in traveling to and from the place of each meeting of the board or committee of the board.

     On May 5, 1999, James J. McEntee, III, Mary C. Metzger, Donald W. Weber, William P. Phoenix, Harry F. Hopper, III, Michael C. Brooks, and Riordan B. Smith, who were then all of Pegasus' nonemployee directors, each received options to purchase 5,000 shares of Class A common stock under Pegasus' stock option plan. Each option vests in annual installments of 2,500 shares, was issued at an exercise price of $39.50 per share -- the closing price of the Class A common stock at the time of the grant -- and is exercisable until the tenth anniversary from the date of grants. On December 17, 1999, James J. McEntee, III, Mary C. Metzger, Donald W. Weber, William P. Phoenix, Harry F. Hopper, III, Michael C. Brooks, and Riordan B. Smith, who were then all of Pegasus' nonemployee directors, each received options to purchase 5,000 shares of Class A common stock under Pegasus' stock option plan. Each option vests in annual installments of 2,500 shares, was issued at an exercise price of $80.875 per share -- the closing price of the Class A common stock at the time of the grant -- and is exercisable until the tenth anniversary from the date of grants.


Compensation Committee Interlocks and Insider Participation

     During 1999, the board of directors generally made decisions concerning executive compensation of executive officers. The board included Marshall W. Pagon, the President and Chief Executive Officer of Pegasus, and Robert N. Verdecchio, Pegasus' Senior Vice President and Chief Financial Officer. A special stock option committee, however, made certain decisions regarding option grants under the stock option plan. Both the stock option plan and restricted stock plan are discussed below.


Incentive Program

     The incentive program, which includes the restricted stock plan, the 401(k) plans and the stock option plan, is designed to promote growth in stockholder value by providing employees with restricted stock awards in the form of Class A common stock and grants of options to purchase Class A common stock.


Restricted Stock Plan

     For information with respect to the restricted stock option plan, see Proposal 2: Amendment to Restricted Stock Plan.

Stock Option Plan

     For information with respect to the stock option plan, see Proposal 3:
Amendment to Stock Option Plan.


401(k) Plans

     Effective January 1, 1996, Pegasus Media & Communications, Inc. adopted the Pegasus Communications Savings Plan for eligible employees of that company and its domestic subsidiaries. Effective October 1, 1996, the Pegasus' Puerto Rico subsidiary adopted the Pegasus Communications Puerto Rico Savings Plan for eligible employees of the Pegasus' Puerto Rico subsidiaries. Substantially all Pegasus employees who, as of the enrollment date under the 401(k) plans, have completed at least one year of service with Pegasus are eligible to participate in one of the 401(k) plans. Participants may make salary deferral contributions of 2% to 6% of salary to the 401(k) plans.

     Pegasus may make three types of contributions to the 401(k) plans, each allocable to a participant's account if the participant completes at least 1,000 hours of service in the applicable plan year, and is employed on the last day of the applicable plan year:

     o Pegasus matches 100% of a participant's salary deferral contributions to the extent the participant invested his or her salary deferral contributions in Class A common stock at the time of his or her initial contribution to the 401(k) plans.

     o Pegasus, in its discretion, may contribute an amount that equals up to 10% of the annual increase in company-wide location cash flow. These company discretionary contributions, if any, are allocated to eligible participants' accounts based on each participant's salary for the plan year.

     o Pegasus also matches a participant's rollover contribution, if any, to the 401(k) plans, to the extent the participant invests his or her rollover contribution in Class A common stock at the time of his or her initial contribution to the 401(k) plans.

     Pegasus makes discretionary company contributions and company matches of employee salary deferral contributions and rollover contributions in the form of Class A common stock, or in cash used to purchase Class A common stock. Pegasus has authorized and reserved for issuance up to 205,000 shares of Class A common stock in connection with the 401(k) plans. Company contributions to the 401(k) plans are subject to limitations under applicable laws and regulations.

     All employee contributions to the 401(k) plans are fully vested at all times and all company contributions, if any, vest 34% after two years of service with Pegasus, including years before the 401(k) plans were established; 67% after three years of service; and 100% after four years of service. A participant also becomes fully vested in company contributions to the 401(k) plans upon attaining age 65 or upon his or her death or disability.

                              CERTAIN TRANSACTIONS


Split Dollar Agreement

     In December 1996, Pegasus entered into a split dollar agreement with the trustees of an insurance trust established by Marshall W. Pagon. Under the split dollar agreement, Pegasus agreed to pay a portion of the premiums for certain life insurance policies covering Mr. Pagon owned by the insurance trust. The agreement provides that Pegasus will be repaid for all amounts it expends for such premiums, either from the cash surrender value or the proceeds of the insurance policies. The actuarial benefit to Mr. Pagon of premiums paid by Pegasus amounted to $53,728 in 1997, $53,728 in 1998 and $53,728 in 1999.


Relationship with W.W. Keen Butcher and Affiliated Entities

     Pegasus entered into an arrangement in 1998 with W.W. Keen Butcher, the stepfather of Marshall W. Pagon and Nicholas A. Pagon, certain entities controlled by him and the owner of a minority interest in one of the entities. Under this agreement, Pegasus agreed to provide and maintain collateral for up to $4.0 million in principal amount of bank loans to Mr. Butcher and the minority owner. Mr. Butcher and the minority owner must lend or contribute the proceeds of those bank loans to one or more of the entities owned by Mr. Butcher for the acquisition of television broadcast stations to be programmed by Pegasus pursuant to local marketing agreements.

     Pegasus amended its agreement with W.W. Keen Butcher and his affiliated entities in the fourth quarter of 1999 to increase the amount of collateral that Pegasus will maintain for bank loans to Mr. Butcher and the affiliated entities. Pursuant to the amendment, Pegasus will now maintain collateral for up to $8.0 million in principal amount such bank loans. Mr. Butcher and the affiliated entities must continue to contribute the proceeds from these bank loans to one or more entities owned by Mr. Butcher for acquisition of television broadcast stations to be programmed by Pegasus pursuant to local marketing agreement.

     Under this arrangement, on November 10, 1998, Pegasus sold to one of the Butcher companies the FCC license for the television station then known as WOLF for $500,000 and leased certain related assets to the Butcher company, including leases and subleases for studio, office, tower and transmitter space and equipment, for ongoing rental payments of approximately $18,000 per year plus operating expenses. WOLF is now known as WSWB and is one of the television stations serving the northeastern Pennsylvania designated television market area that is programmed by Pegasus. Mr. Butcher and the minority owner borrowed the $500,000 under the loan collateral arrangement described above. Concurrently with the closing under the agreement described above, one of the Butcher companies assumed a local marketing agreement, under which Pegasus provides programming to WSWB and retains all revenues generated from advertising in exchange for payments to the Butcher company of $4,000 per month plus reimbursement of certain expenses. The term of the local marketing agreement is three years, with two three-year automatic renewals. The Butcher company also granted Pegasus an option to purchase the station license and assets if it becomes legal to do so for the costs incurred by the Butcher company relating to the station, plus compound interest at 12% per year.

     On July 2, 1998, Pegasus assigned to one of the Butcher companies its option to acquire the FCC license for television station WFXU, which rebroadcasts WTLH pursuant to a local marketing agreement with Pegasus. The Butcher company paid Pegasus $50,000 for the option. In May 1999, the Butcher company purchased the station and assumed the obligations under the local marketing agreement with Pegasus. The Butcher company borrowed the $50,000 under the loan collateral arrangement, and granted Pegasus an option to purchase the station on essentially the same terms described above for WOLF. The local marketing agreement provides for a reimbursement of expenses by Pegasus and a term of five years, with one automatic five-year renewal. Pegasus believes that the WOLF and WFXU transactions were done at fair value and that any future transactions that may be entered into with the Butcher companies or similar entities will also be done at fair value.


Acquisition of Digital Television Services, Inc.

     On April 27, 1998, Pegasus acquired Digital Television Services, Inc. through the merger of a subsidiary of Pegasus into Digital Television Services. Prior to the merger, Digital Television Services was the second largest independent distributor of DIRECTV services serving 140,000 subscribers in 11 states.

     In connection with the merger, Pegasus issued approximately 5.5 million shares of its Class A common stock to the stockholders of Digital Television Services and assumed approximately $159 million of liabilities. Pegasus also granted registration rights to certain of Digital Television Service's stockholders, including Columbia Capital Corporation, Columbia DBS, Inc., Whitney Equity Partners, L.P., Fleet Venture Resources, Inc. and its affiliates and Harry F. Hopper III. Mr. Hopper received shares of Class A common stock in the Digital Television Services merger and has an ownership interest in Columbia Capital Corporation, which received 429,812 shares. As a result of the Digital Television Services merger and the voting agreement described below, Michael C. Brooks, Harry F. Hopper, III and Riordon B. Smith were elected to Pegasus' board of directors.


Voting Agreement

     On April 27, 1998, in connection with the Digital Television Services merger, Pegasus, Marshall W. Pagon and a number of partnerships and corporations controlled by him, and Fleet Venture Resources, Fleet Equity Partners, Chisholm Partners III, L.P., Kennedy Plaza Partners, Whitney Equity Partners, Columbia Capital Corporation and Columbia DBS, Inc. entered into a voting agreement. The voting agreement covers all shares of Class B common stock and other voting securities of Pegasus held at any time by Mr. Pagon and his controlled entities and shares of Class A common stock received in the Digital Television Services merger by Chisholm, Columbia, Whitney and the other former stockholders of Digital Television Services. It provides that holders of such shares vote their respective shares in the manner specified in the voting agreement. In particular, the voting agreement establishes that Pegasus' board of directors will consist initially of nine members: three independent directors, three directors designated by Mr. Pagon and one director to be designated by each of Chisholm Partners III, L.P., Columbia Capital Corporation and Whitney Equity Partners. The voting agreement also provides that the committees of the board of directors will consist of an audit committee, a compensation committee and a nominating committee. Each committee shall consist of one independent director, one director designated by Mr. Pagon and one director designated by a majority of the directors designated by Chisholm Partners III, L.P., Columbia Capital Corporation and Whitney Equity Partners. As a result of the voting agreement, the parties to the agreement have sufficient voting power without the need for the vote of any other shareholder, to elect the entire board of directors. James
J. McEntee, III, Mary C. Metzger and Donald W. Weber are serving as independent directors of Pegasus. Marshall W. Pagon, Robert N. Verdecchio and William P. Phoenix are serving as directors of Pegasus as designees of Mr. Pagon. Harry F. Hopper, III is serving as a director of Pegasus as a designee of Columbia Capital Corporation; Michael C. Brooks is serving as a director of Pegasus as a designee of Whitney Equity Partners; and Riordon B. Smith is serving as a director of Pegasus as a designee of Chisholm Partners III, L.P.

     The voting agreement terminates with respect to any covered share upon the sale or transfer of any such share to any person other than a permitted transferee. In addition, the right of Chisholm Partners III, L.P., Columbia Capital Corporation and Whitney Equity Partners to designate a director terminates when the Fleet entities, Columbia Capital Corporation and Whitney Equity Partners cease owning one-half of the shares originally received by each of them in the Digital Television Services merger or in certain other circumstances. Whitney distributed shares it owned to its partners in 1999 and, thus, has lost its right to designate a director under the voting agreement. The voting agreement described above will be amended and restated in connection with the merger, as described in The Merger -- Voting Agreement.


Communications License Re-Auction

     PCS Partners, a company owned and controlled by Marshall W. Pagon, holds personal communications system licenses in Puerto Rico. We have made an approximately $4.8 million investment in PCS Partners. Pegasus itself did not meet the qualification criteria for the FCC's re-auction in which PCS Partners acquired certain of its licenses.


CIBC World Markets Corp. and Affiliates

     William P. Phoenix is a Managing Director of CIBC World Markets Corp. CIBC World Markets and its affiliates have provided various services to Pegasus and its subsidiaries since the beginning of 1997. CIBC

World Markets has historically performed a number of services for Pegasus, including serving as one of the initial purchasers in Pegasus' January 2000 Rule 144A offering of $300.0 million in aggregate liquidation preference of Series C convertible preferred stock. In this capacity, CIBC World Markets received customary underwriting discounts and commissions.

     CIBC World Markets has also performed the following services for Pegasus:

     o provided a fair market value appraisal in connection with the merger of Digital Television Services, Inc. into a wholly-owned subsidiary of Pegasus and the designation of Digital Television Services as a restricted subsidiary;

     o acted as a dealer manager in connection with an offer by Pegasus to exchange its 12 1/2% Series A senior notes due 2007 for senior subordinated notes of Digital Television Services and DTS Capital, Inc. and a related consent solicitation;

     o issued letters of credit in connection with bridge financing obtained by Pegasus;

     o provided fairness opinions to Pegasus and/or its affiliates in connection with certain intercompany loans and other intercompany transactions;

     o acted as lender in connection with the Pegasus Media & Communications credit facility;

     o provided a fairness opinion in connection with this merger;

     o acted as Administrative Agent in connection with the Digital Television Services credit facility; and

     o acted as underwriter in Pegasus' 1999 equity offering.

     In addition, CIBC World Markets has agreed to purchase, subject to definitive documentation, any and all Golden Sky notes tendered in response to Golden Sky's offer to purchase such notes. CIBC World Markets will receive customary fees under this arrangement.

     In 2000 and 1999, for services rendered, Pegasus or its subsidiaries paid to CIBC World Markets an aggregate of $2.4 million and $940,000, respectively, in fees. Pegasus believes that all fees paid to CIBC World Markets in connection with the transactions described above were customary. Pegasus anticipates that it or its subsidiaries may engage the services of CIBC World Markets in the future, although no such engagement is currently contemplated.


Investment in Personalized Media Communications, LLC and Licensing of Patents

     On January 13, 2000, Pegasus made an investment in Personalized Media Communications, LLC. Personalized Media is an advanced communications technology company that owns as intellectual property portfolio consisting of seven issued U.S. patents and over 10,000 claims submitted in several hundred pending U.S. patent applications. A majority of pending claims are based on a 1981 filing date, with the remainder based on a 1987 filing date. Mary C. Metzger, Chairman of Personalized Media and a member of Pegasus' board of directors, and John C. Harvey, Managing Member of Personalized Media and Ms. Metzger's husband, own a majority of and control Personalized Media as general partners of the Harvey Family Limited Partnership.

     A subsidiary of Personalized Media is granting Pegasus an exclusive license for the distribution of satellite based services using Ku band BSS frequencies at the 101, 110 and 119o West Longitude orbital locations and Ka band FSS frequencies at the 99, 101, 103 and 125o West Longitude orbital locations, which frequencies have been licensed by the FCC to affiliates of Hughes Electronics Corporation. In addition, Personalized Media is granting to Pegasus the right to license on an exclusive basis and on favorable terms the patent portfolio of Personalized Media in connection with other frequencies that may be licensed to Pegasus in the future.

     The license granted by Personalized Media's subsidiary provides rights to all claims covered by Personalized Media's patent portfolio, including functionality for automating the insertion of programming at a direct broadcast satellite uplink, the enabling of pay-per-view buying, the authorization of receivers, the assembly of records of product and service selections made by viewers including the communication of this information to billing and fulfillment operations, the customizing of interactive program guide features and functions made by viewers and the downloading of software to receivers by broadcasters. Pegasus will pay license fees to Personalized Media of $100,000 per year for three years.

     Pegasus acquired preferred interests of Personalized Media for approximately $14.3 million in cash, 200,000 shares of Pegasus' Class A common stock and Pegasus' agreement, subject to certain conditions, to issue warrants to purchase 1.0 million shares of Pegasus' Class A common stock at an exercise price of $90.00 per share and with a term of ten years. After certain periods of time, Personalized Media may redeem the preferred interests, and Pegasus may require the redemption of preferred interests, in consideration for Personalized Media's transfer to Pegasus of Personalized Media's ownership interest in its wholly-owned subsidiary that holds the exclusive license from Personalized Media for the rights that are licensed to Pegasus. Pegasus may also be required to make an additional payment to Personalized Media if certain contingencies occur that Pegasus believes are unlikely to occur. Because of the speculative nature of the contingencies, it is not possible to estimate the amount of any such additional payments, but in some cases it could be material. As part of the transaction, Personalized Media will be entitled to designate one nominee to serve on Pegasus' board of directors.


Other Transactions

     In December 1998, Pegasus agreed to lend $199,999 to Nicholas A. Pagon, Pegasus' Vice President of Broadcast Operations, bearing interest at the rate of 6% per annum, with the principal amount due on the fifth anniversary of the date of the promissory note. Mr. Pagon is required to use half of the proceeds of the loan to purchase shares of Class A common stock, and the loan will be collateralized by those shares. The balance of the loan proceeds may be used at Mr. Pagon's discretion.

                              OWNERSHIP AND CONTROL

     The following table sets forth share information as of December 31, 1999, regarding the beneficial ownership of the Class A common stock and Class B common stock by:

     o each stockholder known to Pegasus to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Class A common stock and Class B common stock, based upon Pegasus' records or the records of the SEC;

     o each Golden Sky stockholder who is anticipated to be the beneficial owner of more than 5% of Pegasus' Class A common stock or Class B common stock upon consummation of the merger;

     o each director of Pegasus;

     o each person who will be elected to Pegasus' board of directors upon consummation of the merger;

     o each of the top five most highly compensated officers whose total annual salary and bonus or the fiscal year ended December 31, 1999 exceeded $100,000; and

     o all executive officers and directors of Pegasus as a group.

The information set forth below in the table and the footnotes thereto which give effect to the consummation of the merger assumes that 6,500,000 shares of Pegasus' Class A common stock in the aggregate will be issued to Golden Sky's stockholders. The actual number of shares to be issued to Golden Sky's stockholders upon consummation of the merger may differ, but not materially, from those presented below. For information concerning the calculation of the number of shares to be issued in the merger, see The Merger -- The Merger Agreement -- Conversion of Golden Sky Capital Stock and The Merger -- The Merger Agreement -- Conversion Ratios. The information set forth below does not give effect to any options that may be issued by Pegasus to replace Golden Sky's outstanding options and warrants upon consummation of the merger.

     Holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally, and holders of Class B common stock are entitled to ten votes per share. Shares of Class B common stock are convertible into shares of Class A common stock on a one-for-one basis, and accordingly, holders of Class B common stock are deemed to own the same number of shares of Class A common stock. Pegasus Communications Holdings, Inc., two of its subsidiaries and Pegasus Capital, L.P. hold in the aggregate all shares of Class B common stock, representing on a fully diluted basis ___% and ___% of the common stock before and after the merger, respectively, and without giving effect to the voting agreement, ____ % and ___% of the combined voting power of all voting stock before and after the consummation of the merger, respectively. Without giving effect to the voting agreement, Marshall W. Pagon is deemed to be the beneficial owner of all of the Class B common stock; the table gives effect to the voting agreement. The outstanding capital stock of Pegasus Communications Holdings, Inc. consists of 64,119 shares of Class A voting common stock and 5,000 shares of non-voting stock, all of which are beneficially owned by Marshall W. Pagon.

     Unless otherwise provided, the address of each natural person is c/o Pegasus Communications Management Company, 225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania 19004.

                                                                      Before Merger
                                      ------------------------------------------------------------------------------
                                                   Pegasus Class A                    Pegasus Class B
                                                    Common Stock                       Common Stock
         Name and address of                        Beneficially                       Beneficially          Voting
          Beneficial Owner                              Owned                              Owned              Power
------------------------------------  -----------------------------------------  -------------------------  --------
                                                  Shares                  %            Shares          %        %
                                      ------------------------------  ---------  ------------------  -----  --------
Marshall W. Pagon(1) ...............      6,114,190(2)(3)(5)             39.6        4,581,900(3)     100     77.3
Robert N. Verdecchio ...............        322,552(5)(6)(7)              2.1                 --       --       *
Howard E. Verlin ...................           100,698(6)(8)               *                  --       --       *
Ted S. Lodge .......................               94,199(9)               *                  --       --       *
Nicholas A. Pagon ..................              13,941(10)               *                  --       --       *
James J. McEntee, III ..............              16,170(11)               *                  --       --       *
Mary C. Metzger ....................             210,500(12)              1.4                 --       --       *
Donald W. Weber ....................             173,420(13)              1.1                 --       --       *
William P. Phoenix .................                 170(14)               *                  --       --       *
Harry F. Hopper, III ...............             196,168(15)              1.3                 --       --       *
Michael C. Brooks ..................              31,216(16)               *                  --       --       *
Riordan B. Smith ...................        6,114,190(3)(17)             39.6        4,581,900(3)     100     77.3
Harron Communications
 Corp.(18) .........................                852,110               5.5                 --       --      1.4
T. Rowe Price Associates, Inc.
 and related entities(19) ..........              1,400,000               9.1                 --       --      2.3
Wellington Management
 Company, LLP(20) ..................              1,600,000              10.4                 --       --      2.6
PAR Capital Management,
 Inc.(21) ..........................                950,000               6.2                 --       --      1.6
Columbia Capital Corporation
 and Columbia DBS, Inc.(22).........            6,114,190(3)             39.6        4,581,900(3)     100     77.3
Fleet Venture Resources, Inc.
 and related entities(23) ..........            6,114,190(3)             39.6        4,581,900(3)     100     77.3
Alta Communications VI, L.P.
 and related entities(24) ..........                     --                --                 --       --       --
Spectrum Equity Investors L.P.
 and related entities(25) ..........                     --                --                 --       --       --
Robert F. Benbow(26) ...............                     --                --                 --       --       --
William P. Collatos(27) ............                     --                --                 --       --       --
Directors and executive officers
 as a group(28) (consists of 13
 persons before the merger and
 15 persons after the merger) ......              7,153,315              46.3          4,581,900      100     79.0


                                                                    After Merger
                                      ----------------------------------------------------------------------
                                               Pegasus Class A                Pegasus Class B
                                                Common Stock                    Common Stock
         Name and address of                    Beneficially                    Beneficially          Voting
          Beneficial Owner                          Owned                          Owned              Power
------------------------------------  ---------------------------------  --------------------------  -------
                                                 Shares              %         Shares           %       %
                                      ----------------------------  ---  ------------------  ------  -------
Marshall W. Pagon(1) ...............               (2)(4)(5)                4,581,900(4)       100
Robert N. Verdecchio ...............        322,552(5)(6)(7)                         --         --       *
Howard E. Verlin ...................           100,698(6)(8)         *               --         --       *
Ted S. Lodge .......................               94,199(9)         *               --         --       *
Nicholas A. Pagon ..................              13,941(10)         *               --         --       *
James J. McEntee, III ..............              16,170(11)         *               --         --       *
Mary C. Metzger ....................             210,500(12)                         --         --       *
Donald W. Weber ....................             173,420(13)                         --         --       *
William P. Phoenix .................                 170(14)         *               --         --       *
Harry F. Hopper, III ...............             196,168(15)                         --         --       *
Michael C. Brooks ..................              31,216(16)         *               --         --       *
Riordan B. Smith ...................                 (4)(17)                4,581,900(4)       100
Harron Communications
 Corp.(18) .........................                852,110                          --         --
T. Rowe Price Associates, Inc.
 and related entities(19) ..........              1,400,000                          --         --
Wellington Management
 Company, LLP(20) ..................              1,600,000                          --         --
PAR Capital Management,
 Inc.(21) ..........................                950,000                          --         --
Columbia Capital Corporation
 and Columbia DBS, Inc.(22).........                     (4)                4,581,900(4)       100
Fleet Venture Resources, Inc.
 and related entities(23) ..........                     (4)                4,581,900(4)       100
Alta Communications VI, L.P.
 and related entities(24) ..........                     (4)                4,581,900(4)       100
Spectrum Equity Investors L.P.
 and related entities(25) ..........                     (4)                4,581,900(4)       100
Robert F. Benbow(26) ...............                     (4)                4,581,900(4)       100
William P. Collatos(27) ............                     (4)                4,581,900(4)       100
Directors and executive officers
 as a group(28) (consists of 13
 persons before the merger and
 15 persons after the merger) ......                                          4,581,900        100

------------
* Represents less than 1% of the outstanding shares of Class A common stock or less than 1% of the voting power, as applicable.

  (1) Pegasus Capital, L.P. holds 1,217,348 shares of Class B common stock. Mr. Pagon is the sole shareholder of the general partner of Pegasus Capital, L.P. and is deemed to be the beneficial owner of these shares. All of the 3,364,552 remaining shares of Class B common stock are owned by Pegasus Communications Holdings, Inc. and two of its subsidiaries. All the capital stock of Pegasus Communications Holdings, Inc. are held by Pegasus Communications Limited Partnership. Mr. Pagon controls Pegasus Communications Limited Partnership by reason of his ownership of all the outstanding voting stock of the sole general partner of a limited partnership that is, in turn, the sole general partner in Pegasus Communications Limited Partnership. Therefore, apart from the voting agreement described in note 3 below, and the voting agreement as it will be amended and restated described in note 4 below, Mr. Pagon is the beneficial owner of 100% of Class B common stock with sole voting and investment power over all such shares.
  (2) Includes 4,581,900 shares of Class B common stock, which are convertible into shares of Class A common stock on a one-for-one basis and 139,411 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options.
  (3) Prior to the closing of the merger, the following persons are parties to a voting agreement:
            o Marshall W. Pagon;
            o Pegasus, Pegasus Capital, L.P., Pegasus Communications Holdings,
              Inc., Pegasus Scranton Offer Corp, and Pegasus Northwest Offer
              Corp;
            o Columbia Capital Corporation and Columbia DBS, Inc. which are discussed in note 22 below;
            o Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P.,
              Chisholm Partners III, L.P. and Kennedy Plaza Partners (which are discussed in note 23 below).
  The voting agreement provides that these parties vote all shares held by them in the manner specified in the voting agreement. As a consequence of being parties to the voting agreement, each of these parties is deemed to have shared voting power over certain shares beneficially owned by them in the aggregate for the purposes specified in the voting agreement. Therefore, the parties to the voting agreement are each deemed to be the beneficial owner with respect to 4,581,900 shares of Class B common stock and 6,114,190 shares of Class A common stock, including 4,581,900 shares of Class A common stock issuable upon conversion of the all outstanding shares of Class B common stock.

 (4) Upon the closing of the merger, the following parties will have entered into the amended and restated voting agreement:
            o Marshall W. Pagon;
            o Pegasus, Pegasus Capital, L.P., Pegasus Communications Holdings,
              Inc., Pegasus Scranton Offer Corp, and Pegasus Northwest Offer
              Corp;
            o Columbia Capital Corporation and Columbia DBS, Inc.;
            o Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P.,
              Chisholm Partners III, L.P. and Kennedy Plaza Partners;
            o Alta Communications VI, L.P., Alta Subordinated Debt Partners III,
              L.P., and Alta-Comm S By S, LLC (which are discussed in note 24 below); and
            o Spectrum Equity Investors, L.P. and Spectrum Equity Investors II,
              L.P. (which are discussed in note 25 below).

     As amended and restated, the voting agreement will provide that these parties vote all shares held by them in the manner specified in the voting agreement. As a consequence of being parties to the voting agreement, each of these parties will be deemed to have shared voting power over certain shares beneficially owned by them in the aggregate for the purposes specified in the voting agreement. Therefore, the parties to the voting agreement will each be deemed to be the beneficial owner with respect to 4,581,900 shares of Class B common stock and _________ shares of Class A common stock, including 4,581,900 shares of Class A common stock issuable upon conversion of the all outstanding shares of Class B common stock. See The Merger -- Voting Agreement.

(5) This includes 120,009 shares of Class A common stock held in Pegasus' 401(k) plan, over which Messrs. Pagon and Verdecchio share voting power in their capacities as co-trustees.

(6) On March 26, 1997, the SEC declared effective a registration statement filed by Pegasus which would permit Messrs. Verdecchio and Verlin to sell certain shares of their Class A common stock subject to certain vesting and other restrictions. Messrs. Verdecchio and Verlin have sole voting and investment power over their shares, subject to certain vesting restrictions.
(7) This includes 67,270 shares of Class A common stock which are issuable upon the exercises of the vested portion of outstanding stock options.
(8) This includes 49,090 shares of Class A common stock which are issuable upon the exercises of the vested portion of outstanding stock options.
(9) This includes 1,500 shares of Class A common stock owned by Mr. Lodge's wife, for which Mr. Lodge disclaims beneficial ownership, and 87,270 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options.
(10) This includes 8,000 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options.
(11) This includes 10,170 shares of Class A common stock which are issuable upon the exercise of the vested portion of outstanding stock options and 1,000 shares held beneficially by Mr. McEntee's wife, for which Mr. McEntee disclaims beneficial ownership.
(12) This includes 200,000 shares of Class A common stock received in the investment of Pegasus in Personalized Media & Communications, LLC. See Business of Pegasus -- Completed Transactions. Also includes 7,000 shares of Class A common stock, which are issuable upon the exercise of the vested portion of the outstanding stock options.
(13) This includes 13,385 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options.
(14) This consists of 170 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options.
(15) This includes 170 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options. The address of this person is c/o Columbia Capital Corporation, 201 N. Union Street, Suite 300, Alexandria, Virginia 22314-2642.
(16) This includes 170 shares of Class A common stock issuable upon the exercise of the vested portion of outstanding stock options. The address of this person is 177 Broad Street, Stamford, Connecticut 06901.
(17) The information for Mr. Smith includes all shares of Class A common stock held by Fleet Venture Resources, Inc. and its related entities, as described below in note 23. Mr. Smith is a Senior Vice President of each of the managing general partners of Fleet Equity Partners VI, a Senior Vice President of Fleet Venture Resources, a Senior Vice President of the corporation that is the general partner of the partnership that is the general partner of Chisholm Partners III, and a partner of Kennedy Plaza Partners. As a Senior Vice President of Fleet Growth Resources II, Inc. and Silverado IV Corp., the two general partners of Fleet Equity Partners, and as a Senior Vice President of Fleet Venture Resources and Silverado III Corp., the general partner of the partnership Silverado III, L.P., which is the general partner of Chisholm Partners III, and as a partner of Kennedy Plaza Partners, Mr. Smith disclaims beneficial ownership for all shares held directly by those entities, except for his pecuniary interest therein. The address of this person is 50 Kennedy Plaza, RI MO F12C, Providence, Rhode Island 02903.
(18) The address of Harron Communications Corp, is 70 East Lancaster Avenue, Frazer, Pennsylvania 19355.
(19) The address of T. Rowe Price Associates is 100 East Pratt St., Baltimore, Maryland 21202.
(20) The address of Wellington Management Company is 75 State Street, Boston, Massachusetts 02109.
(21) The address of this entity is Suite 1600, One Financial Center, Boston, Massachusetts 02111.
(22) Columbia Capital Corporation has certain rights under the voting agreement described in notes 3 and 4. The address of each of the Columbia entities is 201 N. Union Street, Suite 300, Alexandria, Virginia 22314-2642.
(23) This includes the following number of shares of Class A common stock held by the designated entity: Fleet Venture Resources, Inc. (406,186); Fleet Equity Partners VI, L.P. (174,079); Chisholm Partners III, L.P. (147,611); and Kennedy Plaza Partners (10,179). The address of each of these entities is 50 Kennedy Plaza, RI MO F12C, Providence, Rhode Island 02903.

(24) The address of each of these entities is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111, Attn:
     Robert Benbow. Alta Subordinated Debt Partners III, L.P. is managed by Burr, Egan, Deleage & Co. Alta Communications VI, L.P. and Alta-Comm S by S, LLC are managed by Alta Communications, Inc. The general partner of Alta Subordinated Debt Partners III and the general partner of Alta Communications VI exercise sole voting and investment power with respect to the securities held by their respective funds. The general partners of Alta Subordinated Debt Management III, L.P., which is the general partner of Alta Subordinated Debt Partners III, include Messrs. Craig Burr, William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble, Jean Deleage, Jonathan Flint and Eileen McCarthy. These general partners may be deemed to share voting and investment power for the shares held by Alta Subordinated Debt Partners III. The general partners of Alta Communications VI Management Partners, L.P., which is the general partner of Alta Communications VI, include Messrs. William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble, David Retik and Eileen McCarthy. These general partners may be deemed to share voting and investment powers for the shares held by Alta Communications VI. These general partners disclaim beneficial ownership of all securities held by the funds except to the extent of their proportionate pecuniary interests in the share. Some of the principals of Burr, Egan, Deleage & Co. and Alta Communications, Inc., including some of the individuals identified above, are members of Alta-Comm S by S, which invests alongside Alta Communications VI. As members of Alta-Comm S by S, they may be deemed to share voting and investment power for the shares held by Alta-Comm S by S. These principals disclaim beneficial ownership of all of these shares except to the extent of their proportionate pecuniary interest in the shares.
(25) The address of each of these entities is 125 High Street, Suite 2600, Boston, Massachusetts 02110, Attn: William P. Collatos. The sole general partner of Spectrum Equity Investors, L.P. is Spectrum Equity Associates, L.P., a limited partnership whose partners are Messrs. Brion B. Applegate and William P. Collatos. The sole general partner of Spectrum Equity Investors II, L.P. is Spectrum Equity Associates II, L.P., a limited partnership whose partners are Messrs. Brion B. Applegate, William P. Collatos and Kevin J. Maroni. Messrs. Applegate and Collatos may be deemed to share beneficial ownership of the shares owned by Spectrum Equity Investors, L.P., and Messrs. Applegate, Collatos and Maroni may be deemed to share beneficial ownership of the shares owned by Spectrum Equity Investors II, L.P. These individuals disclaim beneficial ownership of all of these shares except to the extent of their respective pecuniary interests in its shares.
(26) The address of this person is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111. The shares are held of record by Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P. and Alta-Comm S by S, LLC. Mr. Benbow is a general partner of the respective general partners of Alta Subordinated Debt Partners III and Alta Communications VI. As a general partner, he may be deemed to share voting and investment power with respect to the shares held by the funds. Mr. Benbow disclaims beneficial ownership of the shares held by these funds except to the extent of his proportionate pecuniary interest in the shares. Mr. Benbow also disclaims beneficial ownership of all shares held by Alta-Comm S by S of which he is not a member.
(27) The address of this person is c/o Spectrum Equity Investors, 125 High Street, Suite 2600, Boston, Massachusetts 02110. The shares are held of record by Spectrum Equity Investors L.P. and Spectrum Equity Investors II L.P., which may be deemed to be beneficially owned by Mr. Collatos.
(28) For information relating to the period before the merger, see notes 1, 2 and 5 with respect to Mr. Marshall W. Pagon, notes 5, 6, 7, 8, 9, and 10 with respect to Messrs. Verdecchio, Verlin, Lodge and Nicholas A. Pagon, notes 11, 12, 13, 14, 15, 16 and 17 with respect to Ms. Metzger and Messrs. McEntee, Phoenix, Hopper, Brooks and Smith, and note 3 with respect to the voting agreement currently in place. For information relating to after the merger, also see notes 26 and 27 with respect to Messrs. Benbow and Collatos, and note 4 with respect to the voting agreement as amended and restated in connection with the merger. Also includes 100 shares of Class A common stock which are issuable upon the vested portion of outstanding stock options.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of:

     o 50,000,000 shares of Class A common stock, par value $.01 per share;

     o 15,000,000 shares of Class B common stock, par value $.01 per share;

     o 20,000,000 shares of non-voting common stock, par value $.01 per share;
       and

     o 5,000,000 shares of preferred stock, par value $.01 per share.

     Of the 5,000,000 shares of preferred stock that we are authorized to issue, approximately 143,684 shares have been designated as Series A preferred stock, 5,707 shares have been designated as Series B junior convertible participating preferred stock, 3,000,000 shares have been designated as Series C convertible preferred stock and 22,500 shares have been designated as Series D junior convertible participating preferred stock. As of ________ __, 2000, we had outstanding _______ shares of Class A common stock and 4,581,900 shares of Class B common stock. None of our non-voting common stock is issued and outstanding.

     The following summary description relating to our capital stock sets forth the material terms of our capital stock. This summary is not intended to be complete. It is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and the certificates of designation for the different series of preferred stock.


Description of Common Stock

     For more information with respect to our common stock, see Comparison of Stockholders' Rights.


Description of Series A Preferred Stock

     General. Pursuant to the certificate of designation, we have issued approximately 143,684 shares of Series A preferred stock with a liquidation preference of $1,000 per share. This includes shares issued to pay in-kind dividends on the Series A preferred stock. On January 1, 2007, we must redeem, subject to the legal availability of funds, all outstanding shares of Series A preferred stock at a price in cash equal to the liquidation preference, plus accrued and unpaid dividends, if any, to the date of redemption.

     Dividends. The holders of shares of the Series A preferred stock are entitled to receive, as dividends are declared by the board of directors out of funds legally available, cumulative preferential dividends from the issue date of the Series A preferred stock accruing at the rate per share of 12 3/4% per annum, payable semi-annually in arrears on January 1 and July 1 of each year. Accumulated unpaid dividends bear interest at a per annum rate 200 basis points in excess of the annual dividend rate on the Series A preferred stock. Dividends are payable in cash, except that on or prior to January 1, 2002, dividends may be paid, at our option, by the issuance of additional shares of Series A preferred stock having an aggregate liquidation preference equal to the amount of such dividends.

     Optional Redemption. We do not have the option to redeem Series A preferred stock until after January 1, 2002. We may redeem the Series A preferred stock after that date, starting at 106.375% of the liquidation preference during the 12-month period beginning January 1, 2002 and declining annually to 100.000% of the liquidation preference on January 1, 2005 and thereafter.

     Change of Control. Upon the occurrence of a change of control of Pegasus, each holder of shares of Series A preferred stock will have the right to require us to repurchase all or any part of such holder's Series A preferred stock at an offer price in cash equal to 101% of the aggregate liquidation preference of the preferred stock the holder wishes to sell, plus accrued and unpaid dividends, if any, to the date of purchase. Generally, a change of control means the occurrence of any of the following:

     o the sale of all or substantially all of our assets to any person other than Marshall W. Pagon or his related parties as described in the certificate of designation;

     o the adoption of a plan relating to the liquidation or dissolution of Pegasus;

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     o the consummation of any transaction in which a person becomes a beneficial owner of more of our Class A common stock than is beneficially owned at such time by Mr. Pagon and his related parties;

     o the consummation of any transaction in which Mr. Pagon and his related parties cease to have at least 30% of the combined voting power of all our voting stock or Mr. Pagon and his affiliates acquire beneficial ownership of more than 66 2/3% of our Class A common stock; or

     o the first day on which a majority of the members of our board of directors are not continuing directors -- essentially, directors elected or recommended by the current board of directors or their designated replacements.

     Certain Covenants. The certificate of designation contains a number of covenants restricting our operations and those of our subsidiaries. For example, the covenants limit Pegasus' ability to issue capital stock ranking on parity with or senior to the Series A preferred stock, and the ability of Pegasus and its subsidiaries to incur additional indebtedness, pay dividends or make distributions, make certain investments, issue subsidiary stock, enter into certain consolidations or mergers and enter into certain transactions with affiliates.


Description of Series B Junior Convertible Participating Preferred Stock

     General. The following is a summary of certain terms of the Series B junior convertible participating preferred stock. The terms of the Series B junior convertible participating preferred stock are set forth in the certificate of designation. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, Pegasus' amended and restated certificate of incorporation and the certificate of designation. Pegasus' amended certification of incorporation and certificate of designation are filed with the SEC as exhibits to the registration statement of which this proxy statement/prospectus is a part.

     Under the certificate of designation, 5,707 shares of Series B junior convertible participating preferred stock, with a liquidation preference of $1,000 per share plus any accrued but unpaid dividends, have been issued. With respect to dividend distributions and distributions upon liquidation, winding-up and dissolution, the Series B junior convertible participating preferred stock ranks senior to all classes of our common stock to the extent of its liquidation and dividend preferences. In the event of a liquidation, the Series B junior convertible participating preferred stock will also share pro rata with the common stock and all other series of participating preferred stock after the common stock has received an amount equal to the sum of the liquidation preferences of all outstanding series of participating preferred stock.

     Voting Rights. Holders of Series B junior convertible participating preferred stock will have no voting rights with respect to general corporate matters except as provided by Delaware law. They will also have voting rights in limited circumstances, as provided in the certificate of designation relating to the Series B junior convertible participating preferred stock.

     Dividends. The holders of shares of the Series B junior convertible participating preferred stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available, cumulative preferential cash dividends. Dividends accrue from the issue date of the Series B junior convertible participating preferred stock at the rate of $10.00 per share per annum, and are payable semiannually on January 1 and July 1 of each year, commencing on July 1, 2000.

     Conversion Rights. Each share of Series B junior convertible participating preferred stock will be convertible at any time at the option of the holder into that number of whole shares of our Class A common stock as is equal to the stated liquidation preference of $1,000 per share, divided by an initial conversion price, subject to adjustment upon the occurrence of specified events. As a result, each share of Series B junior convertible participating preferred stock will initially be convertible into 16.24 shares of Class A common stock.

     Redemption. At our option, we may redeem all, but not less than all, of the outstanding shares of Series B junior convertible participating preferred stock at any time after January 4, 2005 at a price per share equal to $1,000 plus any accrued but unpaid dividends, if any, whether or not declared.


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     At the option of the holders of all of the Series B junior convertible participating preferred stock, they may require us to redeem all, but not less than all, of the outstanding shares of Series B junior convertible participating preferred stock at any time after January 4, 2002. The redemption will be at a price per share equal to $1,000 plus any accrued but unpaid dividends, if any, whether or not declared. However, we will not be obligated to redeem any of the Series B junior convertible participating preferred stock unless at the time we are able to do so in compliance with the certificates of designation for our Series A preferred stock and Series C convertible preferred stock, our indentures and any subsequent certificate of designation, indenture or similar agreement which limits our ability to redeem the Series B junior convertible participating preferred stock.


Description of Series C Convertible Preferred Stock

     General. The following is a summary of certain terms of the Series C convertible preferred stock. The terms of the Series C convertible preferred stock are set forth in the certificate of designation. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, Pegasus' amended and restated certificate of incorporation and the certificate of designation, which are filed with the SEC as exhibits to the registration statement of which this proxy statement/prospectus is a part.

     Pursuant to the certificate of designation, 3,000,000 shares of Series C convertible preferred stock, with a liquidation preference of $100 per share plus any accrued but unpaid dividends, have been issued. With respect to dividend distributions and distributions upon liquidation, winding-up and dissolution, the Series C convertible preferred stock ranks senior to all classes of our common stock.

     Voting Rights. Holders of Series C convertible preferred stock will have no voting rights with respect to general corporate matters except as provided by Delaware law or, in limited circumstances, as provided in the certificate of designation relating to the Series C convertible preferred stock.

     Dividends. The holders of shares of the Series C convertible preferred stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available, cumulative preferential dividends from the issue date of the Series C convertible preferred stock. These dividends will accrue at an annual rate of 6 1/2% of the liquidation preference of $100 per share, payable quarterly in arrears. Dividends are payable in cash or, at our option, in shares of our Class A common stock or a combination thereof.

     Conversion Rights. Each share of Series C convertible preferred stock will be convertible at any time at the option of the holder into that number of whole shares of our Class A common stock as is equal to the stated liquidation preference of $100 per share, divided by an initial conversion price of $127.50 subject to adjustment upon the occurrence of specified events. As a result, each share of Series C convertible preferred stock will initially be convertible into
0.7843 shares of Class A common stock.

     Optional Redemption. Beginning February 1, 2003, we may redeem the Series C convertible preferred stock at redemption premiums set forth in the certificate of designation plus accumulated and unpaid dividends, if any.

     Special Redemption. On of after August 1, 2000 but prior to February 1, 2003, we may redeem the Series C convertible preferred stock at a redemption premium of 105.525% plus accumulated and unpaid dividends. We may only do this if the trading price of the Series C convertible preferred stock equals or exceeds $191.25 for a specified trading period.

     Change of Control. In the event of a "change of control" of Pegasus, as that term is defined in the certificate of designation, holders of the Series C convertible preferred stock will, in the event that the market price per share of our Class A common stock at such time is less than the conversion price of the Series C convertible preferred stock, have a one-time option to convert such holder's shares of Series C convertible preferred stock into shares of our Class A common stock at a conversion price equal to the greater of:

     o the market price per share of our Class A common stock as of the date of the change of control; or

     o $68.00 per share of the market price of our Class A common stock at the close of trading on the issue date of the Series C convertible preferred stock.


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In lieu of issuing the shares of our Class A common stock issuable upon conversion in the event of a change of control, we may, at our option, make a cash payment equal to the market value of the shares of our Class A common stock otherwise issuable.


Description of Series D Junior Convertible Participating Preferred Stock

     General. The following is a summary of certain terms of the Series D junior convertible participating preferred stock. The terms of the Series D junior convertible participating preferred stock are set forth in the certificate of designation. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, Pegasus' amended and restated certificate of incorporation and the certificate of designation. Pegasus' amended certification of incorporation and certificate of designation are filed with the SEC as exhibits to the registration statement of which this proxy statement/prospectus is a part.

     Under the certificate of designation, approximately 22,500 shares of Series D junior convertible participating preferred stock, with a liquidation preference of $1,000 per share plus any accrued but unpaid dividends, have been issued. With respect to dividend distributions and distributions upon liquidation, winding-up and dissolution, the Series D junior convertible participating preferred stock ranks senior to all classes of our common stock to the extent of its liquidation and dividend preferences. In the event of a liquidation, the Series D junior convertible participating preferred stock will also share pro rata with the common stock and all other series of participating preferred stock after the common stock has received an amount equal to the sum of the liquidation preferences of all outstanding series of participating preferred stock.

     Voting Rights. Holders of Series D junior convertible participating preferred stock will have no voting rights with respect to general corporate matters except as provided by Delaware law. They will also have voting rights in limited circumstances, as provided in the certificate of designation relating to the Series D junior convertible participating preferred stock.

     Dividends. The holders of shares of the Series D junior convertible participating preferred stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available, cumulative preferential cash dividends. Dividends accrue from the issue date of the Series D junior convertible participating preferred stock at an annual rate of 4% of the liquidation preference of $1,000 per share, and are payable semiannually on January 1 and July 1 of each year, commencing on July 1, 2000. Dividends are payable in cash or, at our option, in shares of our Class A common stock or a combination thereof.

     Conversion Rights. Each share of Series D junior convertible participating preferred stock will be convertible at any time at the option of the holder into that number of whole shares of our Class A common stock as is equal to the stated liquidation preference of $1,000 per share, divided by an initial conversion price, subject to adjustment upon the occurrence of specified events. As a result, each share of Series D junior convertible participating preferred stock will initially be convertible into 9.77 shares of Class A common stock.

     Redemption. At our option, we may redeem all, but not less than all, of the outstanding shares of Series D junior convertible participating preferred stock at any time at a price per share equal to $1,000 plus any accrued but unpaid dividends, if any, whether or not declared.

     At the option of the holders of all outstanding shares of Series D junior convertible participating preferred stock, they may require us to redeem 10,000 of the outstanding shares of Series D junior convertible participating preferred stock at any time after March 1, 2000, an additional 6,125 of the outstanding shares of Series D junior convertible participating preferred stock at any time after February 1, 2002, and the remainder of the outstanding shares of Series D junior convertible participating preferred stock at any time after February 1, 2003. The redemption will be at a price per share equal to $1,000 plus any accrued but unpaid dividends, if any, whether or not declared. However, we will not be obligated to redeem any of the Series D junior convertible participating preferred stock unless at the time we are able to do so in compliance with the certificates of designation for our Series A preferred stock and Series C convertible preferred stock, our indentures and any subsequent certificate of designation, indenture or similar agreement which limits our ability to redeem the Series D junior convertible participating preferred stock.


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                       COMPARISON OF STOCKHOLDER'S RIGHTS

     If the merger is consummated, holders of Golden Sky's capital stock will become holders of Pegasus' Class A common stock. Thereafter, the rights of such holders will be governed by Pegasus' amended and restated certificate of incorporation, the certificates of designation of Pegasus' Series A preferred stock, Series B junior convertible participating preferred stock, Series C convertible preferred stock, Series D junior convertible participating preferred stock and Pegasus' by-laws.

     The rights of holders of Pegasus' Class A common stock differ in certain respects from the rights of Golden Sky's stockholders. Without accounting for the merger, certain of the material differences are summarized below. This summary is qualified in its entirety by reference to the full text of

     o Pegasus's amended and restated certificate of incorporation,

     o Pegasus' bylaws,

     o the voting agreement,

     o Golden Sky's amended and restated certificate of incorporation, including the certificates of designation of Golden Sky's Series A convertible participating preferred stock, Series A redeemable preferred stock, Series B convertible participating preferred stock, Series B redeemable preferred stock, Series C senior convertible preferred stock and Series D redeemable preferred stock,

     o Golden Sky's bylaws, and

     o Golden Sky's stockholder agreement, dated as of November 24, 1997, among certain holders of common stock and the holders of Series A convertible participating preferred stock and Series B convertible participating preferred stock.


State of Incorporation

     Both Pegasus and Golden Sky are incorporated in the State of Delaware and are subject to the provisions of the Delaware General Corporation Law.


Authorized Capital

     Pegasus' authorized capital stock consists of:

     o 50,000,000 shares of Class A common stock, par value $.01 per share;

     o 15,000,000 shares of Class B common stock, par value $.01 per share;

     o 20,000,000 shares of non-voting common stock, par value $.01 per share;
       and

     o 5,000,000 shares of preferred stock, par value $.01 per share.

     Of the 5,000,000 shares of preferred stock that we are authorized to issue, approximately 143,684 shares have been designated as Series A preferred stock, 5,707 shares have been designated as Series B junior convertible preferred stock, 3,000,000 shares have been designated Series C convertible preferred stock and 22,500 shares have been designated as Series D junior convertible participating preferred stock. As of _________ __, 2000, Pegasus had outstanding _____ shares of Class A common stock and 4,581,900 shares of Class B common stock. None of our non-voting common stock is issued and outstanding.

     Golden Sky's authorized capital stock consists of:

     o 1,000,000 shares of common stock, par value $.01 per share; and

     o 1,593,000 shares of preferred stock, par value $.01 per share.

     Of the 1,593,000 shares of preferred stock that Golden Sky is authorized to issue:

     o 418,000 shares have been designated as Series A convertible participating preferred stock, all of which are issued and outstanding;

     o 418,000 shares have been designated as Series A redeemable preferred stock, none of which are issued and outstanding;


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     o 228,500 shares have been designated as Series B convertible participating preferred stock, 228,442 shares of which are issued and outstanding;

     o 228,500 shares have been designated as Series B redeemable preferred stock, none of which are issued and outstanding;

     o 51,000 shares have been designated as Series C senior convertible preferred stock, all of which are issued and outstanding; and

     o 100,000 shares have been designated as Series D redeemable preferred stock, none of which are issued and outstanding.

     As of January 25, 2000, Golden Sky had outstanding 25,399 shares of its common stock.


Voting, Liquidation, and Other Rights

     With regard to Pegasus, the voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, except that:

     o the holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share;

     o stock dividends on each class of common stock may be paid only in shares of that class (see -- Dividend Rights); and

     o shares of Class B common stock have certain conversion rights and are subject to certain restrictions on ownership and transfer. See -- Conversion Rights and Transfer Restrictions.

     Except as described below or as required by law, holders of Class A common stock and Class B common stock vote together on all matters presented to the stockholders for their vote or approval, including the election of directors. See -- Class Voting. For a description of the voting rights accorded holders of Pegasus' preferred stock, see Description of Capital Stock.

     In the event of a merger or consolidation to which Pegasus is a party, each share of Class A common stock and Class B common stock will be entitled to receive the same consideration, except that holders of Class B common stock may receive stock with greater voting power in lieu of stock with lesser voting power received by holders of the Class A common stock in a merger in which Pegasus is not the surviving corporation.

     Subject to any rights of holders of Pegasus' preferred stock, all holders of common stock, regardless of class, are entitled to share equally on a share for share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of Pegasus. No shares of common stock are subject to redemption or a sinking fund. In the event of any increase or decrease in the number of outstanding shares of either Class A common stock or Class B common stock from a stock split, combination or consolidation of shares or other capital reclassification, Pegasus is required to take parallel action with respect to the other class so that the number of shares of each class outstanding immediately following the stock split, combination, consolidation or capital reclassification bears the same relationship to each other as the number of shares of each class outstanding before such event.

     With regard to Golden Sky, the holders of Series A convertible participating preferred stock, Series B convertible participating preferred stock and Series C senior convertible preferred stock are entitled to vote on all matters generally submitted to the holders of the common stock, voting together with the common stockholders as a single class, based upon the number of shares of common stock into which their shares of preferred stock are convertible. See -- Conversion Rights and Transfer Restrictions. The Series A and B convertible participating preferred stock are entitled to vote as a separate class with respect to certain matters relating to a change in control of Golden Sky. Each series of Golden Sky's preferred stock is entitled to vote as a separate class with respect to certain corporate actions. Each series of Golden Sky's preferred stock, other than the Series C senior convertible preferred stock, is entitled to vote as a separate class in connection with the redemption of the series. The holders of Series A redeemable preferred stock or Series B redeemable


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preferred stock are entitled to elect one director, respectively, in the event that all shares of Series A convertible participating preferred stock or all shares of Series B convertible participating preferred stock have been converted into common stock and the respective series of redeemable preferred stock. Except as described above or as required by law, the holders of Series D redeemable preferred stock are not entitled to vote.

     In the event of any voluntary or involuntary dissolution, winding up or liquidation of Golden Sky, including a merger or consolidation which results in a change of control of Golden Sky, except if an election is made not to treat the change of capital as a liquidation event as described below under -- Change of Control, after payment or provision for payment of all of Golden Sky's debts and other liabilities, the common stockholders' right to receive distributions out of the remaining assets will be subject to the rights of the preferred stockholders to receive such distributions. In order of preference:

     o the holders of Series D redeemable preferred stock are entitled to receive, out of the remaining assets, $200 per share, subject to adjustment;

     o the holders of Series C senior convertible preferred stock are entitled to receive, out of the remaining assets, $200 per share, subject to adjustment; and

     o the holders of Series A convertible participating preferred stock and Series A redeemable preferred stock, on the one hand, and Series B convertible participating preferred stock and Series B redeemable preferred stock, on the other hand, are entitled to receive, out of the remaining assets, $100 per share and $200 per share, respectively, subject to adjustment.

Each of the foregoing holders is also entitled to accrued but unpaid dividends up to the date of distribution, whether or not declared, plus any accrued interest as provided in the certificate of designation.

     Following distribution of the assets of Golden Sky to the preferred stockholders according to the above preferences, any remaining assets of Golden Sky shall be distributed ratably among the holders of common stock and Series A and B convertible participating preferred stock. If, upon any liquidation of Golden Sky, the assets distributable among the holders of the common and preferred stock are insufficient to permit the payment in full to the holders or one or more series of preferred stock, then the entire assets of Golden Sky thus distributable will be distributed among the holders of the preferred stock in order of their preferences, and the holders of common stock will not be entitled to receive any distributions.


Dividend Rights

     Stock dividends on Pegasus' Class A common stock may be paid only in shares of Class A common stock and stock dividends on Class B common stock may be paid only in shares of Class B common stock. Each share of Class A common stock and Class B common stock is entitled to receive dividends if, as and when declared by Pegasus' board of directors out of funds legally available. The Class A common stock and Class B common stock share equally, on a share-for-share basis, in any cash dividends declared by Pegasus' board of directors.

     The holders of shares of Pegasus' Series A preferred stock, Series B junior convertible participating preferred stock and Series C convertible participating preferred stock are entitled to receive, when, as and if dividends are declared by Pegasus' board of directors out of funds legally available. See Description of Capital Stock -- Description of Series A Preferred Stock, Description of Series B Junior Convertible Participating Preferred Stock, Description of Series C Convertible Preferred Stock and Description of Series D Junior Convertible Participating Preferred Stock.

     The holders of Golden Sky's common stock are entitled to receive dividends if, as and when declared by Golden Sky's board of directors out of fund legally available therefor, subject to the rights of the holders of preferred stock to receive dividends. In order of preference, the holders of preferred stock are entitled to receive the following dividends:

     o the holders of Series D redeemable preferred stock are entitled to receive cumulative, compounding dividends at the rate of 10% per annum of the Series D redeemable preferred stock's liquidation preference, which is $200 per share, subject to adjustment;


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     o the holders of Series C senior convertible preferred stock are entitled to receive cumulative, compounding dividends at the rate of 10% per annum of the Series C senior convertible preferred stock's liquidation preference, which is $200 per share, subject to adjustment; and

     o the holders of Series A convertible participating preferred stock and Series A redeemable preferred stock, on the one hand, and Series B convertible participating preferred stock and Series B redeemable preferred stock, on the other hand, are entitled to receive cumulative, compounding dividends at the rate of 14.5% per annum of each series' liquidation preference, which is $100 per share for the Series A and $200 per share for the Series B, each subject to adjustment.

     Following the payment of dividends according to the above preferences, the holders of the Series A and B convertible participating preferred stock will share any dividends if, as and when declared by Golden Sky's board of directors equally with the holders of the common stock.


Size and Make-up of the Board of Directors

     When the merger closes, Pegasus' board of directors will be increased to eleven members with directors to be designated by certain entities or individuals. See The Merger -- Voting Agreement.

     Golden Sky's board of directors consists of seven members. Under the stockholders' agreement, dated as of November 24, 1997, among certain holders of Golden Sky's common stock and the holders of its Series A convertible participating preferred stock and Series B convertible participating preferred stock, the parties to the agreement are obligated to vote their shares for two directors designated by certain holders of the common stock covered by the agreement and five directors designated by certain holders of the Series A convertible participating preferred stock and Series B convertible participating preferred stock. Although the holders of Series C senior convertible preferred stock have the right to vote for the election of directors, they are not parties to the stockholders' agreement and are not entitled to designate any directors. The holders of Series D redeemable preferred stock are not entitled to vote for the election of directors.


Preemptive Rights

     Pegasus' stockholders have no preemptive or other rights to subscribe for additional shares. With regard to Golden Sky, the holders of Series D redeemable preferred stock are entitled to purchase up to their proportionate share of all issuances of Golden Sky's capital stock or options or warrants therefor, other than certain excluded issuances.


Change of Control

     If a "change of control" occurs, as defined in Pegasus's Series A preferred stock certificate of designation, each holder of Pegasus' Series A preferred stock shall have the right to require Pegasus to repurchase all or any part of such holder's Series A preferred stock at an offer price in cash equal to 101% of the aggregate liquidation preference thereof plus accrued and unpaid dividends, if any, thereon to the date of purchase.

     If a change of control occurs, holders of Pegasus' Series C convertible preferred stock will have a one-time option to convert the holder's Series C convertible preferred stock into Class A common stock. However, they can only do this if the market price of the Class A common stock is less than the conversion price of the Series C convertible preferred stock. See Description of Stock -- Description of Series C Convertible Preferred Stock.

     With regard to Golden Sky, a merger, consolidation or sale of all or substantially all of its assets would be a liquidation event, entitling the holders of each series of preferred stock to their respective liquidation preferences described above. However, the holders of the Series A and B convertible participating preferred stock may elect to receive shares of the capital stock of the surviving entity rather than treat such event as a liquidation event. In such case, the Series C senior convertible preferred stock will also be required to accept shares of the capital stock of the surviving entity.


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Conversion Rights and Transfer Restrictions


     Pegasus' Class A common stock has no conversion rights. Each share of Pegasus' Class B common stock is convertible at the option of the holder at any time and from time to time into one share of Class A common stock. Pegasus' amended and restated certificate of incorporation provides that any holder of shares of Class B common stock desiring to transfer such shares to a person other than a transferee permitted under Pegasus' amended and restated certificate of incorporation must present those shares to Pegasus for conversion into an equal number of shares of Class A common stock upon such transfer. Thereafter, those shares of Class A common stock may be freely transferred to persons other than transferees permitted under Pegasus' amended and restated certificate of incorporation, subject to applicable securities laws.

     See Description of Capital Stock -- Description of Series B Junior Convertible Participating Preferred Stock, Description of Series C Convertible Preferred Stock and Description of Series D Junior Convertible Participating Preferred Stock for a description of conversion rights of these series of Pegasus' preferred stock.

     Golden Sky's common stock has no conversion rights. Each share of Series A convertible participating preferred stock is convertible into one share of Series A redeemable preferred stock and one share of common stock, subject to adjustment for certain events. Each share of Series B convertible participating preferred stock is convertible into one share of Series B redeemable preferred stock and one share of common stock, subject to adjustment for certain events. Each share of Series C senior convertible preferred stock is convertible into one share of common stock, subject to adjustment for certain events. The Series A redeemable preferred stock, the Series B redeemable preferred stock and the Series D redeemable preferred stock are not convertible.

     The Golden Sky stockholders' agreement discussed above also places restrictions on the transferability of the shares covered by the agreement. See -- Size and Make-up of the Board of Directors. Under the agreement, the covered shares cannot be transferred prior to the third anniversary of the agreement without the written consent of 58% in interest of the Series A convertible participating preferred stockholders and the Series B convertible participating preferred stockholders, subject to certain exceptions. In addition, the agreement provides that Golden Sky and the holders of Series A convertible participating preferred stock and Series B convertible participating preferred stock are entitled to a right of first offer to purchase shares of Golden Sky's capital stock to be sold by any of the stockholders that are a party to the agreement, and a co-sale right to include their shares in the proposed sale. Also, if 58% in interest of the Series A convertible participating preferred stockholders and the Series B convertible participating preferred stockholders decide to dispose of all or substantially all of their shares or the assets of Golden Sky, or cause Golden Sky to merge or consolidate into a third party, they have the right to require the other stockholders that are parties to the agreement to participate in the transaction.


Class Voting

     Any amendment to Pegasus' amended and restated certificate of incorporation that has any of the following effects will require the approval of the holders of a majority of the outstanding shares of each of the Class A common stock and Class B common stock, voting as separate classes:

     o any decrease in the voting rights per share of Class A common stock or any increase in the voting rights of Class B common stock;

     o any increase in the number of shares of Class A common stock into which shares of Class B common stock are convertible;

     o any relaxation on the restrictions on transfer of the Class B common stock; or

     o any change in the powers, preferences or special rights of the Class A common stock or Class B common stock adversely affecting the holders of the Class A common stock.

     The approval of the holders of a majority of the outstanding shares of each of the Class A common stock and Class B common stock, voting as separate classes, is also required to authorize or issue additional shares of Class B common stock, except for parallel action with respect to Class A common stock in connection with stock dividends, stock splits, recapitalizations and similar changes in Pegasus' capitalization.

     Other than the various voting rights and obligations discussed above or as required by law, Golden Sky does not have any provisions for class voting. See -- Voting, Liquidation and Other Rights and -- Size and Make-up of the Board of Directors.

                                  LEGAL MATTERS

     The validity of the shares of Class A common stock to be issued in connection with the merger will be passed upon by Drinker Biddle & Reath LLP, counsel for Pegasus. Michael B. Jordan, a partner of Drinker Biddle & Reath LLP, is an Assistant Secretary of Pegasus.

     Drinker Biddle & Reath LLP has delivered an opinion to the effect that the description of the federal income tax consequences of the merger under the heading The Merger -- Certain Federal Income Tax Consequences correctly sets forth the material federal income tax consequences of the merger to Pegasus, Golden Sky and their respective stockholders. Pegasus' obligation to complete the merger is conditioned upon the Golden Sky's stockholders' receipt of an opinion from McDermott, Will & Emery in form and substance reasonably satisfactory to Pegasus.


                                     EXPERTS

     Pegasus' consolidated balance sheets as of December 31, 1997 and 1998 and the related consolidated statements of operations, statements of changes in total equity and statements of cash flows for each of the three years in the period ended December 31, 1998 incorporated by reference in this proxy statement/prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Golden Sky's consolidated balance sheets as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (June 25, 1996) to December 31, 1996 and for the years ended December 31, 1997 and 1998 incorporated by reference in this proxy statement/prospectus, have been incorporated herein in reliance on the report of KPMG LLP, independent accountants, given and on the authority of that firm as experts in accounting and auditing.

                                     ANNEX I


                          AGREEMENT AND PLAN OF MERGER

                                      among

                       PEGASUS COMMUNICATIONS CORPORATION

                       and certain of its shareholders,

                         PEGASUS GSS MERGER SUB, INC.

                                       and

                           GOLDEN SKY HOLDINGS, INC.

                         and certain of its shareholders






                           -------------------------
                                January 10, 2000

                           as amended January 25, 2000
                           -------------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                           -----
Article I DEFINITIONS ....................................................   I-6
 1.1  Certain Definitions ................................................  I-12
 1.2  Other Definitions ..................................................  I-12
Article II BASIC TRANSACTION .............................................  I-12
 2.1  Merger; Surviving Corporation ......................................  I-13
 2.2  Certificate of Incorporation .......................................  I-13
 2.3  By-Laws ............................................................  I-13
 2.4  Directors and Officers .............................................  I-13
 2.5  Effective Time .....................................................  I-13
 2.6  Exchange of Certificates ...........................................  I-13
 2.7  Merger Consideration; Conversion and Cancellation of Securities       I-13
 2.8  Stock Transfer Books ...............................................  I-15
 2.9  Dissenting Shares ..................................................  I-15
 2.10 Failure to Surrender Share Certificates ............................  I-15
 2.11 Closing ............................................................  I-15
 2.12 Treatment of Certain Outstanding Options and Warrants ..............  I-15
 2.13 Certain Expenses ...................................................  I-15
Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................  I-16
 3.1  Organization and Qualification .....................................  I-16
 3.2  Capitalization .....................................................  I-16
 3.3  Authority and Validity .............................................  I-17
 3.4  No Breach or Violation .............................................  I-17
 3.5  Consents and Approvals .............................................  I-18
 3.6  Title to Assets ....................................................  I-18
 3.7  Intellectual Property ..............................................  I-19
 3.8  Compliance with Legal Requirements .................................  I-19
 3.9  Financial and Other Information ....................................  I-19
 3.10 Subsequent Events ..................................................  I-19
 3.11 Undisclosed Liabilities ............................................  I-20
 3.12 Legal Proceedings ..................................................  I-20
 3.13 Taxes ..............................................................  I-20
 3.14 Employee Benefits; Employees .......................................  I-21
 3.15 Contracts ..........................................................  I-23
 3.16 Books and Records ..................................................  I-24
 3.17 Business Information ...............................................  I-24
 3.18 Insurance ..........................................................  I-24
 3.19 Environmental Matters ..............................................  I-25
 3.20 Disclosure .........................................................  I-25
 3.21 Brokers or Finders .................................................  I-25
 3.22 Certain Payments ...................................................  I-25
 3.23 Subscribers ........................................................  I-26
 3.24 Billing and Authorization System ...................................  I-26
Article IV REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL COMPANY
           SHAREHOLDERS ..................................................  I-26
 4.1  Authority and Validity .............................................  I-26
 4.2  Ownership ..........................................................  I-26
 4.3  Consents and Approvals .............................................  I-27
 4.4  Certain Information ................................................  I-27
 4.5  Compliance with Legal Requirements .................................  I-27

                                                                            Page
                                                                           -----
Article V REPRESENTATIONS AND WARRANTIES OF PEGASUS ......................  I-27
 5.1  Organization and Qualification .....................................  I-27
 5.2  Capitalization .....................................................  I-27
 5.3  Authority and Validity .............................................  I-28
 5.4  No Breach or Violation .............................................  I-28
 5.5  Consents and Approvals .............................................  I-28
 5.6  Title to Assets ....................................................  I-29
 5.7  Intellectual Property ..............................................  I-29
 5.8  Compliance with Legal Requirements .................................  I-29
 5.9  Legal Proceedings ..................................................  I-29
 5.10 Subsequent Events ..................................................  I-29
 5.11 Financial and Other Information ....................................  I-30
 5.12 Undisclosed Liabilities ............................................  I-30
 5.13 Taxes ..............................................................  I-31
 5.14 Employee Benefits; Employees .......................................  I-31
 5.15 Contracts ..........................................................  I-32
 5.16 Business Information ...............................................  I-32
 5.17 Disclosure .........................................................  I-33
 5.18 Brokers or Finders .................................................  I-33
 5.19 Certain Payments ...................................................  I-33
 5.20 Subscribers ........................................................  I-33
 5.21 Favorable Business Relationships ...................................  I-33
 5.22 Securities Matters .................................................  I-33
 5.23 FCC Matters ........................................................  I-33
 5.24 Environmental Matters ..............................................  I-34
 5.25 Billing and Authorization System ...................................  I-34
Article VI REPRESENTATIONS AND WARRANTIES OF MERGER SUB ..................  I-34
 6.1  Organization and Qualification .....................................  I-35
 6.2  Certificate of Incorporation and Bylaws ............................  I-35
 6.3  Authority ..........................................................  I-35
 6.4  No Conflict; Required Filings and Consents .........................  I-36
 6.5  Vote Required ......................................................  I-36
Article VII PRE-CLOSING COVENANTS OF THE SELLERS .........................  I-36
 7.1  Additional Information .............................................  I-36
 7.2  Exclusivity ........................................................  I-36
 7.3  Continuity and Maintenance of Operations ...........................  I-37
 7.4  Consents and Approvals .............................................  I-38
 7.5  Adoption by Shareholders ...........................................  I-39
 7.6  Securities Filings; Financial Information ..........................  I-39
 7.7  Notification of Certain Matters ....................................  I-39
 7.8  Supplements to Company Disclosure Statement ........................  I-39
 7.9  Employee Matters ...................................................  I-39
 7.10 1999 Company Financial Statements ..................................  I-40
 7.11 1999 Tax Returns ...................................................  I-40
 7.12 Indemnity under Prior Company Acquisitions .........................  I-40
 7.13 Tax Certificate ....................................................  I-40
 7.14 NRTC Litigation Expenses ...........................................  I-40
Article VIII PRE-CLOSING COVENANTS OF THE PEGASUS PARTIES ................  I-40
 8.1  Additional Information .............................................  I-40
 8.3  Conduct of Business ................................................  I-41
 8.4  Consents and Approvals .............................................  I-41
 8.5  Adoption by Pegasus Shareholders ...................................  I-42

                                                                            Page
                                                                           -----
 8.6  Merger Registration Statement ......................................  I-42
 8.7  Notification of Certain Matters ....................................  I-42
 8.8  Tax Certificate ....................................................  I-43
 8.9  Supplements to Pegasus Disclosure Statement ........................  I-43
 8.10 Purchase of Certain Shares of Company Capital Stock ................  I-43
Article IX CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PEGASUS PARTIES ....  I-44
 9.1  Accuracy of Representations ........................................  I-44
 9.2  Covenants ..........................................................  I-44
 9.3  Consents and Approvals .............................................  I-44
 9.4  Dissenters' Rights .................................................  I-45
 9.5  Delivery of Documents ..............................................  I-45
 9.6  No Material Adverse Change .........................................  I-46
 9.7  No Litigation ......................................................  I-46
 9.8  NRTC Compliance Certificate ........................................  I-46
 9.9  South Plains .......................................................  I-46
Article X CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS .............  I-46
 10.1  Accuracy of Representations .......................................  I-46
 10.2  Covenants .........................................................  I-47
 10.3  Consents and Approvals ............................................  I-47
 10.4  Delivery of Documents .............................................  I-47
 10.5  No Material Adverse Change ........................................  I-48
 10.6  Litigation ........................................................  I-48
 10.7  Nasdaq Listing ....................................................  I-48
 10.8  Pegasus Merger Registration Statement .............................  I-48
Article XI POST-CLOSING COVENANTS ........................................  I-48
 11.1  Transition ........................................................  I-48
 11.2  Indemnification of Directors, Officers and Managers of the
        Company and its Predecessors; Directors' and Officers' Insurance..  I-48
 11.3  Offers to Purchase ................................................  I-49
 11.4  Confidentiality ...................................................  I-49
Article XII TERMINATION ..................................................  I-51
 12.1  Events of Termination .............................................  I-51
 12.2  Effect of Termination .............................................  I-52
 12.3  Procedure Upon Termination ........................................  I-52
Article XIII INDEMNIFICATION .............................................  I-52
 13.1  Survival of Representations and Warranties ........................  I-52
 13.2  Indemnification Provisions for Benefit of the Pegasus Parties .....  I-52
 13.3  Indemnification Provisions for Benefit of the Shareholders ........  I-54
 13.4  Matters Involving Third Parties ...................................  I-54
 13.5  Determination of Adverse Consequences .............................  I-55
 13.6  Payment in Shares .................................................  I-55
 13.7  No Indemnification for Certain Disclosed Matters ..................  I-55
Article XIV MISCELLANEOUS ................................................  I-56
 14.1  Parties Obligated and Benefited ...................................  I-56
 14.2  Notices ...........................................................  I-56
 14.3  Attorneys' Fees ...................................................  I-57
 14.4  Headings ..........................................................  I-57
 14.5  Choice of Law .....................................................  I-57
 14.6  Rights Cumulative .................................................  I-57
 14.7  Further Actions ...................................................  I-57
 14.8  Time of the Essence ...............................................  I-57
 14.9  Late Payments .....................................................  I-57
 14.10 Counterparts ......................................................  I-57

                                                                            Page
                                                                           -----
 14.11 Entire Agreement ..................................................  I-57
 14.12 Amendments and Waivers ............................................  I-58
 14.13 Construction ......................................................  I-58
 14.14 Expenses ..........................................................  I-58
 14.15 Disclosure ........................................................  I-58
 14.16 Shareholder Representative ........................................  I-58

Exhibits
--------

Exhibit 1  Form of Escrow Agreement
Exhibit 2  [There is no Exhibit 2]
Exhibit 3  [There is no Exhibit 3]
Exhibit 4  Registration Rights Agreement
Exhibit 5  Voting Agreement
Exhibit 6  Certificate of Merger
Exhibit 7  Company Tax Certificate
Exhibit 8  Pegasus Tax Certificate
Exhibit 9  Purchase Agreement for Section 8.10 Purchases
Exhibit 10 Conversion Ratios
Exhibit 11 [There is no Exhibit 11]

Exhibit 12 Amendments to DTS Registration Rights Agreement

     AGREEMENT AND PLAN OF MERGER, dated January 10, 2000 (the "Agreement"), among PEGASUS COMMUNICATIONS CORPORATION, a Delaware corporation ("Pegasus"), PEGASUS GSS MERGER SUB, INC., a Delaware corporation ("Merger Sub"), GOLDEN SKY HOLDINGS, INC., a Delaware corporation (the "Company"), the shareholders of Pegasus that have executed this Agreement (the "Principal Pegasus Shareholders"), and the shareholders of the Company that have executed this Agreement (the "Principal Company Shareholders"). Pegasus, Merger Sub, the Company, the Principal Pegasus Shareholders and the Principal Company Shareholders are collectively referred to herein as the "Parties." The Company and the Principal Company Shareholders are sometimes referred to herein collectively as the "Sellers." Pegasus, Merger Sub and the Principal Pegasus Shareholders are sometimes referred to herein collectively as the "Pegasus Parties."

                                    RECITALS:

     Subsidiaries (this and certain other terms are defined in Article I) of the Company are party to certain NRTC Distribution Agreements with the National Rural Telecommunications Cooperative ("NRTC"), pursuant to which Subsidiaries of the Company hold certain rights to distribute DIRECTV(R) ("DIRECTV") programming offered by DirecTV, Inc. in the Service Areas.

     The Parties intend for Pegasus to acquire the Company and its Subsidiaries by means of the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein.

     For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

     "Accounts Receivable" means the accounts receivable reported on NRTC Report 19A/AR012FS.

     "Acquisition" means the acquisition by a Person of any DIRECTV Distribution Business, including related assets or property, whether or not in the Ordinary Course, and the acquisition by a Person of any other businesses, assets or property other than in the Ordinary Course, whether by way of the purchase of assets or stock, by merger, consolidation or otherwise.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, assessments, dues, penalties, fines, interest, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees (including court costs, settlement costs, legal, accounting, experts' and other fees, costs and expenses).

     "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "Applicable Rate" means the prime rate reported in The Wall Street Journal from time to time, plus 3%.

     "Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Business and in which the Company or any of its Subsidiaries has any right, title or interest or in which the Company or any of its Subsidiaries acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of the Company or any of its Subsidiaries, including Accounts Receivable, books and records, Consumer Contracts, Contracts, Intangibles, Intellectual Property, Inventory, NRTC Patronage Capital, other obligations of NRTC to the Company, Personal Property, Real Property and subscribers.

     "Business" means the DIRECTV distribution business conducted by the Company and its Subsidiaries pursuant to rights granted under the NRTC Distribution Agreements.

     "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York, are required or authorized to be closed.

     "Change of Control Offer" means a Change of Control Offer (as defined in each of the Company Indentures) required by Section 10.10 of each of the Company Indentures to be made as a result of the Merger.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Documents" mean the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

     "Commercial Account" means any bar, restaurant, business or similar establishment that provides DIRECTV services to its patrons using a single DIRECTV System for all channels and is required to execute a DIRECTV Commercial Viewing Agreement.

     "Commercial Agreement" means DIRECTV Commercial Viewing Agreements and 1999 NFL Sunday Ticket Commercial Establishment License Agreements relating to Commercial Accounts.

     "Commission" means the Securities and Exchange Commission or any Governmental Authority that succeeds to its functions.

     "Committed Member Residence" has the meaning assigned to it in the NRTC Distribution Agreements.

     "Company 1999 Forms 10-K" means the Annual Reports on Form 10-K for the year ended December 31, 1999, of Golden Sky Systems, Inc. and Golden Sky DBS, Inc., as and when filed with the Commission.

     "Company Credit Agreement" means the Amended and Restated Credit Agreement, dated as of July 7, 1997, amended and restated as of May 8, 1998 and as further amended by a First Amendment to Amended and Restated Credit Agreement dated as of February 10, 1999, by an Amendment and Waiver dated as of June 14, 1999, and by a Second Amendment, Consent and Waiver dated as of January 4, 2000, among Golden Sky Holdings, Inc., Golden Sky Systems, Inc., and the various banks and agents identified therein, as amended, restated, supplemented or otherwise modified from time to time.

     "Company Disclosure Statement" means the disclosure statement delivered by the Company to Pegasus concurrently with the execution of this Agreement, as supplemented pursuant to Section 7.8.

     "Company Financial Model" means the Company's financial projections attached as Exhibit A to the Company Disclosure Statement, as updated from time to time pursuant to Section 7.3(c)(i).

     "Company Indentures" means (1) the indenture dated as of July 31, 1998 by and among Golden Sky Systems, Inc., as issuer, Argos Support Services Company, as guarantor, Prime Watch, Inc., as guarantor, and State Street Bank and Trust Company of Missouri, N.A., as trustee, relating to the 123/8% Senior Subordinated Notes due 2006, Series B, of Golden Sky Systems, Inc., and (2) the indenture, dated as of February 19, 1999, between Golden Sky DBS, Inc., as issuer, and United States Trust Company of New York, as trustee, relating to the 131/2% Senior Discount Notes due 2007, Series A, and 131/2% Senior Discount Notes due 2007, Series B, of Golden Sky DBS, Inc.

     "Company SEC Filings" means Golden Sky Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, and its quarterly reports on Form 10-Q for each of the quarters ended March 31, June 30 and September 30, 1999, and the quarterly reports on Form 10-Q of Golden Sky DBS, Inc. for each of the quarters ended June 30 and September 30, 1999, each as filed with the Commission.

     "Confidentiality Agreement" means the existing Confidentiality Agreement among Pegasus, the Company and certain of its Subsidiaries.

     "Consumer Contract" means any rental agreement, lease agreement, installment sale agreement or other agreement or arrangement under which the Company or any of its Subsidiaries (or predecessors in interest) has rented, leased or sold any DIRECTV System or other Inventory to a subscriber or has otherwise financed the acquisition or use of any DIRECTV System or other Inventory by a subscriber.

     "DIRECTV Distribution Business" means the distribution of any service transmitted using the frequencies licensed to Hughes Communications Galaxy or its successors at the 101, 110 and 119 degree West orbital locations.

     "DIRECTV System" means the satellite receiving system for DIRECTV consisting of a satellite antenna dish, an integrated receiver decoder and a remote control.

     "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan); (d) Employee Welfare Benefit Plan or material fringe benefit plan or program; or (e) other employee benefit arrangement or payroll practice.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

     "Encumbrance" means any mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including restrictive covenants, leases and licenses).

     "Environmental Law" means any Legal Requirement (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and the Occupational Safety and Health Act of 1970, as amended), relating to or concerning pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means First Union National Bank.

     "Escrow Agreement" means an escrow agreement in the form set forth as
Exhibit 1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

     "Hazardous Substances" means any pollutant, contaminant, chemical, industrial, toxic, hazardous or noxious substance or waste that is regulated by any Governmental Authority, including: (a) any petroleum or petroleum compounds (refined or crude), flammable substances, explosives, radioactive materials or any other materials or pollutants that pose a hazard or potential hazard to the Real Property or to Persons in or about the Real Property; (b) asbestos or any asbestos-containing material of any kind or character; (c) polychlorinated biphenyls ("PCBs"), as regulated by the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; (d) any materials or substances designated as "hazardous substances" pursuant to the Clean Water Act, 33 U.S.C. Section 1251 et seq.; (e) any "economic poison," as defined in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 135 et seq.; (f) any "chemical substance," "new chemical substance" or "hazardous chemical substance or mixture" pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) any "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.; (h) any "hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and (i) any "extremely hazardous substance" pursuant to Section 202 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intangibles" mean all accounts, notes and other receivables, claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, rights of recoupment and other intangible assets owned, used or held for use in the Business.

     "Inventory" means the DIRECTV Systems and other equipment owned by the Company or any of its Subsidiaries for sale, lease or rent to subscribers or that has been rented or leased to subscribers or sold to subscribers on an installment basis.

     "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice, magistrate or any other Governmental Authority.

     "Knowledge" of a Principal Company Shareholder means its actual knowledge.

     "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Market Price" per share of Pegasus Class A Common Stock on any day means the average of the Quoted Prices of the Pegasus Class A Common Stock for the five consecutive trading days immediately preceding such day.

     "Material Adverse Effect on the Company" means a material adverse effect on the Company, its Subsidiaries, the Assets and the Business, taken as a whole.

     "Material Adverse Effect on Pegasus" means a material adverse effect on Pegasus, its Subsidiaries and their assets and business, taken as a whole.

     "Merger Consideration" means the shares of Pegasus Class A Common Stock and the cash in lieu of fractional shares of Pegasus Class A Common Stock deliverable by Pegasus in exchange for Company Capital Stock pursuant to Section 2.7.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "NRTC Distribution Agreement" means any contract or agreement pursuant to which NRTC and/or DirecTV, Inc. and/or any of their Affiliates has granted the Company or any of its Subsidiaries or Pegasus or any of its Subsidiaries, as the case may be, rights relating to the marketing and distribution of DIRECTV in the Service Areas, including those certain NRTC/Member Agreements for Marketing and Distribution of DBS Services, as amended and supplemented, identified in
Section 3.15 of the Company Disclosure Statement or Section 5.15 of the Pegasus Disclosure Statement, as the case may be.

     "NRTC Patronage Capital" means any equity interest in NRTC allocated to the Company or any of its Subsidiaries or if such equity interest is not transferable the right of the Company or any of its Subsidiaries to receive any distributions on account of such equity interest.

     "Ordinary Course" with reference to a Person means the ordinary course of business consistent with past practice of that Person and its Subsidiaries (including with respect to quantity and frequency).

     "Pegasus 1999 Form 10-K" means Pegasus's Annual Report on Form 10-K for the year ended December 31, 1999, as and when filed with the Commission.

     "Pegasus Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Pegasus.

     "Pegasus Credit Agreement" means collectively (1) the credit agreement dated as of December 10, 1997, among Pegasus Media & Communications, Inc., the lenders party thereto, and Bankers Trust Company, as agent for such lenders, (2) the Second Amended and Restated Credit Agreement dated as of July 30, 1997, among Digital Television Services, Inc., the lenders identified therein, and Canadian Imperial Bank of commerce, New York Agency, as agent, and (3) any amendment, modification, restatement, replacement or refinancing of either or both such credit agreements.

     "Pegasus Disclosure Statement" means the disclosure statement delivered by the Pegasus Parties to the Company concurrently with the execution of this Agreement, as supplemented pursuant to Section 8.8.

     "Pegasus SEC Filings" means Pegasus's annual report on form 10-K for the year ended December 31, 1998, and Pegasus's quarterly reports on form 10-Q for each of the quarters ended March 31, June 30 and September 30, 1999, each as filed with the Commission.

     "Permit" means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Governmental Authority.

     "Permitted Liens" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased Assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the ordinary course of business; (vi) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation and other types of social security; (vii) earnest money deposits made to secure the performance of contracts to acquire DIRECTV Distribution Businesses, so long as no foreclosure or similar proceedings have been commenced; (viii) licenses of trademarks or other intellectual property rights granted by the Company in the ordinary course and not interfering in any material respect with the ordinary conduct of the business of the Company; and
(ix) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any Contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the Ordinary Course.

     "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

     "Personal Property" means all tangible personal property of the Company and its Subsidiaries, whether or not identified in Section 3.6 of the Company Disclosure Statement.

     The "Quoted Price" of the Pegasus Class A Common Stock on any day means the last reported sale price on such day of the Pegasus Class A Common Stock as reported by the Nasdaq National Market or, if the Pegasus Class A Common Stock is listed on a securities exchange, the last reported sale price of the Pegasus Class A Common Stock on such exchange, which shall be for consolidated trading if applicable to such exchange, or, if not so reported or listed, the last reported bid price of the Pegasus Class A Common Stock.

     "Real Property" means all owned or leased real property used or held for use in connection with the operation of the Business.

     "Registration Rights Agreement" means the form of registration rights agreement attached hereto as Exhibit 4, except that the provisions contained in
Section 5(a) of Exhibit 4 shall not be included in the Registration Rights Agreement when executed unless the Registration Rights Agreement dated April 27, 1998 (the "DTS Registration Rights Agreement"), among the Company and certain former owners of Digital Television Services, Inc. (the "DTS Holders") is amended prior to Closing in substance as set forth in Exhibit 12.

     "Representative" means any director, officer, employee, agent, consultant, adviser or other representative of a Person, including legal counsel, accountants and financial advisors.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Service Areas" means the areas identified on Exhibits "C" of the NRTC Distribution Agreements identified in Section 3.15 of the Company Disclosure Statement or Section 5.15 of the Pegasus Disclosure Statement, as the case may be.

     "SMATV Account" means any hotel, motel, dormitory, hospital or similar establishment in the Service Areas that provides DIRECTV services to its patrons using a single DIRECTV System for each channel and is required to execute a SMATV Agreement.

     "SMATV Agreement" means a DIRECTV SMATV Service Private Viewing Agreement relating to subscribers in the Service Areas.

     "Subsidiary" of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its Subsidiaries collectively hold a 50% or greater equity interest; (c) any partnership or similar organization in which the specified Person or Subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise.

     "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Voting Agreement" means the form of voting agreement attached hereto as
Exhibit 5.

     1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the Sections indicated.

Term                                                                     Section
----                                                                     -------
"Agreement" ........................................................... Preamble
"Certificate of Merger" .................................................... 2.5
"Claim" ................................................................... 11.2
"Closing" ................................................................. 2.11
"Closing Date" ............................................................ 2.11
"Company Alternative Transaction" .......................................... 7.2
"Company Capital Stock" .................................................... 2.7
"Company Financial Statements" ............................................ 3.19
"Company Indemnities" ..................................................... 13.3
"Company Intellectual Property Rights" ..................................... 3.7
"Contracts". .............................................................. 3.15
"Conversion Ratio" ...................................................... 2.7(b)
"DGCL" ..................................................................... 2.1
"DIRECTV" ............................................................. Recitals
"Dissenting Shares" ........................................................ 2.9
"Effective Time" ........................................................... 2.5
"Escrowed Shares" ....................................................... 2.7(c)
"FCC" ..................................................................... 5.23
"FCC Licenses" ............................................................ 5.23
"GSS Indemnified Parties" ................................................. 11.2
"GSS Parties" .............................................................. 3.3
"Indemnification Period" .................................................. 13.2
"Indemnified Party" ....................................................... 13.4
"Indemnifying Party" ...................................................... 13.4
"Information Systems" ..................................................... 3.24
"Merger" ................................................................... 2.1
"NRTC" ................................................................ Recitals
"Options" ............................................................... 3.2(d)
"Parties" ............................................................. Preamble
"Pegasus Alternative Transaction" .......................................... 8.2
"Pegasus Financial Statements" ............................................ 5.11
"Pegasus Indemnitees" ..................................................... 13.2
"Pegasus Merger Registration Statement" .................................... 8.6
"Pegasus Parties" ..................................................... Preamble
"Proxy Statement/Prospectus" ............................................... 8.6
"Sellers" ............................................................. Preamble
"Shareholders" ............................................................. 2.6
"Surviving Corporation" .................................................... 2.1
"Third Party Claim" ....................................................... 13.4


                                   Article II
                                BASIC TRANSACTION

     2.1 Merger; Surviving Corporation. In accordance with and subject to the provisions of this Agreement and the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time, Merger Sub shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate existence of Merger Sub shall cease. All properties, franchises and rights belonging to the Company and Merger Sub, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and the Company.

     2.2 Certificate of Incorporation. The Company's certificate of incorporation shall be amended and restated effective at the Effective Time to be as set forth in the Certificate of Merger, and, as so amended and restated, shall thereafter continue in full force and effect as the certificate of incorporation of the Surviving Corporation until altered or amended as provided therein or by law, to the extent permitted by Section 11.2.

     2.3 By-Laws. The Company's by-laws, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law, to the extent permitted by Section 11.2.

     2.4 Directors and Officers. The directors of the Surviving Corporation following the Effective Time shall be the persons serving as directors of Merger Sub immediately before the Effective Time and shall serve thereafter in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the DGCL. The officers of Merger Sub immediately before the Effective Time shall serve in the same capacities as officers of the Surviving Corporation at the pleasure of the board of directors of the Surviving Corporation following the Effective Time in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the DGCL.

     2.5 Effective Time. The Merger shall become effective at the time and date that the certificate of merger (the "Certificate of Merger"), in the form attached hereto as Exhibit 6, is accepted for filing by the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL. The Certificate of Merger shall be executed by the Surviving Corporation and delivered to the Secretary of State of the State of Delaware for filing on the Closing Date. The date and time when the Merger becomes effective are referred to herein as the "Effective Time."

     2.6 Exchange of Certificates. At the Closing, immediately after the Effective Time, all of the shareholders of the Company (the "Shareholders"), other than the holders of Dissenting Shares, shall surrender to the Surviving Corporation all of the outstanding certificates theretofore representing shares of Company Capital Stock in exchange for the Merger Consideration deliverable to the Shareholders as provided in Section 2.7. Until such certificates are surrendered, outstanding certificates formerly representing shares of Company Capital Stock shall be deemed for all purposes as evidencing the right to receive the Merger Consideration into which such shares are converted as though said surrender and exchange had taken place. In no event will a holder of shares of Company Capital Stock be entitled to interest on the Merger Consideration issuable in respect of such shares.

     2.7 Merger Consideration; Conversion and Cancellation of Securities.


         (a) Conversion of Company Capital Stock. At the Effective Time of the Merger all of the issued and outstanding shares of the common stock, par value of $0.01 per share (the "Company Common Stock"), and all of the issued and outstanding shares of the Series A Convertible Participating Preferred Stock, the Series B Convertible Participating Preferred Stock, the Series A Redeemable Preferred Stock, the Series B Redeemable Preferred Stock, the Series C Senior Convertible Preferred Stock and the Series D Redeemable Preferred Stock, each with a par value of $0.01 per share, of the Company (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock") outstanding immediately before the Effective Time, other than shares described in Section 2.7(d) and other than Dissenting Shares, shall be converted, by virtue of the Merger and without any further action on the part of the holders thereof, into the number of shares of Pegasus Class A Common Stock determined as follows:

             (i) 6,500,000 shares of Pegasus Class A Common Stock, minus

             (ii) the number of shares of Pegasus Class A Common Stock determined by dividing the amount paid by Pegasus pursuant to Section
         8.10 by the Market Price per share of the Pegasus Class A Common Stock on the date of this Agreement; minus

             (iii) the number of shares of Pegasus Class A Common Stock issuable upon exercise of the warrants and options to purchase Pegasus Class A Common Stock that replace the Options pursuant to Section 2.12; minus

             (iv) any adjustment under Section 2.13; minus

             (v) the number of shares of Pegasus Class A Common Stock that would otherwise be issuable in respect of Dissenting Shares.

If between the date of this Agreement and the Closing Date, Pegasus shall subdivide or combine the outstanding Pegasus Class A Common Stock or shall declare a dividend on Pegasus Class A Common Stock payable in Pegasus Class A Common Stock, the number of shares of Pegasus Class A Common Stock determined above shall be adjusted by multiplying the number of shares so determined by a fraction of which the numerator is the number of shares of Pegasus Class A Common Stock outstanding immediately after such event and the denominator is the number of shares of Pegasus Class A Common Stock immediately before such event.

         (b) Conversion Ratio; Escrowed Shares; Delivery of Shares at Closing. The ratio of the number of shares of Pegasus Class A Common Stock into which each share of each series of the Company Preferred Stock and each share of Company Common Stock, respectively, shall be converted (the "Conversion Ratio" of each such series and of the Company Common Stock) shall be set forth on Exhibit 10, which Exhibit shall be agreed upon and signed by all the Parties within seven Business Days after the date of this Agreement.

         (c) Not later than 48 hours before the Closing, the Company shall provide to Pegasus (i) a list of the Shareholders specifying the number of shares of Pegasus Class A Common Stock to be issued to each such Shareholder based upon the applicable Conversion Ratios, and (ii) a calculation based on the Conversion Ratios supporting such list. Both the list and the calculation shall be certified as correct by the Company, and Pegasus shall be protected in conclusively relying on the accuracy thereof. At the Closing, Pegasus shall (subject to Section 2.10) deliver (A) to the Escrow Agent (subject to the provisions of Section 13.6 and the Escrow Agreement) share certificates registered in the names of the Shareholders evidencing 975,000 shares of Pegasus Class A Common Stock (adjusted as provided in the last sentence of subsection (a)) (the "Escrowed Shares," which shares shall be deemed to be owned by the Shareholders (other than holders of Dissenting Shares) in proportion to their entitlement to the Merger Consideration, subject to the Escrow Agreement), and (B) to such Shareholders (other than holders of Dissenting Shares), or a person designated in writing by the Company to serve as agent for the Shareholders, share certificates registered in the names of the applicable Shareholders evidencing the balance of the shares of Pegasus Class A Common Stock to be received by each such Shareholder (other than holders of Dissenting Shares), rounded down to the nearest whole share and accompanied by any payment in lieu of fractional shares required by Section 2.7(f).

         (d) Treasury Shares, Etc. Each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock, if any, held by Pegasus or any Subsidiary of Pegasus or of the Company immediately before the Effective Time shall be cancelled and extinguished, and nothing shall be issued or paid in respect thereof.

         (e) Conversion of Merger Sub Shares. Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

         (f) Fractional Shares. No certificates or scrip evidencing fractional shares of Pegasus Class A Common Stock shall be issued in exchange for Company Capital Stock. In lieu of any such fractional shares, each holder of Company Capital Stock shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Market Price on the Closing Date of the Pegasus Class A Common Stock by
     (ii) the fractional share of Pegasus Class A Common Stock to which such holder would otherwise be entitled (taking into account all shares held of record by such holder at the Effective Time).

         (g) Withholding. Pegasus (or any Affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Capital Stock such amounts, if any, as Pegasus (or any Affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Pegasus, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Company Capital Stock in respect of which such deduction and withholding was made by Pegasus (or such Affiliate).

     2.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company.

     2.9 Dissenting Shares. Shares of Company Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, and holders of such shares of Company Capital Stock will be entitled, in lieu thereof, to receive payment of the appraised value of such shares of Company Capital Stock in accordance with the provisions of such
Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Capital Stock will thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration, without any interest thereon. The Company will give Pegasus prompt notice of any demands received by the Company for appraisal of shares of Company Capital Stock. Prior to the Effective Time, the Company will not, except with the prior written consent of Pegasus make any payment with respect to, or settle or offer to settle, any such demands.

     2.10 Failure to Surrender Share Certificates. Pegasus shall be obligated to deliver certificates evidencing the Merger Consideration and cash in lieu of fractional shares only upon receipt of certificates representing the Company Capital Stock converted by reason of the Merger into the Merger Consideration. If any Shareholder fails to deliver any of its certificates representing Company Capital Stock at the Closing, Pegasus may withhold from its delivery to the applicable Shareholder and the Escrow Agent the corresponding portion of the Merger Consideration until such time as the applicable share certificates (or, in case of lost, stolen or missing share certificates, an affidavit of loss and unsecured indemnity agreement reasonably satisfactory to Pegasus) shall be delivered.

     2.11 Closing. The closing of the transactions contemplated by this Agreement and the Collateral Documents ("Closing") shall take place at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103, or at such other location as the parties may agree, at 10:00 a.m., Eastern Time, on a Business Day specified by Pegasus that may be on, but shall not be more than five Business Days after, all conditions precedent to the Closing set forth in Articles IX and X have been satisfied or waived, or on such other date and at such other time as the Parties may agree, provided that all such conditions precedent have been satisfied or waived. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

     2.12 Treatment of Certain Outstanding Options and Warrants. At the Effective Time, Pegasus will assume the Company's obligations under the Options described in Section 3.2(d)(i) of the Company Disclosure Statement and will replace them (upon surrender thereof by the Persons who hold them) with warrants or options, as the case may be, to purchase (on the same terms and conditions that are applicable to the Options) the number of shares of Pegasus Class A Common Stock equal to the Conversion Ratio applicable to the class of Company Capital Stock for which such Options are exercisable times the number of shares of the relevant class of Company Capital Stock issuable upon exercise of such Options, for an exercise price equal to the exercise price applicable to such Options divided by the Conversion Ratio applicable to the relevant class of Company Capital Stock. For purposes of this Section, Options consisting of employee stock options will be replaced with options issued under Pegasus's employee stock option plan, and other Options will be replaced with other options or warrants to purchase Pegasus Class A Common Stock, all on the terms provided herein.

     2.13 Certain Expenses. The Shareholders shall bear the cost and expense of all investment banking, brokerage and financial advisory services rendered to any of the Sellers relating to the transactions contemplated by this Agreement. To that end, at the Company's option, (a) some or all of the Shareholders shall pay all such expenses before the Closing with funds not provided by the Company and provide Pegasus satisfactory evidence of such payment, or (b) the number of shares of Pegasus Class A Common Stock included in the Merger Consideration shall be reduced by the amount of such costs and expense divided by the Market Price on the Closing Date.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Pegasus that the statements contained in Article III are correct and complete as of the date of this Agreement and, except as provided in Section 9.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Article III, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date).

     3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary of the Company is a business organization of the type described in Section 3.1 of the Company Disclosure Statement and is duly organized, validly existing and in good standing under the laws of the state identified in Section 3.1 of the Company Disclosure Statement. All of the Company's Subsidiaries are identified in Section 3.1 of the Company Disclosure Statement. The Company has, and each of its Subsidiaries has, all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. The Company is, and each of its Subsidiaries is, duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, all of which are identified in Section 3.1 of the Company Disclosure Statement, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the GSS Parties to perform its obligations under this Agreement or any of the Collateral Documents.

     3.2 Capitalization.

         (a) The authorized, issued and outstanding capital stock and other ownership interests of the Company and each of its Subsidiaries (including all options and warrants to acquire capital stock of the Company and any Subsidiary) are fully and accurately described in Section 3.2(a) of the Company Disclosure Statement.

         (b) All of the issued and outstanding shares of Company Capital Stock, are owned of record, and to the knowledge of the Company beneficially, by the Persons set forth in Section 3.2(b) of the Company Disclosure Statement, in the numbers and percentages set forth therein, and, to the knowledge of the Company, except as set forth in Section 3.2(b) of the Company Disclosure Statement, no other Person has any right, title or interest, whether legal or equitable, in said shares other than equitable distribution rights and other similar rights. The representations and warranties in this subsection (b) will not apply at any time after the purchase by Pegasus of Company Capital Stock pursuant to Section 8.10 insofar as such representations and warranties relate to Company Capital Stock purchased by Pegasus pursuant to Section 8.10.

         (c) All of the issued and outstanding ownership interests in each Subsidiary of the Company are owned, beneficially and of record, by the Persons set forth in Section 3.2(c) of the Company Disclosure Statement, in the numbers and percentages set forth therein, and no other Person has any right, title or interest, whether legal or equitable, in said ownership interests (except to the extent the Shareholders' ownership of the Company could be deemed to constitute beneficial ownership of the Company's Subsidiaries).

         (d) Section 3.2(d)(i) of the Company Disclosure Statement lists all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require the Company or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively "Options"). Except as described in Section 3.2(d)(ii) of the Company Disclosure Statement, there are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any of its Subsidiaries, and no rights described in Section 3.2(d)(ii) of the Company Disclosure Statement will be outstanding at the time of the Closing.

         (e) All of the issued and outstanding shares of Company Capital Stock, and all outstanding ownership interests of each of the Company's Subsidiaries, (i) have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements, and (ii) are subject to no Encumbrances other than under the Company Credit Agreement, transfer restrictions under applicable securities laws or the NRTC Distribution Agreements, transfer restrictions under agreements among Shareholders described in Section 3.15 of the Company Disclosure Statement, or as described in Section 3.2(e) of the Company Disclosure Statement (all of which Encumbrances (other than Encumbrances on the ownership interests in subsidiaries of the Company granted pursuant to the Company Credit Agreement and other than transfer restrictions under the NRTC Distribution Agreements and applicable securities laws) will be released at or before the Closing). The representations and warranties in clause (ii) of the preceding sentence will not apply at any time after the purchase by Pegasus of Company Capital Stock pursuant to Section 8.10 insofar as such representations and warranties relate to Company Capital Stock purchased by Pegasus pursuant to Section 8.10.

         (f) This Section 3.2 does not prohibit the transfer of Company Capital Stock, consistent with applicable law, between the date of this Agreement and the Closing Date, provided that any Principal Company Shareholder so transferring shares of Company Capital Stock requires its transferee to agree in writing to be bound by this Agreement (including the covenant in Section 7.5 to vote for the Merger). All such transfers will be reflected in the Company's notification delivered pursuant to Section 2.7(c). If any shares of Company Capital Stock shall be transferred before the Closing Date by signatories to the Voting Agreement, shares of Pegasus Class A Common Stock issued in exchange for the transferred shares shall be treated for purposes of Section 4.1 of the Voting Agreement as Covered Shares received by the transferor at the Closing and transferred to the transferee thereafter, and the form of Voting Agreement executed at the Closing shall be appropriately modified.

     3.3 Authority and Validity. The Company has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (subject to the approval of the Shareholders as contemplated by Section 7.5 and to receipt of any consents, approvals, authorizations or other matters referred to in Section 7.4 hereof). The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of the Company (subject to the approval of the Shareholders as contemplated by Section 7.5). This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Pegasus Parties) is the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Upon the execution and delivery of the Collateral Documents by each Person (other than Pegasus and its Affiliates and the Escrow Agent) that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents (collectively, the "GSS Parties"), and assuming due execution and delivery thereof by the Pegasus Parties and the Escrow Agent, the Collateral Documents will be the legal, valid and binding obligations of each of the GSS Parties, enforceable against each in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     3.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons identified in the exceptions to Section 3.5, the execution, delivery and performance by the Company of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Company under, or result in the creation or imposition of any Encumbrance upon the Company, any of its Subsidiaries, the Assets, the Business or the Company Capital Stock by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of the Company or any Subsidiary of the Company, (ii) any material contract, agreement, lease, indenture or other instrument to which the Company or any Subsidiary of the Company is a party or by or to which the Company, any Subsidiary of the Company or the Assets may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to the Company or any Subsidiary of the Company or (iv) any Permit of the Company or any Subsidiary of the Company, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the GSS Parties to perform its obligations under this Agreement or any of the Collateral Documents.

     3.5 Consents and Approvals. Except for (i) requirements under the NRTC Distribution Agreements, the Securities Act, the Exchange Act, the HSR Act, and the Company Credit Agreement, (ii) the requirement to make the Change of Control Offers following the Closing, and (iii) requirements described in Section 3.5 of the Company Disclosure Statement, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by them of this Agreement or any Collateral Document or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the GSS Parties to perform its obligations under this Agreement or any of the Collateral Documents.

     3.6 Title to Assets.

         (a) The Company does not own any real property. Section 3.6 of the Company Disclosure Statement includes a materially accurate and complete description of (i) all real property leased by the Company or any of its Subsidiaries (identifying the lessee and the lessor and describing the term and the payment terms) and (ii) each place of business of the Company or any of its Subsidiaries. The Company and its Subsidiaries have exclusive, good and marketable title to the NRTC Distribution Agreements and good and marketable title to the other material Assets, free and clear of any and all Encumbrances, except (A) such Encumbrances on the NRTC Distribution Agreements that will be released prior to Closing, (B) Encumbrances arising under the Company Credit Agreement, (C) the security interest in the interest escrow established by one of the Company Indentures and the related escrow agreement, (D) the matters described in Section 3.6 of the Company Disclosure Statement (all of which will have been discharged at or before the Closing unless otherwise indicated in Section 3.6 of the Company Disclosure Statement), (E) Permitted Liens, (F) transfer restrictions imposed by the NRTC Distribution Agreements and other Encumbrances on the NRTC Distribution Agreements that are not material individually or in the aggregate, and (G) Encumbrances on property other than the NRTC Distribution Agreements that would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the GSS Parties to perform its obligations under this Agreement or any of the Collateral Documents.

         (b) Except as provided by this Agreement, and except as described in
     Section 3.2 or 3.6 of the Company Disclosure Statement, no Person has any right to acquire, directly or indirectly, any interest in any of the Company's Subsidiaries or any material Assets, and there is no agreement to which any Seller, any Subsidiary of the Company or any of their Affiliates is a party or is otherwise bound relating to the direct or indirect sale of any of the NRTC Distribution Agreements or the capital stock, other ownership interests or any material Assets of the Company or any of its Subsidiaries.

     3.7 Intellectual Property.

         (a) Section 3.7 of the Company Disclosure Statement sets forth a true and complete list of all registered patents, trademarks, copyrights and applications therefor owned by or registered in the name of the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries has any right, license or interest (the "Company Intellectual Property Rights"). Except as set forth in Section 3.7 of the Company Disclosure Statement, the Company is not a party to any license agreement, either as licensor or licensee, with respect to any Company Intellectual Property Rights. To the knowledge of the Company, the Company or one of its subsidiaries has good and marketable title to or the right to use all Company Intellectual Property Rights and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of the Business without the payment of any royalty or similar payment.

         (b) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has in its operation of the Business infringed upon, and the operation of the Business as currently conducted does not infringe upon, any patents, copyrights, trade names, trademarks or service marks of third parties, and neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging such infringement. To the knowledge of the Company, no third party has infringed upon any Company Intellectual Property Rights.

     3.8 Compliance with Legal Requirements. Except as described in Section 3.8 of the Company Disclosure Statement, the Company and its Subsidiaries have operated the Business in material compliance with all material Legal Requirements and in material compliance with the NRTC Distribution Agreements applicable to the Company and its Subsidiaries. Except as described in Section
3.8 of the Company Disclosure Statement, no action, suit, proceeding, hearing or investigation has been commenced or, to the Sellers' knowledge, threatened, and no charge, complaint, claim, demand or notice has been filed, against the Company or any of its Subsidiaries alleging any failure to so comply.

     3.9 Financial and Other Information.

         (a) The historical financial statements (including the notes thereto) ("Company Financial Statements") contained in the Company SEC Filings or to be contained in the Company 1999 Forms 10-K have been or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present or will present fairly the financial condition of the Persons reported on and their results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

         (b) The Company SEC Filings did not, as of their filing dates, and the Company 1999 Forms 10-K, as of their filing dates, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

         (c) No written information concerning the Company, its Subsidiaries or its Shareholders furnished to Pegasus by the Company specifically for inclusion in the Pegasus Merger Registration Statement will at the time provided, or as of any later time confirmed in writing by any such Person, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

         (d) The Company Financial Model has been prepared in good faith and on the basis of assumptions believed to be reasonable by the Company's management.

     3.10 Subsequent Events. Except as set forth in Section 3.10 of the Company Disclosure Statement, or to the extent consented to in writing by Pegasus, since September 30, 1999: (i) neither the Company nor any of its Subsidiaries has sold, leased, transferred or assigned any of its rights under the NRTC Distribution Agreements, or, except in the Ordinary Course and in compliance with the NRTC Distribution Agreements, any other material Assets;
(ii) no third party has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Company, any of its Subsidiaries or the Business; (iii) neither the Company nor any of its Subsidiaries has imposed or permitted the imposition of any Encumbrance (other than Permitted Liens) upon any of the rights of the Company or its Subsidiaries under any of the NRTC Distribution Agreements or any material Encumbrance (other than Permitted Liens) upon any of the other material Assets; (iv) neither the Company nor any of its Subsidiaries has made any capital investment in, any loan to, or any Acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or Acquisitions) other than loans to or investments in Subsidiaries of the Company; (v) neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course in excess of $100,000 (exclusive of matters being contested in good faith); (vi) neither the Company nor any of its Subsidiaries has canceled, compromised, waived or released any rights or claims outside the Ordinary Course involving more than $100,000 in the aggregate; and (vii) neither the Company nor any of its Subsidiaries have committed to any of the foregoing. Since September 30, 1999, there has not been any other occurrence, event, incident, action, failure to act or transaction involving the Company or any of its Subsidiaries (except matters generally known to, and that generally affect, other NRTC members and affiliates providing DIRECTV services) which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the GSS Parties to perform its obligations under this Agreement or any of the Collateral Documents.

     3.11 Undisclosed Liabilities.

         (a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any Liability, except for (i) Liabilities reflected, accrued or reserved against in the Company Financial Statements as of September 30, 1999 or the notes thereto or disclosed in the Company SEC Filings, (ii) current Liabilities incurred after September 30, 1999, in the Ordinary Course, (iii) Liabilities incurred after September 30, 1999, under the Company Credit Agreement to finance expenditures not prohibited by this Agreement, (iv) Liabilities incurred after September 30, 1999, in connection with Acquisitions permitted by Section 7.3(c)(i), (v) Liabilities disclosed in Section 3.11 of the Company Disclosure Statement or in the Company Financial Model, and (vi) Liabilities in an aggregate amount not exceeding $5,000,000.

         (b) As of the Closing Date, neither the Company nor any of its Subsidiaries will have any Liability, except for (i) Liabilities reflected, accrued or reserved against in the Company Financial Statements as of December 31, 1999, or the notes thereto or disclosed in the Company 1999 Forms 10-K, (ii) current Liabilities incurred after December 31, 1999, in the Ordinary Course, (iii) Liabilities incurred after December 31, 1999, under the Company Credit Agreement to finance expenditures not prohibited by this Agreement, (iv) Liabilities incurred after December 31, 1999, in connection with Acquisitions permitted by Section 7.3(c)(i), (v) Liabilities disclosed in Section 3.11 of the Company Disclosure Statement or in the Company Financial Model, and (vi) Liabilities in an aggregate amount not exceeding $5,000,000.

     3.12 Legal Proceedings. Other than any proceedings affecting generally the NRTC and its members and affiliates providing DIRECTV services, and except as set forth in Section 3.12 of the Company Disclosure Statement, (i) there are no outstanding judgments or orders against or otherwise affecting or related to the Company, any of its Subsidiaries, the Business or the Assets; (ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to any Seller's knowledge, threatened that, if adversely determined, would result in Liabilities in an amount exceeding $1,000,000, or that challenges the ability of the Sellers to consummate the transactions contemplated by this Agreement or the Collateral Documents.

     3.13 Taxes. The Company has, and each of its Subsidiaries has, duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where the Liabilities of all such failures to file could not reasonably be expected to exceed $1,000,000 in the aggregate.

All Taxes due and payable by the Company and its Subsidiaries (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient), except such amounts as (i) are not in the aggregate material or (ii) are being contested diligently and in good faith and for which there are adequate reserves in the Company Financial Statements. The Company has furnished to Pegasus true and correct copies of all federal and state income Tax Returns filed by it or any of its Subsidiaries in the past five years, all of which are accurate and complete in all material respects. Except as set forth in
Section 3.13 of the Company Disclosure Statement, there are no pending tax audits, claims or proceedings relating to the Company any of its Subsidiaries, the Assets or the Business and income therefrom. Neither the Company nor any of its Subsidiaries has agreed to any waiver or extension of any statute of limitations relating to any Tax.

     3.14 Employee Benefits; Employees. All Employee Benefit Plans maintained or contributed to by the Company are set forth in Section 3.14 of the Company Disclosure Statement. Except as set forth in Section 3.14 of the Company Disclosure Statement and except for matters that individually and in the aggregate would not have Liabilities in excess of $1,000,000:

         (a) All such Employee Pension Benefit Plans are, and have been at all times since their establishment, qualified for federal income tax purposes under Code Section 401(a) and the related trusts are, and have been at all times since their establishment, exempt from federal income tax under Code
     Section 501(a). All such Employee Benefit Plans are in compliance with all applicable provisions of ERISA, including, but not limited to, the applicable reporting and disclosure requirements, as they relate to such plans, and the Company is not subject to any liabilities based on past non-compliance, if any. Pegasus and Merger Sub are not required under ERISA, the Code, any collective bargaining agreement or any other agreement to maintain or to continue to contribute to any Employee Benefit Plan maintained or contributed to by the Company.

         (b) The Company has made all required contributions under each Employee Benefit Plan listed in Section 3.14 of the Company Disclosure Statement for all periods through and including the fiscal year ended December 31, 1998, and has made all required contributions for subsequent periods or has provided adequate accruals therefor in the Company Financial Statements.

         (c) There is not now, and has not been, any violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans maintained or contributed to by the Company with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

         (d) No fiduciary or other party in interest with respect to any of the Employee Benefit Plans maintained or contributed to by the Company has caused any of such plans to engage in a "prohibited transaction," as defined in ERISA Section 406.

         (e) The Company has never been obligated to contribute to any Multiemployer Plan.

         (f) There has been no violation of the "continuation coverage requirements" of "group health plans" as set forth in Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA or the "HIPAA" requirements as set forth in Code Sections 9801 and 9802 and Part 7 of Subtitle B of ERISA with respect to any Employee Benefit Plan maintained by the Company to which such requirements apply.

         (g) The Company does not maintain retiree life and retiree health insurance plans which are Employee Welfare Benefit Plans providing for continuing benefits or coverage for any employee or any beneficiary of any employee after such employee's termination of employment (except to the extent such continued coverage is required by Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA).

         (h) Prior to the Closing, the Company will not establish or create any new Employee Benefit Plan, except with the consent of Pegasus, nor will the Company amend or modify as to any benefit or in any other way any existing Employee Benefit Plan, except with the consent of Pegasus.

         (i) The Company does not maintain and is not obligated to contribute to any Employee Pension Benefit Plan that is a defined benefit plan, and has not maintained and has not been obligated to contribute to such a plan within the last six years.

         (j) "Company," as used in subsections (a) through (i) of this Section
     3.14 shall include any other entity required to be aggregated with the Company under Sections 414(b), 414(c), 414(m), or 414(o) of the Code and the regulations thereunder.

         (k) There are no collective bargaining agreements applicable to any Persons employed by the Company or any of its Subsidiaries, and the Company and its Subsidiaries have no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against the Company or any of its Subsidiaries, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any of its Subsidiaries.

         (l) The Company and its Subsidiaries are in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, have withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of their employees, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

         (m) The Company and its Subsidiaries have not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and have not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in their employment conditions or practices, except where such violations would not have a Material Adverse Effect on the Company. There is not pending or, to the best of the Company's knowledge, threatened any discrimination complaint relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or any of its Subsidiaries before any Governmental Authority.

         (n) There is no existing or, to the best of the Company's knowledge, threatened, labor strike, dispute, grievance or other labor controversy affecting the Company or any of its Subsidiaries. There is no pending or, to the best of the Company's knowledge, threatened representation question respecting the employees of the Company or any of its Subsidiaries. There is no pending or, to the best of the Company's knowledge, threatened arbitration proceeding under any Contract.

         (o) Section 3.14 of the Company Disclosure Statement identifies all employees other than customer service representatives that have been terminated for cause, the reasons for termination, any agreements relating to such terminations and any litigation or proceedings relating to such terminations.

       (p) Section 3.14 of the Company Disclosure Statement sets forth a true and complete list of the names, titles and rates of compensation of all of the Company's employees.

    3.15 Contracts.

       (a) Section 3.15 of the Company Disclosure Statement contains a true, correct and complete list of (or a specific cross-reference to one or more other sections of the Company Disclosure Statement where there is described) the following contracts, agreements and commitments, whether written or oral, to which the Company or any its Subsidiaries is a party ("Contracts"):

          (i) each NRTC Distribution Agreement (together with the Service Area covered by each) and any other agreement with NRTC or DirecTV, Inc. or any of their Affiliates;

          (ii) each agreement to which the Company or any of its Subsidiaries is a party relating to the Acquisition of a DIRECTV Distribution Business;

          (iii) any agreement (or group of related agreements) relating to the financing, lease or rental of Personal Property to the Company or any of its Subsidiaries by any Person requiring payments in excess of $100,000 per year;

          (iv) each lease of real property to which the Company or any of its Subsidiaries is a party, and each management, maintenance and service agreement relating to real estate owned or leased by the Company or any of its Subsidiaries requiring payments in excess of $50,000 per year;

          (v) each form of agreement currently in effect used by the Company or any of its Subsidiaries to provide for the maintenance or installation of DIRECTV Systems;

          (vi) any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services (including any forms of agreement or purchase order relating to the sale of DIRECTV Systems or the sale of DIRECTV services) requiring payments in excess of $100,000 per year;

          (vii) each form of Consumer Contract currently in effect used by the Company and its Subsidiaries (as distinguished from their predecessors);

          (viii) any written agreement concerning a partnership or joint venture;

          (ix) any written agreement with the Shareholders (or any of them), including agreements related to registration rights;

          (x) any agreement (or group of related agreements) under which the Company or any of its Subsidiaries has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which the Company or any of its Subsidiaries has imposed an Encumbrance (other than a Permitted Lien), the liability on which, determined in accordance with GAAP, exceeds $200,000;

          (xi) any agreement concerning confidentiality or noncompetition;

          (xii) any material agreement involving any officer, director or shareholder of the Company or any of its Subsidiaries;

          (xiii) any agreement for the employment or hire of any individual on a full-time, part-time, consulting or other basis requiring payments of $50,000 or more per year;

          (xiv) any written agreement relating to the severance or termination of an employee that could reasonably be expected to require payment by the Company or any Subsidiary of $50,000 or more;

          (xv) each form of agreement currently in effect used by the Company or any of its Subsidiaries relating to the services of sales representatives, agents and other independent contractors (including agreements relating to the maintenance or installation of DIRECTV Systems);

          (xvi) any material agreement under which the Company or any of its Subsidiaries has advanced or lent any amount to any employee or any of the current or former directors, officers or shareholders of the Company or any of its Affiliates (other than advances against properly documented and properly reimbursable business expenses in the Ordinary Course);

          (xvii) any agreement relating to the sale or use of subscriber lists;

          (xviii) all agreements relating to multiple dwelling units;

          (xix) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the GSS Parties to perform its obligations under this Agreement or any of the Collateral Documents; and

          (xx) any other agreement (or group of related agreements) entered into other than in the Ordinary Course the performance of which involves payments in excess of $200,000.

       (b) The Company has delivered or made available to Pegasus a correct and complete copy of each written agreement listed in Section 3.15 of the Company Disclosure Statement and a written summary setting forth the material terms and conditions of each oral agreement listed therein. With respect to each Contract, except as described in Section 3.15 of the Company Disclosure Statement: (A) the Contract is legal, valid, binding, enforceable and in full force and effect; (B) subject to obtaining any consent referred to in Section 3.5 or disclosed in Section 3.5 of the Company Disclosure Statement, the transactions contemplated by this Agreement will not prevent the Contract from continuing to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the Contract; and (D) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, has repudiated any provision of the Contract.

    3.16 Books and Records. The books and records of the Company and its Subsidiaries accurately and fairly represent the Business and its results of operations in all material respects. All Accounts Receivable and Inventory of the Business are reflected properly on such books and records in all material respects.

    3.17 Business Information. The Company has delivered to Pegasus copies, certified by an officer of the Company to be current and to conform to the originals of such documents, of all Exhibits C to the NRTC Distribution Agreements to which the Company's Subsidiaries are parties.

    3.18 Insurance. Section 3.18 of the Company Disclosure Statement sets forth the following information with respect to each insurance policy relating to the Business (including policies providing property, casualty, liability, directors' and officers' liability and workers' compensation coverage and bond and surety arrangements) to which the Company or any of its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time during the past three years:

          (i) the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder and the name of each covered insured; and

          (iii) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount of coverage.

    With respect to each such insurance policy: (A) the policy is in full force and effect; (B) neither the Company, nor, to the Company's knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Company's knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (C) to the Company's knowledge, no party to the policy has repudiated any provision thereof. The Business and the Assets have been covered since the beginning of Business operations in scope and amount customary and reasonable for such a business and in the case of workers' compensation coverage, in scope and amount required by applicable Legal Requirements. Section 3.18 of the Company Disclosure Statement describes any self-insurance arrangements affecting the Assets or the Business. Section 3.18 of the Company Disclosure Statement also sets forth each insurance claim (other than medical claims) in excess of $1,000,000 made or loss incurred relating to the Business pursuant to property, casualty, liability, workers' compensation and bond and surety policies and, except as indicated therein, no such claim is outstanding.

    3.19 Environmental Matters. Except as set forth in Section 3.19 of the Company Disclosure Statement:

       (a) The Company and its Subsidiaries have incurred no material liabilities under any applicable Environmental Law and have not generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, the Real Property, transported any Hazardous Substances to or from the Real Property or discharged any Hazardous Substances from the Real Property into any body of water, directly or indirectly, except in material compliance with applicable Environmental Laws or except as would not reasonably be expected to result in any material Liability. To the knowledge of the Sellers, no other present or previous owner, tenant, occupant or user of the Real Property or any other Person has released, discharged or disposed of any Hazardous Substances at, on, under, in or about the Real Property. To the knowledge of the Sellers, no release of Hazardous Substances outside the Real Property has entered or threatens to enter the Real Property, nor, to the knowledge of Sellers, is there any pending or threatened claim based on Environmental Laws that arises from any condition of the land surrounding the Real Property. No claim or investigation based on Environmental Laws that relates to the condition of the Real Property or any operations by the Company or any of its Subsidiaries on it (i) has been asserted or conducted in the past or is currently pending against or with respect to the Company and its Subsidiaries or, to the knowledge of the Sellers, any other Person; or (ii) to the knowledge of the Sellers, is threatened or contemplated.

       (b) The Company has provided Pegasus with complete and correct copies of
    (i) all studies, reports, surveys or other materials in the Company's or any of its Subsidiary's possession relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property; (ii) all notices or other materials in the possession of the Company or any Subsidiary of the Company that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property; and (iii) all materials in the possession of the Company or any Subsidiary of the Company relating to any claim, allegation or action by any private third party under any Environmental Law.

    3.20 Disclosure. No representation or warranty of any Seller in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by any Seller pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There is no fact known to any Seller and not disclosed in this Agreement or the Company Disclosure Statement (other than facts generally known to, and that generally affect, other NRTC members and affiliates providing DIRECTV services) that could be reasonably likely to have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the GSS Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    3.21 Brokers or Finders. Except as disclosed in Section 3.21 of the Company Disclosure Statement, no broker or finder has acted directly or indirectly for the Company, any Seller or any of their Affiliates in connection with the transactions contemplated by this Agreement, and neither the Company, any Seller nor any of their Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

    3.22 Certain Payments. Neither the Company, any of its Subsidiaries, any of the Sellers, any of their respective directors or officers, nor, to the Sellers' knowledge, any other Representative or any Affiliate of any of them has directly or indirectly, on behalf of or for the purpose of assisting the Business, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other similar payments to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to pay for favorable treatment for business secured, to obtain special concessions or for special concessions already obtained, in violation of any Legal Requirement. The Company has not established or maintained any material fund or asset that has not been recorded in the Books and Records.

    3.23 Subscribers. The Company has not employed any scheme or device for the purpose of encouraging Persons residing outside the Service Areas or Persons who would not be deemed Committed Member Residences to become subscribers of the DIRECTV service offered by the Business.

    3.24 Billing and Authorization System. The Company has not altered, modified or manipulated the reporting system and/or the billing and authorization system used by the NRTC (together, the "Information Systems") in any way out of the Ordinary Course for NRTC members and affiliates generally (or Pegasus in particular) or in violation of the NRTC Distribution Agreements, including, without limitation, alteration, modification or manipulation of the NRTC's and DIRECTV's collection or processing of data by the Information Systems, the standard parameters set by the Information Systems with respect to subscriber authorization, billing and cut-off and the standard reports generated by the Information Systems.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                       THE PRINCIPAL COMPANY SHAREHOLDERS

    Each of the Principal Company Shareholders, severally and not jointly, represents and warrants to Pegasus that with respect to itself the statements contained in Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Article IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date).

    4.1 Authority and Validity. Each Principal Company Shareholder has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents to which it is or is to be a party (subject to the approval of the Shareholders as contemplated by Section 7.5 and to the receipt of any consents, approvals, authorizations or other matters referred to in Section 7.4). The execution and delivery by each Principal Company Shareholder of, the performance by each Principal Company Shareholder of its obligations under, and the consummation by each Principal Company Shareholder of the transactions contemplated by, this Agreement and the Collateral Documents to which it is or is to be a party have been duly authorized by all requisite action of such Principal Company Shareholder. This Agreement has been duly executed and delivered by each Principal Company Shareholder and, assuming due execution and delivery thereof by all other parties thereto, is the legal, valid, and binding obligation of such Principal Company Shareholder, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general equitable principles. Upon the execution and delivery by such Principal Company Shareholder of the Collateral Documents to which it is or is to be a party, and, assuming due execution and delivery thereof by all other parties thereto, such Collateral Documents will be the legal, valid and binding obligations of such Principal Company Shareholder, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general equitable principles.

    4.2 Ownership. Each Principal Company Shareholder owns, beneficially and of record, the number of shares of Company Capital Stock shown as owned by it on
Schedule 3.2(b) of the Company Disclosure Statement. Except as described in
Section 3.2(d) or 4.2 of the Company Disclosure Statement, no Person has any right to acquire, and there are no Encumbrances on, the shares of Company Capital Stock owned by such Principal Company Shareholder, other than transfer restrictions under applicable securities laws or the NRTC Distribution Agreements or under agreements or documents described in Section 3.15 or 4.2 of the Company

Disclosure Statement. All Encumbrances described in Section 4.2 of the Company Disclosure Statement and all transfer restrictions under agreements among Shareholders will be released at or before the Closing. The representations and warranties in this Section 4.2 will not apply at any time after the purchase by Pegasus of Company Capital Stock pursuant to Section 8.10 insofar as such representations and warranties relate to Company Capital Stock purchased pursuant to Section 8.10.

    4.3 Consents and Approvals. Except for (i) requirements under the NRTC Distribution Agreements, the Securities Act, the Exchange Act, the HSR Act, and the Company Credit Agreement, (ii) the requirement to make the Change of Control Offers following the Closing, and (iii) requirements described in Section 3.5,
3.15 or 4.2 of the Company Disclosure Statement, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by any Principal Company Shareholder in connection with the execution, delivery and performance by them of this Agreement or any Collateral Document or for the consummation by them of the transactions contemplated hereby or thereby.

    4.4 Certain Information. No written information concerning any Principal Company Shareholder or its interest in the Company furnished to Pegasus by any Principal Company Shareholder specifically for inclusion in the Pegasus Merger Registration Statement will at the time provided, or as of any later time confirmed in writing by any such Person, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.5 Compliance with Legal Requirements. Except as described in Section 4.5 of the Company Disclosure Statement, no action, suit, proceeding, hearing or investigation has been commenced or overtly threatened in writing, and no charge, complaint, demand or notice has been filed, against any Principal Company Shareholder alleging any failure of the Company or its Subsidiaries to comply in any material respect with any material legal requirement or to comply in any material respect with any NRTC Distribution Agreement.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PEGASUS

    Pegasus represents and warrants to the Company and the Principal Company Shareholders that the statements contained in this Article V are correct and complete as of the date of this Agreement and, except as provided in Section 10.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date).

    5.1 Organization and Qualification. Each of Pegasus and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary of Pegasus is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Pegasus has, and each Subsidiary of Pegasus (including Merger Sub) has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. Pegasus is, and each of its Subsidiaries (including Merger Sub) is, duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Pegasus or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Pegasus Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    5.2 Capitalization. Pegasus's authorized capital stock consists of (i) 50,000,000 shares of Class A Common Stock, par value $.01 per share, of which 15,216,305 as of 12/29 shares are outstanding, (ii) 15,000,000 shares of Class B Common Stock, par value $.01 per share, of which 4,581,900 shares are outstanding, (iii) 30,000,000 shares of Non-Voting Common Stock, par value $.01 per share, of which no shares are outstanding, and (iv) 5,000,000 shares of preferred stock, par value $.01 per share, 143,684.2476 of which have been designated as 12.75% Series A Cumulative Exchangeable Preferred Stock, all of which is outstanding, and 5,707 of which have been designated as Series B Junior Convertible Participating Preferred Stock, all of which is outstanding. Except as described in Section 5.2 of the Pegasus Disclosure Statement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require Pegasus to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Pegasus. The issuance by Pegasus of additional capital stock or other securities between the date of this Agreement and the Closing Date shall not be deemed to cause the representations and warranties in this Section to be untrue or breached as of the Closing Date. The shares of Pegasus Class A Common Stock included in the Merger Consideration, when issued in accordance with this Agreement, will have been duly authorized, validly issued and outstanding and will be fully paid and nonassessable.

    5.3 Authority and Validity. Each Pegasus Party has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by each Pegasus Party of, the performance by each Pegasus Party of its respective obligations under, and the consummation by the Pegasus Parties of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of each Pegasus Party (subject to the approval of Pegasus's shareholders as contemplated by Section 8.5). This Agreement has been duly executed and delivered by each of the Pegasus Parties and (assuming due execution and delivery by the Sellers) is the legal, valid and binding obligation of each Pegasus Party, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each of the Pegasus Parties and Marshall W. Pagon of the Collateral Documents to which each of them is a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations of each such Person, as the case may be, enforceable against each of them in accordance with their respective terms.

    5.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons identified in the exceptions to Section 5.5, the execution, delivery and performance by the Pegasus Parties of this Agreement and the Collateral Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of any Pegasus Party under, or result in the creation or imposition of any Encumbrance upon the property of Pegasus or Merger Sub by reason of the terms of
(i) the certificate of incorporation, by-laws or other charter or organizational document of any Pegasus Party, (ii) any material contract, agreement, lease, indenture or other instrument to which any Pegasus Party is a party or by or to which any Pegasus Party or its property may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to any Pegasus Party or (iv) any Permit of Pegasus or Merger Sub, which in the case of (ii),
(iii) or (iv) above would have a Material Adverse Effect on Pegasus or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of any Pegasus Party to perform its obligations hereunder or thereunder.

    5.5 Consents and Approvals. Except for requirements under the NRTC Distribution Agreements, the Securities Act, the Exchange Act and the HSR Act, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by any Pegasus Party in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make such registration or filings or to give such notice would not have a Material Adverse Effect on Pegasus or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Pegasus Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    5.6 Title to Assets. Pegasus and its Subsidiaries have exclusive, good and marketable title to their material property and assets, free and clear of any and all Encumbrances, except (i) Encumbrances arising under the Pegasus Credit Agreement, (ii) Permitted Liens, (iii) the matters described in Section 5.6 of the Pegasus Disclosure Statement and (iv) Encumbrances (other than in the nature of liens and security interests) that would not have a Material Adverse Effect on Pegasus or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Pegasus Parties to perform its obligations under this Agreement or any of the Collateral Documents. Except as provided by this Agreement, and except as described in Section 5.2 or 5.6 of the Pegasus Disclosure Statement, no Person has any right to acquire, directly or indirectly, any interest in any of Pegasus's Subsidiaries or any substantial portion of their respective properties or assets, and there is no agreement to which Pegasus or any of its Subsidiaries is a party relating to the direct or indirect sale of any substantial portion of such properties or assets or the capital stock or other ownership interests of Pegasus or any of its Subsidiaries or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Pegasus Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    5.7 Intellectual Property. To the best knowledge of Pegasus, neither Pegasus nor any of its Subsidiaries has in the operation of their respective businesses infringed upon, and the operation of such businesses as currently conducted does not violate or infringe upon, any patents, copyrights, trade names, trademarks or service marks of third parties, and neither Pegasus nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any such infringement. To the knowledge of the Pegasus Parties, no third party has infringed upon any Intellectual Property rights of Pegasus or any of its Subsidiaries.

    5.8 Compliance with Legal Requirements. Pegasus and its Subsidiaries have operated their respective businesses in material compliance with all material Legal Requirements and requirements of the NRTC (including NRTC's by-laws, policies, procedures and guidelines) applicable to Pegasus and its Subsidiaries. No action, suit, proceeding, hearing or investigation has been commenced or, to the knowledge of the Pegasus Parties, threatened, and no charge, complaint, claim, demand or notice has been filed, against Pegasus, any of its Subsidiaries or any of the Principal Pegasus Shareholders alleging any failure to so comply.

    5.9 Legal Proceedings. Other than proceedings affecting the broadcast television industry generally, the cable television industry generally or the direct broadcast satellite industry and NRTC generally, and except as set forth in Section 5.9 of the Pegasus Disclosure Statement, (i) there are no outstanding judgments or orders against or otherwise affecting or related to Pegasus, any of its Subsidiaries, or their business or assets; and (ii) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of any Pegasus Party, threatened that, if adversely determined, could have a Material Adverse Effect on Pegasus or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Pegasus Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    5.10 Subsequent Events. Except as set forth in Section 5.10 of the Pegasus Disclosure Statement or to the extent consented to in writing by the Company, since September 30, 1999: (i) neither Pegasus nor any of its Subsidiaries has sold, leased, transferred or assigned any substantial portion of its properties or assets except in the Ordinary Course and in compliance with the NRTC Distribution Agreements; (ii) no third party has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to Pegasus or any of its Subsidiaries; (iii) neither Pegasus nor any of its Subsidiaries has imposed or permitted the imposition of any Encumbrance upon any substantial portion of its properties or assets except under the Pegasus Credit Agreement; (iv) neither Pegasus nor any of its Subsidiaries has made any capital investment in, any loan to, or any Acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or Acquisitions) in excess of $25,000,000, other than in Subsidiaries of the Company and other than Acquisitions of DIRECTV Distribution Businesses; (v) neither Pegasus nor any of its Subsidiaries has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations except under the Pegasus Credit Agreement, in connection with Acquisitions, and in connection with Pegasus's offer to exchange its 121/2% Senior Notes for a like principal amount of 12 1/2%

Series B Senior Notes of Digital Television Services, Inc. and DTS Capital, Inc.; (vi) neither Pegasus nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course in excess of $100,000 (exclusive of matters being contested in good faith); (vii) neither Pegasus nor any of its Subsidiaries has canceled, compromised, waived or released any rights or claims outside the Ordinary Course involving more than $100,000 in the aggregate; and (viii) neither Pegasus nor any of its Subsidiaries has committed to any of the foregoing. Since September 30, 1999, there has not been any other occurrence, event, incident, action, failure to act or transaction involving Pegasus or any of its Subsidiaries (except matters generally known to, and that generally affect, other NRTC members and affiliates providing DIRECTV services or that generally affect the broadcast television or cable television industries) which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Pegasus or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Pegasus Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    5.11 Financial and Other Information.

       (a) The historical financial statements (including the notes thereto) ("Pegasus Financial Statements") contained (or incorporated by reference) in the Pegasus SEC Filings or to be contained in the Pegasus 1999 Form 10-K have been or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present or will present fairly the financial condition of the Persons reported on and their results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

       (b) The Pegasus SEC Filings did not, as of their filing dates, and the Pegasus 1999 Form 10-K will not, as of its filing date, contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were or will be made, not misleading.

       (c) Except as provided in subsection (d), the Pegasus Merger Registration Statement will not, as of its effective date, at the date it is first mailed to the shareholders of Pegasus, at the time of the meeting of shareholders of Pegasus contemplated by Section 8.5, or as of the Closing Date, contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state (directly or by incorporation by reference) a material fact required to or stated therein (or incorporated therein by reference) or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were made, not misleading.

       (d) The representation and warranties in subsection (c) do not extend to any information concerning the Company, any of its Subsidiaries or any of the Principal Company Shareholders furnished by the Company or any of the Principal Company Shareholders and contained or incorporated by reference in the Pegasus Merger Registration Statement.

    5.12 Undisclosed Liabilities.

       (a) As of the date of this Agreement, neither Pegasus nor any of its Subsidiaries has any Liability except for (i) Liabilities reflected, accrued or reserved against in the Pegasus Financial Statements, as of September 30, 1999, or the notes thereto, (ii) current Liabilities incurred after September 30, 1999, in the Ordinary Course, (iii) Liabilities incurred after September 30, 1999, under the Pegasus Credit Agreement, (iv) Liabilities incurred after September 30, 1999, in connection with Acquisitions, (v) Liabilities relating to Pegasus's 12 1/2% Senior Notes referred to in
    Section 5.10(v), (vi) Liabilities disclosed in Section 5.12 of the Pegasus Disclosure Statement, and (vii) Liabilities in an aggregate amount of up to $5,000,000.

       (b) As of the Closing Date, neither Pegasus nor any of its Subsidiaries will have any Liability, except for (i) Liabilities reflected, accrued or reserved against in the Pegasus Financial Statements as of December 31, 1999, or the notes thereto, (ii) current Liabilities incurred after December 31, 1999 in the

    Ordinary Course, (iii) Liabilities incurred after December 31, 1999, under the Pegasus Credit Agreement, (iv) Liabilities incurred after December 31, 1999, in connection with Acquisitions, (v) Liabilities disclosed in Section
    5.12 of the Pegasus Disclosure Statement, and (vi) Liabilities in an aggregate amount of up to $5,000,000.

    5.13 Taxes. Pegasus has, and each of its Subsidiaries has, duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where the Adverse Consequences of all such failures to file do not exceed $2,500,000 in the aggregate. All Taxes due and payable by Pegasus and its Subsidiaries (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient), except such amounts as (i) are not in the aggregate material or (ii) are being contested diligently and in good faith and for which Pegasus has adequately reserved in the Pegasus Financial Statements. All copies of federal and state income Tax Returns furnished or to be furnished by Pegasus to the Company are accurate and complete in all material respects. There are no pending tax audits, claims or proceedings relating to Pegasus, any of its Subsidiaries, their assets or their business and income therefrom. Neither Pegasus nor any of its Subsidiaries has agreed to any waiver or extension of any statute of limitations relating to any Tax.

    5.14 Employee Benefits; Employees. All Employee Benefit Plans maintained or contributed to by Pegasus as of the date of this Agreement are set forth in
Section 5.14 of the Pegasus Disclosure Statement. Except as set forth in Section
5.14 of the Pegasus Disclosure Statement, and except for matters that individually or in the aggregate would not have Adverse Consequences in excess of $2,500,000:

       (a) All such Employee Pension Benefit Plans are, and have been at all times since their establishment, qualified for federal income tax purposes under Code Section 401(a) and the related trusts are, and have been at all times since their establishment, exempt from federal income tax under Code
    Section 501(a). All such Employee Benefit Plans are in compliance with all applicable provisions of ERISA, including, but not limited to, the applicable reporting and disclosure requirements, as they relate to such plans, and Pegasus is not subject to any liabilities based on past non-compliance, if any.

       (b) Pegasus has made all required contributions under each Employee Benefit Plan listed in Section 5.14 of the Pegasus Disclosure Statement for all periods through and including the fiscal year ended December 31, 1998, and has made all required contributions for subsequent periods or has provided adequate accruals therefor in the Company Financial Statements.

       (c) There is not now, and has not been, any violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans maintained or contributed to by Pegasus with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

       (d) No fiduciary or other party in interest with respect to any of the Employee Benefit Plans maintained or contributed to by Pegasus has caused any of such plans to engage in a "prohibited transaction," as defined in ERISA Section 406.

       (e) Pegasus has never been obligated to contribute to any Multiemployer Plan.

       (f) There has been no violation of the "continuation coverage requirements" of "group health plans" as set forth in Code Section 4980B and
    Part 6 of Subtitle B of Title I of ERISA or the "HIPAA" requirements as set forth in Code Section 9801 and 9802 and Part 7 of Subtitle B of ERISA with respect to any Employee Benefit Plan maintained by Pegasus to which such requirements apply.

       (g) Pegasus does not maintain retiree life and retiree health insurance plans which are Employee Welfare Benefit Plans providing for continuing benefits or coverage for any employee or any beneficiary of any employee after such employee's termination of employment (except to the extent such continued coverage is required by Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA).

       (h) Pegasus does not maintain and is not obligated to contribute to any Employee Pension Benefit Plan that is a defined benefit plan, and has not maintained and has not been obligated to contribute to such a plan within the last six years.

       (i) "Pegasus," as used in subsections (a) through (h) of this Section
    5.14 shall include any other entity required to be aggregated with Pegasus under Sections 414(b), 414(c), 414(m), or 414(o) of the Code and the regulations thereunder.

       (j) There are no collective bargaining agreements applicable to any Persons employed by Pegasus or any of its Subsidiaries, and Pegasus and its Subsidiaries have no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against Pegasus or any of its Subsidiaries, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any Person employed by Pegasus or any of its Subsidiaries.

       (k) Pegasus and its Subsidiaries are in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, have withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of their employees, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

       (l) Pegasus and its Subsidiaries have not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and have not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in their employment conditions or practices, except where such violations would not have a Material Adverse Effect on Pegasus. There is not pending or, to the best knowledge of Pegasus, threatened any discrimination complaint relating to race, color, national origin, sex, religion, age, marital status, or handicap against Pegasus or any of its Subsidiaries before any Governmental Authority.

       (m) There is no existing or, to the best knowledge of Pegasus, threatened, labor strike, dispute, grievance or other labor controversy affecting Pegasus or any of its Subsidiaries. There is no pending or, to the best knowledge of Pegasus, threatened representation question respecting the employees of Pegasus or any of its Subsidiaries. There is no pending or, to the best knowledge of Pegasus, threatened arbitration proceeding under any Contract.

    5.15 Contracts. Section 5.15 of the Pegasus Disclosure Statement contains a true, correct and complete list as of the date hereof of (or a specific cross-reference to one or more other sections of the Pegasus Disclosure Statement where there is described) (i) each NRTC Distribution Agreement (together with the Service Area covered by each) and any other agreement with NRTC or DirecTV, Inc. or any of their Affiliates to which Pegasus or any of its Subsidiaries is a party, (ii) a description of any agreement pursuant to which Pegasus or any of its Subsidiaries acquired any portion of their DIRECTV Distribution Business (other than rights acquired directly from the NRTC), and
(iii) any other agreement entered into other than in the Ordinary Course the performance of which involves consideration in excess of $1,000,000.

    Pegasus has made available to the Company the opportunity to inspect and copy a correct and complete copy of each agreement referred to in this Section
5.15. With respect to each such agreement: except as included in Section 5.15 of the Pegasus Disclosure Statement (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) subject to obtaining any consent referred to in Section 5.5 or disclosed in Section 5.5 of the Pegasus Disclosure Statement, the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Pegasus nor any of its Subsidiaries, nor to the best knowledge of Pegasus, any other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) neither Pegasus nor any of its Subsidiaries, nor to the best knowledge of Pegasus, any other party thereto, has repudiated any provision of the agreement.

    5.16 Business Information. Section 5.16 of the Pegasus Disclosure Statement sets forth a materially true and accurate description of the following information as of the date set forth therein (based on Exhibits C to the NRTC Distribution Agreements to which Pegasus's Subsidiaries are parties): (i) the approximate number of Committed Member Residences in each Service Area; (ii) the approximate number of Committed Member Residences in each Service Area that is cabled; and (iii) the approximate number of Committed Member Residences in each Service Area that is uncabled.

    5.17 Disclosure. No representation or warranty of any Pegasus Party in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by any Pegasus Party pursuant to this Agreement or the Collateral Documents, contained, contains or will contain on the date such agreement or certificate was or is delivered, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; nor will any such representation or warranty or statement (to the extent it is required by Section 10.1 to be accurate at the Closing Date) contain on the Closing Date any untrue statement of a material fact or omit on the Closing Date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There is no fact known to any Pegasus Party and not disclosed in this Agreement or the Pegasus Disclosure Statement (other than facts generally known to, and that generally affect, NRTC members and affiliates providing DIRECTV services or Persons in the broadcast television or cable television industry) that could reasonably be expected to have a Material Adverse Effect on Pegasus or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Pegasus Parties to perform its obligations under this Agreement or any of the Collateral Documents.

    5.18 Brokers or Finders. Except as disclosed in Section 5.18 of the Pegasus Disclosure Statement, no broker or finder has acted directly or indirectly for any of the Pegasus Parties in connection with the transactions contemplated by this Agreement, and none of the Pegasus Parties has incurred any obligation to pay any brokerage or finder's fee or other commission in connection therewith.

    5.19 Certain Payments. Neither Pegasus, any of its Subsidiaries, any of their Affiliates nor the Representatives of any of them has directly or indirectly, on behalf of or for the purpose of assisting their business, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other similar payments to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to pay for favorable treatment for business secured, to obtain special concessions or for special concessions already obtained, in violation of any Legal Requirement, nor has any such Person established or maintained any fund or asset that has not been recorded in its books and records.

    5.20 Subscribers. Pegasus has not employed any scheme or device for the purpose of encouraging Persons residing outside the Service Areas or Persons who would not be deemed Committed Member Residences to become subscribers of the DIRECTV service offered by Pegasus and its Subsidiaries.

    5.21 Favorable Business Relationships. To the best knowledge of Pegasus, there are no favorable business relationships relating to the business of Pegasus and its Subsidiaries with lessors, licensors, subscribers, suppliers or other business associates of Pegasus or any of its Subsidiaries which will terminate after Closing.

    5.22 Securities Matters. Pegasus has filed all forms, reports, statements and other documents required to be filed with the Commission, and has heretofore made the Pegasus SEC Filings available to the Company, in the form filed with the Commission, together with any amendments thereto. As of their respective filing dates the Pegasus SEC Filings (i) complied as to form in all material respects with the requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.23 FCC Matters. Pegasus and its Subsidiaries hold all licenses, authorizations and permits (the "FCC Licenses") from the Federal Communications Commission (the "FCC") necessary for the operation of the broadcast television stations (the "Stations") operated by Pegasus and its Subsidiaries, except to the extent the absence thereof would not have a Material Adverse Effect on Pegasus, and except as disclosed in Section 5.23 of the Pegasus Disclosure Statement. Each of the FCC Licenses is in full force and effect, and no material default by Pegasus or any of its Subsidiaries has occurred and is continuing thereunder. As of the date hereof, except as limited by the provisions of the Communications Act of 1934, as amended, and the FCC's rules and regulations and as otherwise specified on the face of any FCC License, none of the FCC Licenses is subject to any restriction or condition that would limit in any material respect the operation of the business of Pegasus and its Subsidiaries as it is now conducted. There is not, as of the date hereof, pending or, to the knowledge of Pegasus, threatened any action by or before the FCC to revoke, cancel, rescind or modify (including a reduction in coverage area) any of the FCC Licenses (other than proceedings to amend FCC rules of general applicability) or refuse to renew the FCC Licenses, and there is not now issued or outstanding, pending or, to the knowledge of Pegasus threatened by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Pegasus or any of its Subsidiaries with respect to any of the FCC Licenses. Pegasus has no reason to believe that any of the FCC licenses will be revoked or will not be renewed in the ordinary course.

    5.24 Environmental Matters. Except as set forth in Section 5.24 of the Pegasus Disclosure Statement:

       (a) Pegasus and its Subsidiaries have incurred no material liabilities under any applicable Environmental Law and have not generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, the Pegasus Real Property, transported any Hazardous Substances to or from any real property owned or leased by Pegasus (the "Pegasus Real Property") or discharged any Hazardous Substances from the Pegasus Real Property into any body of water, directly or indirectly, except in material compliance with applicable Environmental Laws or except as would not reasonably be expected to result in any material Liability. To the knowledge of the Pegasus Parties, no other present or previous owner, tenant, occupant or user of the Pegasus Real Property or any other Person has released, discharged or disposed of any Hazardous Substances at, on, under, in or about the Pegasus Real Property. To the knowledge of the Pegasus Parties, no release of Hazardous Substances outside the Pegasus Real Property has entered or threatens to enter the Pegasus Real Property, nor is there any pending or threatened claim based on Environmental Laws that arises from any condition of the land surrounding the Pegasus Real Property. No claim or investigation based on Environmental Laws that relates to the condition of the Pegasus Real Property or any operations by Pegasus or any of its Subsidiaries on it
    (i) has been asserted or conducted in the past or is currently pending against or with respect to Pegasus and its Subsidiaries or, to the best knowledge of the Sellers, any other Person; or (ii) to the knowledge of the Pegasus Parties, is threatened or contemplated.

       (b) Pegasus has provided the Company with complete and correct copies of
    (i) all studies, reports, surveys or other materials in the Pegasus's or any of its Subsidiary's possession relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Pegasus Real Property; (ii) all notices or other materials in the possession of Pegasus or any Subsidiary of Pegasus that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Pegasus Real Property or activities at the Pegasus Real Property; and (iii) all materials in the possession of Pegasus or any Subsidiary of Pegasus relating to any claim, allegation or action by any private third party under any Environmental Law.

    5.25 Billing and Authorization System. Pegasus has not altered, modified or the Information Systems in any way out of the Ordinary Course for NRTC members and affiliates generally (or the Company in particular) or in violation of the NRTC Distribution Agreements, including, without limitation, alteration, modification or manipulation of the NRTC's and DIRECTV's collection or processing of data by the Information Systems, the standard parameters set by the Information Systems with respect to subscriber authorization, billing and cut-off and the standard reports generated by the Information Systems.

                                  ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF MERGER SUB

     Each of Pegasus and Merger Sub, severally and jointly, represents and warrants to the Company that the statements contained in Article VI are correct and complete as of the date of this Agreement and, except as provided in Section 10.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Article VI), except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date.

    6.1 Organization and Qualification. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has no assets (other than not more than $1,000 in cash) and has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

    6.2 Certificate of Incorporation and Bylaws. Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

    6.3 Authority. Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company and the Principal Company Shareholders, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

   6.4 No Conflict; Required Filings and Consents.

       (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any law, statute ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect.

       (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, state takeover laws, exchanges on which Pegasus's securities are traded, the HSR Act and the Communications Act, (B) filings and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect.

     6.5 Vote Required. The affirmative vote of Pegasus, the sole stockholder of Merger Sub, is the only vote of the holder of any class or series of Merger Sub capital stock necessary to approve any of the transactions contemplated hereby.


                                   ARTICLE VII
                      PRE-CLOSING COVENANTS OF THE SELLERS

     Between the date of this Agreement and the Closing Date:

     7.1 Additional Information. The Company shall provide to Pegasus and its Representatives such financial, operating and other documents, data and information relating to the Company and its Subsidiaries, the Business and the Assets and Liabilities of the Company and its Subsidiaries, including pending and completed Acquisitions of DIRECTV Distribution Businesses, as Pegasus or its Representatives may reasonably request. Such access shall include the right of Pegasus and its Representatives to inspect any records, reports and material correspondence of NRTC and DIRECTV in the possession of the Company or any Subsidiary and, provided that a Company Representative is present and does not reasonably object to such discussion, to discuss such records, reports and correspondence with NRTC and DIRECTV, and the Company shall take all action necessary to facilitate the foregoing. In addition, the Company shall take all action necessary to enable Pegasus and its Representatives (including PricewaterhouseCoopers LLP) to review, inspect and audit the Assets, Business and Liabilities of the Company and its Subsidiaries and discuss them with the Company's officers, employees, independent accountants, and counsel. Notwithstanding any investigation that Pegasus may conduct of the Company and its Subsidiaries, the Business, the Assets and Liabilities, subject to Section 13.7, the Pegasus Parties may fully rely on the Sellers' warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

     7.2 Exclusivity. Neither any Seller, nor any Affiliate or Representative of any Seller shall directly or indirectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, subject to any fiduciary obligations under applicable law after taking into account the advice of counsel with respect thereto, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever, to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any Person, other than Pegasus and its shareholders, employees, Representatives, agents and Affiliates, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities or similar transaction involving the Company or any of its Subsidiaries (all such transactions being referred to herein as "Company Alternative Transactions" provided, however, that the term "Company Alternative Transactions" shall not be deemed to include, and the foregoing shall not prohibit acquisitions permitted under Section 7.3(c)(i). The Sellers shall immediately notify Pegasus if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any Seller in respect of a Company Alternative Transaction, and shall, in any such notice to Pegasus, indicate the identity of the offeror.

     7.3 Continuity and Maintenance of Operations.

       (a) The Company shall, and shall cause its Subsidiaries to: (i) comply in all material respects with all Legal Requirements and requirements of the NRTC Distribution Agreements applicable to the Company and its Subsidiaries relating to the Business; (ii) fulfill in all material respects all of its obligations under and use commercially reasonable efforts to maintain in full force and effect all Contracts (other than those that expire by their terms or as otherwise consented to by Pegasus), including the NRTC Distribution Agreements, and shall not, without the prior written consent of Pegasus, seek to materially alter, modify or amend any of the foregoing in a manner adverse to the Company or its Subsidiaries (other than those Contracts that expressly provide that they will be amended or modified upon the happening of specified contingencies, and other than amendments or modifications that are consented to by Pegasus); (iii) use its commercially reasonable efforts to promote the financial success of the Business and promptly notify Pegasus of any material adverse change in the condition (financial or otherwise) of the Business; and (iv) use its commercially reasonable efforts to promote, develop and preserve its relationships with its present employees as well as the goodwill of its customers and promptly notify Pegasus of any material adverse change in such relationships. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to maintain the Assets in materially good order, condition and repair (except as otherwise contemplated by the Company Financial Model), maintain insurance relating to the Business in all material respects as in effect on the date of this Agreement, operate the Business (including, without limitation, billing, collection and subscriber matters) in the Ordinary Course (except as otherwise contemplated by the Company Financial Model) and in material compliance with the NRTC Distribution Agreements, use its commercially reasonable efforts to maintain inventories of DIRECTV Systems and supplies at reasonable levels, and keep and maintain all of the books and records in the Ordinary Course. Other than in the Ordinary Course, the Company and its Subsidiaries shall not pay or credit in any way any Accounts Receivable prior to the Closing Date, and shall not permit any of its Representatives to do so either. The Company shall, and shall cause its Subsidiaries to, enforce procedures for disconnection and/or discontinuance of service to subscribers (i) whose accounts are delinquent, (ii) who do not pay for core DIRECTV programming packages, or (iii) who are not Committed Member Residences, all in the Ordinary Course and in accordance with the NRTC Distribution Agreements.

       (b) The Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Pegasus: (i) deviate in any material respect from DIRECTV national programming packages or rates except as described in Section 7.3 of the Company Disclosure Statement; (ii) engage in marketing promotions other than in the Ordinary Course and in accordance with the NRTC Distribution Agreements; or (iii) sell, lease, transfer, convey or assign any material Assets other than in the Ordinary Course and in accordance with the NRTC Distribution Agreements (or enter into any contract to do any of the foregoing) or permit the creation of any Encumbrance on any of the rights of the Company and its Subsidiaries under the NRTC Distribution Agreements, or any material Encumbrance on any of the other Assets except Permitted Liens or Liens under the Company Credit Agreement, the interest escrow established under one of the Company Indentures and the related escrow agreement, as disclosed in Section 3.6 of the Company Disclosure Statement, or as otherwise contemplated by this Agreement.

       (c) Unless the Company shall have obtained the prior written consent of Pegasus, the Company shall not, and shall cause its Subsidiaries not to:

          (i) engage in any Acquisition unless (A) the Acquisition is of a DIRECTV Distribution Business; (B) the Acquisition is funded solely out of the Company's cash on hand as of the date hereof, borrowings under the Company Credit Agreement, debt incurred to the Sellers, and equity contributions from the Company's shareholders; (C) on a pro forma basis, after giving effect to the Acquisition and any debt incurred in connection therewith, the Company would be in compliance with the Company Credit Agreement (including any amendments thereto permitted hereby) and the Company Indentures, and the Company shall have furnished Pegasus with satisfactory evidence to that effect; (D) on a projected basis, after giving effect to the Acquisition and any debt incurred in connection therewith, the Company's cash resources (including available credit under the Company Credit Agreement) will be sufficient to satisfy its future cash requirements as reflected in the Company Financial Model, as updated to reflect such proposed Acquisition, including, without limitation, to fund Acquisitions of DIRECTV Distribution Businesses that have been completed or are pending at the time of the Acquisition and to fund operating expenses, working capital, debt service and capital expenditures (other than the Change of Control Offers);

          (ii) amend either of the Company Indentures;

          (iii) amend the Company Credit Agreement so as to (A) require any payment of principal before it is payable under the Company Credit Agreement as now in effect, (B) decrease the lenders' aggregate commitments under the Company Credit Agreement as now in effect or (C) prevent the Company and its Subsidiaries to continue business operations as reflected in the Company Financial Model.

          (iv) declare or pay any dividends or make any other distributions to the Shareholders;

          (v) redeem or repurchase any stock (other than stock of employees in connection with termination of their employment on terms consistent with the terms of any employment agreement described in Section 3.15 of the Company Disclosure Statement);

          (vi) issue additional Options or any stock appreciation, phantom stock, profit participation or similar rights;

          (vii) incur any material debt (except in connection with Acquisitions permitted by paragraph (i), borrowings under the Company Credit Agreement to finance expenditures not prohibited by this Agreement, and other obligations incurred in the Ordinary Course); or

          (viii) make any loans other than in the Ordinary Course.

       (d) No Seller shall take or omit to take any action that would cause any of them to be in breach of any representations, warranties or covenants made by them in this Agreement or the Collateral Documents or that would, if such action had been taken or omitted on or before the date of this Agreement, have been required to be disclosed in Section 3.11 of the Company Disclosure Statement.

     7.4 Consents and Approvals.

       (a) As soon as practicable after execution of this Agreement, each Seller shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Governmental Authority or Person as is required to be obtained, made or given by such Seller to consummate the transactions contemplated by this Agreement and the Collateral Documents, including without limitation any authorizations, consents, approvals, actions, filings or notices set forth in Section 3.5 of this Agreement or Section 3.5 of the Company Disclosure Statement (other than consents required pursuant to indebtedness of the Company incurred in the Acquisition of a DIRECTV Distribution Business where such indebtedness is secured in full by a letter of credit issued pursuant to the Company Credit Agreement, provided that the completion of the Merger in the absence of such consents will not result in a Default or Event of Default under and as defined in the Company Credit Agreement).

       (b) The Sellers shall cooperate with Pegasus in providing such information and reasonable assistance as may be required in connection with the obligations of the Pegasus Parties under Section 8.4(a).

     7.5 Adoption by Shareholders. The Company shall use its best efforts to secure the vote or consent of the Shareholders required by the DGCL and the Company's certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger, and the board of directors of the Company shall recommend to the Shareholders such approval and adoption. Unless the Company is permitted to and elects to obtain shareholder approval by written consent, the Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of the Shareholders to be held as soon as is reasonably practicable after the effectiveness and mailing of the Pegasus Merger Registration Statement for the purpose of voting upon the approval of this Agreement and the Merger. The Company will furnish to each Shareholder a notice of its rights to dissent from the Merger under Section 262 of the DGCL and to demand an appraisal of its shares of Company Capital Stock and shall provide Pegasus with a copy of such notice prior to the Closing Date. Each of the Principal Company Shareholders (i) hereby waives its dissenters' appraisal rights under Section 262 of the DGCL and (ii) shall vote all of its shares of Company Capital Stock, or otherwise give its consent, to approve this Agreement and the Merger.

     7.6 Securities Filings; Financial Information. The Company shall file the Company 1999 Forms 10-K with the Commission at or before the date they are due and shall simultaneously furnish Pegasus with a copy thereof. The Sellers shall, promptly after execution of this Agreement and from time to time thereafter, provide such information and documents to Pegasus and its Affiliates concerning the Company, its Subsidiaries and the Principal Company Shareholders as may be required or appropriate for inclusion in the Pegasus Merger Registration Statement and any other filing, notification or report made by Pegasus or any Affiliate of Pegasus under the Securities Act, the Exchange Act or any state securities law; shall cause their respective counsel and independent accountants to cooperate with Pegasus, its Affiliates and their investment bankers, counsel and independent accountants in the preparation of such filings, notifications and reports; and shall use their best efforts to obtain consents and "comfort letters" from such accountants as required in connection with such filings, notifications and reports. The Sellers represent and warrant to Pegasus that no information or document provided by any Seller for inclusion in any filing, notification or report made by Pegasus or any Affiliate under the Securities Act or the Exchange Act will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     7.7 Notification of Certain Matters. The Company shall promptly provide to Pegasus copies of any material notices from or correspondence from and to the NRTC or DIRECTV or any Affiliates of DIRECTV, to the extent such materials are in the Company's possession. The Company shall promptly notify Pegasus of any fact, event, circumstance or action known to it that is reasonably likely to cause any Seller to be unable to perform any of its covenants contained herein or any condition precedent in Article IX not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to Pegasus pursuant to this Agreement or the existence or occurrence of which would cause any of the Sellers' representations or warranties under this Agreement not to be correct and/or complete. The Sellers shall give prompt written notice to Pegasus of any adverse development causing a breach of any of the representations and warranties in Article III or IV. However, except as provided in Section 7.8 or waived pursuant to Section 13.7, no disclosure pursuant to this Section, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Sellers.

     7.8 Supplements to Company Disclosure Statement. The Company shall, from time to time prior to Closing, supplement the Company Disclosure Statement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Pegasus Parties in Article IX, the Company Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Company Disclosure Statement by written supplements delivered prior to Closing by the Sellers that (i) are accepted in writing by Pegasus, or (ii) reflect actions expressly permitted by this Agreement to be taken prior to Closing.

     7.9 Employee Matters. Not later than ten Business Days prior to the Closing Date, the Company shall, or shall cause the sponsor of the 401(k) Qualified Retirement Plan Sponsored by Golden Sky Systems, Inc. and Administered through Principal Life Insurance Company (the "401(k) Plan") to, take the following actions: (i) adopt resolutions, or take such other action as required by the 401(k) Plan, to (A) terminate the 401(k) Plan effective as of the Closing Date, subject to receipt of a ruling from the District Director of Internal Revenue that the termination of the 401(k) Plan does not adversely affect the tax qualified status of the 401(k) Plan, and (B) cease contributions under the 401(k) Plan effective as of the Closing Date; and (ii) file Internal Revenue Service Form 5310 (Application for Determination for Terminating Plan) with respect to the 401(k) Plan termination with the District Director of Internal Revenue, such Form fully disclosing the corporate transaction contemplated by this Agreement and the status of 401(k) Plan participants after the transaction. Such resolutions (or other action required by the 401(k) Plan) and Form 5310 shall be in a form satisfactory to Pegasus. To the extent a distribution from the 401(k) Plan is an eligible rollover distribution (as defined in Section 402(c)(4) of the Code), Pegasus shall permit the direct rollover of such distribution to the Pegasus Communications Savings Plan provided that the individual requesting the rollover contribution is a participant in the Pegasus Communications Savings Plan at the time of such rollover, and further provided that the rollover contribution is in cash and/or other property acceptable to the trustee of the Pegasus Communications Savings Plan.

     7.10 1999 Company Financial Statements. The Company will use its commercially reasonable efforts to deliver to Pegasus not later than February 14, 2000, its audited financial statements as of and for the year ended December 31, 1999, accompanied by the report thereon of KPMG LLP. The delivery of such audited financial statements shall constitute a representation and warranty that such financial statements (including the notes thereto) have been prepared in accordance with GAAP on a consistent basis with past practice and that such financial statements present fairly the financial condition of the Company and its Subsidiaries and the results of their operations as of December 31, 1999, and for the year then ended.

     7.11 1999 Tax Returns. The Company will deliver to Pegasus at or before the Closing Date drafts of Tax Returns for the Company and its Subsidiaries for the period ended December 31, 1999. Such draft Tax Returns will be accurate and complete in all material respects.

     7.12 Indemnity under Prior Company Acquisitions. If reasonably requested by Pegasus, the Company will assert claims for indemnification (that would expire if not asserted before the Closing Date) under, and in accordance with, agreements under which it has made Acquisitions of DIRECTV Distribution Businesses, provided that in the Company's judgment a reasonable basis for such claim exists.

     7.13 Tax Certificate. The Sellers shall take no action that would preclude the Company from delivering at the Closing a tax certificate in the form of
Exhibit 7.

     7.14 NRTC Litigation Expenses. After the completion of Pegasus's purchase of Company Capital Stock pursuant to Section 8.10, the Company will establish a committee of the board of directors of the Company consisting of William Collatos, Eric Torgerson, Robert Benbow and Marshall W. Pagon, which shall approve an expense budget for the existing litigation between NRTC and DIRECTV and any related proceedings now or hereafter commenced (the "Litigation Expense Budget"). Such committee will monitor expenses incurred by the Company and its Subsidiaries in connection with such litigation. Any such expenses materially in excess of those reflected in the Litigation Expense Budget shall be subject to prior approval by such committee.


                                  ARTICLE VIII
                 PRE-CLOSING COVENANTS OF THE PEGASUS PARTIES

     Between the date of this Agreement and the Closing Date,

     8.1 Additional Information. Pegasus shall provide to the Sellers and their Representatives such financial, operating and other documents, data and information relating to Pegasus and its Subsidiaries, including pending and completed Acquisitions, as the Sellers or their Representatives may reasonably request. Such access shall include the right of the Sellers and their Representatives to inspect the records, reports and material correspondence of NRTC and DIRECTV and discuss such records, reports and correspondence with NRTC and DIRECTV, and Pegasus shall take all action necessary to facilitate the foregoing. In addition, the Pegasus Parties shall take all action necessary to enable the Sellers and their Representatives (including KPMG LLP) to review and inspect books and records of Pegasus and its Subsidiaries and discuss them with the officers, employees, independent accountants, and counsel of the Pegasus Parties. Notwithstanding any investigation that the Sellers may conduct of Pegasus and its Subsidiaries, the Sellers may fully rely on the Pegasus Parties' warranties, covenants and indemnities set forth in this Agreement, the Collateral Documents and any documents, instruments or certificates delivered hereunder and thereunder, which will not be waived or affected by or as a result of such investigation.

     8.2 Exclusivity. Neither any Pegasus Party, nor any of their Affiliates, nor any of their respective Representatives shall directly or indirectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, subject to any fiduciary obligations under applicable law after taking into account the advice of counsel with respect thereto, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any Person, other than the Company and its shareholders, employees, Representatives, agents and Affiliates, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities or similar transaction involving Pegasus or any of its Subsidiaries (all such transactions being referred to as "Pegasus Alternative Transactions"); provided, however, that the term "Pegasus Alternative Transactions" shall not be deemed to include, and the foregoing shall not prohibit (i) acquisitions of media and communications businesses (including issuances of securities in connection therewith); (ii) sales or other extraordinary transactions relating to Pegasus's broadcast television stations or cable systems, or both; (iii) a public offering (or private placement in the Rule 144A market) of equity or debt securities; or (iv) any transaction described in Section 12.1(d). Pegasus shall immediately notify the Company if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Pegasus in respect of a Pegasus Alternative Transaction, and shall, in any such notice to the Company, indicate the identity of the offeror.

     8.3 Conduct of Business. Unless Pegasus shall have obtained the prior written consent of the Company, Pegasus shall, and shall cause each of its Subsidiaries to, and the Principal Pegasus Shareholders shall cause Pegasus and each of its Subsidiaries to:

       (a) conduct its business in the Ordinary Course, including compliance with its NRTC Distribution Agreements (for purposes hereof, Acquisitions of media and communications businesses, including issuances of securities in connection therewith, licensing transactions and distribution arrangements involving media and communications businesses, sales or extraordinary transactions involving cable systems or broadcast television stations, public offerings and private placements in the Rule 144A market of equity and debt securities and transactions described in Section 12.1(d) will be deemed conduct of business in the Ordinary Course);

       (b) use its commercially reasonable efforts to maintain its business, assets and operations, and its relationships with employees, subscribers, and others with whom it has significant business relationships, as an ongoing business in accordance with past practice and custom;

       (c) not take or omit to take any action that would cause any of the Pegasus Parties to be in breach of any representation or warranty in this Agreement or the Collateral Documents the accuracy of which on the Closing Date is a condition precedent to the Sellers' obligations under Section 12.1, or in breach of any covenant in this Agreement or the Collateral Documents.

     8.4 Consents and Approvals.

       (a) As soon as practicable after execution of this Agreement, the Pegasus Parties shall use their best efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Governmental Authority or Person as is required to be obtained, made or given by any of the Pegasus Parties to consummate the transactions contemplated by this Agreement and the Collateral Documents, including without limitation any authorizations, consents, approvals, actions, filings or notices set forth in Section 4.5 of this Agreement or
    Section 4.5 of the Pegasus Disclosure Statement. Notwithstanding anything in this Section to the contrary, the Pegasus Parties shall not be required to agree to any amendment or modification in, the waiver of any term or condition of, or the imposition of any condition to the transfer to Pegasus of, any NRTC Distribution Agreement in order to obtain the consents required under the NRTC Distribution Agreements.

       (b) The Pegasus Parties shall cooperate with the Sellers in providing such information and reasonable assistance as may be required in connection with the Sellers' obligations under Section 5.4(a).

     8.5 Adoption by Pegasus Shareholders. Pegasus shall, promptly after the effective date of the Pegasus Merger Registration Statement, take all actions necessary in accordance with the DGCL and its certificate of incorporation and by-laws to convene a special meeting of Pegasus's shareholders to act on this Agreement, to be held as soon as practicable following the effectiveness of the Pegasus Merger Registration Statement. Pegasus shall use all reasonable efforts to secure the vote of its shareholders required by the DGCL and its certificate of incorporation and by-laws to approve and adopt this Agreement, and the board of directors of Pegasus shall recommend to the shareholders of Pegasus such approval and adoption. Each of the Principal Pegasus Shareholders shall vote all of its shares of Pegasus's common stock to approve this Agreement and the Merger.

     8.6 Merger Registration Statement. As soon as practicable, and in any event within ten Business Days after the date of this Agreement (assuming Pegasus receives the required information from the Company its Representatives and the Sellers on a timely basis), Pegasus shall prepare and file with the Commission a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Pegasus Merger Registration Statement") registering under the Securities Act the Pegasus Class A Common Stock to be issued in the Merger. In addition to registering such Class A Common Stock, the Pegasus Merger Registration Statement will contain a combined proxy statement and prospectus (the "Proxy Statement/Prospectus") that will constitute (i) a prospectus to be delivered to the Shareholders in connection with the meeting or solicitation of consents referred to in Section
7.5 and (ii) a proxy statement to be delivered to Pegasus's shareholders in connection with the meeting of Pegasus's shareholders referred to in Section
8.5. Pegasus shall provide the Sellers and their counsel reasonable opportunity to review and comment upon the contents of the Pegasus Merger Registration Statement prior to any filing, mailing or amendment thereof. Pegasus will use commercially reasonable efforts to cause the Pegasus Merger Registration Statement to become effective as promptly as practicable. As promptly as practicable after the Pegasus Merger Registration Statement shall have become effective, Pegasus shall mail or deliver the Proxy Statement/Prospectus to the Shareholders and to the shareholders of Pegasus entitled to notice of and to vote at the Pegasus shareholders' meeting referred to in Section 8.5. As of their respective filing dates, all documents that Pegasus is responsible for filing with the Commission in connection with the transactions contemplated herein will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder; and as of their effective dates, their mailing dates and the dates of the meeting of Pegasus Shareholders to vote on the Merger, no such filings will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Pegasus will use best efforts to cause the Pegasus Class A Common Stock to be issued in the Merger or to be reserved for issuance upon the exercise of the replacement options and warrants described in Section 2.12 to be approved for listing on the Nasdaq National Market, subject to notice of issuance prior to the Effective Time.

     8.7 Notification of Certain Matters. Pegasus shall promptly provide to the Sellers copies of any material notices from or correspondence from and to the NRTC or DIRECTV or any Affiliates of DIRECTV to the extent such materials are in Pegasus's possession. Pegasus shall promptly notify the Sellers of any fact, event, circumstance or action known to it that is reasonably likely to cause any Pegasus Party to be unable to perform any of its covenants contained herein or any condition precedent in Article X not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to the Sellers pursuant to this Agreement or the existence or occurrence of which would cause any of the Pegasus Parties' representations or warranties under this Agreement not to be correct and/or complete. The Pegasus Parties shall give prompt written notice to the Sellers of any adverse development causing a breach of any of the representations and warranties in Article V or VI as of the date made. However, except as provided in Section 8.9 or waived pursuant to Section 13.7, no disclosure by the Pegasus Parties pursuant to this Section shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by the Pegasus Parties.

     8.8 Tax Certificate. Pegasus and Merger Sub shall take no action that would preclude them from delivering at Closing a tax certificate in the form of
Exhibit 8.

     8.9 Supplements to Pegasus Disclosure Statement. The Pegasus Parties shall, from time to time prior to Closing, supplement the Pegasus Disclosure Statement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Sellers in Article X, the Pegasus Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Pegasus Disclosure Statement by written supplements delivered prior to Closing by the Pegasus Parties that (i) are accepted in writing by the Company or (ii) reflect actions taken or events occurring after the date hereof and prior to Closing that (A) do not breach any covenant in this Agreement so as to cause the condition precedent stated in
Section 10.2 not to be fulfilled at or prior to the Closing, and (B) do not in the aggregate have a Material Adverse Effect on Pegasus or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Pegasus Parties to perform its obligations under this Agreement or any of the Collateral Documents.

     8.10 Purchase of Certain Shares of Company Capital Stock.

       (a) Within two Business Days after the expiration or early termination of the notification period under the HSR Act described below, the Company will
    (i) designate to Pegasus (A) the names of not more than twenty existing holders of the Company's Series A, Series B, or Series C Preferred Stock, and/or holders of Options to purchase Company Capital Stock (subject, in the case of Options to purchase Company Capital Stock held by members of the Company's management, to Pegasus's consent, as provided below) (the "Selling Holders") who wish to sell shares of Company Capital Stock or Options to purchase Company Capital Stock to Pegasus, (B) the number and classes of shares of Company Capital Stock or Options to purchase Company Capital Stock that the Selling Holders wish to sell to Pegasus (the "Offered Shares"), which shall not be less than the Required Percentage (as defined below) of the Company Common Stock (on a fully converted basis) on the date of the designation provided herein, and (C) the purchase price for which such Selling Holders wish to sell the Offered Shares, which shall not exceed $25,000,000 in the aggregate; and (ii) deliver to Pegasus a purchase agreement in the form attached hereto as Exhibit 9, appropriately completed and executed by each Selling Holder. "Required Percentage" means the percentage determined by (1) dividing the dollar amount of the aggregate purchase price specified in the purchase agreements delivered pursuant to this Section by the Market Price on the date of this Agreement and (2) dividing the result by 6,500,000. Notwithstanding anything herein to the contrary, Pegasus shall not be required to purchase Options to purchase Company Capital Stock or Company Capital Stock acquired by a member of the Company's management upon exercise of Options after the date hereof unless Pegasus shall otherwise consent. Promptly after execution of this Agreement, Pegasus, the Company and, if required, the Selling Holders will make such filings as are required under the HSR Act.

       (b) Within two Business Days after receipt of the material described in
    Section 8.10(a), Pegasus will (i) execute each of the purchase agreements so received and return one copy of each to the Company and the Selling Holders. Within two Business Days after expiration or early termination of the waiting period under the HSR Act, Pegasus will pay to each Selling Holder (in accordance with the instructions contained in such Selling Holder's purchase agreement) the amount, in cash, specified in such Selling Holder's purchase agreement against receipt by Pegasus of one or more certificates evidencing the Offered Shares, duly endorsed (or accompanied by a stock power duly executed) in blank.

       (c) The Company will register on its transfer books the transfer to Pegasus of all Offered Shares purchased by Pegasus under this Section 8.10. The Company waives any requirement for a signature guarantee in connection with such registration.

       (d) Upon the completion of all such purchases, the Sellers shall take all action necessary to increase the size of the Company's board of directors by one member and elect Marshall W. Pagon to fill the vacancy so created. Marshall W. Pagon shall continue to be a director of the Company until the earlier of the Effective Time or the termination of this Agreement pursuant to Article XII.


                                   ARTICLE IX
          CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PEGASUS PARTIES

     All obligations of the Pegasus Parties under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that the Pegasus Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

     9.1 Accuracy of Representations. All representations and warranties of the Company contained in sections 3.11(b), 3.15 and 3.20 (giving effect to Section 7.8) shall be true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, except to the extent that any inaccuracies or breaches thereof would not have Adverse Consequences in excess of $5,000,000 in the aggregate (the existence of any such breach or inaccuracy and the amount of any such Adverse Consequences to be determined by giving effect to the dollar thresholds contained in Section 3.15 but without regard to any other "materiality" standard in any such Section and without regard to clause (vi) of Section 3.11(b)). All representations and warranties of the Company contained in Sections 3.12, 3.13 and 3.14 (giving effect to Section 7.8) shall be true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, except to the extent that any inaccuracies or breaches thereof would not have Adverse Consequences in excess of $2,500,000 in the aggregate (the existence of any such breach or inaccuracy and the amount of any such Adverse Consequences to be determined by giving effect to any "materiality" standard in any such Section, but without regard to any dollar thresholds contained in such sections). All representations and warranties of the Sellers contained in this Agreement, other than those referred to in the two preceding sentences (giving effect to Section 7.8), the Collateral Documents and any certificate delivered by any of the Sellers at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, other than representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date. The Company shall have delivered to Pegasus and Merger Sub a certificate dated the Closing Date to the foregoing effect.

     9.2 Covenants. The Sellers shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement that are to be performed or complied with by them at or prior to Closing. The Company shall have delivered to Pegasus and Merger Sub a certificate dated the Closing Date to the foregoing effect.

     9.3 Consents and Approvals.

       (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided in Sections 7.4(a) and 8.4(a) shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law, including the HSR Act, or any Governmental Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the GSS Parties to perform its obligations under this Agreement or any of the Collateral Documents.

       (b) Notwithstanding the foregoing, the condition precedent stated in subsection (a) shall not have been satisfied if (i) any consent, approval, authorization or order obtained in connection with the transactions contemplated by this Agreement and the Collateral Documents is conditioned upon or related to the amendment, modification, cancellation or termination of, or waiver of any term or condition of, any contract, commitment or agreement, or imposes upon Pegasus, any of its Subsidiaries, the Surviving Corporation or any of its Subsidiaries any condition or requirement or change in policy not now imposed upon Pegasus, the Company, the Business or the DIRECTV Distribution Business of Pegasus (regardless of whether such imposition is specifically related to or predicated upon or precedes or follows such consent, approval, authorization or order) and (ii) in the case of consents, approvals, authorizations and orders other than those required from NRTC and DIRECTV, any such amendment, modification, cancellation, termination, waiver or imposition would have a Material Adverse Effect on the Company or the DIRECTV Distribution Business of Pegasus.

       (c) This Agreement and the Merger shall have been approved by the requisite vote of Pegasus's shareholders in accordance with the DGCL and the rules of the Nasdaq Stock Market.

       (d) This Agreement and the Merger shall have been approved by the requisite vote of the Company's Shareholders in accordance with the DGCL and the Company's Certificate of Incorporation and by-laws.

       (e) Pegasus and Merger Sub shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsections (a), (c) and (d).

     9.4 Dissenters' Rights. The period for assertion of dissenters' rights pursuant to Section 262 of the DGCL shall have expired, and the holders of Company Capital Stock entitled to receive not more than ten percent of the Pegasus Class A Common Stock included in the Merger Consideration shall have perfected their dissenters' appraisal rights under Section 262 of the DGCL in connection with the Merger.

     9.5 Delivery of Documents. The Company shall have delivered, or caused to be delivered, to Pegasus and Merger Sub the following documents:

       (i) Registration Rights Agreement, executed by each Principal Company Shareholder and by each other Shareholder and each member of Company Senior Management who elects to do so.

       (ii) Escrow Agreement, executed by the Escrow Agent and the Company, and delivery to the Escrow Agent of the shares of Pegasus Class A Common Stock required by Section 2.7 to be delivered to the Escrow Agent.

       (iii) Voting Agreement, executed by the Principal Company Shareholders who are required to execute the Voting Agreement.

       (iv) Certified copies of the Company's certificate or incorporation and by-laws and certified resolutions of the board of directors and Shareholders of the Company authorizing the execution of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

       (v) Opinion of McDermott, Will & Emery, counsel to the Sellers, dated the Closing Date, in form and substance reasonably satisfactory to Pegasus.

       (vi) All books and records of the Company and its Subsidiaries.

       (vii) All originally executed NRTC Distribution Agreements, and all originally executed amendments thereto, that are in the Company's possession, and copies of all such documents the originals of which are not in the Company's possession.

       (viii) To the extent in the Company's possession, all original Consumer Contracts and all original files relating thereto.

       (ix) Resignations of all members of the board of directors or similar body of the Company and each of its Subsidiaries effective as of the Effective Time.

       (x) A tax certificate in the form of Exhibit 7, executed by the Company.

       (xi) Such other documents and instruments as Pegasus may reasonably request: (A) to evidence the accuracy of the Seller's representations and warranties under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder;
     (B) to evidence the performance by the Company and the GSS Parties of, or the compliance by the Company and the GSS Parties with, any covenant, obligation, condition and agreement to be performed or complied with by the Company or any of the GSS Parties under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

     9.6 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the Assets or in the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole, other than changes affecting generally the NRTC and its members and affiliates who provide DIRECTV services.

     9.7 No Litigation. No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority, and no Legal Requirement or policy (other than proceedings and Legal Requirements affecting generally the NRTC and its members and affiliates who provide DIRECTV services) of the NRTC, DirecTV, Inc. or any of their affiliates, or any applicable regulatory authority, shall have been enacted, promulgated or issued that would: (i) prohibit or adversely affect in any material respect Pegasus's or the Surviving Corporation's and its Subsidiaries' ownership or operation of all or a material portion of the Business or the Assets or materially and adversely affect the value of the Assets; (ii) materially restrict or limit or otherwise condition Pegasus's or the Surviving Corporation's and its Subsidiaries' right to transfer and/or assign the Business or the Assets in the future; (iii) compel Pegasus or the Surviving Corporation or any of its Subsidiaries to dispose of or hold separate all or a material portion of the Business or the Assets as a result of any of the transactions contemplated by this Agreement and the Collateral Documents; (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement and the Collateral Documents; or (v) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

     9.8 NRTC Compliance Certificate. The Company shall have delivered to Pegasus a certificate or letter from NRTC dated as of the Closing Date to the effect that the Company and its Subsidiaries are in material compliance with the NRTC Distribution Agreements and there are no payments due by the Company under the NRTC Distribution Agreements other than payments for fees due in the Ordinary Course and not yet payable.

     9.9 South Plains. The Company or one of its Subsidiaries shall have acquired all the partnership interest in South Plains DBS, L.P. not currently owned by the Company and its Subsidiaries. Nothing contained elsewhere in this Agreement shall prohibit the Company and its Subsidiaries from doing so.


                                    ARTICLE X
              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

     All obligations of the Sellers under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that the Sellers may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

     10.1 Accuracy of Representations. All representations and warranties of the Pegasus Parties contained in this Agreement (giving effect to Section 8.9) and the Collateral Documents and any other document, instrument or certificate delivered by any of the Pegasus Parties at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, other than representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date. The Pegasus Parties shall have delivered to the Sellers a certificate dated the Closing Date to the foregoing effect.

     10.2 Covenants. The Pegasus Parties shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by the Pegasus Parties at or prior to Closing. The Pegasus Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

     10.3 Consents and Approvals.

       (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided in
    Section 8.4(a) and by NRTC and DIRECTV shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law, including the HSR Act, or any Governmental Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on Pegasus or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Pegasus Parties to perform its obligations under this Agreement or any of the Collateral Documents.

       (b) This Agreement and the Merger shall have been approved by the requisite vote of Pegasus's shareholders in accordance with the DGCL, Pegasus's Certificate of Incorporation and by-laws and the rules of the Nasdaq Stock Market.

       (c) This Agreement and the Merger shall have been approved by the requisite vote of the Company's Shareholders in accordance with the DGCL and the Company's Certificate of Incorporation and by-laws.

       (d) The Sellers shall have been furnished with the appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsections (a), (b) and (c).

     10.4 Delivery of Documents. The Pegasus Parties, as applicable, shall have executed and delivered, or caused to be executed and delivered, to the Company and the Principal Company Shareholders the following documents:

       (i) Registration Rights Agreement, executed by Pegasus.

       (ii) Escrow Agreement, executed by Pegasus and the Escrow Agent.

       (iii) Voting Agreement, executed by the Principal Pegasus Shareholders and by Marshall W. Pagon.

       (iv) Certified copies of the certificate of incorporation and by-laws of Pegasus and certified resolutions by the board of directors and Shareholders of Pegasus authorizing the execution of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby.

       (v) Such other documents and instruments as the Sellers may reasonably request: (A) to evidence the accuracy of the representations and warranties of the Pegasus Parties under this Agreement and the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Pegasus Parties of, or the compliance by the Pegasus Parties with, any covenant, obligation, condition and agreement to be performed or complied with by the Pegasus Parties under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

       (vi) Opinion of Drinker Biddle & Reath LLP, counsel to the Pegasus Parties, dated the Closing Date, in form and substance reasonably satisfactory to the Company.

       (vii) Opinion of Drinker Biddle & Reath LLP, counsel to Pegasus, in form reasonably satisfactory to the Principal Company Shareholders, to the effect that the Merger qualifies as a tax-free reorganization under
      Section 368(a) of the Code.

     10.5 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition or operations of Pegasus and its Subsidiaries taken as a whole, other than changes affecting generally the NRTC and its members and affiliates who provide DIRECTV services.

     10.6 Litigation. No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; (iii) result in the Class A Common Stock being ineligible for trading on the Nasdaq Stock Market or a national securities exchange in the United States; or (iv) have a Material Adverse Effect on Pegasus (other than proceedings and Legal Requirements affecting generally the NRTC and its members and affiliates who provide DIRECTV services).

     10.7 Nasdaq Listing. The shares of Pegasus Class A Common Stock issuable in the Merger and those to be reserved for issuance upon exercise of the replacement options and warrants described in Section 2.12 shall have been approved for listing on the Nasdaq Stock Market upon official notice of issuance.

     10.8 Pegasus Merger Registration Statement. The Pegasus Merger Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities.


                                   ARTICLE XI
                             POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following Closing:

     11.1 Transition. None of the Principal Company Shareholders shall take any action that is designed or intended to have the effect of discouraging any lessor, licensor, subscriber, supplier or other business associate of the Company, its Subsidiaries or the Business from maintaining the same business relationships with Pegasus, the Surviving Corporation and its Subsidiaries after Closing as it maintained with the Company and its Subsidiaries prior to Closing.

     11.2 Indemnification of Directors, Officers and Managers of the Company and its Predecessors; Directors' and Officers' Insurance.

       (a) The certificate of incorporation and by-laws of the Surviving Corporation (and of any corporation that shall succeed to it by merger, consolidation or otherwise) shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law.

       (b) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors and employees of the Company (and its predecessors) and its Subsidiaries (collectively, the "GSS Indemnified Parties") against all Adverse Consequences (including amounts that are paid in settlement of, with the approval of Pegasus and the Surviving Corporation (which approval shall not be unreasonably withheld)), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, manager, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under the DGCL (and shall pay expenses in advance of the final disposition of any such action or proceeding to each GSS Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of DGCL).

       (c) Without limiting the foregoing, in the event any Claim is brought against any GSS Indemnified Party (whether arising before or after the Effective Time) after the Effective Time, (i) subject to the last sentence of this subsection (c), the Surviving Corporation may retain counsel reasonably acceptable to the GSS Indemnified Parties to represent them in connection with the claim, and if it shall fail to do so the GSS Indemnified Parties may retain their regularly engaged independent legal counsel as of the date of this Agreement, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to Pegasus and the Surviving Corporation, (ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the GSS Indemnified Parties promptly as statements therefor are received, and (iii) the Surviving Corporation will use its reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any GSS Indemnified Party wishing to claim indemnification under this Section 11.2, promptly upon learning of any such Claim, shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section 11.2, except to the extent such failure prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of DGCL. The GSS Indemnified Parties and the Surviving Corporation and its Affiliates as a group shall be represented by one law firm (in addition to local counsel) with respect to each such matter unless there is, under applicable standards of professional conduct (as reasonably determined by counsel to such GSS Indemnified Parties) a conflict on any significant issue between the position of the Surviving Corporation and its Affiliates, on the one hand, and one or more GSS Indemnified Parties, on the other hand, or between the position of any two or more of such GSS Indemnified Parties, as the case may be, in which event additional counsel as may be required may be retained by such GSS Indemnified Parties, and the reasonable fees and expenses of such additional counsel shall be paid by the Surviving Corporation.

       (d) Pegasus shall cause to be maintained in effect for not less than six
    (6) years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that Pegasus may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the GSS Indemnified Parties to the extent reasonably available.

       (e) This Section 11.2 is intended to be for the benefit of, and shall be enforceable by, the GSS Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Pegasus and Merger Sub and the Surviving Corporation and their respective successors and assigns.

       (f) Notwithstanding anything else in this Section 11.2, no GSS Indemnified Party shall be entitled to indemnification under this Section
    11.2 or under any provision of the Company's certificate of incorporation or by-laws as to any matter as to which Pegasus is entitled to be indemnified pursuant to Article XIII.

     11.3 Offers to Purchase. Pegasus shall cause the Surviving Corporation to make the Offers to Purchase within the time required by the Company Indentures.

     11.4 Confidentiality. Each Principal Company Shareholder shall maintain as confidential any information and documentation related to the business of Pegasus or its Subsidiaries that is or has been disclosed to such Principal Company Shareholder by Pegasus, its Subsidiaries, or their respective Representatives in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby or that such Principal Company Shareholder has obtained about the Company as a result of its ownership of Company Capital Stock (the "Confidential Information"). Notwithstanding the foregoing, no Principal Company Shareholder shall be required to maintain the confidentiality of those portions of the Confidential Information that (i) become generally available to the public other than as a result of a disclosure by the Principal Company Shareholder, (ii) were known by the Principal Company Shareholder or were available to the Principal Company Shareholder on a non-confidential basis prior to the disclosure of such Confidential Information in connection with the transactions contemplated hereby or as a result of its ownership of Company Capital Stock; provided that the source of such information was not known by the Principal Company Shareholder to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Pegasus or its Subsidiaries with respect to such material, or (iii) become available to the Principal Company Shareholder on a non-confidential basis, at any time after the disclosure of such Confidential Information in connection with the transactions contemplated hereby or other than as a result of its ownership of Company Capital Stock, from a source other than Pegasus, its Subsidiaries or their respective Representatives; provided that the source of such information was not known by the Principal Company Shareholder to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Pegasus or its Subsidiaries with respect to such material. No Principal Company Shareholder shall use the Confidential Information for any purpose other than in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to, enforcement of remedies pursuant to Sections 13.2 and 13.3 hereof and any continuing obligations of Pegasus, the Company or the Principal Company Shareholders under this Agreement.

                                   ARTICLE XII
                                   TERMINATION


     12.1 Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to Closing as provided below:

       (a) This Agreement may be terminated by the mutual written consent of both Pegasus and the Company at any time prior to Closing.

       (b) The Pegasus Parties may terminate this Agreement by giving written notice to the Sellers at any time prior to Closing if the Company or any of the Sellers breaches any representation, warranty or covenant contained in this Agreement, which breach if unremedied would cause any condition precedent stated in Article IX not to be satisfied, Pegasus notifies the Sellers of the breach, and the breach continues without cure for a period of 30 days after the notice of breach.

       (c) The Company may terminate this Agreement by giving written notice to Pegasus at any time prior to Closing if any Pegasus Party breaches any representation, warranty or covenant contained in this Agreement, which breach if unremedied would cause any condition precedent stated in Article X not to be satisfied, the Sellers notify Pegasus of the breach, and the breach continues without cure for a period of 30 days after the notice of breach.

       (d) The Company may terminate this Agreement if any of the following occurs after the date hereof and before the Closing (it being understood that the occurrence of any of the following will not constitute a breach of this Agreement by any of the Pegasus Parties):

          (i) Pegasus or any of its Subsidiaries makes any Acquisition or an investment in any business in any single transaction or series of related transactions if the consolidated gross revenue of the DIRECTV Distribution Business of Pegasus and its consolidated Subsidiaries for the period of four fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements are available would be 75 percent or less of the consolidated gross revenues of Pegasus and its Subsidiaries for such period, in each case on a pro forma basis on the assumption that the Acquisition or investment had occurred at the beginning of such period;

          (ii) Pegasus or any of its Subsidiaries disposes of any portion of its DIRECTV Distribution Business unless (A) such disposition is made in connection with the acquisition of one or more other DIRECTV Distribution Businesses, and (B) the net decrease in the consolidated gross revenues of the DIRECTV Distribution Business of Pegasus and its consolidated Subsidiaries for the period of four fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements are available, on a pro forma basis, on the assumption that such disposition and the related acquisitions had occurred at the beginning of such period, would not exceed ten percent of the actual consolidated gross revenues of the DIRECTV Distribution Business of Pegasus and its consolidated Subsidiaries for such period;

          (iii) Pegasus or any of its Subsidiaries incurs indebtedness in excess of $50,000,000 in the aggregate other than in connection with acquisitions (including increases in the letter of credit posted in favor of NRTC) and other than under the Pegasus Credit Agreement;

          (iv) Pegasus declares or pays any dividend or other distribution on its capital stock or redeems or repurchases any of its capital stock, other than (A) regularly scheduled dividend payments on Pegasus's Series A Preferred Stock, (B) redemptions or repurchase of shares of employees in connection with the termination of their employment, or (C) dividends payable in common stock or stock splits; or

          (v) Pegasus or any of its Subsidiaries enters into any transaction (or series of related transactions), other than (A) transactions in the Ordinary Course (B) transactions of the nature described in any of paragraphs (i) through (v), and (C) transactions described in Section
        5.10 of the Company Disclosure Statement, but exclusive of transactions described in Section 8.10, resulting in an expenditure or commitment in excess of $50,000,000.

       (e) Either Pegasus or the Company may terminate this Agreement if the Closing shall not have occurred on or before June 30, 2000 (the "Outside Closing Date"), otherwise than because of a breach by the terminating Party of any of its representations, warranties or covenants in this Agreement, except that the Outside Closing Date shall be subject to extension as follows:

          (i) If the condition precedent in Section 9.9 (relating to South Plains DBS, L.P.) is not satisfied by June 30, 1999, then, subject to paragraph (iii), the Company may, by written notice to Pegasus, extend the Outside Closing Date until September 30, 1999.

          (ii) If the Outside Closing Date is extended pursuant to paragraph (i) and the condition precedent in Section 9.9 is not satisfied by September 30, 1999, the Company may, by written notice to Pegasus, require Pegasus to waive such condition precedent.

          (iii) If all conditions precedent other than the one stated in Section
        9.9 are satisfied or waived at any time, Pegasus may waive such condition precedent and the parties shall proceed to complete the Closing, in which case paragraph (i) will cease to apply.

     12.2 Effect of Termination. Upon any termination of this Agreement, all obligations under this Agreement shall cease, and there shall be no liability or further obligation under this Agreement on the part of the Company, any subsidiary of the Company, any other GSS Party, Pegasus, or any other Pegasus Party or their respective officers and directors, except for any obligation or liability of any Party based on or arising from a breach or default by such Party with respect to any of the covenants contained in Sections 7.2 and 8.2. No termination of this Agreement shall affect any Party's obligation under the Confidentiality Agreement.

     12.3 Procedure Upon Termination. If this Agreement is terminated by any Party pursuant to this Article, notice of such termination shall promptly be given by the terminating Party to the other Party.


                                  ARTICLE XIII
                                 INDEMNIFICATION

    13.1 Survival of Representations and Warranties.

       (a) Except to the extent waived pursuant to Section 13.7, the representations and warranties contained in Sections 2.13, 3.2(d), 3.11(b), 5.11(a), 5.12(b) and 7.10 and the last sentence of Section 5.2 and in the information contained in the list and calculation furnished to Pegasus pursuant to Section 2.7(c) shall survive Closing and shall expire six months after the Closing Date; provided, however, that such survival shall be for the sole purpose of supporting indemnification claims under Section 13.2 and 13.3; and provided further that such expiration will not include, extend or apply to any claim for indemnification made pursuant to Section 13.2 or 13.3 prior to such date.

       (b) Except as provided in Section 13.1(a), all of the representations and warranties contained in this Agreement shall be deemed conditions to the Merger, to the extent stated in Sections 9.1 and 10.1, and shall not survive the Closing or the termination of this Agreement.

       (c) If the Closing occurs (i) all covenants of the Sellers and the Pegasus Parties contained in Articles VII and VIII shall expire at the Closing (including any claim based on a breach of any such covenant or agreement occurring before the Closing), and (ii) the other covenants and agreements of the Pegasus Parties and the Sellers in this Agreement shall survive indefinitely.

    13.2 Indemnification Provisions for Benefit of the Pegasus Parties.

       (a) If the Company breaches (or if any third party alleges facts that, if true, would mean the Company has breached) any representation or warranty of the Company that survives the Closing pursuant to Section 13.1, or if the Company 1999 Forms 10-K (or if any third party alleges facts that, if true, would mean the Company 1999 Forms 10-K), contained, as of their filing dates, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and if in any such case Pegasus makes a written claim for indemnification no later than six months after the Closing Date (the "Indemnification Period"), then, subject to the limitations contained elsewhere in this Article

   XIII, the Shareholders shall, severally and in proportion to the amount of the Merger Consideration received by each, indemnify Pegasus, the Surviving Corporation and their Affiliates and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons (the "Pegasus Indemnitees") from and against any Adverse Consequences that any such Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that any such Person may suffer after the end of the Indemnification Period) resulting from, arising out of, relating to or caused by the breach, untrue statement or omission. In addition, if Pegasus makes a written claim for indemnification within the Indemnification Period, then subject to the limitations contained elsewhere in this Article XIII, the Shareholders shall, severally and in proportion to the amount of the Merger Consideration received by each, indemnify the Pegasus Indemnitees from and against any Adverse Consequences that any of the Pegasus Indemnitees may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that any such Person may suffer after the end of the Indemnification Period) resulting from, arising out of relating to or caused by any of the following:

          (i) any failure on the part of the Company or any of its Subsidiaries to comply with the Satellite Home Viewer Act and the Satellite Home Viewer Improvement Act of 1999 with respect to Grade A and Grade B subscribers receiving over-the-air signals from the primary network stations affiliated with a network; or

          (ii) any claim that the Company failed to consummate any Acquisition of a DIRECTV Distribution Business in violation of a legal obligation to do so, whether or not any such matter is disclosed in the Company Disclosure Statement or is otherwise known to Pegasus.

In addition, provided that Pegasus makes a written claim for indemnification within the Indemnification Period, then, subject to the limitations contained elsewhere in this Article XIII, the Shareholders shall, severally and in proportion to the amount of the Merger Consideration received by each, indemnify the Pegasus Indemnitees as follows:

            (A) if the partnership interest in South Plains DBS, L.P. not currently owned by the Company and its Subsidiaries (the "Minority Interest") is acquired by the Company or its Subsidiaries before the Closing, or by Pegasus or its Subsidiaries after the Closing but before the expiration of the Indemnification Period, the Pegasus Parties shall be indemnified for the excess of the cost to purchase the Minority Interest over $13,075,000; or

            (B) if the Minority Interest is not acquired by the Company, Pegasus or any of their respective subsidiaries before the expiration of the Indemnification Period, the Pegasus Parties shall be indemnified for the sum of $13,075,000.

Between the Closing Date and the expiration of the Indemnification Period, Pegasus shall be required to accept (or cause one of its Subsidiaries to accept) any all-cash offer approved by the Principal Company Shareholders to acquire the Minority Interest pursuant to commercially reasonable documentation for not more than $13,075,000.

       (b) Notwithstanding the foregoing, the Shareholders shall not have any obligation to indemnify any Pegasus Indemnitee under Section 13.2(a) unless the Adverse Consequences with respect thereto shall exceed $25,000,000 in the aggregate, in which case they shall be required to indemnify the Pegasus Indemnitees for all Adverse Consequences, including the first $25,000,000. This limitation shall not apply to obligations arising out of the breach of any representation, warranty or covenant contained in Section 2.13 or 3.2(d) or the list or calculation furnished to Pegasus pursuant to Section 2.7(c).

       (c) Notwithstanding the foregoing, the liability of any Shareholder under
    Section 13.2(a) shall be satisfied only by the delivery pursuant to Section
    13.6 of Escrowed Shares held for such Shareholder's account by the Escrow Agent, valued in accordance with Section 13.6. This limitation shall not apply to obligations arising out of the breach of any representation, warranty or covenant contained in Section 2.13 or 3.2(d) or the list or calculation furnished to Pegasus pursuant to Section 2.7(c).

    13.3 Indemnification Provisions for Benefit of the Shareholders.

       (a) If Pegasus breaches (or if any third party alleges facts that, if true, would mean that Pegasus has breached) any representation or warranty of Pegasus that survives the Closing pursuant to Section 13.1 or if the Pegasus Merger Registration Statement (or if any third party alleges facts that, if true, would mean that the Pegasus Merger Registration Statement), as of the Closing Date, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (except for statements made or facts omitted in reliance on and in conformity with information furnished in writing by the Company or any Principal Company Shareholder specifically for inclusion therein), and if, in any such case, any Shareholder makes a written claim for indemnification against Pegasus and the Surviving Corporation within the Indemnification Period, then subject to the limitations contained elsewhere in this Article XIII, Pegasus and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the Shareholders, the former directors, officers, employees and agents of the Company and its Affiliates and the successors and assigns of any of such Persons (the "Company Indemnitees"), from and against any Adverse Consequences that any such Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that any such Person may suffer after the end of the Indemnification Period) resulting from, arising out of, relating to or caused by the breach, untrue statement or omission.

       (b) Notwithstanding the foregoing, Pegasus and the Surviving Corporation shall not have any obligation to indemnify any Company Indemnitee under
    Section 13.3(a) unless the Adverse Consequences described therein shall exceed $25,000,000 in the aggregate, in which case they shall be required to indemnify the Company Indemnitees for all Adverse Consequences, including the first $25,000,000. This limitation shall not apply to obligations arising out of the breach of any representation or warranty contained in the last sentence of Section 5.2.

       (c) Notwithstanding the foregoing, the liability of Pegasus and the Surviving Corporation under Section 13.3(a) shall be satisfied only by the delivery pursuant to Section 13.6 of additional shares of Pegasus Class A Common Stock, valued in accordance with Section 13.6, and shall be limited in the aggregate to 975,000 shares of Pegasus Class A Common Stock (adjusted as provided in the last sentence of Section 2.7(a)) valued in accordance with Section 13.6. This limitation shall not apply to obligations arising out of the breach of any representation or warranty contained in the last sentence of Section 5.2.

    13.4 Matters Involving Third Parties.

       (a) If any third party shall notify either Pegasus, the Surviving Corporation or any Principal Company Shareholder (the "Indemnified Party") prior to the expiration of the Indemnification Period with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other (the "Indemnifying Party") under this Article, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party (but not beyond the expiration of the Indemnification Period, or, in the case of notice of a Third Party Claim received by the Indemnified Party on the last day of the Indemnification Period, the next Business Day) shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

       (b) Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer (limited as provided in this Article XIII) resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder (subject to the aggregate limitations contained herein); (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to (A) exceed the limit of the Indemnifying Party hereunder or (B) establish a precedent, custom or practice materially adverse to the continuing business interests of the Indemnified Party; and
    (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

       (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with subsection (b): (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and
    (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

       (d) If any of the conditions in Section 13.4(b) is not or no longer satisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses) by delivery of shares of Pegasus Class A Common Stock, from the Escrowed Shares or otherwise, valued as set forth in Section 13.6; and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent, but subject to the limitations, provided in this Article XIII.

     13.5 Determination of Adverse Consequences. Pegasus, the Surviving Corporation and the Shareholders shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Article XIII. Adverse Consequences arising from a breach or alleged breach of any representation or warranty referred to in
Section 13.2 or 13.3 shall be calculated, and whether there is a breach of any such representation or warranty for purposes of Section 13.2 or 13.3 shall be determined, without reference to any dollar threshold or materiality threshold contained in any such representation or warranty (it being understood that any such threshold shall be given effect for determining whether any condition precedent stated in Section 9.1 or 10.1 shall have been satisfied as of the Closing Date). All indemnification obligations under this Article shall be net of any insurance proceeds received by the Indemnified Party in respect of the event or circumstance giving rise to the claim for indemnification and shall be deemed adjustments to the Merger Consideration.

     13.6 Payment in Shares. All shares of Pegasus Class A Common Stock delivered in satisfaction of any indemnity claim under this Article XIII shall be delivered free and clear of all Encumbrances other than transfer restrictions under applicable securities laws. Each share of Pegasus Class A Common Stock (whether included in the Escrowed Shares or otherwise) delivered in satisfaction of any such indemnity claim shall be valued at the Market Price on the Closing Date (adjusted for stock splits and reclassifications). Any dividends previously paid and any other distributions made after the Closing Date in respect of shares of Pegasus Class A Common Stock delivered to Pegasus in settlement of any indemnity claim (whether paid in cash, securities or other property) shall also be transferred, free and clear of all Encumbrances other than transfer restrictions under applicable Securities laws, to Pegasus; and in the case of Pegasus Class A Common Stock delivered to any Company Indemnitee in settlement or any indemnity claim, Pegasus shall be required to deliver to such Company Indemnitee the amount of any cash, securities or other property, valued at the date of such settlement, that such Company Indemnitee would have received had such Company Indemnitee owned such shares on the date of such dividend or distribution.

     13.7 No Indemnification for Certain Disclosed Matters.

        (a) If any of the Sellers shall disclose in writing to Pegasus on or before the Closing Date pursuant to Section 7.7 or 7.8 (but not otherwise) any fact that would cause any condition precedent stated in

     Article IX not to be satisfied or would give rise to a right on the part of the Pegasus Parties to terminate this Agreement pursuant to Section 12.1, if the Pegasus Parties do not terminate this Agreement pursuant to Section 12.1, then, except for matters described in Section 13.2(a)(i), (ii), (A) or (B), the Pegasus Indemnitees shall be deemed to have waived any claim to indemnification based on such fact upon completion of the Closing.

        (b) If Pegasus shall disclose in writing to the Company on or before the Closing Date pursuant to Section 8.7 or 8.8 (but not otherwise) any fact that would cause any condition precedent stated in Article X not to be satisfied or would give rise to a right on the part of the Company to terminate this Agreement pursuant to Section 12.1, if the Company does not terminate this Agreement pursuant to Section 12.1, then the Company Indemnitees shall be deemed to have waived any claim to indemnification based on such fact upon completion of the Closing.


                                   ARTICLE XIV
                                  MISCELLANEOUS

     14.1 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement, except that the Shareholders shall be third party beneficiaries of this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents; provided, however, that Pegasus may collaterally assign its rights under this Agreement and the Collateral Documents to any Persons providing debt financing to Pegasus or its Affiliates.

     14.2 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

       (a) If to Pegasus, Merger Sub or the Surviving Corporation, to:

             Pegasus Communications Corporation
             c/o Pegasus Communications Management Company
             225 City Line Avenue, Suite 200
             Bala Cynwyd, PA 19004
             Attn: Mr. Ted S. Lodge
             Telecopier: 610-934-7072

       (b) If to the Company before the Closing Date to:

             Golden Sky Holdings, Inc.
             4700 Belleview, Suite 300
             Kansas City, MO 64112
             Attn: Jo Ellen Linn, Esq.
             Telecopier: 816-753-5595

             with a copy to:

             Karen A. Dewis, Esq.
             McDermott, Will & Emery
             600 13th Street, NW
             Washington, DC 20005
             Telecopier: 202-756-8087

       (c) If to the Principal Company Shareholders, before or after the Closing Date, to:

             William P. Collatos
             c/o Spectrum Equity Investors
             1 International Place, 29th Floor
             Boston, MA 02110
             Telecopier: 617-464-4601

             with a copy to:

             Karen A. Dewis, Esq.
             McDermott, Will & Emery
             600 13th Street, NW
             Washington, DC 20005
             Telecopier: 202-756-8087

       (d) If to any Shareholder after the Closing Date, by notice to the Shareholder Representative at: 12748 Delmar Drive, Leawood, KS 66209.

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

     14.3 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

     14.4 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

     14.5 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Delaware).

     14.6 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

     14.7 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

     14.8 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

     14.9 Late Payments. If either Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the Applicable Rate.

     14.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.11 Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Statement, the Pegasus Disclosure Statement and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties and supersedes all prior oral or written agreements, understandings and representations to the extent that they relate in any way to the subject matter hereof, excluding the Confidentiality Agreement, which shall survive the execution and delivery of, and any termination of, this Agreement.

     14.12 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder shall be valid unless the same shall be in writing and signed by the Person against whom its enforcement is sought, and no such waiver whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     14.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     14.14 Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses and accountants' fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated hereby.

     14.15 Disclosure. The terms of this Agreement are confidential and no Party shall disclose to any individual or entity such terms, except that (i) any Party may make such disclosure about this Agreement and information related thereto as is required (in the opinion of its counsel) by law (including filings and other disclosure required under the Securities Act or the Exchange Act); (ii) any Party may make such disclosure to its Representatives and lenders who agree to keep the terms of this Agreement confidential; (iii) the Parties may disclose the terms of this Agreement to the NRTC and DirecTV, Inc.; (iv) the Sellers may disclose the terms of this Agreement to the Shareholders; (v) Pegasus may disclose the terms of this Agreement to its shareholders; and (vi) no Party shall have any obligation to refrain from disclosing any matter that shall have become a matter of public knowledge other than by a breach of such Party's obligations hereunder. Each of the Parties will be responsible for any damages resulting from the unauthorized disclosure of the terms of this Agreement by it or its Representatives.

     14.16 Shareholder Representative. Each Shareholder irrevocably makes, constitutes and appoints John R. Hager as its sole and exclusive agent (the "Shareholder Representative") and authorizes and empowers it to fulfill the role of Shareholder Representative under this Merger Agreement. If a successor Shareholder Representative is needed, such successor shall be appointed by William P. Collatos. Each Shareholder hereby makes, constitutes and appoints the Shareholder Representative as such Shareholder's true and lawful attorney in fact and agent, for such Shareholder and in such Shareholder's name, (i) to participate in the closing on such Shareholder's behalf, to take all actions which might be taken in connection therewith and with the transactions contemplated thereby, (ii) to receive all notices to the Shareholders, (iii) to make and settle claims against the Pegasus Parties relating to or arising from the Merger Agreement or the transactions contemplated hereby, and to respond to and settle all claims made by the Pegasus Parties related to or arising from the Merger Agreement or the transactions contemplated hereby, (iv) to execute and deliver the Escrow Agreement and all notices and instructions contemplated thereunder, and (v) to execute and deliver all other instruments and documents of every kind incident to any of the foregoing and to consent or approve or refrain from consenting or approving with respect to all matters incident to the foregoing, for all intents and purposes and with the same effect as such Shareholder could do personally, and each Shareholder hereby ratifies and confirms as its own act all that the Shareholder Representative shall do or cause to be done pursuant to the provisions hereof. The Pegasus Parties may conclusively rely on the actions taken by the Shareholder Representative pursuant to the authorization granted by this Section to be binding on all the Shareholders hereunder for all purposes.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.


                                   PEGASUS COMMUNICATIONS CORPORATION


                                   By:       /s/ Ted S. Lodge
                                      ----------------------------------
                                              Ted S. Lodge,
                                         Senior Vice President


                                   PEGASUS GSS MERGER SUB, INC.


                                   By:       /s/ Ted S. Lodge
                                      -----------------------------------
                                              Ted S. Lodge,
                                         Senior Vice President


                                   Principal Pegasus Shareholders:

                                   PEGASUS CAPITAL, L.P.
                                   By: Pegasus Capital, Ltd., General Partner


                                   By:       /s/ Ted S. Lodge
                                      -----------------------------------
                                              Ted S. Lodge,
                                         Senior Vice President


                                   PEGASUS COMMUNICATIONS HOLDINGS, INC.


                                   By:       /s/ Ted S. Lodge
                                      -----------------------------------
                                              Ted S. Lodge,
                                         Senior Vice President

                            GOLDEN SKY HOLDINGS, INC.


                            By:       /s/ Rodney A. Weary
                               -----------------------------------
                                        Rodney A. Weary
                                           President


                            Principal Company Shareholders:


                            ALTA SUBORDINATED DEBT PARTNERS III, L.P.


                            By: Alta Subordinated Debt Management III, L.P.


                            By:         /s/ Eileen McCarthy
                               -----------------------------------
                                          Eileen McCarthy
                                          General Partner


                            ALTA COMMUNICATIONS VI, L.P.


                            By: Alta Communications VI Management Partners, L.P.


                            By:         /s/ Eileen McCarthy
                               -----------------------------------
                                          Eileen McCarthy
                                          General Partner


                            ALTA-COMM S BY S, LLC


                            By:         /s/ Eileen McCarthy
                               -----------------------------------
                                          Eileen McCarthy
                                              Member


                            HARBOURVEST PARTNERS V-DIRECT FUND L.P.


                            By: HVP V-Direct Associates, LLC,
                                Its General Partner


                                By: HarbourVest Partners, LLC,
                                    Its Managing Member


                                By:     /s/ William A. Johnston
                                   --------------------------------
                                          William A. Johnston
                                               Partner

                                   SPECTRUM EQUITY INVESTORS L.P.


                                   By: Spectrum Equity Associates, L.P.,
                                       General Partner


                                   By:       /s/ William P. Collatos
                                      ------------------------------------
                                               William P. Collatos
                                                 General Partner



                                   SPECTRUM EQUITY INVESTORS II, L.P.


                                   By: Spectrum Equity Associates II, L.P.,
                                       General Partner


                                   By:       /s/ William P. Collatos
                                      ------------------------------------
                                               William P. Collatos
                                                 General Partner



                                   NORWEST EQUITY PARTNERS VI,
                                   A MINNESOTA LIMITED PARTNERSHIP


                                   By: Itasca Partners V, L.L.P.,
                                       General Partner


                                   By:          /s/ Erik Torgerson
                                      ------------------------------------
                                                  Erik Torgerson
                                                      Partner



                                   BANCBOSTON VENTURES INC.


                                   By:        /s/ William O. Charman
                                      ------------------------------------
                                                 William O. Charman
                                                   Vice President

                                    ANNEX II
                            FORM OF VOTING AGREEMENT

     AMENDED AND RESTATED VOTING AGREEMENT, dated _________________, 2000, among PEGASUS COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"); COLUMBIA CAPITAL CORPORATION, a Virginia corporation, and COLUMBIA DBS, INC., a Virginia corporation; FLEET VENTURE RESOURCES, INC., a Rhode Island corporation, FLEET EQUITY PARTNERS VI, L.P., a Delaware limited partnership, CHISHOLM PARTNERS III, L.P., a Delaware limited partnership, and KENNEDY PLAZA PARTNERS, a Rhode Island general partnership; SPECTRUM EQUITY INVESTORS, L.P. and SPECTRUM EQUITY INVESTORS II, L.P. (each a Delaware limited partnership and together referred to herein as "Spectrum"), ALTA COMMUNICATIONS VI, L.P., a Delaware limited partnership, ALTA SUBORDINATED DEBT PARTNERS III, L.P., a Delaware limited partnership and ALTA-COMM S BY S, LLC, a Massachusetts limited liability company (together referred to herein as "Alta"); and PEGASUS COMMUNICATIONS HOLDINGS, INC., a Delaware corporation, PEGASUS CAPITAL, L.P., a Pennsylvania limited partnership, PEGASUS SCRANTON OFFER CORP, a Delaware corporation, PEGASUS NORTHWEST OFFER CORP, a Delaware corporation, and MARSHALL
W. PAGON, an individual.

     The Company, Pegasus DTS Merger Sub, Inc., a Delaware corporation ("DTS Merger Sub"), Digital Television Services, Inc., a Delaware corporation ("DTS"), and certain shareholders of the Company and of DTS are parties to an Agreement and Plan of Merger dated January 8, 1998 (the "DTS Merger Agreement"). Certain of the DTS Parties (this and certain other terms are defined in Section 1) or certain of their equity holders were shareholders of DTS. At the closing held on April 28, 1998, under the DTS Merger Agreement, (1) DTS Merger Sub was merged with and into DTS, (2) DTS thereby became a wholly-owned subsidiary of the Company, (3) certain of the DTS Parties or certain of their equity holders received shares of Class A Common Stock as the DTS Merger Consideration, and (4) the Company, the Pegasus Parties, the DTS Parties, and Whitney Equity Partners, L.P., a Delaware limited partnership ("Whitney"), entered into a Voting Agreement dated April 27, 1998 (the "Original Voting Agreement"). Whitney no longer has the right to designate a director of the Company, pursuant to Section 4.1(b)(1) to the Original Voting Agreement.

     The Company, Pegasus GSS Merger Sub, Inc., a Delaware corporation ("GSS Merger Sub"), Golden Sky Holdings, Inc., a Delaware corporation ("GSS"), and certain shareholders of the Company and GSS (including Spectrum and Alta) are parties to an Agreement and Plan of Merger dated January 10, 2000 (the "GSS Merger Agreement").

     At the Closing held today under the GSS Merger Agreement, (1) GSS Merger Sub is being merged with and into GSS, (2) GSS is thereby becoming a wholly-owned subsidiary of the Company, and (3) Spectrum and Alta are receiving shares of Class A Common Stock. It is a condition precedent to the Closing that the parties hereto execute and deliver this Agreement.

     PCH, PCLP, PSOC and PNOC hold all the issued and outstanding shares of Class B Common Stock. Pagon controls PCH, PCLP, PSOC and PNOC.


     NOW, THEREFORE, in consideration of the completion of the transactions contemplated by the DTS Merger Agreement and the GSS Merger Agreement and of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties amend and restate the Original Voting Agreement, effective the date first written above, to read as follows.


                                    SECTION 1
                                   DEFINITIONS


     1.1 Definitions. As used in this Agreement, the following terms have the following terms have the following meanings:

     "Alta": as defined in the recitals.

     "Alta Designee": a person designated by Alta to serve as a director in accordance with this Agreement.

     "Audit Committee": the audit committee of the Board of Directors referred to in Section 3.4.

     "Board of Directors": the board of directors of the Company.

     "Chisholm": Chisholm Partners III, L.P., a Delaware limited partnership.

     "Chisholm Designee": a person designated by Chisholm to serve as a director in accordance with this Agreement.

     "Class A Common Stock": the Company's Class A Common Stock, par value $0.01 per share.

     "Class B Common Stock": the Company's Class B Common Stock, par value $0.01 per share.

     "Columbia Capital": Columbia Capital Corporation, a Virginia corporation.

     "Columbia Designee": a person designated by Columbia Capital to serve as a director in accordance with this Agreement.

     "Columbia Parties": Columbia Capital and Columbia DBS, Inc., a Virginia corporation.

     "Columbia Principal": each of James B. Murray, Jr., David P. Mixer, Mark
R. Warner, Robert B. Blow, Mark J. Kington, Harry F. Hopper, III, R. Philip Herget, III, Neil P. Byrne, Barton Schneider and James Fleming.

     "Committee": the Audit Committee, the Compensation Committee or the Nominating Committee.

     "Compensation Committee": the compensation committee of the Board of Directors referred to in Section 3.4.

     "Covered Shares": (a) the shares of Class A Common Stock received as the DTS Merger Consideration by the shareholders of DTS that are parties to this Agreement; (b) the shares of Class A Common Stock received as the GSS Merger Consideration by Spectrum and Alta; and (c) all shares of voting securities of the Company now or hereafter beneficially owned (within the meaning of the Securities Exchange Act of 1934) by PCH, PCLP, PSOC, PNOC or Pagon.

     "Designation Right Loss Event": With respect to any person, any of the following, as determined by a majority of the Independent Directors (whose determination shall be conclusive):

         (a) such person's designee as a director commits a breach of fiduciary duty to the Company or a material violation of any federal or state securities law in connection with the purchase or sale of any of the Company's securities;

         (b) such person (or, in the case of Columbia Capital, any Columbia Principal who owns at the time 100,000 or more shares of Class A Common Stock) commits a material violation of any federal or state securities law in connection with the purchase or sale of any of the Company's securities;

         (c) such person materially breaches its or his noncompetition or confidentiality agreement with the Company, if any;

         (d) such person shall own, control, manage or be financially interested, directly or indirectly, in any business (other than a less than 5% interest in a publicly held company) that competes with the Company or any of its Subsidiaries in any geographic area in which the Company does business; but this paragraph (d) shall not apply (1) to any investment held on November 5, 1997, by any of the DTS Parties or their Affiliates or any investment held on January 10, 2000, by any of the GSS Parties or their respective Affiliates, (2) to any investment in a business that comes into competition with the Company or any of its Subsidiaries as a result of the Company's acquisition or establishment of a new business or its expansion into a geographic area in which it did not previously operate if such person shall have held such investment before the Company's management proposes to the Board of Directors such acquisition, establishment or expansion, (3) to any investment in an investment fund or pool that itself makes or holds an investment in a competitive business if such person (A) is regularly engaged in making investment of that kind and (B) does not have the power to, and does not in fact, exercise an influence on the decision of the fund or pool in making the investment in the competitive business, and (4) unless prior to the exercise by a majority of the Independent Directors of the right to terminate the relevant person's right to designate a director, such person is given notice of the potential applicability of this paragraph (d) and fails to cure or modify the relationship to the satisfaction of a majority of the Independent Directors within 30 days after the notice is given; provided, however, that in no event shall this subsection (d) apply to any Person associated with, related to, affiliated with, controlled by, controlling or under common control with, Alta or Spectrum other than Spectrum Equity Investors II, L.P., Spectrum Equity Investors, L.P., Alta Communications VI, L.P., Alta Subordinated Debt Partners III, L.P. and Alta-Comm S by S, LLC.

         (e) such person shall violate Section 2; or

         (f) any director designated by such person shall take or omit to take any action in his capacity as a director or Committee member in a manner materially inconsistent with this Agreement, and the Person who has the right to designate such director has not obtained such director's resignation as a director within 30 days after being requested to do so by the Board of Directors.

     "Director" or "director": a member of the Board of Directors.

     "DTS": as defined in the recitals.

     "DTS Designee": a Columbia Designee or a Chisholm Designee.

     "DTS Merger Agreement": as defined in the recitals.

     "DTS Merger Consideration": the "Merger Consideration" as defined in the DTS Merger Agreement.

     "DTS Parties": the Columbia Parties and the Fleet Parties.

     "Fleet Parties": Chisholm, Fleet Venture Resources, Inc., a Rhode Island corporation, Fleet Equity Partners VI, L.P., a Delaware limited partnership, and Kennedy Plaza Partners, a Rhode Island general partnership.

     "GSS": as defined in the recitals.

     "GSS Designee": a Spectrum Designee or an Alta Designee.

     "GSS Merger Agreement": as defined in the recitals.

     "GSS Merger Consideration": the "Merger Consideration" as defined in the GSS Merger Agreement.

     "GSS Parties": Spectrum and Alta.

     "Independent Director": a natural person who (a) is not Marshall W. Pagon or a Columbia Principal or an officer, employee or principal of the Company, PCH, PCLP, PSOC, PNOC, any of the Columbia Parties, any of the Fleet Parties, DTS, Spectrum, Alta, GSS, or any of their subsidiaries or affiliates, or any spouse or sibling, or any ancestor or lineal descendant of any such person, spouse or sibling ("immediate family"), (b) is not a former officer or employee of any such person, (c) does not in addition to such person's role as a director, act on a regular basis, either individually or as a member or representative of an organization, serving as a professional adviser, legal counsel or consultant to any such person, if, in the reasonable discretion of the Nominating Committee, such relationship is material to any such person, and
(d) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses (a), (b) and (c) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with any of the persons named in clause (a) of the preceding sentence that are carried on in the ordinary course of business and on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition, may qualify as a Independent Director unless, in the reasonable discretion of the Nominating Committee, such person is not independent or may not be independent with respect to the management of the business and affairs of the Company. A person shall not be disqualified as an Independent Director under clause (b),
(c) or (d) above solely because of such person's (or a member of such person's immediate family's) having served in any capacity with a business (other than DTS or GSS) acquired by the Company, or solely because such person is a representative or designee of any such business (whether or not the Company shall enter into a consulting agreement with such person in connection with such acquisition).

     "Pagon": Marshall W. Pagon, an individual.

     "Pagon Designee": a person designated by Pagon (or, in the event of his death or incapacity, by PCLP or another person appointed by Pagon for this purpose) to serve as a director in accordance with this Agreement.

     "PCH": Pegasus Communications Holdings, Inc., a Delaware corporation.

     "PCLP": Pegasus Capital, L.P., a Pennsylvania limited partnership.

     "PNOC": Pegasus Northwest Offer Corp, a Delaware corporation.

     "PSOC": Pegasus Scranton Offer Corp, a Delaware corporation.

     "Permitted Transferee": as defined in the Company's certificate of incorporation on the date hereof.

     "Person" or "person": an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

     "Spectrum": as defined in the recitals.

     "Spectrum Designee": a person designated by Spectrum to serve as a director in accordance with this Agreement.


                                    SECTION 2
                                     VOTING

     Section 2.1 Each party warrants to the others that, as of the date of this Agreement, it has voting control over the number of Covered Shares set forth opposite its name on Exhibit A. Each party shall vote all Covered Shares held by it, or over which it has the power to direct the voting, as specified in this Agreement and shall take any and all other action necessary or appropriate to implement the provisions of this Agreement, including without limitation proposing and voting on amendments to the Company's certificate of incorporation and by-laws as may be necessary to fully implement the provisions hereof. No party shall permit any Covered Shares held by it, or over which it has the power to direct the voting, to be voted in any manner inconsistent with this Agreement. "Voting" includes the execution of written consents.


                                   SECTION 3
               COMPOSITION OF BOARD OF DIRECTORS AND COMMITTEES

     Section 3.1 Board of Directors. Except as otherwise provided in Section 3.3, the Board of Directors shall consist of eleven members, of whom:

         (a) four will be Pagon Designees;

         (b) one will be a Columbia Designee until Columbia Capital ceases to have the right to designate a director under Section 4.1(a);

         (c) one will be a Chisholm Designee until Chisholm ceases to have the right to designate a director under Section 4.1(b);

         (d) one will be a Spectrum Designee until Spectrum ceases to have the right to designate a director under Section 4.1(c);

         (e) one will be an Alta Designee until Alta ceases to have the right to designate a director under Section 4.1(d); and

         (f) three will be Independent Directors, who shall be the persons identified in Section 3.5(f) (so long as they continue to satisfy the definition of "Independent Director") or their successors (who satisfy the definition of "Independent Director") nominated by the Nominating Committee.

Section 2.1 shall apply to the election of directors specified in this Section 3.1.

Section 3.2 Vacancies Caused by Resignation, etc. of Designated Directors. Any vacancy in the Board of Directors or a Committee caused by the resignation, removal, incapacity or death of a Pagon Designee, a DTS Designee or a GSS Designee shall be filled by a person designated by the party that had the right to designate the resigned, removed, incapacitated or dead director or Committee member, except as provided in Section 3.3. Section 2.1 shall apply to the election of directors and Committee members specified in this Section 3.2.

Section 3.3 Other Vacancies.

         (a) If Columbia Capital, Chisholm, Spectrum or Alta ceases to have the right to designate a director pursuant to Section 4.1, such party shall promptly cause the director designated by it to resign if so requested by Pagon (or, in the event of his death or incapacity, by PCLP or another person appointed for Pagon for this purpose), except that in case of the loss pursuant to Section 4.1(a)(1) or (b)(1) or of the right of Columbia Capital or Chisholm to designate a director, as the case may be, which also results in the termination of this Agreement pursuant to Section 4.3, such party shall cause the director designated by it to resign not later than the date on which this Agreement terminates.

         (b) Failing any resignation required by subsection (a), the affected director or directors may be removed in the manner provided by law.

         (c) If a vacancy occurs in the Board of Directors by reason of any required resignation or permitted removal described in subsection (a) or
     (b), the Board of Directors (as constituted after giving effect to such vacancy) shall either (1) reduce the number of directors to eliminate the vacancy or (2) instruct the Nominating Committee to nominate an Independent Director to fill the vacancy.

         (d) The size of the Board of Directors may be increased as provided by law. Each director elected to fill any position created by an increase in the size of the Board of Directors shall be an Independent Director.

         (e) No party to this Agreement will take any action to fill a vacancy created under this Section 3.3 by a person who is not an Independent Director. Otherwise, Section 2.1 shall not apply to the election of directors to fill vacancies created under this Section 3.3.

     Section 3.4 Committees. The existence of the Audit Committee, the Nominating Committee and the Compensation Committee shall continue. Each Committee shall consist of three directors who shall be (1) a director designated by Pagon, (2) a director designated by a majority of the DTS Designees and GSS Designees then serving as directors; and (3) one of the Independent Directors specified in Section 3.1(f) designated by the Board of Directors in the manner provided by law. The Audit Committee and the Compensation Committee shall have the powers and functions of the present audit committee and compensation committee of the Board of Directors. The Nominating Committee shall nominate all persons (other than the Pagon Designees, the DTS Designees and the GSS Designees) to serve as directors, which nominee shall be subject to election by the shareholders of the Company or subject to appointment by the Board of Directors to fill vacancies. The Company shall not establish a committee with the authority to act on all or substantially all matters on which the Board of Directors may act (commonly known as an "executive committee") without the consent of a majority of the DTS Designees and the GSS Designees as a single group.

     Section 3.5 Initial Designations. The parties make the following designations pursuant to this Section 3:

         (a) The Pagon Designees are Pagon, Robert N. Verdecchio,
     _______________ and ____________.

         (b) The Columbia Designee is Harry F. Hopper III.

         (c) The Chisholm Designee is Riordon B. Smith.

         (d) The Spectrum Designee is William P. Collatos.

         (e) The Alta Designee is Robert Benbow.

         (f) The Independent Directors specified in Section 3.1(f) are _____________________, _______________ and _______________, each of whom is currently a director of the Company.

Immediately following the execution of this Agreement, the Board of Directors shall take such action as shall be required to create vacancies on the Board of Directors and to elect persons to the Board of Directors as specified in this
Section 3.5. The parties will make their designations to the Committees at a later date.

     Section 3.6 Subsequent Designations. Except as provided in Section 3.5, each party to this Agreement that is entitled to designate one or more directors or Committee members shall do so by written notice to each of the other parties to this Agreement and to the Secretary of the Company, signed by the Person making such designation.

     Section 3.7 Removal. Any director may be removed by the shareholders of the Company in the manner provided by law, except that no DTS Designee or GSS Designee may be removed without the written consent of the party that designated him unless such party shall have ceased to have the right to designate a director pursuant to Section 4.1. Section 2.1 shall apply to this Section 3.7.

     Section 3.8 Chairman, President and Chief Executive Officer. For so long as this Agreement is in effect, Pagon will be elected by the Board of Directors as Chairman, President and Chief Executive Officer of the Company, except in case of incapacity.

     Section 3.9 Separate Voting Rights of Other Classes of Stock. If the holders of any class of the Company's preferred stock shall become entitled to elect directors in accordance with the terms of such preferred stock, this Agreement shall not apply to any additional directorships to which their rights apply.

     Section 3.10 Failure or Delay in Making Designations. No failure or delay by any party in making any designation of a director or Committee member [including the fact that Pagon has made only [_____] of his four designations in
Section 3.5(a))]shall constitute a waiver of such party's right to make designations in the future.


                                    SECTION 4
                                   TERMINATION

     Section 4.1 Termination of Designation Rights.

         (a) Columbia Capital shall cease to have the right to designate a director if at any time (1) the Columbia Parties and the Columbia Principals collectively own less than half the shares of Class A Common Stock received by the Columbia Parties and the Columbia Principals pursuant to the DTS Merger Agreement, or (2) a Designation Right Loss Event occurs with respect to any Columbia Party or any Columbia Principal.

         (b) Chisholm shall cease to have the right to designate a director if at any time (1) the Fleet Parties collectively own less than half the Covered Shares received by them pursuant to the DTS Merger Agreement, or
     (2) a Designation Right Loss Event occurs with respect to any Fleet Party.

         (c) Spectrum shall cease to have the right to designate a director if at any time Spectrum owns less than half the Covered Shares received by Spectrum pursuant to the GSS Merger Agreement, or (2) a Designation Right Loss Event occurs with respect to Spectrum.

         (d) Alta shall cease to have the right to designate a director if at any time Alta owns less than half the Covered Shares received by Alta pursuant to the GSS Merger Agreement, or (2) a Designation Right Loss Event occurs with respect to Alta.

         (e) For purposes of this Section 4.1, a party no longer owns shares of Class A Common Stock distributed to its equity holders unless the distributee is also a party to this Agreement on the date hereof or, in the case of the Columbia Parties, is a Columbia Principal. Continuing ownership of Covered Shares shall be determined by the specific identification method.

         (f) At the Company's request from time to time, Columbia Capital, Chisholm, Spectrum and Alta shall certify (and Columbia Capital and Chisholm shall cause the Columbia Principals and the Fleet Parties, respectively, to certify) to the Company in writing, the number of shares of Class A Common Stock received as part of the DTS Merger Consideration or the GSS Merger Consideration, as the case may be, that each such person continues to own. If requested by the Company, each such person will provide the Company with evidence reasonably substantiating such person's continuing ownership of such shares. If any such person fails to deliver such certification or evidence to the Company within ten days after the Company delivers its written request therefor to Columbia Capital, Chisholm, Spectrum or Alta, such person shall be deemed for all purposes of this Agreement not to own any such shares of Class A Common Stock.

     Section 4.2 Termination of Voting Obligations.

         (a) The obligations of any party under Section 2.1 shall terminate with respect to any Covered Share upon the sale or other transfer of such Covered Share to any person who is not a party to this Agreement and is not required by subsection (b) to become a party to this Agreement.

         (b) PCH, PCLP, PSOC or PNOC shall not sell or otherwise transfer any Covered Shares to a Permitted Transferee unless the Permitted Transferee agrees in writing to be bound by, and to become a party to, this Agreement (including the requirements of this subsection) to the same extent as its transferor, as it relates to the Covered Shares so transferred.

         (c) The obligations of Spectrum and Alta under Section 2.1 shall terminate upon the resignation of the Spectrum Designee or the Alta Designee, as the case may be, from the Board of Directors, provided that the vacancy caused thereby is not filled by Spectrum or Alta, as the case may be, pursuant to Section 3.2 within five days of such resignation.

     Section 4.3 Termination of Agreement. This Agreement shall terminate as to each of Columbia Capital, Chisholm, Spectrum and Alta as of the date that such party ceases to have the right to designate a Director pursuant to Section 4.1. This Agreement shall terminate in its entirety on the later of (1) the date of the meeting of the Company's shareholders at which directors are scheduled to be elected next following the date on which both of Columbia Capital and Chisholm shall cease to have the right to designate a director pursuant to Section 4.1, or (2) the last date on which either Spectrum or Alta has the right to designate a director pursuant to Section 4.1. Neither Section 2 nor the requirements of this Agreement relating to actions by the Nominating Committee shall apply to the election of directors to occur at such meeting.


                                    SECTION 5
                                  MISCELLANEOUS

     Section 5.1 Notices. Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties hereto, wishes to provide to or serve upon the other party any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person or sent by telecopy, as specified in the DTS Merger Agreement or the GSS Merger Agreement, as the case may be.

     Section 5.2 Entire Agreement. This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter; and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived or a departure from any provision hereof can be consented to, only by a written instrument making specific reference to this Agreement signed by all parties to this Agreement other than (a) the Columbia Parties if Columbia Capital shall no longer have the right to designate a director pursuant to Section 4.1, (b) the Fleet Parties if Chisholm shall no longer have the right to designate a director pursuant to Section 4.1, (c) Spectrum if Spectrum shall no longer have the right to designate any director pursuant to Section 4.1, or (d) Alta if Alta shall no longer have the right to designate any director pursuant to Section 4.1.

     Section 5.3 Paragraph Headings. The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

     Section 5.4 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of Delaware applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.

     Section 5.5 Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     Section 5.6 No Waiver. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     Section 5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument. Not all parties need sign the same counterpart. Delivery by facsimile of a signature page to this Agreement shall have the same effect as delivery of an original executed counterpart.

     Section 5.8 Successors and Assigns. Subject to Section 4.1(d), this Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the date first written above.


                                 PEGASUS COMMUNICATIONS CORPORATION

                                 By:____________________________________________
                                    [Name]
                                    [Title]

                                 PEGASUS CAPITAL, L.P.
                                 By: Pegasus Capital, Ltd., General Partner

                                 By:____________________________________________
                                    [Name]
                                    [Title]

                                 PEGASUS COMMUNICATIONS HOLDINGS, INC.

                                 By:____________________________________________
                                    [Name]
                                    [Title]

                                 PEGASUS SCRANTON OFFER CORP

                                 By:____________________________________________
                                    [Name]
                                    [Title]

                                 PEGASUS NORTHWEST OFFER CORP

                                 By:____________________________________________
                                    [Name]
                                    [Title]

                                 _______________________________________________
                                 Marshall W. Pagon


                                 FLEET VENTURE RESOURCES, INC.

                                 By:____________________________________________
                                    Riordon B. Smith
                                    Senior Vice President


                                 FLEET EQUITY PARTNERS VI, L.P.
                                 By: Fleet Growth Resources II, Inc.
                                     Its General Partner

                                 By:____________________________________________
                                    Riordon B. Smith
                                    Senior Vice President

                                 CHISHOLM PARTNERS III, L.P.
                                 By: Silverado III L.P., its general partner
                                 By: Silverado III Corp., its general partner

                                 By:____________________________________________
                                    Riordon B. Smith
                                    Senior Vice President

                                 KENNEDY PLAZA PARTNERS

                                 By:____________________________________________
                                    Riordon B. Smith
                                    Senior Vice President

                                 COLUMBIA CAPITAL CORPORATION

                                 By:____________________________________________
                                    Neil P. Byrne
                                    Vice President

                                 COLUMBIA DBS, INC.

                                 By:____________________________________________
                                     Neil P. Byrne
                                     Vice President

                                 SPECTRUM EQUITY INVESTORS, L.P.
                                 By: Spectrum Equity Associates, L.P., its
                                     general partner

                                 By:____________________________________________
                                     William P. Collatos
                                     General Partner

                                 SPECTRUM EQUITY INVESTORS II, L.P.
                                 By: Spectrum Equity Associates II, L.P., its
                                     general partner

                                 By:____________________________________________
                                    William P. Collatos
                                    General Partner


                                 ALTA COMMUNICATIONS VI, L.P.
                                 By: Alta Communications VI Management
                                     Partners, L.P., its general partner

                                 By:____________________________________________
                                    Eileen McCarthy
                                    General Partner


                                 ALTA SUBORDINATED DEBT PARTNERS III, L.P.
                                 By: Alta Subordinated Debt Management
                                 Partners, L.P., its general partner

                                 By:____________________________________________
                                    Eileen McCarthy
                                    General Partner


                                   ALTA-COMM S BY S, LLC

                                 By:____________________________________________
                                    Eileen McCarthy
                                    Member

                                    EXHIBIT A



                                                                  Covered Shares
                                             ---------------------------------------------
                Shareholder                   Class A Common Stock    Class B Common Stock
-------------------------------------------  ----------------------  ---------------------
Fleet Venture Resources, Inc.                        406,186
Fleet Equity Partners VI, L.P.                       174,079
Chisholm Partners III, L.P.                          147,611
Kennedy Plaza Partners                                10,179
Columbia Capital Corporation                               0
Columbia DBS, Inc.                                         0
Spectrum Equity Partners, L.P.                        [TBD]
Spectrum Equity Partners II, L.P.                     [TBD]
Alta Communications VI, L.P.                          [TBD]
Alta Subordinated Debt Partners III, L.P.             [TBD]
Alta-Comm S By S LLC                                  [TBD]
Pegasus Capital, L.P.                                                      1,217,348
Pegasus Communications Holdings, Inc.                                      3,123,856
Pegasus Northwest Offer Corp.                                                122,338
Pegasus Scranton Offer Corp.                                                 118,358
Marshall W. Pagon                                     [TBD]

                                    ANNEX III


         AMENDMENT TO THE PEGASUS COMMUNICATIONS RESTRICTED STOCK PLAN

     WHEREAS, Pegasus Communications Corporation (the "Company") amended and restated the Pegasus Communications Restricted stock Plan (the "Plan") effective as of December 18, 1998;

     WHEREAS, Section 9 of the Plan provides that the Company may amend the Plan;

     WHEREAS, the Company desires to amend the Plan to increase the number of shares of Class A common stock of the Company available for awards under the Plan;

     NOW, THEREFORE, subject to the requisite shareholder approval, the first sentence of Section 5 of the Plan is amended to read as follows:


                                    SECTION 5
                                      Stock

     The number of shares of Common Stock that may be subject to Awards under the Plan shall be 750,000 shares, subject to adjustment as hereinafter provided.


                                      III-1

                                    ANNEX IV

        AMENDMENT TO THE PEGASUS COMMUNICATIONS 1996 STOCK OPTION PLAN


     WHEREAS, Pegasus Communications Corporation (the "Company") amended and restated the Pegasus Communications 1996 Stock Option Plan (the "Plan") effective April 23, 1999;

     WHEREAS, Section 12 of the Plan provides that the Company may amend the Plan;

     WHEREAS, the Company desires to amend the Plan (i) to increase the number of shares of Class A common stock of the Company ("Common Stock") that may be subject to options under the Plan, (ii) to increase the number of shares of Common Stock that may be subject to options granted to any key employee over the life of the Plan; and (iii) to provide for the assumption of certain outstanding Golden Sky Holdings, Inc. ("Golden Sky") options;

     NOW, THEREFORE, the Plan is amended as follows:

     1. The first sentence of Section 4 is amended to read as follows, effective on the date requisite shareholder approval of this Amendment is obtained;

        4. Stock. Options may be granted under the Plan to purchase up to a maximum of 3,000,000 shares of Class A common stock of the Company ("Common Stock"); provided, however, that no Key Employee shall receive Options for more than [1,000,000] shares of the Company's Common Stock over the life of the Plan. * * *

     2. A new Section 23 is added following Section 22 to read as follows, effective at the Effective Time (as defined in the Merger Agreement hereinafter mentioned):

        20. Special Provisions Regarding Golden Sky Holdings, Inc. Golden Sky Holdings, Inc. ("Golden Sky") became a wholly-owned subsidiary of the Company by means of the merger (the "Merger") of a wholly-owned subsidiary of the Company into Golden Sky pursuant to the Agreement and Plan of Merger dated January 10, 2000 (the "Merger Agreement") among the Company, Golden Sky, Pegasus GSS Merger Sub, Inc. and certain stockholders of the Company and Golden Sky. Section 2.12 of the Merger Agreement provides that the Company will assume certain outstanding Golden Sky options specified therein. Section 2.12 of the Merger Agreement also provides that such Golden Sky options will be replaced with options (the "Replacement Options") to purchase the number of shares of Common Stock equal to the "conversion ratio" (as defined in the Merger Agreement) times the number of shares of Golden Sky common stock issuable upon the exercise of such options, for an exercise price equal to the exercise price applicable to such options divided by the "conversion ratio."

        Each Replacement Option shall be exercisable under the Plan in accordance with the terms of the agreement entered into between the Company and the holder of the Replacement Option (the "Replacement Agreement"), the terms of which shall govern in the event of any conflict with the provisions of the Plan.

     The following provisions of the Plan shall not apply to the Replacement
Options:

        (a) Section 11 ("Change in Control");

        (b) Section 7(d)(2)(D) (regarding payment of exercise price with the proceeds of a loan from the Company); and

        (c) Section 7(m) (regarding payment of income tax obligations with the proceeds of a loan from the Company).

     In addition, any provision of the Plan that would provide an additional benefit (within the meaning of Section 424(a)(2) of the Code and Treasury Regulations thereunder) shall not apply to the Replacement Options.

                                     ANNEX V

        PROPOSED AMENDMENT TO PEGASUS' CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CLASS A COMMON STOCK, CLASS B COMMON STOCK,
                  NON-VOTING COMMON STOCK AND PREFERRED STOCK


     RESOLVED, that the amendment of the first paragraph of Article FOURTH of Pegasus's Certificate of Incorporation to read in its entirety as follows (the "Amendment") is hereby proposed and declared to be advisable and in the best interests of Pegasus:

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 520,000,000 shares, divided into 250,000,000 shares of Class A Common Stock, par value $0.01 per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 200,000,000 shares of Non-Voting Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share.

     FURTHER RESOLVED, that the Amendment be submitted for action to the stockholders of Pegasus entitled to vote thereon.

     FURTHER RESOLVED, that upon stockholder approval of the Amendment, each of the President, any Vice President, the Chief Financial Officer, the Secretary and any Assistant Secretary or any of them (herein the "Designated Officers," which shall refer to any or all of them) is hereby severally authorized to execute and file on behalf of Pegasus such certificate or certificates as are required to effectuate the Amendment under Delaware law and to take such other actions as such Designated Officer deems necessary or appropriate to carry out the foregoing resolutions; and the execution by any Designated Officer of any such documents or the performance of any Designated Officer of any such act in connection with the foregoing resolutions shall conclusively establish the Designated Officer's authority therefor from Pegasus and approval and ratification by Pegasus of the documents so executed and the actions so taken.

                                     * * *

     The proposed amendment reflects changes to the authorized number of shares of Class A common stock, Class B common stock and preferred stock. These changes reflect separate proposals (Proposals 4, 5, 6 and 7 on the Form of Proxy), and shall be voted upon separately. Neither change is dependent upon the other.

                                    ANNEX VI


                   [LETTERHEAD OF CIBC WORLD MARKETS CORP.]



                                January 10, 2000


The Board of Directors
Pegasus Communications Corporation
c/o Pegasus Communications Management Company
225 City Line Avenue, Suite 200
Bala Cynwyd, Pennsylvania 19004

Members of the Board:

     You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Board of Directors as to the fairness to Pegasus Communications Corporation ("Pegasus"), from a financial point of view, of the Exchange Ratio (defined below) provided for in the Agreement and Plan of Merger, dated as of January 10, 2000 (the "Merger Agreement"), by and among Pegasus, Pegasus GSS Merger Sub, Inc. ("Sub"), Golden Sky Holdings, Inc. ("Golden Sky"), certain principal shareholders of Pegasus and certain principal shareholders of Golden Sky. The Merger Agreement provides for, among other things, the merger of Sub with and into Golden Sky (the "Merger") pursuant to which all outstanding shares of the common stock, par value $0.01 per share, of Golden Sky ("Golden Sky Common Stock") and all outstanding series of shares of the preferred stock, each with a par value of $0.01 per share, of Golden Sky (collectively, "Golden Sky Preferred Stock" and, together with the Golden Sky Common Stock, the "Golden Sky Capital Stock") will be converted into the right to receive an aggregate of 6,500,000 shares of the Class A common stock, par value $0.01 per share, of Pegasus ("Pegasus Class A Common Stock" and, the aggregate number of shares of Pegasus Class A Stock into which the aggregate number of shares of Golden Sky Capital Stock will be so converted in the Merger, the "Exchange Ratio"), subject to downward adjustment as more fully described in the Merger Agreement. The Merger Agreement further provides that a portion of the shares of Pegasus Class A Common Stock issuable in the Merger will be subject to an escrow arrangement, as more fully described in the Merger Agreement and related escrow agreement.

     In arriving at our Opinion, we:

        (a) reviewed the Merger Agreement and certain related documents;

        (b) reviewed audited financial statements of Pegasus and Golden Sky for the fiscal years ended December 31, 1997 and December 31, 1998;

        (c) reviewed unaudited financial statements of Pegasus and Golden Sky for the nine months ended September 30, 1999;

        (d) reviewed financial projections prepared by the managements of Pegasus and Golden Sky;

        (e) reviewed the historical market prices and trading volume for Pegasus Class A Common Stock;

        (f) held discussions with the senior managements of Pegasus and Golden Sky with respect to the businesses and prospects for future growth of Pegasus and Golden Sky;

        (g) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to Pegasus and Golden Sky;

        (h) reviewed and analyzed certain publicly available information for transactions that we deemed comparable to the Merger;

        (i) performed discounted cash flow analyses of Pegasus and Golden Sky using certain assumptions of future performance provided to us by the managements of Pegasus and Golden Sky;

The Board of Directors
Pegasus Communications Corporation
January 10, 2000
Page 2


        (j) reviewed public information concerning Pegasus and affiliates of Golden Sky; and

        (k) performed such other analyses and reviewed such other information as we deemed appropriate.

     In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Pegasus, Golden Sky and their respective employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of Pegasus and Golden Sky and the potential synergies and strategic benefits (including the amount, timing and achievability thereof) anticipated to result from the Merger provided to or discussed with us, we assumed, at the direction of the managements of Pegasus and Golden Sky, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of Pegasus and Golden Sky. We also have assumed, with the consent of Pegasus, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and, to the extent material to our analysis, that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver or modification of the material terms or conditions thereof. We further have assumed, with your consent, without independent verification or investigation, that the outcome of the existing litigation and related proceedings between the National Rural Telecommunications Cooperative and DirecTV, Inc. will not have a material adverse effect on the financial condition or results of operations of Pegasus or Golden Sky. We have neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities of Pegasus, Golden Sky or affiliated entities. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of Pegasus or Golden Sky, or the price at which the Pegasus Class A Common Stock will trade subsequent to announcement or consummation of the Merger. We were not requested to, and we did not, participate in the negotiation or structuring of the Merger. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

     As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

     We have acted as financial advisor to the Board of Directors of Pegasus in rendering this Opinion and will receive a fee upon the delivery of this Opinion. We have in the past provided and are currently providing services to Pegasus unrelated to the proposed Merger, for which services we have received and will receive compensation. As you are aware, a managing director of CIBC World Markets is a director of Pegasus and, in his capacity as such, holds options to purchase shares of Pegasus Class A Common Stock. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of Pegasus and affiliates of Golden Sky for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Pegasus from a financial point of view. This Opinion is for the use of the Board of Directors of Pegasus in its evaluation of the Merger and does not constitute a recommendation as to how any stockholder should vote with respect to any matters relating to the Merger.


                                            Very truly yours,


                                            /S/ CIBC WORLD MARKETS CORP.

                                            CIBC WORLD MARKETS CORP.

                                    ANNEX VII

                                  FORM OF PROXY

                      PEGASUS COMMUNICATIONS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE


The undersigned, revoking all prior proxies, hereby appoints Marshall W. Pagon,
M. Kasin Smith and Ted S. Lodge, or any of them, with full power of substitution, as the undersigned's proxies to vote all the shares of Class A common stock and Class B common stock of Pegasus Communications Corporation held of record by the undersigned on ____________ __, 2000, at the Special Meeting of Stockholders of Pegasus to be held on __________, 2000 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.

Proposal 1: Approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of approximately 6.5 million shares of Class A common stock.

                          FOR      AGAINST       ABSTAIN

Proposal 2: Approval of the proposal to amend Pegasus' Restricted Stock Plan to increase the number of shares of Class A common stock that may be issued thereunder from 350,000 to 750,000.

                          FOR      AGAINST       ABSTAIN

Proposal 3: Approval of the proposal to amend Pegasus' 1996 Stock Option Plan to increase the number of shares of Class A common stock that may be issued thereunder from 1,300,000 to 3,000,000 and to increase the maximum number of shares of Class A common stock that may be issued under options granted to any executive officer from 550,000 to 1,000,000.

                          FOR      AGAINST       ABSTAIN

Proposal 4: Approval of the proposal to amend Pegasus' certificate of incorporation to increase the number of authorized shares of Class A common stock from 50,000,000 to 250,000,000 shares.

                          FOR      AGAINST       ABSTAIN

Proposal 5: Approval of the proposal to amend Pegasus' certificate of incorporation to increase the number of authorized shares of Class B common stock from 15,000,000 to 50,000,000 shares.

                          FOR      AGAINST       ABSTAIN

Proposal 6: Approval of the proposal to amend Pegasus' certificate of incorporation to increase the number of authorized shares of non-voting common stock from 20,000,000 to 200,000,000 shares.

                          FOR      AGAINST       ABSTAIN

Proposal 7: Approval of the proposal to amend Pegasus' certificate of incorporation to increase the number of authorized shares of preferred stock from 5,000,000 to 20,000,000 shares.

                          FOR      AGAINST       ABSTAIN

Proposal 8: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
            OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                      VII-1

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.


                                              Dated: _____________________, 2000



                                              __________________________________
                                                   Signature of Stockholder


                                              __________________________________
                                                   Signature of Stockholder

Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.


                                      VII-2